STATEMENT OF ADDITIONAL INFORMATION

This is the Statement of Additional Information for all of the funds listed below. It is divided into two parts (Part I and Part II). Part I generally contains information that is particular to each fund, while Part II contains information that generally applies to all of the funds in the T. Rowe Price family of funds (“Price Funds”).

The date of this Statement of Additional Information (“SAI”) is May 1, 2011.

T. ROWE PRICE BALANCED FUND, INC. (RPBAX)

T. ROWE PRICE BLUE CHIP GROWTH FUND, INC. (TRBCX)

T. Rowe Price Blue Chip Growth Fund–Advisor Class (PABGX)

T. Rowe Price Blue Chip Growth Fund–R Class (RRBGX)

T. ROWE PRICE CALIFORNIA TAX-FREE INCOME TRUST

California Tax-Free Bond Fund (PRXCX)

California Tax-Free Money Fund (PCTXX)

T. ROWE PRICE CAPITAL APPRECIATION FUND (PRWCX)

T. Rowe Price Capital Appreciation Fund–Advisor Class (PACLX)

T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC. (PRCOX)

T. Rowe Price Capital Opportunity Fund–Advisor Class (PACOX)

T. Rowe Price Capital Opportunity Fund–R Class (RRCOX)

T. ROWE PRICE CORPORATE INCOME FUND, INC. (PRPIX)

T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC. (PRDMX)

T. ROWE PRICE DIVERSIFIED SMALL-CAP GROWTH FUND, INC. (PRDSX)

T. ROWE PRICE DIVIDEND GROWTH FUND, INC. (PRDGX)

T. Rowe Price Dividend Growth Fund–Advisor Class (TADGX)

T. ROWE PRICE EQUITY INCOME FUND (PRFDX)

T. Rowe Price Equity Income Fund–Advisor Class (PAFDX)

T. Rowe Price Equity Income Fund–R Class (RRFDX)

T. ROWE PRICE FINANCIAL SERVICES FUND, INC. (PRISX)

T. ROWE PRICE GLOBAL REAL ESTATE FUND, INC. (TRGRX)

T. Rowe Price Global Real Estate Fund–Advisor Class (PAGEX)

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC. (PRGTX)

T. ROWE PRICE GNMA FUND (PRGMX)

T. ROWE PRICE GROWTH & INCOME FUND, INC. (PRGIX)

T. ROWE PRICE GROWTH STOCK FUND, INC. (PRGFX)

T. Rowe Price Growth Stock Fund–Advisor Class (TRSAX)

T. Rowe Price Growth Stock Fund–R Class (RRGSX)

T. ROWE PRICE HEALTH SCIENCES FUND, INC. (PRHSX)

T. ROWE PRICE HIGH YIELD FUND, INC. (PRHYX)

T. Rowe Price High Yield Fund–Advisor Class (PAHIX)

T. ROWE PRICE INDEX TRUST, INC.

T. Rowe Price Equity Index 500 Fund (PREIX)

T. Rowe Price Extended Equity Market Index Fund (PEXMX)

T. Rowe Price Total Equity Market Index Fund (POMIX)

T. ROWE PRICE INFLATION FOCUSED BOND FUND, INC.

(formerly the T. Rowe Price Short-Term Income Fund)

T. ROWE PRICE INFLATION PROTECTED BOND FUND, INC. (PRIPX)

T. ROWE PRICE INSTITUTIONAL EQUITY FUNDS, INC. (“Institutional Equity Funds”)

T. Rowe Price Institutional Large-Cap Core Growth Fund (TPLGX)

T. Rowe Price Institutional Large-Cap Growth Fund (TRLGX)

T. Rowe Price Institutional Large-Cap Value Fund (TILCX)

T. Rowe Price Institutional Mid-Cap Equity Growth Fund (PMEGX)

T. Rowe Price Institutional Small-Cap Stock Fund (TRSSX)

T. Rowe Price Institutional U.S. Structured Research Fund (TRISX)

T. ROWE PRICE INSTITUTIONAL INCOME FUNDS, INC.

T. Rowe Price Institutional Core Plus Fund (TICPX)

    T. Rowe Price Institutional Core Plus Fund–F Class (PFCPX)

T. Rowe Price Institutional Floating Rate Fund (RPIFX)

    T. Rowe Price Institutional Floating Rate Fund–F Class (PFFRX)

T. Rowe Price Institutional High Yield Fund (TRHYX)

T. ROWE PRICE INSTITUTIONAL INTERNATIONAL FUNDS, INC.

T. Rowe Price Institutional Africa & Middle East Fund (TRIAX)

T. Rowe Price Institutional Concentrated International Equity Fund (RPICX)

T. Rowe Price Institutional Emerging Markets Bond Fund (TREBX)

T. Rowe Price Institutional Emerging Markets Equity Fund (IEMFX)

T. Rowe Price Institutional International Core Equity Fund (TRCEX)

T. Rowe Price Institutional International Growth Equity Fund (formerly the T. Rowe Price

Institutional Foreign Equity Fund) (PRFEX)

T. Rowe Price Institutional Global Equity Fund TRGSX)

T. Rowe Price Institutional Global Large-Cap Equity Fund (RPIGX)

T. Rowe Price Institutional International Bond Fund (RPIIX)

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

T. Rowe Price Africa & Middle East Fund (TRAMX)

T. Rowe Price Emerging Europe & Mediterranean Fund (TREMX)

T. Rowe Price Emerging Markets Bond Fund (PREMX)

T. Rowe Price Emerging Markets Stock Fund (PRMSX)

T. Rowe Price European Stock Fund (PRESX)

T. Rowe Price Global Infrastructure Fund (TRGFX)

    T. Rowe Price Global Infrastructure Fund–Advisor Class (PAGFX)

T. Rowe Price Global Large-Cap Stock Fund (RPGEX)

    T. Rowe Price Global Large-Cap Stock Fund–Advisor Class (PAGLX)

T. Rowe Price Global Stock Fund (PRGSX)

    T. Rowe Price Global Stock Fund–Advisor Class (PAGSX)

T. Rowe Price International Bond Fund® (RPIBX)

    T. Rowe Price International Bond Fund–Advisor Class (PAIBX)

T. Rowe Price International Discovery Fund (PRIDX)

T. Rowe Price International Growth & Income Fund (TRIGX)

    T. Rowe Price International Growth & Income Fund–Advisor Class (PAIGX)

    T. Rowe Price International Growth & Income Fund–R Class (RRIGX)

T. Rowe Price International Stock Fund (PRITX)

    T. Rowe Price International Stock Fund–Advisor Class (PAITX)

    T. Rowe Price International Stock Fund–R Class (RRITX)

T. Rowe Price Japan Fund (PRJPX)

T. Rowe Price Latin America Fund (PRLAX)

T. Rowe Price New Asia Fund (PRASX)

T. Rowe Price Overseas Stock Fund (TROSX)

T. ROWE PRICE INTERNATIONAL INDEX FUND, INC.

T. Rowe Price International Equity Index Fund (PIEQX)

T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC. (PRMTX)

T. ROWE PRICE MID-CAP GROWTH FUND, INC. (RPMGX)

T. Rowe Price Mid-Cap Growth Fund–Advisor Class (PAMCX)

T. Rowe Price Mid-Cap Growth Fund–R Class (RRMGX)

T. ROWE PRICE MID-CAP VALUE FUND, INC. (TRMCX)

T. Rowe Price Mid-Cap Value Fund–Advisor Class (TAMVX)

T. Rowe Price Mid-Cap Value Fund–R Class (RRMVX)

T. ROWE PRICE NEW AMERICA GROWTH FUND (PRWAX)

T. Rowe Price New America Growth Fund–Advisor Class (PAWAX)

T. ROWE PRICE NEW ERA FUND, INC. (PRNEX)

T. ROWE PRICE NEW HORIZONS FUND, INC. (PRNHX)

T. ROWE PRICE NEW INCOME FUND, INC. (PRCIX)

T. Rowe Price New Income Fund–Advisor Class (PANIX)

T. Rowe Price New Income Fund–R Class (RRNIX)

T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC. (“Personal Strategy Funds”)

T. Rowe Price Personal Strategy Balanced Fund (TRPBX)

T. Rowe Price Personal Strategy Growth Fund (TRSGX)

T. Rowe Price Personal Strategy Income Fund (PRSIX)

T. ROWE PRICE PRIME RESERVE FUND, INC. (PRRXX)

T. ROWE PRICE REAL ASSETS FUND, INC. (PRAFX)

T. ROWE PRICE REAL ESTATE FUND, INC. (TRREX)

T. Rowe Price Real Estate Fund–Advisor Class (PAREX)

T. ROWE PRICE RESERVE INVESTMENT FUNDS, INC. (“TRP Reserve Investment Funds”)

T. Rowe Price Government Reserve Investment Fund (“TRP Government Reserve
Investment Fund”)

T. Rowe Price Reserve Investment Fund (“TRP Reserve Investment Fund”)

T. ROWE PRICE RETIREMENT FUNDS, INC. (“Retirement Funds”)

T. Rowe Price Retirement 2005 Fund (TRRFX)

    T. Rowe Price Retirement 2005 Fund–Advisor Class (PARGX)

    T. Rowe Price Retirement 2005 Fund–R Class (RRTLX)

T. Rowe Price Retirement 2010 Fund (TRRAX)

    T. Rowe Price Retirement 2010 Fund–Advisor Class (PARAX)

    T. Rowe Price Retirement 2010 Fund–R Class (RRTAX)

T. Rowe Price Retirement 2015 Fund (TRRGX)

    T. Rowe Price Retirement 2015 Fund–Advisor Class (PARHX)

    T. Rowe Price Retirement 2015 Fund–R Class (RRTMX)

T. Rowe Price Retirement 2020 Fund (TRRBX)

    T. Rowe Price Retirement 2020 Fund–Advisor Class (PARBX)

    T. Rowe Price Retirement 2020 Fund–R Class (RRTBX)

T. Rowe Price Retirement 2025 Fund (TRRHX)

    T. Rowe Price Retirement 2025 Fund–Advisor Class (PARJX)

    T. Rowe Price Retirement 2025 Fund–R Class (RRTNX)

T. Rowe Price Retirement 2030 Fund (TRRCX)

    T. Rowe Price Retirement 2030 Fund–Advisor Class (PARCX)

    T. Rowe Price Retirement 2030 Fund–R Class (RRTCX)

T. Rowe Price Retirement 2035 Fund (TRRJX)

    T. Rowe Price Retirement 2035 Fund–Advisor Class (PARKX)

    T. Rowe Price Retirement 2035 Fund–R Class (RRTPX)

T. Rowe Price Retirement 2040 Fund (TRRDX)

    T. Rowe Price Retirement 2040 Fund–Advisor Class (PARDX)

    T. Rowe Price Retirement 2040 Fund–R Class (RRTDX)

T. Rowe Price Retirement 2045 Fund (TRRKX)

    T. Rowe Price Retirement 2045 Fund–Advisor Class (PARLX)

    T. Rowe Price Retirement 2045 Fund–R Class (RRTRX)

T. Rowe Price Retirement 2050 Fund (TRRMX)

    T. Rowe Price Retirement 2050 Fund–Advisor Class (PARFX)

    T. Rowe Price Retirement 2050 Fund–R Class (RRTFX)

T. Rowe Price Retirement 2055 Fund (TRRNX)

    T. Rowe Price Retirement 2055 Fund–Advisor Class (PAROX)

    T. Rowe Price Retirement 2055 Fund–R Class RRTVX)

T. Rowe Price Retirement Income Fund (TRRIX)

    T. Rowe Price Retirement Income Fund–Advisor Class (PARIX)

    T. Rowe Price Retirement Income Fund–R Class (RRTIX)

T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC. (PRSCX)

T. Rowe Price Science & Technology Fund–Advisor Class (PASTX)

T. ROWE PRICE SHORT-TERM BOND FUND, INC. (PRWBX)

T. Rowe Price Short-Term Bond Fund–Advisor Class (PASHX)

T. ROWE PRICE SMALL-CAP STOCK FUND, INC. (OTCFX)

T. Rowe Price Small-Cap Stock Fund–Advisor Class (PASSX)

T. ROWE PRICE SMALL-CAP VALUE FUND, INC. (PRSVX)

T. Rowe Price Small-Cap Value Fund–Advisor Class (PASVX)

T. ROWE PRICE SPECTRUM FUND, INC. (“Spectrum Funds”)

Spectrum Growth Fund (PRSGX)

Spectrum Income Fund (RPSIX)

Spectrum International Fund (PSILX)

T. ROWE PRICE STATE TAX-FREE INCOME TRUST

Georgia Tax-Free Bond Fund (GTFBX)

Maryland Short-Term Tax-Free Bond Fund (PRMDX)

Maryland Tax-Free Bond Fund (MDXBX)

Maryland Tax-Free Money Fund (TMDXX)

New Jersey Tax-Free Bond Fund (NJTFX)

New York Tax-Free Bond Fund (PRNYX)

New York Tax-Free Money Fund (NYTXX)

Virginia Tax-Free Bond Fund (PRVAX)

T. ROWE PRICE STRATEGIC INCOME FUND, INC. (PRSNX)

T. Rowe Price Strategic Income Fund–Advisor Class (PRSAX)

T. ROWE PRICE SUMMIT FUNDS, INC. (“Summit Income Funds”)

T. Rowe Price Summit Cash Reserves Fund (TSCXX)

T. Rowe Price Summit GNMA Fund (PRSUX)

T. ROWE PRICE SUMMIT MUNICIPAL FUNDS, INC. (“Summit Municipal Funds”)

T. Rowe Price Summit Municipal Money Market Fund (TRSXX)

T. Rowe Price Summit Municipal Intermediate Fund (PRSMX)

T. Rowe Price Summit Municipal Income Fund (PRINX)

T. ROWE PRICE TAX-EFFICIENT FUNDS, INC. (“Tax-Efficient Funds”)

T. Rowe Price Tax-Efficient Equity Fund (PREFX)

T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC. (PTEXX)

T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC. (PRFHX)

T. ROWE PRICE TAX-FREE INCOME FUND, INC. (PRTAX)

T. Rowe Price Tax-Free Income Fund–Advisor Class (PATAX)

T. ROWE PRICE TAX-FREE SHORT-INTERMEDIATE FUND, INC. (PRFSX)

T. ROWE PRICE U.S. BOND INDEX FUND, INC. (PBDIX)

T. ROWE PRICE U.S. LARGE-CAP CORE FUND, INC. (TRULX)

T. Rowe Price U.S. Large-Cap Core Fund–Advisor Class (PAULX)

T. ROWE PRICE U.S. TREASURY FUNDS, INC. (“U.S. Treasury Funds”)

U.S. Treasury Intermediate Fund (PRTIX)

U.S. Treasury Long-Term Fund (PRULX)

U.S. Treasury Money Fund (PRTXX)

T. ROWE PRICE VALUE FUND, INC. (TRVLX)

T. Rowe Price Value Fund–Advisor Class (PAVLX)

Mailing Address:

T. Rowe Price Investment Services, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
1-800-638-5660

This SAI is not a prospectus but should be read in conjunction with the appropriate current fund prospectus, which may be obtained from T. Rowe Price Investment Services, Inc. (“Investment Services”).

Each fund’s financial statements for its most recent fiscal period and the Report of Independent Registered Public Accounting Firm are included in each fund’s annual or semiannual report and incorporated by reference into this SAI. The Institutional Core Plus Fund–F Class  and the Institutional Floating Rate Fund–F Class have not been in existence long enough to have complete financial statements.

If you would like a prospectus or an annual or semiannual shareholder report for a fund of which you are not a shareholder, please call 1-800-638-5660 and it will be sent to you at no charge. Please read this material carefully.

PART I – TABLE OF CONTENTS

Page

Management of the Funds                               12

Principal Holders of Securities                        73

Investment Management Agreements          101

Other Shareholder Services                           119

Page

Distributor for the Funds                               126

Portfolio Transactions                                    129

Independent Registered Public
Accounting Firm                                              154

Part II                                                                155

References to the following are as indicated:

Internal Revenue Code of 1986, as amended (“Code”)

Investment Company Act of 1940 , as amended (“1940 Act”)

Moody’s Investors Service, Inc. (“Moody’s”)

Securities Act of 1933 , as amended (“1933 Act”)

Securities and Exchange Commission (“SEC”)

Securities Exchange Act of 1934 , as amended (“1934 Act”)

Standard & Poor’s Corporation (“S&P”)

T. Rowe Price Associates, Inc. (“T. Rowe Price”)

T. Rowe Price Hong Kong Limited (“Price Hong Kong”)

T. Rowe Price International Ltd (“T. Rowe Price International”)

T. Rowe Price Singapore Private Ltd. (“Price Singapore”)

Advisor Class

The Advisor Class is a share class of its respective T. Rowe Price fund and is not a separate mutual fund. The Advisor Class shares are designed to be sold only through brokers, dealers, banks, insurance companies, and other financial intermediaries that provide various distribution and administrative services.

F Class

The F Class is a share class of its respective T. Rowe Price fund and is not a separate mutual fund. The F Class shares are designed to be sold only through financial advisors and certain third-party intermediaries, including brokers, banks, insurance companies, retirement plan recordkeepers, and other financial intermediaries that provide various distribution and administrative services. F Class shares are not intended to be offered by intermediaries through a mutual fund “supermarket” platform.

R Class

The R Class is a share class of its respective T. Rowe Price fund and is not a separate mutual fund. The R Class shares are designed to be sold only through various third-party intermediaries that offer employer-sponsored defined contribution retirement plans, including brokers, dealers, banks, insurance companies, retirement plan recordkeepers, and others.

Real Assets, TRP Government Reserve Investment, TRP Reserve Investment and Inflation Focused Bond Funds

These funds are not available for direct purchase by members of the public.

Institutional Funds

The Institutional Funds have a $1,000,000 initial investment minimum (except for their F Class shares) and are designed for institutional investors. Institutional investors typically include banks, pension plans, and trust and investment companies.

PART I

Below is a table showing the prospectus and shareholder report dates for each fund. The table also lists each fund’s category, which should be used to identify groups of funds that are referenced throughout this SAI.

Fund	Fund Category	Fiscal Year End	Annual Report Date	Semiannual Report Date	Prospectus Date
Africa & Middle East	International Equity	Oct 31	Oct 31	Apr 30	March 1
Balanced	Blended	Dec 31	Dec 31	June 30	May 1
Blue Chip Growth	Equity	Dec 31	Dec 31	June 30	May 1
Blue Chip Growth Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Blue Chip Growth Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
California Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
California Tax-Free Money	State Tax-Free Money	Feb 28	Feb 28	Aug 30	July 1
Capital Appreciation	Equity	Dec 31	Dec 31	June 30	May 1
Capital Appreciation Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Capital Opportunity	Equity	Dec 31	Dec 31	June 30	May 1
Capital Opportunity Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Capital Opportunity Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
Corporate Income	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Diversified Mid-Cap Growth	Equity	Dec 31	Dec 31	June 30	May 1
Diversified Small-Cap Growth	Equity	Dec 31	Dec 31	June 30	May 1
Dividend Growth	Equity	Dec 31	Dec 31	June 30	May 1
Dividend Growth Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Emerging Europe & Mediterranean	International Equity	Oct 31	Oct 31	Apr 30	March 1
Emerging Markets Bond	International Bond	Dec 31	Dec 31	June 30	May 1
Emerging Markets Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
Equity Income	Equity	Dec 31	Dec 31	June 30	May 1
Equity Income Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Equity Income Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
Equity Index 500	Index Equity	Dec 31	Dec 31	June 30	May 1
European Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
Extended Equity Market Index	Index Equity	Dec 31	Dec 31	June 30	May 1
Financial Services	Equity	Dec 31	Dec 31	June 30	May 1
Georgia Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Global Infrastructure	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Infrastructure Fund–Advisor Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Large-Cap Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Large-Cap Stock Fund–Advisor Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Real Estate	Equity	Dec 31	Dec 31	June 30	May 1
Global Real Estate Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Global Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Stock Fund–Advisor Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
Global Technology	Equity	Dec 31	Dec 31	June 30	May 1
GNMA	Taxable Bond	May 31	May 31	Nov 30	Oct 1
TRP Government Reserve Investment	Taxable Money	May 31	May 31	Nov 30	Oct 1
Growth & Income	Equity	Dec 31	Dec 31	June 30	May 1
Growth Stock	Equity	Dec 31	Dec 31	June 30	May 1
Growth Stock Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Growth Stock Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
Health Sciences	Equity	Dec 31	Dec 31	June 30	May 1
High Yield	Taxable Bond	May 31	May 31	Nov 30	Oct 1
High Yield Fund–Advisor Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Inflation Focused Bond	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Inflation Protected Bond	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional Africa & Middle East	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional Concentrated International Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional Core Plus	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional Core Plus-F Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional Emerging Markets Bond	International Bond	Dec 31	Dec 31	June 30	May 1
Institutional Emerging Markets Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional Floating Rate	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional Floating Rate-F Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional Global Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional Global Large-Cap Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional High Yield	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Institutional International Bond	International Bond	Dec 31	Dec 31	June 30	May 1
Institutional International Core Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional International Growth Equity	International Equity	Oct 31	Oct 31	Apr 30	March 1
Institutional Large-Cap Core Growth	Equity	Dec 31	Dec 31	June 30	May 1
Institutional Large-Cap Growth	Equity	Dec 31	Dec 31	June 30	May 1
Institutional Large-Cap Value	Equity	Dec 31	Dec 31	June 30	May 1
Institutional Mid-Cap Equity Growth	Equity	Dec 31	Dec 31	June 30	May 1
Institutional Small-Cap Stock	Equity	Dec 31	Dec 31	June 30	May 1
Institutional U.S. Structured Research	Equity	Dec 31	Dec 31	June 30	May 1
International Bond	International Bond	Dec 31	Dec 31	June 30	May 1
International Bond Fund–Advisor Class	International Bond	Dec 31	Dec 31	June 30	May 1
International Discovery	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Equity Index	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Growth & Income	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Growth & Income Fund–Advisor Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Growth & Income Fund–R Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Stock Fund–Advisor Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
International Stock Fund–R Class	International Equity	Oct 31	Oct 31	Apr 30	March 1
Japan	International Equity	Oct 31	Oct 31	Apr 30	March 1
Latin America	International Equity	Oct 31	Oct 31	Apr 30	March 1
Maryland Short-Term Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Maryland Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Maryland Tax-Free Money	State Tax-Free Money	Feb 28	Feb 28	Aug 30	July 1
Media & Telecommunications	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Growth	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Growth Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Growth Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Value	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Value Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Mid-Cap Value Fund–R Class	Equity	Dec 31	Dec 31	June 30	May 1
New America Growth	Equity	Dec 31	Dec 31	June 30	May 1
New America Growth Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
New Asia	International Equity	Oct 31	Oct 31	Apr 30	March 1
New Era	Equity	Dec 31	Dec 31	June 30	May 1
New Horizons	Equity	Dec 31	Dec 31	June 30	May 1
New Income	Taxable Bond	May 31	May 31	Nov 30	Oct 1
New Income Fund–Advisor Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
New Income Fund–R Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
New Jersey Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
New York Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
New York Tax-Free Money	State Tax-Free Money	Feb 28	Feb 28	Aug 30	July 1
Overseas Stock	International Equity	Oct 31	Oct 31	Apr 30	March 1
Personal Strategy Balanced	Blended	May 31	May 31	Nov 30	Oct 1
Personal Strategy Growth	Blended	May 31	May 31	Nov 30	Oct 1
Personal Strategy Income	Blended	May 31	May 31	Nov 30	Oct 1
Prime Reserve	Taxable Money	May 31	May 31	Nov 30	Oct 1
Real Assets Fund	Equity	Dec 31	Dec 31	June 30	May 1
Real Estate	Equity	Dec 31	Dec 31	June 30	May 1
Real Estate Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
TRP Reserve Investment	Taxable Money	May 31	May 31	Nov 30	Oct 1
Retirement 2005	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2005 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2005 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2010	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2010 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2010 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2015	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2015 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2015 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2020	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2020 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2020 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2025	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2025 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2025 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2030	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2030 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2030 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2035	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2035 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2035 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2040	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2040 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2040 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2045	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2045 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2045 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2050	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2050 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2050 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2055	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2055 Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement 2055 Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement Income	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement Income Fund–Advisor Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Retirement Income Fund–R Class	Fund-of-Funds	May 31	May 31	Nov 30	Oct 1
Science & Technology	Equity	Dec 31	Dec 31	June 30	May 1
Science & Technology Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Short-Term Bond	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Short-Term Bond Fund–Advisor Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Small-Cap Stock	Equity	Dec 31	Dec 31	June 30	May 1
Small-Cap Stock Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Small-Cap Value	Equity	Dec 31	Dec 31	June 30	May 1
Small-Cap Value Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Spectrum Growth	Fund-of-Funds	Dec 31	Dec 31	June 30	May 1
Spectrum Income	Fund-of-Funds	Dec 31	Dec 31	June 30	May 1
Spectrum International	Fund-of-Funds	Dec 31	Dec 31	June 30	May 1
Strategic Income	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Strategic Income Fund–Advisor Class	Taxable Bond	May 31	May 31	Nov 30	Oct 1
Summit Cash Reserves	Taxable Money	Oct 31	Oct 31	Apr 30	March 1
Summit GNMA	Taxable Bond	Oct 31	Oct 31	Apr 30	March 1
Summit Municipal Income	Tax-Free Bond	Oct 31	Oct 31	Apr 30	March 1
Summit Municipal Intermediate	Tax-Free Bond	Oct 31	Oct 31	Apr 30	March 1
Summit Municipal Money Market	Tax-Free Money	Oct 31	Oct 31	Apr 30	March 1
Tax-Efficient Equity	Equity	Feb 28	Feb 28	Aug 30	July 1
Tax-Exempt Money	Tax-Free Money	Feb 28	Feb 28	Aug 30	July 1
Tax-Free High Yield	Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Tax-Free Income	Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Tax-Free Income Fund–Advisor Class	Tax Free Bond	Feb 28	Feb 28	Aug 30	July 1
Tax-Free Short-Intermediate	Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1
Total Equity Market Index	Index Equity	Dec 31	Dec 31	June 30	May 1
U.S. Bond Index	Index Bond	Oct 31	Oct 31	Apr 30	March 1
U.S. Large-Cap Core	Equity	Dec 31	Dec 31	June 30	May 1
U.S. Large-Cap Core Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
U.S. Treasury Intermediate	Taxable Bond	May 31	May 31	Nov 30	Oct 1
U.S. Treasury Long-Term	Taxable Bond	May 31	May 31	Nov 30	Oct 1
U.S. Treasury Money	Taxable Money	May 31	May 31	Nov 30	Oct 1
Value	Equity	Dec 31	Dec 31	June 30	May 1
Value Fund–Advisor Class	Equity	Dec 31	Dec 31	June 30	May 1
Virginia Tax-Free Bond	State Tax-Free Bond	Feb 28	Feb 28	Aug 30	July 1

MANAGEMENT OF THE FUNDS

The officers and directors (the term “director” is used to refer to directors or trustees, as applicable) of the Price Funds are listed below. Unless otherwise noted, the address of each is 100 East Pratt Street, Baltimore, Maryland 21202.

Each fund is overseen by a Board of Directors/Trustees (“Board”) that meets regularly to review a wide variety of matters affecting the funds, including performance, investment programs, compliance matters, advisory fees and expenses, service providers, and other business affairs. The Boards elect the funds’ officers and are responsible for performing various duties imposed on them by the 1940 Act, the laws of Maryland or Massachusetts, and other laws. At least 75% of the Board’s members are independent of T. Rowe Price and its affiliates. Each of the independent directors serves on the Board of each Price Fund. The directors who are also employees or officers of T. Rowe Price are referred to as inside or interested directors. Except as indicated, each inside director or officer has been an employee of T. Rowe Price or its affiliates for five or more years. Each Board currently has three standing committees, a Committee of Independent Directors, a Joint Audit Committee, and an Executive Committee, each as described in the following paragraphs.

Edward C. Bernard, an inside director, is the Chairman of the Board of each fund. The independent directors of each fund have designated a Lead Independent Director, who functions as a liaison between the Chairman of the Board and the other independent directors. The Lead Independent Director presides at all executive sessions of the independent directors, reviews and provides input on Board meeting agendas and materials, and typically represents the independent directors in discussions with T. Rowe Price management. Anthony W. Deering currently serves as Lead Independent Director. Each fund’s Board has determined that its leadership and committee structure is appropriate because the Board believes that it sets the proper tone for the relationship between the fund, on the one hand, and T. Rowe Price or its affiliates and the fund’s other principal service providers, on the other, and facilitates the exercise of the Board’s independent judgment in evaluating and managing the relationships. In addition, the structure efficiently allocates responsibility among committees and the full Board.

Like other mutual funds, the funds are subject to risks, including investment, compliance, operational and valuation risks, among others. The Board oversees risk as part of its oversight of the funds. Risk oversight is addressed as part of various Board and committee activities. The Board, directly or through its committees, interacts with and reviews reports from, among others, the investment adviser or its affiliates, the funds’ Chief Compliance Officer, the funds’ independent registered public accounting firm, legal counsel, and internal auditors for T. Rowe Price or its affiliates, as appropriate, regarding risks faced by the funds and the risk management programs of the investment adviser and certain other service providers. Also, the Joint Audit Committee receives periodic reports from members of the advisers’ Risk Management Oversight Committee on the significant risks inherent to the advisers’ business, including aggregate investment risks, reputational risk, business continuity risk, and operational risk. The actual day-to-day risk management functions with respect to the funds are subsumed within the responsibilities of the investment advisers and other service providers (depending on the nature of the risk), who carry out the funds’ investment management and business affairs. Although the risk management policies of T. Rowe Price, and its affiliates and the funds’ other service providers are reasonably designed to be effective, those policies and their implementation vary among service providers over time, and there is no guarantee that they will be effective. Not all risks that may affect the funds can be identified. Processes and controls developed may not eliminate or mitigate the occurrence or effects of all risks, and some risks may be simply beyond any control of the funds, T. Rowe Price or its affiliates or other service providers.

The Committee of Independent Directors, which consists of all of the independent directors of the funds, is responsible for selecting candidates for election as independent directors to fill vacancies on each fund’s Board. The committee will consider written recommendations from shareholders for possible nominees. Shareholders should submit their recommendations to the secretary of the funds. The committee held five formal meetings in 2010. The committee is chaired by the Lead Independent Director.

The Joint Audit Committee is composed of Jeremiah E. Casey, Anthony W. Deering, Theo C. Rodgers, and Mark R. Tercek, all independent directors. Theo C. Rodgers currently serves as chairman of the Joint Audit Committee. The Joint Audit Committee holds two regular meetings during each fiscal year, at which time it meets with the independent registered public accounting firm of the Price Funds to review: (1) the services provided; (2) the findings of the most recent audits; (3) management’s response to the findings of the most recent audits; (4) the scope of the audits to be performed; (5) the accountants’ fees; and (6) any accounting questions relating to particular areas of the Price Funds’ operations or the operations of parties dealing with the Price Funds, as circumstances indicate. The Joint Audit Committee met two times in 2010.

The funds’ Executive Committee, consisting of the funds’ interested director(s), has been authorized by its respective Board to exercise all powers of the Boards to manage the funds in the intervals between meetings of the Boards, except the powers prohibited by statute from being delegated. All actions of the Executive Committee must be approved in advance by one independent director and reviewed after the fact by the full Board. The Executive Committee for each fund does not hold regularly scheduled meetings. The Executive Committee took action by written consent on behalf of three funds during 2010.

Each Board has concluded that, based on each director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other directors, each director should serve on the Board. Attributes common to all directors include their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the funds, and to exercise reasonable business judgment in the performance of their duties as directors. In addition, the Board has taken into account the actual service and commitment of the directors during their tenure in concluding that each should continue to serve. A director’s ability to perform his or her duties effectively may have been attained through his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a director of the Price Funds, public companies, or non-profit entities or other organizations; or other experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills of each director that led the Board to conclude that he or she should serve as a director.

Messrs. Deering, Dick and Schreiber have each served as a director of Price Funds for more than 18 years, and Messrs. Casey and Rodgers and Ms. Horn have each served as a director of Price Funds for more than 5 years, including in each case as members and/or Chairs of Board committees. Mr. Tercek has been a director of the Price Funds since 2009. He has approximately 24 years of experience in the financial services industry and has been the chief executive officer of a non-profit entity since 2008. Dr. Brody has been a director of the Price Funds since 2009. He has substantial experience in the public health and research fields, as well as academia, and brings a diverse perspective to the Board. In addition, specific experience and qualifications of the independent directors with respect to their occupations and directorships of public companies and other investment companies are set forth in the following table.

Independent Directors(a)

Name, Year of Birth, and Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years	Directorships of Public Companies and Other Investment Companies During Past 5 Years
William R. Brody 1944 128 portfolios

President and Trustee, Salk Institute for Biological Studies (2009 to present); President and Trustee, Johns Hopkins University (1996 to 2009); Chairman of Executive Committee and Trustee, John Hopkins Health System (1996 to 2009)

Novartis, Inc. (2009 to present); IBM (2007 to present)
Jeremiah E. Casey 1940 128 portfolios	Retired	None
Anthony W. Deering 1945 128 portfolios	Chairman, Exeter Capital, LLC, a private investment firm (2004 to present)	Under Armour (2008 to present); Vornado Real Estate Investment Trust (2004 to present); Mercantile Bankshares (2002 to 2007); Deutsche Bank North America (2004 to present)
Donald W. Dick, Jr. 1943 128 portfolios	Principal, EuroCapital Partners, LLC, an acquisition and management advisory firm (1995 to present)	None
Karen N. Horn 1943 128 portfolios	Senior Managing Director, Brock Capital Group, an advisory and investment banking firm (2004 to present)	Eli Lilly and Company (1987 to present); Simon Property Group (2004 to present); Norfolk Southern (2008 to present); Fannie Mae (2006 to 2008)
Theo C. Rodgers 1941 128 portfolios	President, A&R Development Corporation (1977 to present)	None
John G. Schreiber 1946 128 portfolios	Owner/President, Centaur Capital Partners, Inc., a real estate investment company (1991 to present); Co-Founder and Partner, Blackstone Real Estate Advisors, L.P. (1992 to present)	General Growth Properties, Inc. (2010 to present)
Mark R. Tercek 1957 128 portfolios	President and Chief Executive Officer, The Nature Conservancy (2008 to present); Managing Director, The Goldman Sachs Group, Inc. (1984 to 2008)	None

(a)    All information about the directors was current as of December 31, 2010, except for the number of portfolios, which is current as of the date of this SAI.

Inside Directors(a)

The following persons are considered interested persons of the funds because they also serve as officers of the funds and T. Rowe Price or its affiliates. No more than two inside directors serve as directors of any fund.

The Board invites nominations from each fund’s investment adviser for persons to serve as interested directors, and the Board reviews and approves these nominations. Each of the current interested directors is a senior executive officer of T. Rowe Price and T. Rowe Price Group, Inc., as well as certain of their affiliates. Mr. Bernard has served as a director of all Price Funds and has been Chairman of the Board for all Price Funds since 2006. Mr. Gitlin became a director of certain Price Funds in 2010, and Messrs. Laporte and Rogers have served as directors of certain Price Funds since 1985 and 2006, respectively, in each case serving as members of the Executive Committee. In addition, specific experience and qualifications of the interested directors with respect to their occupations and directorships of public companies and other investment companies are set forth in the following table.

Name, Year of Birth, and Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years	Directorships of Public Companies
Edward C. Bernard 1956 128 portfolios

Director and Vice President, T. Rowe Price; Vice Chairman of the Board, Director, and Vice President, T. Rowe Price Group, Inc.; Chairman of the Board, Director, and President, T. Rowe Price Investment Services, Inc.; Chairman of the Board and Director, T. Rowe Price Retirement Plan Services, Inc., T. Rowe Price Savings Bank, and T. Rowe Price Services, Inc.; Chairman of the Board, Chief Executive Officer, and Director,  T. Rowe Price International; Chief Executive Officer, Chairman of the Board, Director, and President, T. Rowe Price Trust Company

Chairman of the Board, all funds

None
Michael C. Gitlin 1970 39 portfolios

Director of Fixed Income, T. Rowe Price (2009 to present); Global Head of Trading, T. Rowe Price (2007-2009); Head of U.S. Equity Sales, Citigroup Global Markets (2005 to 2007)

Vice President, Price Hong Kong, Price Singapore, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International

None
John H. Laporte; CFA 1945 16 portfolios

Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company

Executive Vice President, Spectrum Funds; Vice President, Diversified Small-Cap Growth Fund, Health Sciences Fund, New Horizons Fund, Personal Strategy Funds, and Retirement Funds

None
Brian C. Rogers; CFA, CIC 1955 73 portfolios

Chief Investment Officer, Director, and Vice President, T. Rowe Price; Chairman of the Board, Chief Investment Officer, Director, and Vice President, T. Rowe Price Group, Inc.; Vice President, T. Rowe Price Trust Company

President, Equity Income Fund and Institutional Equity Funds; Vice President, Personal Strategy Funds, Retirement Funds, Spectrum Funds, and Value Fund

None

(a)    All information about the directors was current as of December 31, 2010, except for the number of portfolios, which is current as of the date of this SAI.

Retirement and Spectrum Funds (individually, a “Fund-of-Funds” and collectively, “Funds-of-Funds”)

The management of the business and affairs of the Funds-of-Funds is the responsibility of the Board. In exercising their responsibilities, the Board, among other things, will refer to the Special Servicing Agreement and policies and guidelines included in an Application for an Exemptive Order (and accompanying Notice and Order) issued by the SEC in connection with the Spectrum Funds (and which also applies to Retirement Funds). A majority of directors of the Funds-of-Funds are independent. However, the directors and officers of the Funds-of-Funds and certain directors and officers of T. Rowe Price and its affiliates also serve in similar positions with most of the various Price Funds in which the Retirement and Spectrum Funds invest (collectively, “underlying Price funds”). Thus, if the interests of the Funds-of-Funds and the underlying Price funds were ever to become divergent, it is possible that a conflict of interest could arise and affect how this latter group of persons fulfill their fiduciary duties to the Funds-of-Funds and the underlying Price funds. The directors of Funds-of-Funds believe they have structured the Funds-of-Funds to avoid these concerns. However, a situation could conceivably occur where proper action for the Funds-of-Funds could be adverse to the interests of an underlying Price fund, or the reverse could occur. If such a possibility arises, the directors and officers of the affected funds, and T. Rowe Price, will carefully analyze the situation and take all steps they believe reasonable to minimize and, where possible, eliminate the potential conflict.

Term of Office and Length of Time Served

The directors serve until retirement, resignation, or election of a successor. The following table shows the year from which each director has served on each fund’s Board (or that of the corporation or trust of which the fund is a part).

		Independent Directors
Fund/Corporation/Trust	Number of portfolios	Brody	Casey	Deering	Dick	Horn	Rodgers	Schreiber	Tercek
Balanced	1	2009	2005	2001	1991	2003	2005	2001	2009
Blue Chip Growth	1	2009	2005	2001	1993	2003	2005	2001	2009
California Tax-Free Income Trust	2	2009	2006	1986	2001	2003	2005	1992	2009
Capital Appreciation	1	2009	2005	2001	1986	2003	2005	2001	2009
Capital Opportunity	1	2009	2005	2001	1994	2003	2005	2001	2009
Corporate Income	1	2009	2006	1995	2001	2003	2005	1995	2009
Diversified Mid-Cap Growth	1	2009	2005	2003	2003	2003	2005	2003	2009
Diversified Small-Cap Growth	1	2009	2005	2001	1997	2003	2005	2001	2009
Dividend Growth	1	2009	2005	2001	1992	2003	2005	2001	2009
Equity Income	1	2009	2005	2001	1994	2003	2005	2001	2009
Financial Services	1	2009	2005	2001	1996	2003	2005	2001	2009
Global Real Estate	1	2009	2008	2008	2008	2008	2008	2008	2009
Global Technology	1	2009	2005	2001	2000	2003	2005	2001	2009
GNMA	1	2009	2006	1985	2001	2003	2005	1992	2009
Growth & Income	1	2009	2005	2001	1982	2003	2005	2001	2009
Growth Stock	1	2009	2005	2001	1980	2003	2005	2001	2009
Health Sciences	1	2009	2005	2001	1995	2003	2005	2001	2009
High Yield	1	2009	2006	1984	2001	2003	2005	1992	2009
Index Trust	3	2009	2005	2001	1994	2003	2005	2001	2009
Inflation Focused Bond	1	2009	2006	2006	2006	2006	2006	2006	2009
Inflation Protected Bond	1	2009	2006	2002	2002	2003	2005	2002	2009
Institutional Equity	6	2009	2005	2001	1996	2003	2005	2001	2009
Institutional Income	3	2009	2006	2002	2002	2003	2005	2002	2009
Institutional International	9	2009	2006	1991	1989	2003	2006	2001	2009
International	16	2009	2006	1991	1988	2003	2006	2001	2009
International Index	1	2009	2006	2000	2000	2003	2006	2001	2009
Media & Telecommunications	1	2009	2005	2001	1997	2003	2005	2001	2009
Mid-Cap Growth	1	2009	2005	2001	1992	2003	2005	2001	2009
Mid-Cap Value	1	2009	2005	2001	1996	2003	2005	2001	2009
New America Growth	1	2009	2005	2001	1985	2003	2005	2001	2009
New Era	1	2009	2005	2001	1994	2003	2005	2001	2009
New Horizons	1	2009	2005	2001	1994	2003	2005	2001	2009
New Income	1	2009	2006	1980	2001	2003	2005	1992	2009
Personal Strategy	3	2009	2005	2001	1994	2003	2005	2001	2009
Prime Reserve	1	2009	2006	1979	2001	2003	2005	1992	2009
Real Assets	1	2010	2010	2010	2010	2010	2010	2010	2010
Real Estate	1	2009	2005	2001	1997	2003	2005	2001	2009
TRP Reserve Investment	2	2009	2006	1997	2001	2003	2005	1997	2009
Retirement	12	2009	2005	2002	2002	2003	2005	2002	2009
Science & Technology	1	2009	2005	2001	1994	2003	2005	2001	2009
Short-Term Bond	1	2009	2006	1983	2001	2003	2005	1992	2009
Small-Cap Stock	1	2009	2005	2001	1992	2003	2005	2001	2009
Small-Cap Value	1	2009	2005	2001	1994	2003	2005	2001	2009
Spectrum	3	2009	2005	2001	1999	2003	2005	2001	2009
State Tax-Free Income Trust	8	2009	2006	1986	2001	2003	2005	1992	2009
Strategic Income	1	2009	2008	2008	2008	2008	2008	2008	2009
Summit	2	2009	2006	1993	2001	2003	2005	1993	2009
Summit Municipal	3	2009	2006	1993	2001	2003	2005	1993	2009
Tax-Efficient	1	2009	2005	2001	1997	2003	2005	2001	2009
Tax-Exempt Money	1	2009	2006	1983	2001	2003	2005	1992	2009
Tax-Free High Yield	1	2009	2006	1984	2001	2003	2005	1992	2009
Tax-Free Income	1	2009	2006	1983	2001	2003	2005	1992	2009
Tax-Free Short-Intermediate	1	2009	2006	1983	2001	2003	2005	1992	2009
U.S. Bond Index	1	2009	2006	2000	2001	2003	2005	2000	2009
U.S. Large-Cap Core	1	2009	2009	2009	2009	2009	2009	2009	2009
U.S. Treasury	3	2009	2006	1989	2001	2003	2005	1992	2009
Value	1	2009	2005	2001	1994	2003	2005	2001	2009

		Inside Directors
Fund/Corporation/Trust	Number of portfolios	Bernard	Gitlin	Laporte	Rogers
Balanced	1	2006	—	—	2006
Blue Chip Growth	1	2006	—	—	2006
California Tax-Free Income Trust	2	2006	2010	—	—
Capital Appreciation	1	2006	—	—	2006
Capital Opportunity	1	2006	—	1994	—
Corporate Income	1	2006	2010	—	—
Diversified Mid-Cap Growth	1	2006	—	2006	—
Diversified Small-Cap Growth	1	2006	—	1997	—
Dividend Growth	1	2006	—	—	2006
Equity Income	1	2006	—	—	2006
Financial Services	1	2006	—	—	2006
Global Real Estate	1	2008	—	—	2008
Global Technology	1	2006	—	—	2006
GNMA	1	2006	2010	—	—
Growth & Income	1	2006	—	—	2006
Growth Stock	1	2006	—	—	2006
Health Sciences	1	2006	—	1995	—
High Yield	1	2006	2010	—	—
Index Trust	3	2006	—	—	2006
Inflation Focused Bond	1	2006	2010	—	—
Inflation Protected Bond	1	2006	2010	—	—
Institutional Equity	6	2006	—	—	2006
Institutional Income	3	2006	2010	—	—
Institutional International	9	2006	—	—	2006
International	16	2006	—	—	2006
International Index	1	2006	—	—	2006
Media & Telecommunications	1	2006	—	—	2006
Mid-Cap Growth	1	2006	—	—	2006
Mid-Cap Value	1	2006	—	—	2006
New America Growth	1	2006	—	1985	—
New Era	1	2006	—	—	2006
New Horizons	1	2006	—	1988	—
New Income	1	2006	2010	—	—
Personal Strategy	3	2006	—	—	2006
Prime Reserve	1	2006	2010	—	—
Real Assets	1	2010	—	—	2010
Real Estate	1	2006	—	—	2006
TRP Reserve Investment	2	2006	2010	—	—
Retirement	12	2006	—	—	2006
Science & Technology	1	2006	—	1988	—
Short-Term Bond	1	2006	2010	—	—
Small-Cap Stock	1	2006	—	1994	—
Small-Cap Value	1	2006	—	1994	—
Spectrum	3	2006	—	—	2006
State Tax-Free Income Trust	8	2006	2010	—	—
Strategic Income	1	2008	2010	—	—
Summit	2	2006	2010	—	—
Summit Municipal	3	2006	2010	—	—
Tax-Efficient	1	2006	—	—	2006
Tax-Exempt Money	1	2006	2010	—	—
Tax-Free High Yield	1	2006	2010	—	—
Tax-Free Income	1	2006	2010	—	—
Tax-Free Short-Intermediate	1	2006	2010	—	—
U.S. Bond Index	1	2006	2010	—	—
U.S. Large-Cap Core	1	2009	—	—	2009
U.S. Treasury	3	2006	2010	—	—
Value	1	2006	—	—	2006

Officers

Fund	Name	Position Held With Fund
All funds	Roger L. Fiery III Gregory S. Golczewski David Oestreicher Deborah D. Seidel Julie L. Waples Gregory K. Hinkle Patricia B. Lippert John R. Gilner	Vice President Vice President Vice President Vice President Vice President Treasurer Secretary Chief Compliance Officer

Fund	Name	Position Held With Fund
Balanced

Edmund M. Notzon III

Charles M. Shriver

E. Frederick Bair
Kimberly E. DeDominicis

Wendy R. Diffenbaugh

Anna M. Dopkin

Mark S. Finn

Paul A. Karpers

Robert M. Larkins

Raymond A. Mills

Larry J. Puglia

Guido F. Stubenrauch

Richard T. Whitney

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Blue Chip Growth

Larry J. Puglia

P. Robert Bartolo

Peter J. Bates

Ryan N. Burgess

G. Mark Bussard

Jonathan Chou

Shawn T. Driscoll

David J. Eiswert

Paul D. Greene II

Thomas J. Huber

Michael M. Lasota

George A. Marzano

Timothy E. Parker

Robert W. Sharps

Taymour R. Tamaddon

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

California Tax-Free Income Trust California Tax-Free Bond California Tax-Free Money

Hugh D. McGuirk

Joseph K. Lynagh

Konstantine B. Mallas

Steven G. Brooks

M. Helena Condez

G. Richard Dent

Charles E. Emrich

Alan D. Levenson

Linda A. Murphy

Timothy G. Taylor

M ichael K. Sewell

Chen Shao

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Capital Appreciation

David R. Giroux

Francisco Alonso

Ryan N. Burgess

Mark S. Finn

Paul D. Greene II

John D. Linehan

Paul M. Massaro

Heather K. McPherson

Joseph M. Milano

Sudhir Nanda

Robert T. Quinn, Jr.

Gabriel Solomon

William J. Stromberg

Taymour R. Tamaddon

Susan G. Troll

Eric L. Veiel

Tamara P. Wiggs

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Capital Opportunity

Anna M. Dopkin

Kennard W. Allen

Francisco Alonso

Peter J. Bates

Ann M. Holcomb

Jennifer Martin

Philip A. Nestico

Timothy E. Parker

Charles G. Pepin

Jason B. Polun

Robert T. Quinn, Jr.

Gabriel Solomon

Joshua K. Spencer

Taymour R. Tamaddon

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Corporate Income

David A. Tiberii

Steve Boothe

Steven G. Brooks

Michael J. Grogan

Alan D. Levenson

Michael J. McGonigle

Vernon A. Reid, Jr.

Theodore E. Robson

Edward A. Wiese

Thea N. Williams

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Diversified Mid-Cap Growth

Donald J. Peters

Donald J. Easley

Kennard W. Allen

Peter J. Bates

Brian W.H. Berghuis

Sudhir Nanda

Timothy E. Parker

Amit Seth

John F. Wakeman

Rouven J. Wool-Lewis

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Diversified Small-Cap Growth	Sudhir Nanda Wendy R. Diffenbaugh Anna M. Dopkin Donald J. Easley John H. Laporte Curt J. Organt J. David Wagner ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President Vice President
Dividend Growth

Thomas J. Huber

Peter J. Bates

G. Mark Bussard

David M. Lee

Daniel Martino

Timothy E. Parker

Robert T. Quinn, Jr.

Gabriel Solomon

William J. Stromberg

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Equity Income

Brian C. Rogers

Andrew M. Brooks

Mark S. Finn

David R. Giroux

Paul D. Greene II

Thomas J. Huber

John D. Linehan

Jason B. Polun

Robert T. Quinn, Jr.

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Financial Services

Eric L. Veiel

Anna M. Dopkin

Stephen M. Finamore

Christopher T. Fortune

Nina P. Jones

Yoichiro Kai

Ian C. McDonald

Michael J. McGonigle

Kathryn M. Mongelli

Hwee Jan Ng

Jason B. Polun

Frederick A. Rizzo

Gabriel Solomon

Mitchell J.K. Todd

Tamara P. Wiggs

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Global Real Estate

David M. Lee

Richard N. Clattenburg

Nina P. Jones

Yoichiro Kai

Michael M. Lasota

Robert J. Marcotte

Raymond A. Mills

Eric C. Moffett

Philip A. Nestico

Marta Yago

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Global Technology

David J. Eiswert

Kennard W. Allen

Christopher W. Carlson

Henry M. Ellenbogen

Daniel Flax

Robert N. Gensler

Paul D. Greene II

Rhett K. Hunter

Daniel Martino

Hiroaki Owaki

Joshua K. Spencer

Thomas H. Watson

Alison Mei Ling Yip

Nalin K. Yogasundram

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

GNMA	Andrew C. McCormick Christopher P. Brown Keir R. Joyce Alan D. Levenson John D. Wells ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President
Growth & Income

Thomas J. Huber

Francisco Alonso

G. Mark Bussard

Shawn T. Driscoll

David M. Lee

Robert T. Quinn, Jr.

David L. Rowlett

Gabriel Solomon

Joshua K. Spencer

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Growth Stock

P. Robert Bartolo

Kennard W. Allen

G. Mark Bussard

Joseph B. Fath

Paul D. Greene II

Barry Henderson

Kris H. Jenner

Daniel Martino

Joseph M. Milano

Larry J. Puglia

Robert W. Sharps

Robert W. Smith

Taymour R. Tamaddon

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Health Sciences

Kris H. Jenner

G. Mark Bussard

Melissa C. Gallagher

Andrew R. Hyman

John H. Laporte

Graham M. McPhail

Jason Nogueira

Charles G. Pepin

John C.A. Sherman

Taymour R. Tamaddon

Rouven J. Wool-Lewis

(For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
High Yield

Mark J. Vaselkiv

Andrew M. Brooks

Justin T. Gerbereux

Paul A. Karpers

Paul M. Massaro

Michael J. McGonigle

Brian A. Rubin

Walter P. Stuart III

Thomas E. Tewksbury

Thea N. Williams

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Index Trust Equity Index 500 Extended Equity Market Index Total Equity Market Index	E. Frederick Bair Ken D. Uematsu Wendy R. Diffenbaugh Sharon E. Janvier Paul W. Wojcik J. Zachary Wood ( For remaining officers , refer to the “All funds” table)	President Executive Vice President Vice President Vice President Vice President Vice President
Inflation Focused Bond

Edward A. Wiese

Brian J. Brennan

Steven G. Brooks

Jerome A. Clark

Charles B. Hill

Edmund M. Notzon III

Vernon A. Reid, Jr.

Daniel O. Shackelford

John D. Wells

Bridget A. Ebner

Michael J. Grogan

Geoffrey M. Hardin

Keir R. Joyce

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Inflation Protected Bond	Daniel O. Shackelford Brian J. Brennan Alan D. Levenson Andrew C. McCormick Dimitri V. Grechenko Geoffrey M. Hardin ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Assistant Vice President Assistant Vice President

Institutional Equity Funds

       Institutional Large-Cap Core Growth

       Institutional Large-Cap Growth

       Institutional Large-Cap Value

       Institutional Mid-Cap Equity Growth

       Institutional Small-Cap Stock

       Institutional U.S. Structured Research

Brian C. Rogers

Brian W.H. Berghuis

Anna M. Dopkin

Mark S. Finn

John D. Linehan

Gregory A. McCrickard

Larry J. Puglia

Robert W. Sharps

Ann M. Holcomb

Joseph M. Milano

J. David Wagner

John F. Wakeman

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Institutional Income Funds Institutional Core Plus Institutional Floating Rate Institutional High Yield

Mark J. Vaselkiv

Brian J. Brennan

Justin T. Gerbereux

Paul A. Karpers

Paul M. Massaro

Andrew M. Brooks

Michael J. Conelius

David R. Giroux

Steven C. Huber

Ian D. Kelson

Andrew C. McCormick

Michael J. McGonigle

Daniel O. Shackelford

Walter P. Stuart III

Thomas E. Tewksbury

David A. Tiberii

Thea N. Williams

Brian A. Rubin

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Institutional International Funds

    Institutional Africa & Middle East

    Institutional Concentrated International Equity

    Institutional Emerging Markets Bond

    Institutional Emerging Markets Equity

    Institutional Global Equity

    Institutional Global Large-Cap Equity

    Institutional International Bond

    Institutional International Core Equity

    Institutional International Growth Equity

Christopher D. Alderson

R. Scott Berg

Mark C.J. Bickford-Smith

Richard N. Clattenburg

Michael J. Conelius

Mark J.T. Edwards

Robert N. Gensler

Andrew Keirle

Ian D. Kelson

Raymond A. Mills

Joshua Nelson

Jason Nogueira

Gonzalo Pangaro

Joseph Rohm

Christopher J. Rothery

Federico Santilli

Robert W. Smith

Ulle Adamson

Paulina Amieva

Jose Costa Buck

Richard de los Reyes

David J. Eiswert

M. Campbell Gunn

Leigh Innes

Randal S. Jenneke

Kris H. Jenner

Yoichiro Kai

Mark J. Lawrence

David M. Lee

Anh Lu

Daniel Martino

Jonathan H.W. Matthews

Susanta Mazumdar

Timothy E. Parker

Frederick A. Rizzo

Sebastian Schrott

Robert W. Sharps

Jonty Starbuck

Dean Tenerelli

Eric L. Veiel

Christopher S. Whitehouse

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

International Funds

    Africa & Middle East

    Emerging Europe & Mediterranean

    Emerging Markets Bond

    Emerging Markets Stock

    European Stock

    Global Infrastructure

    Global Large-Cap Stock

    Global Stock

    International Bond

    International Discovery

    International Growth & Income

    International Stock

    Japan

    Latin America

    New Asia

    Overseas Stock

Christopher D. Alderson

R. Scott Berg

Mark C.J. Bickford-Smith

Jose Costa Buck

Richard N. Clattenburg

Michael J. Conelius

Mark J.T. Edwards

Robert N. Gensler

M. Campbell Gunn

Leigh Innes

Andrew Keirle

Ian D. Kelson

Anh Lu

Jonathan H.W. Matthews

Susanta Mazumdar

Raymond A. Mills

Joshua Nelson

Jason Nogueira

Gonzalo Pangaro

Joseph Rohm

Christopher J. Rothery

Federico Santilli

Robert W. Smith

Dean Tenerelli

Justin Thomson

Ulle Adamson

Haider Ali

Paulina Amieva

Peter J. Bates

Brian J. Brennan

Ryan N. Burgess

Tak Yiu Cheng

Archibald A. Ciganer

Richard de los Reyes

Shawn T. Driscoll

David J. Eiswert

Henry M. Ellenbogen

May Foo

Melissa C. Gallagher

Benjamin Griffiths

Randal S. Jenneke

Kris H. Jenner

Yoichiro Kai

Mark J. Lawrence

David M. Lee

Sebastien Mallet

Daniel Martino

Inigo Mijangos

Eric C. Moffett

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

International Funds (continued)

    Africa & Middle East

    Emerging Europe & Mediterranean

    Emerging Markets Bond

    Emerging Markets Stock

    European Stock

    Global Infrastructure

    Global Large-Cap Stock

    Global Stock

    International Bond

    International Discovery

    International Growth & Income

    International Stock

    Japan

    Latin America

    New Asia

    Overseas Stock

Hwee Jan Ng

Sridhar Nishtala

Hiroaki Owaki

Timothy E. Parker

Austin Powell

Frederick A. Rizzo

Naoto Saito

Sebastian Schrott

Francisco Sersale

Robert W. Sharps

Jonty Starbuck

Miki Takeyama

Sin Dee Tan

Verena E. Wachnitz

David J. Wallack

Hiroshi Watanabe

Christopher S. Whitehouse

Clive M. Williams

Marta Yago

Ernest C. Yeung

Alison Mei Ling Yip

Christopher Yip

Wenli Zheng

( For remaining officers , refer to the “All funds” table)

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

International Index Fund International Equity Index	E. Frederick Bair Neil Smith Ken D. Uematsu Paul W. Wojcik J. Zachary Wood ( For remaining officers , refer to the “All funds” table)	President Executive Vice President Vice President Vice President Vice President
Media & Telecommunications

Daniel Martino

Ulle Adamson

P. Robert Bartolo

David J. Eiswert

Henry M. Ellenbogen

Joseph B. Fath

Paul D. Greene II

Philip A. Nestico

Curt J. Organt

Robert W. Smith

Justin P. White

Christopher S. Whitehouse

Ernest C. Yeung

Wenli Zheng

(For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Mid-Cap Growth

Brian W.H. Berghuis

John F. Wakeman

Kennard W. Allen

P. Robert Bartolo

Shawn T. Driscoll

Donald J. Easley

Henry M. Ellenbogen

Kris H. Jenner

Robert J. Marcotte

Daniel Martino

Joseph M. Milano

Clark R. Shields

Taymour R. Tamaddon

( For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Mid-Cap Value

David J. Wallack

Heather K. McPherson

Peter J. Bates

Christopher W. Carlson

Jonathan Chou

Henry M. Ellenbogen

Mark S. Finn

Gregory A. McCrickard

Joseph M. Milano

J. David Wagner

John M. Williams

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
New America Growth

Joseph M. Milano

Francisco Alonso

P. Robert Bartolo

Brian W.H. Berghuis

Shawn T. Driscoll

Benjamin D. Landy

Ian C. McDonald

Jason Nogueira

Curt J. Organt

Robert W. Sharps

Clark R. Shields

Taymour R. Tamaddon

Craig A. Thiese

Eric L. Veiel

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

New Era

Timothy E. Parker

Ryan N. Burgess

Richard de los Reyes

Shawn T. Driscoll

Mark S. Finn

Shinwoo Kim

Jeremy D. Kokemor

Steven D. Krichbaum

Benjamin D. Landy

Susanta Mazumdar

Heather K. McPherson

Craig A. Thiese

David J. Wallack

John M. Williams

Nalin K. Yogasundram

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

New Horizons

Henry M. Ellenbogen

Francisco Alonso

Brian W.H. Berghuis

G. Mark Bussard

Christopher W. Carlson

Rhett K. Hunter

Kris H. Jenner

John H. Laporte

Graham M. McPhail

Timothy E. Parker

Clark R. Shields

Michael F. Sola

Taymour R. Tamaddon

Justin Thomson

J. David Wagner

Ashley R. Woodruff

Nalin K. Yogasundram

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

New Income

Daniel O. Shackelford

Brian J. Brennan

Steven C. Huber

Alan D. Levenson

Andrew C. McCormick

Vernon A. Reid, Jr.

David A. Tiberii

Dimitri V. Grechenko

Michael J. Grogan

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Assistant Vice President Assistant Vice President
Personal Strategy Funds Personal Strategy Balanced Personal Strategy Growth Personal Strategy Income

Edmund M. Notzon III

Charles M. Shriver

Christopher D. Alderson

E. Frederick Bair

Jerome A. Clark

Kimberly E. DeDominicis

Mark S. Finn

Ian D. Kelson

John H. Laporte

Raymond A. Mills

Larry J. Puglia

Brian C. Rogers

Charles M. Shriver

Robert W. Smith

Guido F. Stubenraush

Mark J. Vaselkiv

Richard T. Whitney

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Prime Reserve	Joseph K. Lynagh Steven G. Brooks M. Helena Condez G. Richard Dent Alan D. Levenson Douglas D. Spratley Edward A. Wiese ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President Vice President
Real Assets

Wyatt A. Lee

E. Frederick Bair

Richard de los Reyes

Stefan Hubrich

David M. Lee

Susanta Mazumdar

Edmund M. Notzon III

Timothy E. Parker

Daniel O. Shackelford

Richard T. Whitney

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Real Estate	David M. Lee Anna M. Dopkin Joseph B. Fath Thomas J. Huber Nina P. Jones Michael M. Lasota Philip A. Nestico Theodore E. Robson ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
TRP Reserve Investment Funds TRP Government Reserve Investment TRP Reserve Investment	Joseph K. Lynagh M. Helena Condez G. Richard Dent Alan D. Levenson Douglas D. Spratley Edward A. Wiese (For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President

Retirement Funds

       Retirement 2005

       Retirement 2010

       Retirement 2015

       Retirement 2020

       Retirement 2025

       Retirement 2030

       Retirement 2035

       Retirement 2040

       Retirement 2045

       Retirement 2050

       Retirement 2055

       Retirement Income

Jerome A. Clark

Wyatt A. Lee

Christopher D. Alderson

Kimberly E. DeDominicis

Ian D. Kelson

John H. Laporte

Edmund M. Notzon III

Brian C. Rogers

Daniel O. Shackelford

Robert W. Smith

Guido F. Stubenrauch

Mark J. Vaselkiv

Richard T. Whitney

( For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Science & Technology

Kennard W. Allen

Brian W.H. Berghuis

David J. Eiswert

Daniel Flax

Rhett K. Hunter

Daniel Martino

Shalin Mody

Hiroaki Owaki

Michael F. Sola

Joshua K. Spencer

Thomas H. Watson

Alison Mei Ling Yip

Nalin K. Yogasundram

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Short-Term Bond

Edward A. Wiese

Brian J. Brennan

Steven G. Brooks

Charles B. Hill

Andrew C. McCormick

Cheryl A. Mickel

Vernon A. Reid, Jr.

Daniel O. Shackelford

John D. Wells

Bridget A. Ebner

Michael J. Grogan

Geoffrey M. Hardin

Keir R. Joyce

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Small-Cap Stock

Gregory A. McCrickard

Francisco Alonso

Preston G. Athey

Ira W. Carnahan

Hugh M. Evans III

Christopher T. Fortune

Steven D. Krichbaum

Robert J. Marcotte

Joseph M. Milano

Curt J. Organt

Michael F. Sola

J. David Wagner

Kwame C. Webb

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Small-Cap Value

Preston G. Athey

Hugh M. Evans III

Christopher T. Fortune

Steven D. Krichbaum

Gregory A. McCrickard

Curt J. Organt

J. David Wagner

Kwame C. Webb

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Spectrum Funds Spectrum Growth Spectrum Income Spectrum International	Edmund M. Notzon III Christopher D. Alderson John H. Laporte Charles M. Shriver Raymond A. Mills Brian C. Rogers Robert W. Smith ( For remaining officers , refer to the “All funds” table)	President Executive Vice President Executive Vice President Executive Vice President Vice President Vice President Vice President

State Tax-Free Income Trust

       Georgia Tax-Free Bond

       Maryland Short-Term Tax-Free Bond

       Maryland Tax-Free Bond

       Maryland Tax-Free Money

       New Jersey Tax-Free Bond

       New York Tax-Free Bond

       Virginia Tax-Free Bond

Hugh D. McGuirk

Charles B. Hill

Joseph K. Lynagh

Konstantine B. Mallas

R. Lee Arnold, Jr.

Jonathan M. Chirunga

M. Helena Condez

Patricia S. Deford

G. Richard Dent

Charles E. Emrich

Kathryn A. Floyd

Marcy M. Lash

Alan D. Levenson

Linda A. Murphy

Timothy G. Taylor

M ichael K. Sewell

Chen Shao

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Strategic Income	Steven C. Huber Michael J. Conelius Ian D. Kelson Andrew C. McCormick Michael J. McGonigle David Stanley David A. Tiberii Mark J. Vaselkiv ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Summit Funds Summit Cash Reserves Summit GNMA

Andrew C. McCormick

Joseph K. Lynagh

Christopher P. Brown

G. Richard Dent

Keir R. Joyce

Alan D. Levenson

Douglas D. Spratley

Susan G. Troll

John D. Wells

Edward A. Wiese

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Summit Municipal Funds Summit Municipal Income Summit Municipal Intermediate Summit Municipal Money Market

Hugh D. McGuirk

Charles B. Hill

Joseph K. Lynagh

Konstantine B. Mallas

R. Lee Arnold, Jr.

M. Helena Condez

Patricia S. Deford

G. Richard Dent

Kathryn A. Floyd

Marcy M. Lash

Alan D. Levenson

James M. Murphy

Linda A. Murphy

Timothy G. Taylor

Edward A. Wiese

Dylan Jones

Michael K. Sewell

Chen Shao

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Executive Vice President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Tax-Efficient Funds Tax-Efficient Equity

Donald J. Peters

Kennard W. Allen

Preston G. Athey

Andrew D. Davis

Donald J. Easley

Timothy E. Parker

Robert T. Quinn, Jr.

William J. Stromberg

Taymour R. Tamaddon

Mark R. Weigman

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Tax-Exempt Money	Joseph K. Lynagh Steven G. Brooks G. Richard Dent Marcy M. Lash Alan D. Levenson Edward A. Wiese M. Helena Condez Chen Shao ( For remaining officers , refer to the “All funds” table)	President Vice President Vice President Vice President Vice President Vice President Assistant Vice President Assistant Vice President
Tax-Free High Yield

James M. Murphy

R. Lee Arnold, Jr.

Jonathan M. Chirunga

G. Richard Dent

Charles B. Hill

Marcy M. Lash

Konstantine B. Mallas

Hugh D. McGuirk

M. Helena Condez

Dylan Jones

Michael K. Sewell

Chen Shao

Timothy G. Taylor

( For remaining officers , refer to the “All funds” table)

President

Executive Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Tax-Free Income

Konstantine B. Mallas

R. Lee Arnold, Jr.

Jonathan M. Chirunga

Patricia S. Deford

G. Richard Dent

Charles B. Hill

Marcy M. Lash

Hugh D. McGuirk

James M. Murphy

M. Helena Condez

Michael K. Sewell

Chen Shao

Timothy G. Taylor

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Tax-Free Short-Intermediate

Charles B. Hill

G. Richard Dent

Charles E. Emrich

Marcy M. Lash

Konstantine B. Mallas

Hugh D. McGuirk

Timothy G. Taylor

Edward A. Wiese

M. Helena Condez

Dylan Jones

Michael K. Sewell

Chen Shao

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

Assistant Vice President

U.S. Bond Index	Robert M. Larkins Steven C. Huber Zhen Xiz (For remaining officers , refer to the “All funds” table)	President Vice President Vice President
U.S. Large-Cap Core

Jeffrey Rottinghaus

Peter J. Bates

Shawn T. Driscoll

Joseph B. Fath

Mark S. Finn

John D. Linehan

George A. Marzano

Timothy E. Parker

Robert T. Quinn, Jr.

Robert W. Sharps

( For remaining officers , refer to the “All funds” table)

President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
U.S. Treasury Funds U.S. Treasury Intermediate U.S. Treasury Long-Term U.S. Treasury Money

Brian J. Brennan

Joseph K. Lynagh

Steven G. Brooks

G. Richard Dent

Dimitri V. Grechenko

Geoffrey M. Hardin

Alan D. Levenson

Vernon A. Reid, Jr.

Daniel O. Shackelford

(For remaining officers , refer to the “All funds” table)

President Executive Vice President Vice President Vice President Vice President Vice President Vice President Vice President Vice President
Value

Mark S. Finn

Peter J. Bates

Ryan N. Burgess

Ira W. Carnahan

Andrew D. Davis

David R. Giroux

John D. Linehan

Heather K. McPherson

Robert T. Quinn, Jr.

Brian C. Rogers

Joshua K. Spencer

Walter P. Stuart III

Eric L. Veiel

Tamara P. Wiggs

( For remaining officers , refer to the “All funds” table)

President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Vice President

Officers

Name, Year of Birth, and Principal Occupation(s) During Past 5 Years	Position(s) Held With Fund(s)
Ulle Adamson, 1979 Vice President, T Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Institutional International Funds, International Funds, and Media & Telecommunications Fund

Christopher D. Alderson, 1962

Director and President-International Equity, T. Rowe Price International; Director and Vice President, Price Hong Kong and Price Singapore; Vice President, T. Rowe Price Group, Inc.

President, Institutional International Funds and International Funds; Executive Vice President, Spectrum Funds; Vice President, Personal Strategy Funds and Retirement Funds
Haider Ali, 1970 Vice President, Price Singapore and T. Rowe Price Group, Inc.; formerly Research Analyst, Credit Suisse Securities (to 2010)	Vice President, International Funds
Kennard W. Allen, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	President, Science & Technology Fund; Vice President, Capital Opportunity Fund, Diversified Mid-Cap Growth Fund, Global Technology Fund, Growth Stock Fund, Mid-Cap Growth Fund, and Tax-Efficient Funds
Francisco Alonso, 1978 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Appreciation Fund, Capital Opportunity Fund, Growth & Income Fund, New America Growth Fund, New Horizons Fund, and Small-Cap Stock Fund
Paulina Amieva, 1981 Vice President, T. Rowe Price International	Vice President, Institutional International Funds and International Funds
R. Lee Arnold, Jr. , 1970 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA, CPA	Executive Vice President, Tax-Free High Yield Fund; Vice President, State Tax-Free Income Trust, Summit Municipal Funds , and Tax-Free Income Fund
Preston G. Athey, 1949 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA, CIC	President, Small-Cap Value Fund; Vice President, Small-Cap Stock Fund and Tax-Efficient Funds
E. Frederick Bair, 1969 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA, CPA	President, Index Trust and International Index Fund; Vice President, Balanced Fund, Personal Strategy Funds, and Real Assets Fund
P. Robert Bartolo, 1972 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA, CPA	President, Growth Stock Fund ; Vice President, Blue Chip Growth Fund, Media & Telecommunications Fund, Mid-Cap Growth Fund, and New America Growth Fund
Peter J. Bates, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

Vice President, Blue Chip Growth Fund, Capital Opportunity Fund, Diversified Mid-Cap Growth Fund, Dividend Growth Fund, International Funds, Mid-Cap Value Fund, U.S. Large-Cap Core Fund, and Value Fund

R. Scott Berg, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Executive Vice President, Institutional International Funds and International Funds
Brian W.H. Berghuis, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA

President, Mid-Cap Growth Fund; Executive Vice President, Institutional Equity Funds; Vice President, Diversified Mid-Cap Growth Fund, New America Growth Fund, New Horizons Fund, and Science & Technology Fund

Mark C.J. Bickford-Smith, 1962 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, Institutional International Funds and International Funds
Steve Boothe, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Executive Vice President, Corporate Income Fund
Brian J. Brennan, 1964 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA

President, U.S. Treasury Funds; Executive Vice President, Institutional Income Funds; Vice President, Inflation Focused Bond Fund, Inflation Protected Bond Fund, International Funds, New Income Fund, and Short-Term Bond Fund

Andrew M. Brooks, 1956 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Equity Income Fund, High Yield Fund, and Institutional Income Funds
Steven G. Brooks, 1954 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

Vice President, California Tax-Free Income Trust, Corporate Income Fund, Inflation Focused Bond, Prime Reserve Fund, TRP Reserve Investment Funds, Short-Term Bond Fund, Tax-Exempt Money Fund, and U.S. Treasury Funds

Christopher P. Brown, 1977 Vice President, T. Rowe Price	Vice President, GNMA Fund and Summit Funds
Jose Costa Buck, 1972 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, International Funds; Vice President, Institutional International Funds
Ryan Burgess, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly intern, T. Rowe Price (to 2006); CFA	Vice President, Blue Chip Growth Fund, Capital Appreciation Fund, International Funds, New Era Fund, and Value Fund
G. Mark Bussard, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Blue Chip Growth Fund, Dividend Growth Fund, Growth & Income Fund, Growth Stock Fund, Health Sciences Fund, and New Horizons Fund
Christopher W. Carlson, 1967 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Global Technology Fund, Mid-Cap Value Fund, and New Horizons Fund
Ira W. Carnahan, 1963 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Small-Cap Stock Fund and Value Fund
Tak Yiu Cheng, 1974 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.; formerly Analyst, CLS, BNP Paribos, and Deutsche Bank (to 2008); CFA, CPA	Vice President, International Funds
Jonathan M. Chirunga, 1966 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, State Tax-Free Income Trust , Tax-Free High Yield Fund, and Tax-Free Income Fund,

Jonathan Chou, 1980

Vice President, T. Rowe Price; formerly student, Darden Graduate School of Business Administration, University of Virginia (to 2008); and Principal, Gladstone Management Corporation (to 2006)

Vice President, Blue Chip Growth Fund and Mid-Cap Value Fund
Archibald A. Ciganer, 1976 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Senior Associate, Corporate Finance (Tokyo) (to 2005); CFA	Vice President, International Funds
Jerome A. Clark, 1961 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price Investment Services, Inc., and T. Rowe Price Trust Company; CFA	President, Retirement Funds; Vice President, Inflation Focused Bond Fund and Personal Strategy Funds
Richard N. Clattenburg, 1979 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International; CFA	Executive Vice President, Institutional International Funds and International Funds; Vice President, Global Real Estate Fund
M. Helena Condez, 1962 Vice President, T. Rowe Price

Vice President, California Tax-Free Income Trust, Prime Reserve Fund, TRP Reserve Investment Funds, State Tax-Free Income Trust, and Summit Municipal Funds ; Assistant Vice President, Tax-Exempt Money Fund, Tax-Free High Yield Fund, Tax-Free Income Fund, and Tax-Free Short-Intermediate Fund

Michael J. Conelius, 1964 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA	Executive Vice President, Institutional International Funds and International Funds; Vice President, Institutional Income Funds and Strategic Income Fund
Michael Patrick Daley, 1981 Assistant Vice President, T. Rowe Price	Vice President, U.S. Bond Index Fund

Andrew D. Davis , 1978

Employee, T. Rowe Price; Intern, Franklin Templeton Investments (to 2009); Manager, Deloitte Financial Advisory Services (to 2008); Senior Associate, Deloitte Financial Advisory Services (to 2003)

Vice President, Tax-Efficient Funds and Value Fund
Kimberly E. DeDominicis , 1976 Vice President, T. Rowe Price	Vice President, Balanced Fund and Retirement Funds
Patricia S. Deford, 1957 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, State Tax-Free Income Trust, Summit Municipal Funds, Tax-Free High Yield Fund, and Tax-Free Income Fund
Richard de los Reyes, 1975 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Analyst, Soros Fund Management (to 2006)	Vice President, Blue Chip Growth Fund, Institutional International Funds, International Funds, New Era Fund, and Real Assets Fund
G. Richard Dent, 1960 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.

Vice President, California Tax-Free Income Trust, Prime Reserve Fund, TRP Reserve Investment Funds, State Tax-Free Income Trust, Summit Funds, Summit Municipal Funds, Tax-Exempt Money Fund, Tax-Free High Yield Fund, Tax-Free Income Fund, Tax-Free Short-Intermediate Fund, and U.S. Treasury Funds

Wendy R. Diffenbaugh, 1954 Vice President, T. Rowe Price	Vice President, Balanced Fund, Diversified Small-Cap Growth Fund, and Index Trust
Jessie Q. Ding, 1981 Employee, T. Rowe Price; formerly Associate, TPG Capital (to 2008) and Investment Banking Analyst, Morgan Stanley (to 2006)	Vice President, International Funds
Anna M. Dopkin, 1967 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA

President, Capital Opportunity Fund; Executive Vice President, Institutional Equity Funds; Vice President, Balanced Fund, Diversified Small-Cap Growth Fund, Financial Services Fund, and Real Estate Fund

Shawn T. Driscoll, 1975 Vice President, T. Rowe Price Group, Inc.; formerly Equity Research Analyst, MTB Investment Advisors (to 2006)	Vice President, Blue Chip Growth Fund, Growth & Income Fund, International Funds, Mid-Cap Growth Fund, New America Growth Fund, New Era Fund, and U.S. Large-Cap Core Fund
Donald J. Easley, 1971 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Executive Vice President, Diversified Mid-Cap Growth Fund; Vice President, Diversified Small-Cap Growth Fund, Mid-Cap Growth Fund, and Tax-Efficient Funds
Bridget A. Ebner, 1970 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Assistant Vice President, Inflation Focused Bond Fund and Short-Term Bond Fund
Mark J.T. Edwards, 1957 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, Institutional International Funds and International Funds
David J. Eiswert, 1972 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International; CFA	President, Global Technology Fund; Vice President, Blue Chip Growth Fund, Institutional International Funds, International Funds, Media & Telecommunications Fund, and Science & Technology Fund
Henry M. Ellenbogen, 1973 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company	President, New Horizons Fund; Vice President, Global Technology Fund, International Funds, Media & Telecommunications Fund, Mid-Cap Growth Fund, and Mid-Cap Value Fund
Charles E. Emrich, 1961 Vice President, T. Rowe Price	Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, and Tax-Free Short-Intermediate Fund
Hugh M. Evans III, 1966 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Small-Cap Stock Fund and Small-Cap Value Fund
Joseph B. Fath, 1971 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CPA	Vice President, Growth Stock Fund, Media & Telecommunications Fund, Real Estate Fund, and U.S. Large-Cap Core Fund
Roger L. Fiery III, 1959 Vice President, Price Hong Kong, Price Singapore, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CPA	Vice President, all funds
Stephen M. Finamore, 1976 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CPA	Vice President, Financial Services Fund
Mark S. Finn, 1963 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA, CPA

President, Value Fund; Executive Vice President, Institutional Equity Funds ; Vice President, Balanced Fund, Capital Appreciation Fund, Equity Income Fund, Mid-Cap Value Fund, New Era Fund, Personal Strategy Funds, and U.S. Large-Cap Core Fund

Alisa Fiumara-Yoch, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Prime Reserve Fund and Summit Funds
Daniel Flax, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly student, Columbia Business School (to 2006)	Vice President, Global Technology Fund and Science & Technology Fund
Kathryn A. Floyd, 1982 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, State Tax-Free Income Trust and Summit Municipal Funds
Christopher T. Fortune, 1973 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Financial Services Fund, Small-Cap Stock Fund, and Small-Cap Value Fund
Melissa C. Gallagher, 1974 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly European Pharmaceuticals and Biotech Analyst, Bear Stearns International Ltd. (to 2008)	Vice President, Health Sciences Fund and International Funds
Robert N. Gensler, 1957 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International	Executive Vice President, Institutional International Funds and International Funds; Vice President, Global Technology Fund
Justin T. Gerbereux, 1975 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Executive Vice President, Institutional Income Funds; Vice President, High Yield Fund
John R. Gilner, 1961 Chief Compliance Officer and Vice President, T. Rowe Price; Vice President, T. Rowe Price Group, Inc. and T. Rowe Price Investment Services, Inc.	Chief Compliance Officer, all funds
David R. Giroux, 1975 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	President, Capital Appreciation Fund; Vice President, Equity Income Fund , Institutional Income Funds, and Value Fund
Gregory S. Golczewski, 1966 Vice President, T. Rowe Price and T. Rowe Price Trust Company	Vice President, all funds
Dimitri V. Grechenko, 1963 Vice President, T. Rowe Price; formerly Investment Analytics Specialist, Assistant Vice President, Legg Mason Wood Walker, Inc. (to 2006); CFA	Vice President, U.S. Treasury Funds; Assistant Vice President, Inflation Protected Bond Fund and New Income Fund
Paul D. Greene II, 1978 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly student, Graduate School of Business, Stanford University (to 2006)	Vice President, Blue Chip Growth Fund, Capital Appreciation Fund, Equity Income Fund, Global Technology Fund, Growth Stock Fund, and Media & Telecommunications Fund
Benjamin Griffiths, 1977 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Investment Manager, Baillie Gifford (to 2006); CFA	Vice President, International Funds
Michael J. Grogan, 1971 Vice President, T. Rowe Price and T. Rowe Price Group Inc.; CFA	Vice President, Corporate Income Fund; Assistant Vice President, Inflation Focused Bond Fund, New Income Fund, and Short-Term Bond Fund
M. Campbell Gunn, 1956 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, International Funds; Vice President, Institutional International Funds

Geoffrey M. Hardin, 1971

Vice President, T. Rowe Price; formerly, Investment Analyst, Morgan Stanley’s Alternative Investment Partners Group (to 2007); Associate Portfolio Manager, Smith Breeden Associates (to 2005)

Vice President, U.S. Treasury Funds; Assistant Vice President, Inflation Focused Bond Fund, Inflation Protected Bond Fund, and Short-Term Bond Fund
Barry Henderson, 1966 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Research Analyst, Soros Fund Management (to 2006)	Vice President, Growth Stock Fund
Charles B. Hill, 1961 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

President, Tax-Free Short-Intermediate Fund; Executive Vice President, State Tax-Free Income Trust and Summit Municipal Funds; Vice President, Inflation Focused Bond Fund, Short-Term Bond Fund, Tax-Free High Yield Fund, and Tax-Free Income Fund

Gregory K. Hinkle, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; formerly, partner, PricewaterhouseCoopers, LLP (to 2007); CPA	Treasurer, all funds
Ann M. Holcomb, 1972 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Vice President, Capital Opportunity Fund and Institutional Equity Funds
Steven C. Huber, 1958 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly chief investment officer, Maryland State Retirement Agency pension fund (to 2006); CFA, FSA	President, Strategic Income Fund; Vice President, Institutional Income Funds , New Income Fund , and U.S. Bond Index Fund
Thomas J. Huber, 1966 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	President, Dividend Growth Fund and Growth & Income Fund; Vice President, Blue Chip Growth Fund, Equity Income Fund, and Real Estate Fund
Stefan Hubrich, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; Ph.D., CFA	Vice President, Real Assets Fund
Rhett K. Hunter, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly student, MIT Sloan School of Management (to 2007), and Bowdoin College (to 2005)	Vice President, Global Technology Fund, New Horizons Fund, and Science & Technology Fund

Andrew R. Hyman, 1968

Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Principal, L. Capital Partners (to 2007); Health Care Analyst, Columbus Circle Investors (to 2005); M.D.

Vice President, Health Sciences Fund
Leigh Innes, 1976 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Executive Vice President, International Funds; Vice President, Institutional International Funds
Sharon E. Janvier, 1975 Vice President, T. Rowe Price	Vice President, Index Trust
Randal S. Jenneke, 1971 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Senior Portfolio Manager Australian Equities (to 2010)	Vice President, Institutional International Funds and International Funds
Kris H. Jenner, 1962 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International; M.D., D. Phil.	President, Health Sciences Fund; Vice President, Growth Stock Fund, Institutional International Funds, International Funds, Mid-Cap Growth Fund, and New Horizons Fund
Dylan Jones, 1971 Vice President, T. Rowe Price; CFA	Assistant Vice President, Summit Municipal Funds, Tax-Free High Yield Fund, Tax-Free Short-Intermediate Fund, and U.S. Treasury Funds
Nina P. Jones, 1980 Vice President, T. Rowe Price; formerly intern, T. Rowe Price (summer 2007); Senior Associate KPMG LLP (to 2006); student, Columbia Business School (to 2008) ; CPA	Vice President, Financial Services Fund, Global Real Estate Fund, and Real Estate Fund
Keir R. Joyce, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, GNMA Fund and Summit Funds; Assistant Vice President, Inflation Focused Bond Fund and Short-Term Bond Fund

Yoichiro Kai, 1973

Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Japanese Financial/Real Estate Sector Analyst/Portfolio Manager, Citadel Investment Group, Asia Limited (to 2009); Research Analyst, Japanese Equities & Sector Fund Portfolio Manager, Fidelity Investments Japan Limited (to 2007)

Vice President, Financial Services Fund, Global Real Estate Fund, Institutional International Funds, and International Funds
Paul A. Karpers, 1967 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Executive Vice President, Institutional Income Funds; Vice President, Balanced Fund and High Yield Fund
Andrew J. Keirle , 1974 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, Institutional Income Funds and International Funds
Ian D. Kelson, 1956 President-International Fixed Income, T. Rowe Price International; Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Executive Vice President, Institutional International Funds and International Funds; Vice President, Institutional Income Funds, Personal Strategy Funds, Retirement Funds, and Strategic Income Fund
Shinwoo Kim, 1977 Employee, T. Rowe Price; formerly Summer Equity Research Analyst, MFS Investment Management (to 2008), Senior Consultant/Engineer, AT&T, Inc. (to 2007)	Vice President, New Era Fund
Jeremy Kokemor , 1982 Employee, T. Rowe Price; formerly Summer Intern at T. Rowe Price; (to 2009); Associate Analyst, Thompson, Siegel and Walmsley (to 2006); CFA	Vice President, New Era Fund
Steven D. Krichbaum, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly student, University of Michigan, Stephen M. Ross School of Business (to 2007)	Vice President, New Era Fund, Small-Cap Stock Fund, and Small-Cap Value Fund

Benjamin D. Landy, 1980

Employee, T. Rowe Price; formerly student, University of Chicago, Booth School of Business (to 2009); Research and Strategy Director, Atlantic Media Company (to 2007); Senior Research Assistant Brooking’s Institution (to 2006)

Vice President, New America Growth Fund and New Era Fund
Robert M. Larkins, 1973 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	President, U.S. Bond Index Fund; Vice President, Balanced Fund
Marcy M. Lash, 1963 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, State Tax-Free Income Trust, Summit Municipal Funds, Tax-Exempt Money Fund, Tax-Free High Yield Fund, Tax-Free Income Fund, and Tax-Free Short-Intermediate Fund
Michael M. Lasota, 1982 Vice President, T. Rowe Price; formerly student, University of Chicago, Graduate School of Business (to 2008); associate, The Boston Consulting Group (to 2006)	Vice President, Blue Chip Growth Fund, Global Real Estate Fund , and Real Estate Fund
Mark J. Lawrence, 1970 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Institutional International Funds and International Funds
David M. Lee, 1962 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	President, Global Real Estate Fund and Real Estate Fund; Vice President, Dividend Growth Fund, Growth & Income Fund, Institutional International Funds, International Funds, and Real Assets Fund
Wyatt A. Lee, 1971 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Executive Vice President, Real Assets Fund and Retirement Funds
Alan D. Levenson, 1958 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; Ph.D.

Vice President, California Tax-Free Income Trust, Corporate Income Fund, GNMA Fund, Inflation Protected Bond Fund, New Income Fund, Prime Reserve Fund, TRP Reserve Investment Funds, State Tax-Free Income Trust, Summit Funds, Summit Municipal Funds, Tax-Exempt Money Fund, and U.S. Treasury Funds

John D. Linehan, 1965 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	President, Value Fund; Executive Vice President, Institutional Equity Funds; Vice President, Capital Appreciation Fund, Equity Income Fund, U.S. Large-Cap Core Fund and Value Fund
Patricia B. Lippert, 1953 Assistant Vice President, T. Rowe Price and T. Rowe Price Investment Services, Inc.	Secretary, all funds
Anh Lu, 1968 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.	Executive Vice President, International Funds; Vice President, Institutional International Funds
Joseph K. Lynagh, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA

President, Prime Reserve Fund, Tax-Exempt Money Fund, and TRP Reserve Investment Funds; Executive Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, Summit Funds, Summit Municipal Funds, and U.S. Treasury Funds

Konstantine B. Mallas, 1963 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.

President, Tax-Free Income Fund; Executive Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, and Summit Municipal Funds; Vice President, Tax-Free High Yield Fund and Tax-Free Short-Intermediate Fund

Sebastien Mallet, 1974 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, International Funds
Robert J. Marcotte, 1962 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Global Real Estate Fund, Mid-Cap Growth Fund, and Small-Cap Stock Fund
Jennifer O’Hara Martin, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Opportunity Fund

Daniel Martino, 1974

Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Research Analyst and Co-portfolio Manager, Taurus Asset Management (to 2006), Onex Public Markets Group (to 2006); CFA

Executive Vice President, Media & Telecommunications Fund; Vice President, Dividend Growth Fund, Global Technology Fund, Growth Stock Fund, Institutional International Funds, International Funds, Mid-Cap Growth Fund, and Science & Technology Fund

George Marzano, 1980 Assistant Vice President, T. Rowe Price	Vice President, Blue Chip Growth Fund and U.S. Large-Cap Core Fund
Paul M. Massaro, 1975 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Executive Vice President, Institutional Income Funds; Vice President, Capital Appreciation Fund and High Yield Fund
Jonathan H.W. Matthews, 1975 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Analyst, Pioneer Investments (to 2008); CFA	Executive Vice President, International Funds; Vice President, Institutional International Funds
Susanta Mazumdar, 1968 Vice President, Price Singapore and T. Rowe Price Group, Inc.	Executive Vice President, International Funds; Vice President, Institutional International Funds, New Era Fund, and Real Assets Fund

Andrew C. McCormick, 1960

Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; formerly Chief Investment Officer, IMPAC Mortgage Holdings (to 2008); Senior Portfolio Manager, Avenue Capital Group (to 2006)

President, GNMA Fund and Summit Funds; Vice President, Inflation Protected Bond Fund, Institutional Income Funds, New Income Fund, Short-Term Bond Fund, and Strategic Income Fund
Gregory A. McCrickard, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	President, Small-Cap Stock Fund; Executive Vice President, Institutional Equity Funds; Vice President, Mid-Cap Value Fund and Small-Cap Value Fund

Ian C. McDonald, 1971

Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Insurance Correspondent, The Wall Street Journal (to 2007); and Staff Reporter, The Wall Street Journal (2006)

Vice President, Financial Services Fund and New America Growth Fund
Michael J. McGonigle, 1966 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Corporate Income Fund, Financial Services Fund, High Yield Fund, Institutional Income Funds, and Strategic Income Fund
Hugh D. McGuirk, 1960 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

President, California Tax-Free Income Trust, State Tax-Free Income Trust, and Summit Municipal Funds; Vice President, Tax-Free High Yield Fund, Tax-Free Income Fund, and Tax-Free Short-Intermediate Fund

Graham M. McPhail, 1975

Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Analyst, The Boston Company Asset Management (to 2008); Junior Portfolio Manager, J.L. Kaplan Associates (to 2006)

Vice President, Health Sciences Fund and New Horizons Fund
Heather K. McPherson, 1967 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CPA	Executive Vice President, Mid-Cap Value Fund; Vice President, Capital Appreciation Fund, New Era Fund, and Value Fund
Cheryl A. Mickel, 1967 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Vice President, Short-Term Bond Fund
Joseph M. Milano, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	President, New America Growth Fund; Vice President, Capital Appreciation Fund, Growth Stock Fund, Institutional Equity Funds, Mid-Cap Growth Fund, Mid-Cap Value Fund, and Small-Cap Stock Fund
Raymond A. Mills, 1960 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; Ph.D., CFA	Executive Vice President, Institutional International Funds. International Funds; Vice President, Balanced Fund, Global Real Estate Fund, Personal Strategy Funds, and Spectrum Funds
Shalin Mody, 1980 Employee, T. Rowe Price; formerly student, University of Chicago, Booth School of Business (to 2009), Associate, FLAG Capital (to 2007)	Vice President, Science & Technology Fund
Eric C. Moffet, 1974 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.; formerly Analyst, Fayez Sarofim & Company (to 2007)	Vice President, Global Real Estate Fund and International Funds
Kathryn M. Mongelli , 1976 Employee, T. Rowe Price; Investment Analyst at UBS Global Asset Management (to 2005)	Vice President, Financial Services Fund
James M. Murphy, 1967 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	President, Tax-Free High Yield Fund; Vice President, Summit Municipal Funds and Tax-Free Income Fund
Linda A. Murphy, 1959 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, California Tax-Free Income Trust , State Tax-Free Income Trust , and Summit Municipal Funds
Sudhir Nanda, 1959 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; Ph.D., CFA	President, Diversified Small-Cap Growth Fund; Vice President, Capital Appreciation Fund and Diversified Mid-Cap Growth Fund
Joshua Nelson, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Assistant Vice President of Investment Banking, Citigroup Global Markets, Inc. (to 2005)	Executive Vice President, Institutional International Funds and International Funds
Philip A. Nestico, 1976 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Opportunity Fund, Global Real Estate Fund, International Funds, Media & Telecommunications Fund, and Real Estate Fund
Hwee Jan Ng, 1966 Vice President, Price Singapore and T. Rowe Price Group, Inc.; CFA	Vice President, Financial Services Fund and International Funds
Sridhar Nishtala, 1975 Vice President, Price Singapore and T. Rowe Price Group, Inc.	Vice President, International Funds
Jason Nogueira, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Executive Vice President Institutional International Funds and International Funds; Vice President, Health Sciences Fund, New America Growth Fund, and U.S. Large-Cap Core Fund
Edmund M. Notzon III, 1945 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, T. Rowe Price Investment Services, Inc., and T. Rowe Price Trust Company; Ph.D., CFA	President, Balanced Fund, Personal Strategy Funds, Retirement Funds, and Spectrum Funds; Vice President, Inflation Focused Bond Fund and Real Assets Fund

David Oestreicher, 1967

Director and Vice President, T. Rowe Price Investment Services, Inc., T. Rowe Price Trust Company, and T. Rowe Price Services, Inc.; Vice President, Price Hong Kong, Price Singapore, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Retirement Plan Services, Inc.

Vice President, all funds
Curt J. Organt, 1968 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Diversified Small-Cap Growth Fund, Media & Telecommunications Fund, New America Growth Fund, Small-Cap Stock Fund, and Small-Cap Value Fund
Hiroaki Owaki, 1962 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Vice President, Global Technology Fund, International Funds, and Science & Technology Fund
Gonzalo Pangaro, 1968 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Executive Vice President, Institutional International Funds and International Funds
Timothy E. Parker, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

President, New Era Fund; Vice President, Blue Chip Growth Fund, Capital Opportunity Fund, Diversified Mid-Cap Growth Fund, Dividend Growth Fund, Institutional International Funds, International Funds, New Horizons Fund, Real Assets Fund, Tax-Efficient Funds, and U.S. Large-Cap Core Fund

Charles G. Pepin, 1966 Director, T. Rowe Price Trust Company; Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Opportunity Fund and Health Sciences Fund
Donald J. Peters, 1959 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	President, Diversified Mid-Cap Growth Fund and Tax-Efficient Funds
Jason B. Polun, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Capital Opportunity Fund, Equity Income Fund , and Financial Services Fund
Austin Powell, 1969 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Vice President, International Funds
Larry J. Puglia, 1960 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA, CPA	President, Blue Chip Growth Fund; Executive Vice President, Institutional Equity Funds; Vice President, Balanced Fund, Growth Stock Fund, and Personal Strategy Funds
Robert T. Quinn, Jr., 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Appreciation Fund, Capital Opportunity Fund, Dividend Growth Fund, Equity Income Fund, Growth & Income Fund, Tax-Efficient Funds, U.S. Large-Cap Core Fund, and Value Fund
Vernon A. Reid, Jr., 1954 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Corporate Income Fund, Inflation Focused Bond Fund, New Income Fund, Short-Term Bond Fund, and U.S. Treasury Funds
Frederick A. Rizzo, 1969 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Analyst, F&C Asset Management (London) (to 2006)	Vice President, Financial Services Fund, Institutional International Funds, and International Funds
Michael T. Roberts, 1980 Vice President, T. Rowe Price	Vice President, Diversified Small-Cap Growth Fund
Theodore E. Robson, 1965 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Vice President, Corporate Income Fund and Real Estate Fund
Joseph Rohm, 1966 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, Institutional International Funds and International Funds
Christopher J. Rothery, 1963 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, Institutional International Funds and International Funds
Jeffrey Rottinghaus, 1970 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International; CPA	President, U.S. Large-Cap Core Fund

David L. Rowlett, 1975

Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Analyst and Portfolio Manager, Neuberger Berman (to 2008); and Investment Banking Associate, Merrill Lynch & Company (to 2005); CFA

Vice President, Growth & Income Fund
Brian A. Rubin, 1974 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CPA	Vice President, High Yield Fund; Assistant Vice President, Institutional Income Funds
Naoto Saito, 1980 Employee, T. Rowe Price; formerly Analyst, HBK Capital Management (to 2008), student, Stanford Graduate School of Business (to 2007)	Vice President, International Funds
Federico Santilli, 1974 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Executive Vice President, Institutional International Funds and International Funds
Sebastian Schrott, 1977 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Institutional International Funds and International Funds
Deborah D. Seidel, 1962 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price Investment Services, Inc., and T. Rowe Price Services, Inc.	Vice President, all funds
Francisco Sersale, 1980 Vice President, T. Rowe Price International	Vice President, International Funds
Amit Seth, 1979 Employee, T. Rowe Price; formerly student, Harvard Business School (to 2009); Senior Associate, Centennial Ventures (to 2007)	Vice President, Diversified Mid-Cap Growth Fund
Michael K. Sewell , 1970 Employee, T. Rowe Price	Assistant Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, Summit Municipal Funds, Tax-Free High Yield Fund, Tax-Free Income Fund, and Tax-Free Short Intermediate Fund
Daniel O. Shackelford, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA

President, Inflation Protected Bond Fund and New Income Fund; Vice President, Inflation Focused Bond Fund, Institutional Income Funds, Real Assets Fund, Retirement Funds, Short-Term Bond Fund, and U.S. Treasury Funds

Jeneiv Shah, 1980 Employee, T. Rowe Price; formerly Analyst, Mirae Asset Global Investments (to 2010); CFA	Vice President, International Funds
Chen Shao, 1980 Employee, T. Rowe Price

Assistant Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, Summit Municipal Funds, Tax-Exempt Money Fund, Tax-Free High Yield Fund, Tax-Free Income Fund, and Tax-Free Short-Intermediate Fund

Robert W. Sharps, 1971 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA, CPA

Executive Vice President, Institutional Equity Funds; Vice President, Blue Chip Growth Fund, Growth Stock Fund, Institutional International Funds, International Funds, New America Growth Fund, and U.S. Large-Cap Core Fund

John C.A. Sherman, 1969 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Health Sciences Fund
Clark R. Shields, 1976 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly student, Harvard Business School (to 2006)	Vice President, Mid-Cap Growth Fund, New America Growth Fund, and New Horizons Fund
Charles M. Shriver, 1967 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International; CFA	Executive Vice President, Personal Strategy Funds and Spectrum Funds
Neil Smith, 1972 Vice President, Price Hong Kong, Price Singapore, T. Rowe Price Group, Inc., and T. Rowe Price International	Executive Vice President, International Index Fund
Robert W. Smith, 1961 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company

Executive Vice President, Institutional International Funds and International Funds; Vice President, Growth Stock Fund, Media & Telecommunications Fund, Personal Strategy Funds, Retirement Funds, and Spectrum Funds

Michael F. Sola, 1969 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, New Horizons Fund, Science & Technology Fund, and Small-Cap Stock Fund
Gabriel Solomon, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Capital Appreciation Fund, Capital Opportunity Fund, Dividend Growth Fund, Financial Services Fund, and Growth & Income Fund
Eunbin Song, 1980 Employee, T. Rowe Price; formerly Equity Research Analyst, Samsung Securities (to 2008); student, Columbia Business School; CFA	Vice President, International Funds
Joshua K. Spencer, 1973 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Capital Opportunity Fund, Global Technology Fund, Growth & Income Fund, Science & Technology Fund, and Value Fund
David Stanley, 1963 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Strategic Income Fund
Jonty Starbuck, 1975 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; Ph.D.	Vice President, Institutional International Funds and International Funds

William J. Stromberg, 1960

Director and Vice President, T. Rowe Price; Vice President, Price Hong Kong, Price Singapore, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA

Vice President, Capital Appreciation Fund, Dividend Growth Fund, and Tax-Efficient Funds
Douglas D. Spratley , 1969 Vice President, T. Rowe Price Group; CFA	Vice President, Prime Reserve Fund, TRP Reserve Investment Funds, and Summit Funds
Walter P. Stuart III, 1960 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, High Yield Fund, Institutional Income Funds, and Value Fund
Guido F. Stubenrauch , 1970 Vice President, T. Rowe Price	Vice President, Balanced Fund, Personal Strategy Funds, and Retirement Funds
Miki Takeyama, 1970 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, International Funds
Taymour R. Tamaddon, 1976 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

Vice President, Blue Chip Growth Fund, Capital Appreciation Fund, Capital Opportunity Fund, Growth Stock Fund, Health Sciences Fund, Mid- Cap Growth Fund, New America Growth Fund, New Horizons Fund, and Tax-Efficient Funds

Sin Dee Tan, 1979 Vice President, T. Rowe Price International; formerly student, London Business School (to 2008); Associate-Senior Systems Analyst, Goldman Sachs International (London) (to 2006); CFA	Vice President, International Funds
Timothy G. Taylor, 1975 Vice President, T. Rowe Price; CFA

Vice President, California Tax-Free Income Trust, State Tax-Free Income Trust, Summit Municipal Funds, and Tax-Free Short-Intermediate Fund; Assistant Vice President, Tax-Free High Yield Fund and Tax-Free Income Fund

Dean Tenerelli, 1964 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, International Funds; Vice President, Institutional International Funds
Thomas E. Tewksbury, 1961 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company	Vice President, High Yield Fund and Institutional Income Funds
Craig A. Thiese, 1975 Vice President, T. Rowe Price; formerly Equity Trader, Rydex Investments (to 2006)	Vice President, New America Growth Fund and New Era Fund
Justin Thomson, 1968 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Executive Vice President, International Funds; Vice President, New Horizons Fund
David A. Tiberii, 1965 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA	President, Corporate Income Fund; Vice President, Institutional Income Funds, New Income Fund, and Strategic Income Fund
Mitchell J.K. Todd, 1974 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Financial Services Fund
Susan G. Troll, 1966 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CPA	Vice President, Capital Appreciation Fund and Summit Funds
Ken D. Uematsu, 1969 Vice President, T. Rowe Price and T. Rowe Price Trust Company; CFA	Executive Vice President, Index Trust; Vice President, International Index Fund
Mark J. Vaselkiv, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company	President, High Yield Fund and Institutional Income Funds; Executive Vice President, Corporate Income Fund; Vice President, Personal Strategy Funds, Retirement Funds, and Strategic Income Fund
Eric L. Veiel, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA

President, Financial Services Fund; Vice President, Capital Appreciation Fund, Capital Opportunity Fund, Dividend Growth Fund, Equity Income Fund, Growth & Income Fund, Growth Stock Fund, Institutional International Funds, New America Growth Fund, and Value Fund

Verena E. Wachnitz, 1978 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; CFA	Vice President, International Funds
J. David Wagner, 1974 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Diversified Small-Cap Growth Fund, Institutional Equity Funds, Mid-Cap Value Fund, New Horizons Fund, Small-Cap Stock Fund, and Small-Cap Value Fund
John F. Wakeman, 1962 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Executive Vice President, Mid-Cap Growth Fund; Vice President, Diversified Mid-Cap Growth Fund and Institutional Equity Funds
David J. Wallack, 1960 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company	President, Mid-Cap Value Fund; Vice President, International Funds and New Era Fund
Julie L. Waples, 1970 Vice President, T. Rowe Price	Vice President, all funds
Hiroshi Watanabe, 1975 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly Deputy Director, Space Industry Office, Manufacturing Industries Bureau (to 2006); CFA	Vice President, International Funds
Thomas H. Watson, 1977 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Strategy Analyst, Forrester Research (to 2005)	Vice President, Global Technology Fund and Science & Technology Fund
Kwame C. Webb, 1982 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.	Vice President, Small-Cap Stock Fund and Small-Cap Value Fund
Mark R. Weigman, 1962 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA, CIC	Vice President, Tax-Efficient Funds
John D. Wells, 1960 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Savings Bank	Vice President, GNMA Fund, Inflation Focused Bond Fund, Short-Term Bond Fund, and Summit Funds
Justin P. White, 1981 Vice President, T. Rowe Price; formerly student, Tuck School of Business at Dartmouth (to 2008); and Senior Analyst, Analysis Group (to 2006)	Vice President, Media & Telecommunications Fund
Christopher S. Whitehouse, 1972 Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International	Vice President, Institutional International Funds, International Funds, and Media & Telecommunications Fund
Richard T. Whitney, 1958 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., T. Rowe Price International, and T. Rowe Price Trust Company; CFA	Vice President, Balanced Fund , Personal Strategy Funds, Real Assets Fund, and Retirement Funds

Edward A. Wiese, 1959

Director and Vice President, T. Rowe Price Trust Company; Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; Chief Investment Officer, Director, and Vice President, T. Rowe Price Savings Bank; CFA

President, Inflation Focused Bond Fund and Short-Term Bond Fund; Vice President, Corporate Income Fund, Prime Reserve Fund, TRP Reserve Investment Funds, Summit Municipal Funds, Summit Funds, Tax-Exempt Money Fund, and Tax-Free Short-Intermediate Fund

Tamara P. Wiggs, 1979 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Vice President, Institutional Equity Trading, Merrill Lynch & Co., Inc. (to 2007)	Vice President, Capital Appreciation Fund, Financial Services Fund, and Value Fund
Clive M. Williams, 1966 Vice President, Price Hong Kong, Price Singapore, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price International	Vice President, International Funds
John M. Williams , 1982 Employee, T. Rowe Price; Summer Analyst, The Capital Group Companies, Inc. (to 2009); Research Analyst with Legg Mason Capital Management (to 2005);	Vice President, Mid-Cap Value Fund and New Era Fund
Thea N. Williams, 1961 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company	Vice President, Corporate Income Fund, High Yield Fund, and Institutional Income Funds
Paul W. Wojcik, 1970 Vice President, T. Rowe Price, T. Rowe Price Group, Inc., and T. Rowe Price Trust Company; CFA	Vice President, Index Trust and International Index Fund
Rouven J. Wool-Lewis , 1973 Employee, T. Rowe Price; Vice President of Corporate Strategy, UnitedHealth Group, Associate Analyst, Oppenheimer & Company; Ph.D.	Vice President, Diversified Mid-Cap Growth Fund and Health Sciences Fund
J. Zachary Wood, 1972 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; CFA	Vice President, Index Trust and International Index Fund

Ashley R. Woodruff, 1979

Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Senior Vice President and Senior Restaurants Analyst, Friedman, Billings, Ramsey & Co. (to 2007); Associate Director, High Growth Restaurant Analyst, Bear Stearns Equity Research (to 2006), CFA

Vice President, New Horizons Fund
Zhen Xia , 1987 Employee, T. Rowe Price; formerly an investment Fellow; Intern at IBM, the Naval Research Laboratory and the NASA Goddard Space Flight Center	Vice President , U.S. Bond Index Fund

Marto Yago, 1977

Vice President, T. Rowe Price Group, Inc. and T. Rowe Price International; formerly a student, Columbia Business School (to 2007); Senior Associate, Fixed Income Division, Citigroup Investment Banking (to 2005)

Vice President, Global Real Estate Fund and International Funds
Ernest C. Yeung, 1979 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.; CFA	Vice President, International Funds and Media & Telecommunications Fund
Alison Mei Ling Yip, 1966 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.; formerly Analyst, Credit Suisse First Boston (to 2006)	Vice President, Global Technology Fund, International Funds, and Science & Technology Fund
Christopher Yip, 1975 Vice President, Price Hong Kong and T. Rowe Price Group, Inc.; CFA	Vice President, International Funds
Nalin K. Yogasundram, 1975 Vice President, T. Rowe Price and T. Rowe Price Group, Inc.; formerly Equity Analyst Intern, American Century Investments (to 2006)	Vice President, Global Technology Fund, New Era Fund, New Horizons Fund, and Science & Technology Fund
Wenli Zheng, 1979 Vice President, Price Hong Kong; formerly student, University of Chicago Graduate School of Business (to 2008); Strategy Consultant, Capgemini (to 2006)	Vice President, International Funds and Media & Telecommunications Fund

Directors’ Compensation

The following table shows remuneration paid by the Price Funds to the independent directors. The independent directors are paid $210,000 annually for their service on the Boards. A director serving on the Joint Audit Committee receives an additional $7,500 for his/her service and the chairman of the Joint Audit Committee receives an additional $15,000 for his/her service. The Lead Independent Director receives an additional $100,000 for serving in this capacity. Any director of the fund who is an officer or employee of T. Rowe Price or its affiliates (inside directors) does not receive any remuneration from the funds. The funds do not pay pension or retirement benefits to any of their directors or officers.

The following table shows the total compensation from the funds paid to the directors for the calendar year 2010:

Directors	Total Compensation
Brody	$210,000
Casey	217,500
Deering (Lead)	317,500
Dick	210,000
Horn	210,000
Rodgers	225,000
Schreiber	210,000
Tercek	217,500

The following table shows the amounts paid to the directors based on accrued compensation for the calendar year 2010:

Fund	Aggregate Compensation From Fund
	Brody	Casey	Deering	Dick	Horn	Rodgers	Schreiber	Tercek
Africa & Middle East	$681	$705	$1,029	$681	$681	$729	$681	$705
Balanced	1,923	1,991	2,907	1,923	1,923	2,060	1,923	1,991
Blue Chip Growth	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
California Tax-Free Bond	745	772	1,126	745	745	798	745	772
California Tax-Free Money	624	646	943	624	624	668	624	646
Capital Appreciation	5,166	5,351	7,812	5,166	5,166	5,536	5,166	5,351
Capital Opportunity	694	719	1,050	694	694	744	694	719
Corporate Income	905	937	1,368	905	905	970	905	937
Diversified Mid-Cap Growth	630	652	952	630	630	675	630	652
Diversified Small-Cap Growth	621	643	938	621	621	665	621	643
Dividend Growth	1,143	1,184	1,728	1,143	1,143	1,225	1,143	1,184
Emerging Europe & Mediterranean	926	959	1,400	926	926	992	926	959
Emerging Markets Bond	1,682	1,742	2,543	1,682	1,682	1,802	1,682	1,742
Emerging Markets Stock	2,845	2,946	4,301	2,845	2,845	3,048	2,845	2,946
Equity Income	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Equity Index 500	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
European Stock	906	939	1,370	906	906	971	906	939
Extended Equity Market Index	740	766	1,119	740	740	793	740	766
Financial Services	749	775	1,132	749	749	802	749	775
Georgia Tax-Free Bond	664	688	1,004	664	664	712	664	688
Global Infrastructure(a)	539	559	815	539	539	578	539	559
Global Large-Cap Stock	597	618	902	597	597	639	597	618
Global Real Estate	589	610	890	589	589	631	589	610
Global Stock	940	974	1,421	940	940	1,007	940	974
Global Technology	719	744	1,087	719	719	770	719	744
GNMA	1,308	1,355	1,977	1,308	1,308	1,401	1,308	1,355
TRP Government Reserve Investment	1,205	1,248	1,822	1,205	1,205	1,291	1,205	1,248
Growth & Income	1,082	1,120	1,636	1,082	1,082	1,159	1,082	1,120
Growth Stock	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Health Sciences	1,680	1,740	2,540	1,680	1,680	1,800	1,680	1,740
High Yield	4,173	4,323	6,310	4,173	4,173	4,472	4,173	4,323
Inflation Focused Bond	1,559	1,615	2,357	1,559	1,559	1,670	1,559	1,615
Inflation Protected Bond	740	767	1,119	740	740	793	740	767
Institutional Africa & Middle East	619	641	935	619	619	663	619	641
Institutional Concentrated International Equity(b)	242	251	366	242	242	259	242	251
Institutional Core Plus	638	661	964	638	638	683	638	661
Institutional Emerging Markets Bond	667	691	1,009	667	667	715	667	691
Institutional Emerging Markets Equity	824	854	1,246	824	824	883	824	854
Institutional Floating Rate	1,006	1,042	1,522	1,006	1,006	1,078	1,006	1,042
Institutional Global Equity	670	694	1,013	670	670	718	670	694
Institutional Global Large-Cap Equity	595	617	900	595	595	638	595	617
Institutional High Yield	1,200	1,243	1,815	1,200	1,200	1,286	1,200	1,243
Institutional International Bond	673	697	1,018	673	673	721	673	697
Institutional International Core Equity(c)	97	100	146	97	97	103	97	100
Institutional International Growth Equity	608	630	919	608	608	652	608	630
Institutional Large-Cap Core Growth	653	677	988	653	653	700	653	677
Institutional Large-Cap Growth	1,507	1,561	2,279	1,507	1,507	1,615	1,507	1,561
Institutional Large-Cap Value	787	815	1,190	787	787	843	787	815
Institutional Mid-Cap Equity Growth	849	879	1,284	849	849	910	849	879
Institutional Small-Cap Stock	744	770	1,125	744	744	797	744	770
Institutional U.S. Structured Research	747	773	1,129	747	747	800	747	773
International Bond	2,640	2,735	3,992	2,640	2,640	2,829	2,640	2,735
International Discovery	1,695	1,756	2,563	1,695	1,695	1,816	1,695	1,756
International Equity Index	778	806	1,176	778	778	833	778	806
International Growth & Income	2,126	2,202	3,214	2,126	2,126	2,278	2,126	2,202
International Stock	3,432	3,554	5,188	3,432	3,432	3,677	3,432	3,554
Japan	676	700	1,022	676	676	724	676	700
Latin America	1,954	2,024	2,954	1,954	1,954	2,093	1,954	2,024
Maryland Short-Term Tax-Free Bond	706	731	1,067	706	706	756	706	731
Maryland Tax-Free Bond	1,453	1,505	2,197	1,453	1,453	1,557	1,453	1,505
Maryland Tax-Free Money	654	677	988	654	654	700	654	677
Media & Telecommunications	1,344	1,392	2,032	1,344	1,344	1,440	1,344	1,392
Mid-Cap Growth	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Mid-Cap Value	4,525	4,687	6,841	4,525	4,525	4,848	4,525	4,687
New America Growth	1,044	1,082	1,579	1,044	1,044	1,119	1,044	1,082
New Asia	2,697	2,793	4,077	2,697	2,697	2,889	2,697	2,793
New Era	2,962	3,068	4,479	2,962	2,962	3,174	2,962	3,068
New Horizons	3,539	3,665	5,350	3,539	3,539	3,792	3,539	3,665
New Income	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
New Jersey Tax-Free Bond	700	725	1,059	700	700	750	700	725
New York Tax-Free Bond	748	775	1,131	748	748	802	748	775
New York Tax-Free Money	628	650	949	628	628	673	628	650
Overseas Stock	1,665	1,725	2,518	1,665	1,665	1,784	1,665	1,725
Personal Strategy Balanced	1,294	1,341	1,957	1,294	1,294	1,387	1,294	1,341
Personal Strategy Growth	1,082	1,121	1,636	1,082	1,082	1,159	1,082	1,121
Personal Strategy Income	996	1,032	1,506	996	996	1,067	996	1,032
Prime Reserve	3,351	3,470	5,066	3,351	3,351	3,590	3,351	3,470
Real Assets(d)	260	269	393	260	260	279	260	269
Real Estate	1,774	1,837	2,682	1,774	1,774	1,901	1,774	1,837
TRP Reserve Investment	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Retirement 2005	1,075	1,113	1,625	1,075	1,075	1,151	1,075	1,113
Retirement 2010	3,053	3,162	4,616	3,053	3,053	3,271	3,053	3,162
Retirement 2015	2,882	2,985	4,357	2,882	2,882	3,088	2,882	2,985
Retirement 2020	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Retirement 2025	2,962	3,068	4,478	2,962	2,962	3,173	2,962	3,068
Retirement 2030	4,453	4,612	6,733	4,453	4,453	4,771	4,453	4,612
Retirement 2035	2,093	2,168	3,164	2,093	2,093	2,243	2,093	2,168
Retirement 2040	3,017	3,124	4,561	3,017	3,017	3,232	3,017	3,124
Retirement 2045	1,302	1,348	1,968	1,302	1,302	1,395	1,302	1,348
Retirement 2050	933	966	1,410	933	933	999	933	966
Retirement 2055	658	681	994	658	658	705	658	681
Retirement Income	1,484	1,537	2,243	1,484	1,484	1,590	1,484	1,537
Science & Technology	1,894	1,962	2,864	1,894	1,894	2,029	1,894	1,962
Short-Term Bond	3,016	3,124	4,560	3,016	3,016	3,232	3,016	3,124
Small-Cap Stock	3,257	3,374	4,925	3,257	3,257	3,490	3,257	3,374
Small-Cap Value	3,471	3,595	5,249	3,471	3,471	3,719	3,471	3,595
Spectrum Growth	1,995	2,066	3,016	1,995	1,995	2,137	1,995	2,066
Spectrum Income	3,347	3,467	5,060	3,347	3,347	3,586	3,347	3,467
Spectrum International	833	862	1,259	833	833	892	833	862
Strategic Income	655	678	990	655	655	701	655	678
Summit Cash Reserves	3,263	3,380	4,934	3,263	3,263	3,497	3,263	3,380
Summit GNMA	664	688	1,005	664	664	712	664	688
Summit Municipal Income	814	843	1,231	814	814	872	814	843
Summit Municipal Intermediate	1,282	1,327	1,938	1,282	1,282	1,373	1,282	1,327
Summit Municipal Money Market	696	721	1,053	696	696	746	696	721
Tax-Efficient Equity	613	635	927	613	613	657	613	635
Tax-Exempt Money	1,006	1,042	1,522	1,006	1,006	1,078	1,006	1,042
Tax-Free High Yield	1,467	1,520	2,218	1,467	1,467	1,572	1,467	1,520
Tax-Free Income	1,842	1,908	2,785	1,842	1,842	1,973	1,842	1,908
Tax-Free Short-Intermediate	1,203	1,246	1,818	1,203	1,203	1,288	1,203	1,246
Total Equity Market Index	804	833	1,216	804	804	862	804	833
U.S. Bond Index	844	874	1,276	844	844	904	844	874
U.S. Large-Cap Core	587	607	887	587	587	628	587	607
U.S. Treasury Intermediate	823	853	1,245	823	823	882	823	853
U.S. Treasury Long-Term	719	744	1,087	719	719	770	719	744
U.S. Treasury Money	1,474	1,527	2,228	1,474	1,474	1,579	1,474	1,527
Value	5,199	5,385	7,861	5,199	5,199	5,571	5,199	5,385
Virginia Tax-Free Bond	968	1,002	1,463	968	968	1,037	968	1,002

(a)    For the period January 28, 2010, through December 31, 2010.

(b)    For the period July 28, 2010, through December 31, 2010.

(c)    For the period October 28, 2010, through December 31, 2010.

(d)    For the period June 29, 2010, through December 31, 2010.

Directors’ Holdings in the Price Funds

The following tables set forth the Price Fund holdings of the independent and inside directors, as of December 31, 2010, unless otherwise indicated.

Aggregate Holdings, All Funds	Independent Directors
	Brody	Casey	Deering	Dick	Horn	Rodgers	Schreiber	Tercek
	over $100,000	over $100,000	over $100,000	over $100,000	over $100,000	over $100,000	over $100,000	None
Africa & Middle East	None	None	None	None	None	over $100,000	None	None
Balanced	None	None	None	$50,001-$100,000	None	None	None	None
Blue Chip Growth	None	over $100,000	None	$10,001-$50,000	None	None	over $100,000	None
Blue Chip Growth Fund–Advisor Class	None	None	None	None	None	None	None	None
Blue Chip Growth Fund–R Class	None	None	None	None	None	None	None	None
Equity Income Portfolio	None	None	None	None	None	None	None	None
Equity Income Portfolio–II	None	None	None	None	None	None	None	None
Equity Index 500	None	None	None	None	None	None	None	None
European Stock	None	None	None	None	None	None	None	None
Extended Equity Market Index	None	None	None	None	None	$10,001-$50,000	None	None
Financial Services	None	None	None	None	None	None	None	None
Georgia Tax-Free Bond	None	None	None	None	None	None	None	None
Global Infrastructure	None	None	None	None	None	over $100,000	None	None
Global Infrastructure Fund–Advisor Class	None	None	None	None	None	None	None	None
Global Large-Cap Stock	None	None	None	None	None	None	None	None
Global Large-Cap Stock Fund–Advisor Class	None	None	None	None	None	None	None	None
Global Real Estate	None	None	None	None	None	None	None	None
Global Real Estate Fund–Advisor Class	None	None	None	None	None	None	None	None
Global Stock	None	None	over $100,000	$50,001-$100,000	None	None	None	None
Global Stock Fund–Advisor Class	None	None	None	None	None	None	None	None
Global Technology	None	None	None	None	None	over $100,000	None	None
GNMA	None	None	None	None	None	None	over $100,000	None
TRP Government Reserve Investment	None	None	None	None	None	None	None	None
Growth & Income	None	None	None	$1-$10,000	None	None	over $100,000	None
Growth Stock	None	None	None	over $100,000	None	over $100,000	None	None
Growth Stock Fund–Advisor Class	None	None	None	None	None	None	None	None
Growth Stock Fund–R Class	None	None	None	None	None	None	None	None
Health Sciences	None	None	None	$50,001-$100,000	None	over $100,000	None	None
High Yield	None	over $100,000	None	over $100,000	None	over $100,000	over $100,000	None
High Yield Fund–Advisor Class	None	None	None	None	None	None	None	None
Inflation Focused Bond	None	None	None	None	None	None	None	None
Inflation Protected Bond	None	None	None	over $100,000	None	None	None	None
Institutional Africa & Middle East	None	None	None	None	None	None	None	None
Institutional Concentrated International Equity	None	None	None	None	None	None	None	None
Institutional Core Plus	None	None	None	None	None	None	None	None
Institutional Core Plus Fund-F Class	None	None	None	None	None	None	None	None
Institutional Emerging Markets Bond	None	None	None	None	None	None	None	None
Institutional Emerging Markets Equity	None	None	None	None	None	None	None	None
Institutional Floating Rate	None	None	None	None	None	None	None	None
Institutional Floating Rate Fund-F Class	None	None	None	None	None	None	None	None
Institutional Global Equity	None	None	None	None	None	None	None	None
Institutional Global Large-Cap Equity	None	None	None	None	None	None	None	None
Institutional High Yield	None	None	None	None	None	None	None	None
Institutional International Bond	None	None	None	None	None	None	None	None
Institutional International Core Equity	None	None	None	None	None	None	None	None
Institutional International Growth Equity	None	None	None	None	None	None	None	None
Institutional Large-Cap Core Growth	None	None	None	None	None	None	None	None
Institutional Large-Cap Growth	None	None	None	None	None	None	None	None
Institutional Large-Cap Value	None	None	None	None	None	None	None	None
Institutional Mid-Cap Equity Growth	None	None	None	None	None	None	None	None
Institutional Small-Cap Stock	None	None	None	None	None	None	None	None
Institutional U.S. Structured Research	None	None	None	None	None	None	None	None
International Bond	None	None	None	None	None	None	None	None
International Bond Fund–Advisor Class	None	None	None	None	None	None	None	None
International Discovery	None	$10,001-$50,000	None	None	None	None	None	None
International Equity Index	None	None	None	None	None	None	None	None
International Growth & Income	None	None	None	None	None	None	None	None
International Growth & Income Fund–Advisor Class	None	None	None	None	None	None	None	None
International Growth & Income Fund–R Class	None	None	None	None	None	None	None	None
International Stock	None	None	None	None	None	None	None	None
International Stock Fund–Advisor Class	None	None	None	None	None	None	None	None
International Stock Fund–R Class	None	None	None	None	None	None	None	None
Japan	None	None	None	None	None	None	over $100,000	None
Latin America	None	None	None	None	None	over $100,000	None	None
Maryland Short-Term Tax-Free Bond	None	None	None	None	None	None	None	None
Maryland Tax-Free Bond	None	None	None	None	None	None	None	None
Maryland Tax-Free Money	None	None	None	None	None	None	None	None
Media & Tele-communications	None	$10,001-$50,000	None	None	None	over $100,000	None	None
Mid-Cap Growth	None	None	None	None	None	None	None	None
Mid-Cap Growth Fund–Advisor Class	None	None	None	None	None	None	None	None
Mid-Cap Growth Fund–R Class	None	None	None	None	None	None	None	None
Mid-Cap Value	None	None	None	None	None	None	None	None
Mid-Cap Value Fund–Advisor Class	None	None	None	None	None	None	None	None
Mid-Cap Value Fund–R Class	None	None	None	None	None	None	None	None
New America Growth	None	None	None	None	None	$50,001-$100,000	None	None
New America Growth Fund–Advisor Class	None	None	None	None	None	None	None	None
New Asia	None	None	None	None	None	None	None	None
New Era	None	None	None	None	None	over $100,000	None	None
New Horizons	None	over $100,000	None	None	None	None	None	None
New Income	$10,001-$50,000	over $100,000	None	None	None	None	over $100,000	None
New Income Fund–Advisor Class	None	None	None	None	None	None	None	None
New Income Fund–R Class	None	None	None	None	None	None	None	None
New Jersey Tax-Free Bond	None	None	None	None	None	None	None	None
New York Tax-Free Bond	None	None	None	None	None	None	None	None
New York Tax-Free Money	None	None	None	None	None	None	None	None
Overseas Stock	None	None	None	None	None	None	None	None
Personal Strategy Balanced	None	None	None	None	None	None	None	None
Personal Strategy Growth	None	None	None	None	None	None	None	None
Personal Strategy Income	None	None	None	None	None	None	None	None
Prime Reserve	None	None	None	None	None	over $100,000	$10,001-$50,000	None
Real Assets	None	None	None	None	None	None	None	None
Real Estate	None	over $100,000	None	None	None	None	None	None
Real Estate Fund–Advisor Class	None	None	None	None	None	None	None	None
TRP Reserve Investment	None	None	None	None	None	None	None	None
Retirement 2005	None	None	None	None	None	None	None	None
Retirement 2005 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2005 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2010	None	None	None	None	None	None	None	None
Retirement 2010 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2010 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2015	None	None	None	None	over $100,000	None	None	None
Retirement 2015 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2015 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2020	None	None	None	None	over $100,000	None	None	None
Retirement 2020 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2020 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2025	None	None	None	None	None	None	None	None
Retirement 2025 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2025 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2030	None	None	None	None	None	None	None	None
Retirement 2030 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2030 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2035	None	None	None	None	None	None	None	None
Retirement 2035 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2035 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2040	None	None	None	None	None	None	None	None
Retirement 2040 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2040 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2045	None	None	None	None	None	None	None	None
Retirement 2045 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2045 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2050	None	None	None	None	None	None	None	None
Retirement 2050 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2050 Fund–R Class	None	None	None	None	None	None	None	None
Retirement 2055	None	None	None	None	None	None	None	None
Retirement 2055 Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement 2055 Fund–R Class	None	None	None	None	None	None	None	None
Retirement Income	None	None	None	None	None	None	None	None
Retirement Income Fund–Advisor Class	None	None	None	None	None	None	None	None
Retirement Income Fund–R Class	None	None	None	None	None	None	None	None
Science & Technology	None	None	None	$1-$10,000	None	over $100,000	None	None
Science & Technology Fund–Advisor Class	None	None	None	None	None	None	None	None
Short-Term Bond	None	over $100,000	None	over $100,000	None	None	over $100,000	None
Short-Term Bond Fund–Advisor Class	None	None	None	None	None	None	None	None
Small-Cap Stock	None	None	None	None	None	None	None	None
Small-Cap Stock Fund–Advisor Class	None	None	None	None	None	None	None	None
Small-Cap Value	None	None	None	None	None	None	None	None
Small-Cap Value Fund–Advisor Class	None	None	None	None	None	None	None	None
Spectrum Growth	None	None	None	None	None	$50,001-$100,000	None	None
Spectrum Income	None	None	None	over $100,000	None	None	None	None
Spectrum International	None	None	None	None	None	None	None	None
Strategic Income	None	None	None	None	None	None	None	None
Strategic Income Fund–Advisor Class	None	None	None	None	None	None	None	None
Summit Cash Reserves	None	None	None	over $100,000	$10,001-$50,000	None	$1-$10,000	None
Summit GNMA	None	None	None	None	None	None	None	None
Summit Municipal Income	None	None	None	None	None	None	over $100,000	None
Summit Municipal Intermediate	None	None	None	None	None	None	over $100,000	None
Summit Municipal Money Market	None	None	None	None	None	None	$50,001-$100,000	None
Tax-Efficient Equity	None	None	None	None	None	None	None	None
Tax-Exempt Money	None	None	None	None	None	None	$1-$10,000	None
Tax-Free High Yield	None	None	None	None	None	None	over $100,000	None
Tax-Free Income	None	None	None	None	None	None	over $100,000	None
Tax-Free Income Fund–Advisor Class	None	None	None	None	None	None	None	None
Tax-Free Short-Intermediate	None	None	None	None	None	None	over $100,000	None
Total Equity Market Index	None	None	None	None	None	None	None	None
U.S. Bond Index	None	None	None	None	None	None	None	None
U.S. Large-Cap Core	None	None	None	None	None	None	None	None
U.S. Large-Cap Core Fund–Advisor Class	None	None	None	None	None	None	None	None
U.S. Treasury Intermediate	None	None	None	$1-$10,000	None	None	over $100,000	None
U.S. Treasury Long-Term	None	None	None	None	None	None	over $100,000	None
U.S. Treasury Money	None	None	None	None	None	None	$1-$10,000	None
Value	None	$50,001-$100,000	None	None	None	None	over $100,000	None
Value Fund–Advisor Class	None	None	None	None	None	None	None	None
Virginia Tax-Free Bond	None	None	None	None	None	None	None	None

Aggregate Holdings, All Funds	Inside Directors
	Bernard	Gitlin	Laporte	Rogers
	over $1 00,000	over $100,000	over $1 00,000	over $1 00,000
Africa & Middle East	None	$50,001-$100,000	None	None
Balanced	None	None	None	None
Blue Chip Growth	None	$10,001-$50,000	None	None
Blue Chip Growth Fund–Advisor Class	None	None	None	None
Blue Chip Growth Fund–R Class	None	None	None	None
California Tax-Free Bond	None	None	None	None
California Tax-Free Money	None	None	None	None
Capital Appreciation	None	None	over $100,000	None
Capital Appreciation Fund–Advisor Class	None	None	None	None
Capital Opportunity	None	None	over $1 00,000	None
Capital Opportunity Fund–Advisor Class	None	None	None	None
Capital Opportunity Fund–R Class	None	None	None	None
Corporate Income	None	None	None	None
Diversified Mid-Cap Growth	None	None	None	None
Diversified Small-Cap Growth	None	None	None	None
Dividend Growth	None	None	None	None
Dividend Growth Fund–Advisor Class	None	None	None	None
Emerging Europe & Mediterranean	None	None	None	None
Emerging Markets Bond	None	None	None	None
Emerging Markets Stock	over $100,000	None	over $100,000	None
Equity Income	over $100,000	None	None	over $100,000
Equity Income Fund–Advisor Class	None	None	None	None
Equity Income Fund–R Class	None	None	None	None
Equity Index 500	None	None	None	None
European Stock	None	None	$50,001-$100,000	None
Extended Equity Market Index	None	None	None	None
Financial Services	None	$10,001-$50,000	None	None
Georgia Tax-Free Bond	None	None	None	None
Global Infrastructure	None	None	None	None
Global Infrastructure Fund-Advisor Class	None	None	None	None
Global Large-Cap Stock	None	None	None	None
Global Large-Cap Stock Fund–Advisor Class	None	None	None	None
Global Real Estate	None	None	None	None
Global Real Estate Fund–Advisor Class	None	None	None	None
Global Stock	over $100, 000	None	over $100, 000	over $100, 000
Global Stock Fund–Advisor Class	None	None	None	None
Global Technology	None	None	None	None
GNMA	None	None	None	None
TRP Government Reserve Investment	None	None	None	None
Growth & Income	None	None	None	None
Growth Stock	over $100, 000	None	over $100, 000	over $100, 000
Growth Stock Fund–Advisor Class	None	None	None	None
Growth Stock Fund–R Class	None	None	None	None
Health Sciences	None	$10,001-$50,000	None	None
High Yield	$10,001-$50,000	None	None	None
High Yield Fund–Advisor Class	None	None	None	None
Inflation Focused Bond	None	None	None	None
Inflation Protected Bond	None	None	None	None
Institutional Africa & Middle East	None	None	None	None
Institutional Concentrated International Equity	None	None	None	None
Institutional Core Plus	None	None	None	None
Institutional Core Plus Fund-F Class	None	None	None	None
Institutional Emerging Markets Bond	None	None	None	None
Institutional Emerging Markets Equity	None	None	None	None
Institutional Floating Rate	None	None	None	None
Institutional Floating Rate Fund-F Class	None	None	None	None
Institutional Global Equity	None	None	None	None
Institutional Global Large-Cap Equity	None	None	None	None
Institutional High Yield	None	None	None	None
Institutional International Bond	None	None	None	None
Institutional International Core Equity	None	None	None	None
Institutional International Growth Equity	None	None	None	None
Institutional Large-Cap Core Growth	None	None	None	None
Institutional Large-Cap Growth	None	None	None	None
Institutional Large-Cap Value	None	None	None	None
Institutional Mid-Cap Equity Growth	None	None	None	None
Institutional Small-Cap Stock	None	None	None	None
Institutional U.S. Structured Research	None	None	None	None
International Bond	None	None	None	None
International Bond Fund–Advisor Class	None	None	None	None
International Discovery	over $100,000	None	over $100, 000	None
International Equity Index	None	None	None	None
International Growth & Income	None	None	None	None
International Growth & Income Fund–Advisor Class	None	None	None	None
International Growth & Income Fund–R Class	None	None	None	None
International Stock	over $100, 000	over $100, 000	over $100,000	None
International Stock Fund–Advisor Class	None	None	None	None
International Stock Fund–R Class	None	None	None	None
Japan	None	None	None	over $100,000
Latin America	None	None	None	None
Maryland Short-Term Tax-Free Bond	None	None	None	None
Maryland Tax-Free Bond	None	None	over $100,000	None
Maryland Tax-Free Money	None	None	None	None
Media & Telecommunications	None	None	over $1 00,000	over $100,000
Mid-Cap Growth	over $100, 000	None	over $1 00,000	None
Mid-Cap Growth Fund–Advisor Class	None	None	None	None
Mid-Cap Growth Fund–R Class	None	None	None	None
Mid-Cap Value	None	None	None	None
Mid-Cap Value Fund–Advisor Class	None	None	None	None
Mid-Cap Value Fund–R Class	None	None	None	None
New America Growth	None	None	over $1 00,000	over $100, 000
New America Growth Fund–Advisor Class	None	None	None	None
New Asia	over $100,000	$50,001-$100,000	over $100,000	None
New Era	None	None	None	None
New Horizons	over $100, 000	None	$50,001-$100,000	None
New Income	None	None	$50,001-$100,000	$50,001-$100,000
New Income Fund–Advisor Class	None	None	None	None
New Income Fund–R Class	None	None	None	None
New Jersey Tax-Free Bond	None	None	None	None
New York Tax-Free Bond	None	None	None	None
New York Tax-Free Money	None	None	None	None
Overseas Stock	None	None	None	None
Personal Strategy Balanced	None	None	None	None

Personal Strategy Growth	None	None	None	None
Personal Strategy Income	None	None	None	None
Prime Reserve	over $100,000	None	over $100,000	$10,001-$50,000

Real Assets	None	None	None	None
Real Estate	None	None	over $100, 000	None
Real Estate Fund–Advisor Class	None	None	None	None
TRP Reserve Investment	None	None	None	None
Retirement 2005	None	None	None	None
Retirement 2005 Fund–Advisor Class	None	None	None	None
Retirement 2005 Fund–R Class	None	None	None	None
Retirement 2010	None	None	None	None
Retirement 2010 Fund–Advisor Class	None	None	None	None
Retirement 2010 Fund–R Class	None	None	None	None
Retirement 2015	None	None	None	None
Retirement 2015 Fund–Advisor Class	None	None	None	None
Retirement 2015 Fund–R Class	None	None	None	None
Retirement 2020	None	None	None	None
Retirement 2020 Fund–Advisor Class	None	None	None	None
Retirement 2020 Fund–R Class	None	None	None	None
Retirement 2025	None	None	None	None
Retirement 2025 Fund–Advisor Class	None	None	None	None
Retirement 2025 Fund–R Class	None	None	None	None
Retirement 2030	None	None	None	None
Retirement 2030 Fund–Advisor Class	None	None	None	None
Retirement 2030 Fund–R Class	None	None	None	None
Retirement 2035	None	over $100, 000	None	None
Retirement 2035 Fund–Advisor Class	None	None	None	None
Retirement 2035 Fund–R Class	None	None	None	None
Retirement 2040	None	None	None	None
Retirement 2040 Fund–Advisor Class	None	None	None	None
Retirement 2040 Fund–R Class	None	None	None	None
Retirement 2045	None	None	None	None
Retirement 2045 Fund–Advisor Class	None	None	None	None
Retirement 2045 Fund–R Class	None	None	None	None
Retirement 2050	None	None	None	None
Retirement 2050 Fund–Advisor Class	None	None	None	None
Retirement 2050 Fund–R Class	None	None	None	None
Retirement 2055	over $100, 000	None	None	None
Retirement 2055 Fund–Advisor Class	None	None	None	None
Retirement 2055 Fund–R Class	None	None	None	None
Retirement Income	None	None	None	None
Retirement Income Fund–Advisor Class	None	None	None	None
Retirement Income Fund–R Class	None	None	None	None
Science & Technology	over $100, 000	None	over $1 00,000	$50,001-$100,000
Science & Technology Fund–Advisor Class	None	None	None	None
Short-Term Bond	None	None	None	None
Short-Term Bond Fund–Advisor Class	None	None	None	None
Small-Cap Stock	$10,001-$50,000	None	None	None
Small-Cap Stock Fund–Advisor Class	None	None	None	None
Small-Cap Value	over $100, 000	None	None	None
Small-Cap Value Fund–Advisor Class	None	None	None	None
Spectrum Growth	over $100, 000	None	over $100, 000	None
Spectrum Income	$10,001-$50,000	None	over $100, 000	over $100, 000
Spectrum International	$10,001-$50,000	None	over $100, 000	None
Strategic Income	None	None	None	None
Strategic Income Fund–Advisor Class	None	None	None	None
Summit Cash Reserves	over $1 00,000	$10,001-$50,000	over $1 00,000	over $1 00,000
Summit GNMA	None	None	None	None
Summit Municipal Income	None	None	None	None
Summit Municipal Intermediate	None	None	None	None
Summit Municipal Money Market	None	None	None	None
Tax-Efficient Equity	None	None	None	None
Tax-Exempt Money	None	None	None	None
Tax-Free High Yield	None	None	None	None
Tax-Free Income	None	None	None	None
Tax-Free Income Fund–Advisor Class	None	None	None	None
Tax-Free Short-Intermediate	None	None	None	None
Total Equity Market Index	None	None	over $100,000	None
U.S. Bond Index	None	None	over $100, 000	None
U.S. Large-Cap Core	None	None	None	None
U.S. Large-Cap Core–Advisor Class	None	None	None	None
U.S. Treasury Intermediate	None	None	None	None
U.S. Treasury Long-Term	None	None	None	None
U.S. Treasury Money	None	None	None	None
Value	None	$10,001-$50,000	over $1 00,000	over $100,000
Value Fund–Advisor Class	None	None	None	None
Virginia Tax-Free Bond	None	None	None	None

Portfolio Managers’ Holdings in the Price Funds

The following tables set forth the Price Fund holdings of each fund’s portfolio manager(s). The portfolio manager for each fund normally serves as chairman of the fund’s Investment Advisory Committee, and has day-to-day responsibility for managing the fund and executing the fund’s investment program.

Fund	Portfolio Manager	Range of Fund Holdings as of Fund’s Fiscal Year[a]	All Funds Range as of 12/31/10
Africa & Middle East	Joseph Rohm	none	none
Balanced	Edmund M. Notzon III Charles M. Shriver	$500, 001–$1,000 ,000(b)	over $1,000,000 (b)
Blue Chip Growth	Larry J. Puglia	$500,001–$1,000,000	over $1,000,000
Capital Appreciation	David R. Giroux	$500,001–$1,000,000	$500,001–$1,000,000
Capital Opportunity	Anna M. Dopkin	over $1,000,000	over $1,000,000
Corporate Income	David A. Tiberii	$10,001–$50,000	over $1,000,000
Diversified Mid-Cap Growth	Donald J. Easley Donald J. Peters	$500,001–$ 1,000,000 $500,001–$1,000,000	over $1,000,000 over $1,000,000
Diversified Small-Cap Growth	Sudhir Nanda	$ 100,001–$ 500,000	$500,001–$1,000,000
Dividend Growth	Thomas J. Huber	$100,001–$500,000	over $1,000,000
Emerging Europe & Mediterranean	Leigh Innes	$50,001–$100,000	$10,001–$50,000
Emerging Markets Bond	Michael J. Conelius	$100,001–$500,000	over $1,000,000
Emerging Markets Stock	Gonzalo Pangaro	over $1,000,000	over $1,000,000
Equity Income	Brian C. Rogers	over $1,000,000	over $1,000,000
Equity Index 500	E. Frederick Bair	$ 10,001–$ 50,000	$500,001–$1,000,000
European Stock	Dean Tenerelli	none	none
Extended Equity Market Index	E. Frederick Bair Ken D. Uematsu	$10,001–$50,000 $1–$10,000	$500,001–$1,000,000 $100,001–$500,000
Financial Services	Eric L. Veiel	$50,001–$100,000	$100,001–$500,000
Global Infrastructure	Susanta Mazumdar	none	none
Global Large-Cap Stock	R. Scott Berg	$500,001–$1,000,000	$500,001–$1,000,000
Global Real Estate	David M. Lee	$100,001–$500,000	over $1,000,000
Global Stock	Robert N. Gensler	over $1,000,000	over $1,000,000
Global Technology	David J. Eiswert	$500,001–$ 1,000,000	over $1,000,000
GNMA	Andrew C. McCormick	$50,001–$100,000	$500,001–$1,000,000
Growth & Income	Thomas J. Huber	$100,001–$500,000	over $1,000,000
Growth Stock	P. Robert Bartolo	over $1,000,000	over $1,000,000
Health Sciences	Kris H. Jenner	$500,001–$1,000,000	$500,001–$1,000,000
High Yield	Mark J. Vaselkiv	$100,001–$500,000	over $1,000,000
Inflation Protected Bond	Daniel O. Shackelford	$50,001–$100,000	over $1,000,000
International Bond	Ian D. Kelson	$100,001–$500,000	$500,001–$1,000,000
International Discovery	Justin Thomson Ernest C. Yeung	$100,001–$500,000 none	over $1,000,000 $50,001–$100,000
International Equity Index	E. Frederick Bair Neil Smith	$10,001–$50,000 none	$500,001–$1,000,000 none
International Growth & Income	Jonathan H.W. Matthews	none	none
International Stock	Robert W. Smith	over $1,000,000	over $1,000,000
Japan	M. Campbell Gunn	none	none
Latin America	Jose Costa Buck	$50,001–$100,000	$100,001–$500,000
Maryland Short-Term Tax-Free Bond	Charles B. Hill	none	over $1,000,000
Maryland Tax-Free Bond	Hugh D. McGuirk	$500,001–$1,000,000	over $1,000,000
Maryland Tax-Free Money	Joseph K. Lynagh	$1-$10,000	over $1,000,000
Media & Telecommunications	Daniel Martino	$500,001–$ 1,000,000	$500,001–$1,000,000
Mid-Cap Growth	Brian W.H. Berghuis	over $1,000,000	over $1,000,000
Mid-Cap Value	David J. Wallack	over $1,000,000	over $1,000,000
New America Growth	Joseph M. Milano	over $1,000,000	over $1,000,000
New Asia	Anh Lu	none	none
New Era	Timothy E. Parker	$ 100,001–$ 500,000	$500,001–$1,000,000
New Horizons	Henry M. Ellenbogen	$100,001–$500,000	over $1,000,000
New Income	Daniel O. Shackelford	$50,001–$100,000	over $1,000,000
Overseas Stock	Raymond A. Mills	$100,001–$500,000	over $1,000,000
Personal Strategy Balanced	Edmund M. Notzon III Charles M. Shriver	$100,001–$500,000 (b)	over $1,000,000 (b)
Personal Strategy Growth	Edmund M. Notzon III Charles M. Shriver	$100,001–$500,000 (b)	over $1,000,000 (b)
Personal Strategy Income	Edmund M. Notzon III Charles M. Shriver	$100,001–$500,000 (b)	over $1,000,000 (b)
Prime Reserve	Joseph K. Lynagh	$10,001–$50,000	over $1,000,000
Real Estate	David M. Lee	$100,001–$500,000	over $1,000,000
Science & Technology	Kennard W. Allen	$500,001–$ 1,000,000	over $1,000,000
Short-Term Bond	Edward A. Wiese	$500,001–$1,000,000	over $1,000,000
Small-Cap Stock	Gregory A. McCrickard	$500,001–$1,000,000	over $1,000,000
Small-Cap Value	Preston G. Athey	over $1,000,000	over $1,000,000
Spectrum Growth	Edmund M. Notzon III Charles M. Shriver	$500,001–$1,000,000 (b)	over $1,000,000 (b)
Spectrum Income	Edmund M. Notzon III Charles M. Shriver	$500,001–$1,000,000 (b)	over $1,000,000 (b)
Spectrum International	Christopher D. Alderson	none	over $1,000,000
Strategic Income	Steven C. Huber	$100,001–$500,000	$100,001–$500,000
Summit Cash Reserves	Joseph K. Lynagh	$1-$10,000	over $1,000,000
Summit GNMA	Andrew C. McCormick	$100,001–$500,000	over $1,000,000
Summit Municipal Income	Konstantine B. Mallas	$100,001–$500,000	over $1,000,000
Summit Municipal Intermediate	Charles B. Hill	$500,001–$1,000,000	over $1,000,000
Summit Municipal Money Market	Joseph K. Lynagh	none	over $1,000,000
Tax- Efficient Equity	Donald J. Peters	over $1,000,000	over $1,000,000
Tax- Exempt Money	Joseph K. Lynagh	none	over $1,000,000
Tax- Free High Yield	James M. Murphy	$50,001–$100,000	$500,001–$1,000,000
Tax- Free Income	Konstantine B. Mallas	$100,001–$500,000	over $1,000,000
Tax- Free Short-Intermediate	Charles B. Hill	$100,001–$500,000	over $1,000,000
Total Equity Market Index	E. Frederick Bair Ken D. Uematsu	$10,001–$50,000 $1-$10,000	$500,001–$1,000,000 $100,001–$500,000
U.S. Bond Index	Robert M. Larkins	$1-$10,000	$100,001–$500,000
U.S. Large-Cap Core	Jeffrey Rottinghaus	over $1,000,000	over $1,000,000
U.S. Treasury Intermediate	Brian J. Brennan	$10,001–$50,000	$500,001–$1,000,000
U.S. Treasury Long-Term	Brian J. Brennan	$10,001–$50,000	$500,001–$1,000,000
U.S. Treasury Money	Joseph K. Lynagh	none	over $1,000,000
Value	Mark S. Finn	$100,001–$500,000	over $1,000,000

(a)      See table beginning on page 6 for the fiscal year of the funds. The range of fund holdings as of the fund’s fiscal year is updated concurrently with each fund’s prospectus date as shown in the table beginning on page 6.

(b)     On May 1, 2011, Charles Shriver became Co-Portfolio Manager of the fund, therefore the range of fund holdings is not yet available.

The following funds may be purchased only by institutional investors.

Fund	Portfolio Manager	Range of Fund Holdings as of Fund’s Fiscal Year[a]	All Funds Range as of 12/31/10
Institutional Africa & Middle East	Joseph Rohm	none	none
Institutional Concentrated International Equity	Federico Santilli	none	none
Institutional Core Plus	Brian J. Brennan	none	$500,001–$1,000,000
Institutional Emerging Markets Bond	Michael J. Conelius	none	over $1,000,000
Institutional Emerging Markets Equity	Gonzalo Pangaro	none	over $1,000,000
Institutional Floating Rate	Justin J. Gerbereux Paul M. Massaro	none none	$500,001–$1,000,000 $100,001–$500,000
Institutional Global Equity	Robert N. Gensler	none	over $1,000,000
Institutional Global Large-Cap Equity	R. Scott Berg	none	$500,001–$1,000,000
Institutional High Yield	Paul A. Karpers	none	over $1,000,000
Institutional International Bond	Ian D. Kelson	none	$500,001–$1,000,000
Institutional International Core Equity	Raymond A. Mills	none	over $1,000,000
Institutional International Growth Equity	Robert W. Smith	none	over $1,000,000
Institutional Large Cap Core Growth	Larry J. Puglia	none	over $1,000,000
Institutional Large-Cap Growth	Robert W. Sharps	$ 50,001–$ 100,000	over $1,000,000
Institutional Large-Cap Value	Mark S. Finn John D. Linehan Brian C. Rogers	none $100,001–$500,000 none	over $1,000,000 over $1,000,000 over $1,000,000
Institutional Mid-Cap Equity Growth	Brian W.H. Berghuis	none	over $1,000,000
Institutional Small-Cap Stock	Gregory A. McCrickard	none	over $1,000,000
Institutional U.S. Structured Research	Anna M. Dopkin	none	over $1,000,000

(a)    See table beginning on page 6 for the fiscal year of the funds. The range of fund holdings as of the fund’s fiscal year is updated concurrently with each fund’s prospectus date as shown in the table beginning on page 6.

The following funds are designed for persons residing in the indicated state. The portfolio managers reside in Maryland.

Fund	Portfolio Manager	Range of Fund Holdings as of Fund’s Fiscal Year[a]	All Funds Range as of 12/31/10
California Tax-Free Bond	Konstantine B. Mallas	none	over $1,000,000
California Tax-Free Money	Joseph K. Lynagh	none	over $1,000,000
Georgia Tax-Free Bond	Hugh D. McGuirk	none	over $1,000,000
New Jersey Tax-Free Bond	Konstantine B. Mallas	none	over $1,000,000
New York Tax-Free Bond	Konstantine B. Mallas	none	over $1,000,000
New York Tax-Free Money	Joseph K. Lynagh	none	over $1,000,000
Virginia Tax-Free Bond	Hugh D. McGuirk	none	over $1,000,000

(a)    See table beginning on page 6 for the fiscal year of the funds. The range of fund holdings as of the fund’s fiscal year is updated concurrently with each fund’s prospectus date as shown in the table beginning on page 6.

The following funds are designed such that a single individual would normally select one fund based on that person’s expected retirement date.

Fund	Portfolio Manager	Range of Fund Holdings as of Fund’s Fiscal Year[a]	All Funds Range as of 12/31/10
Retirement 2005	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2010	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2015	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2020	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2025	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2030	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2035	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2040	Jerome A. Clark Edmund M. Notzon III	$500,001–$1,000,000 none	$500,001–$1,000,000 over $1,000,000
Retirement 2045	Jerome A. Clark Edmund M. Notzon III	$1-$10,000 $100,001-$500,000	$500,001–$1,000,000 over $1,000,000
Retirement 2050	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement 2055	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000
Retirement Income	Jerome A. Clark Edmund M. Notzon III	none none	$500,001–$1,000,000 over $1,000,000

(a)    See table beginning on page 6 for the fiscal year of the funds. The range of fund holdings as of the fund’s fiscal year is updated concurrently with each fund’s prospectus date as shown in the table beginning on page 6.

The following funds are not available for direct purchase by members of the public.

Fund	Portfolio Manager	Range of Fund Holdings as of Fund’s Fiscal Year[a]	All Funds Range as of 12/31/10
Inflation Focused Bond(b)	Daniel O. Shackelford Edward A. Wiese	none none	over $1,000,000 over $1,000,000
Real Assets	Wyatt A. Lee	none	over $1,000,000
TRP Government Reserve Investment	Joseph K. Lynagh	none	over $1,000,000
TRP Reserve Investment	Joseph K. Lynagh	none	over $1,000,000

(a)    See table beginning on page 6 for the fiscal year of the funds. The range of fund holdings as of the fund’s fiscal year is updated concurrently with each fund’s prospectus date as shown in the table beginning on page 6.

(b)    The fund was formerly named Short-Term Income Fund.

Portfolio Manager Compensation

Portfolio manager compensation consists primarily of a base salary, a cash bonus, and an equity incentive that usually comes in the form of a stock option grant. Occasionally, portfolio managers will also have the opportunity to participate in venture capital partnerships. Compensation is variable and is determined based on the following factors.

Investment performance over 1-, 3-, 5-, and 10-year periods is the most important input. The weightings for these time periods are generally balanced and are applied consistently across similar strategies. T. Rowe Price (and Price Hong Kong, Price Singapore, and T. Rowe Price International, as appropriate), evaluate performance in absolute, relative, and risk-adjusted terms. Relative performance and risk-adjusted performance are determined with reference to the broad-based index (e.g., S&P 500) and the Lipper index (e.g., Large-Cap Growth) set forth in the total returns table in the fund’s prospectus, although other benchmarks may be used as well. Investment results are also measured against comparably managed funds of competitive investment management firms. The selection of comparable funds is approved by the applicable investment steering committee (as described under the “Disclosure of Fund Portfolio Information” section) and are the same as those presented to the directors of the Price Funds in their regular review of fund performance. Performance is primarily measured on a pretax basis though tax efficiency is considered and is especially important for the Tax-Efficient Equity Fund. Compensation is viewed with a long-term time horizon. The more consistent a manager’s performance over time, the higher the compensation opportunity. The increase or decrease in a fund’s assets due to the purchase or sale of fund shares is not considered a material factor. In reviewing relative performance for fixed-income funds, a fund’s expense ratio is usually taken into account.

Contribution to T. Rowe Price’s overall investment process is an important consideration as well. Sharing ideas with other portfolio managers, working effectively with and mentoring younger analysts, and being good corporate citizens are important components of T. Rowe Price’s long-term success and are highly valued.

All employees of T. Rowe Price, including portfolio managers, participate in a 401(k) plan sponsored by T. Rowe Price Group. In addition, all employees are eligible to purchase T. Rowe Price common stock through an employee stock purchase plan that features a limited corporate matching contribution. Eligibility for and participation in these plans is on the same basis as for all employees. Finally, all vice presidents of T. Rowe Price Group, including all portfolio managers, receive supplemental medical/hospital reimbursement benefits.

This compensation structure is used for all portfolios managed by the portfolio manager.

Assets Under Management

The following table sets forth the number and total assets of the mutual funds and accounts managed by the Price Funds’ portfolio managers as of the most recent fiscal year end of the funds they manage, unless otherwise indicated. All of the assets of the funds that have multiple portfolio managers are shown as being allocated to all managers of those funds. There are no accounts for which the advisory fee is based on the performance of the account.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Kennard Allen	1	$3,102,70,78	—	—	1	$603,198,628
Christopher D. Alderson	5	1,429,212,735	5	$4,213,790,472	6	3,407,880,620
Preston G. Athey	8	9,168,565,431	1	19,679,122	9	587,115,412
E. Frederick Bair	8	6,429,687,712	3	2,709,332,949	1	758,533,370
P. Robert Bartolo	11	30,207,276,552	1	208,412,429	7	749,027259
R. Scott Berg	6	491,996,630	—	—	2	397,052,895
Brian W.H. Berghuis	8	86,683,189,723	1	67,086,911	7	1,101,843,817
Brian J. Brennan	5	892,846,713	4	3,224,666,613	10	2,130,939,320
Jerome A. Clark	53	49,045,487,196	15	591,570,975	5	988,763,560
Michael J. Conelius	14	5,145,871,325	10	5,044,515,689	—	—
Jose Costa Buck	1	3,063,209,916	1	32,073,689	2	378,160,869
Anna M. Dopkin	6	3,309,084,125	5	6,401,929,188	58	16,421,521,623
Henry M. Ellenbogen	2	7,716,962,189	3	652,975,062	8	1,058,456,657
Donald J. Easley	1	155,195,205	—	—	2	35,365,052
David J. Eiswert	3	1,893,251,472	—	—	2	383,706,054
Mark S. Finn	4	13,584,385,217	—	—	—	—
Robert N. Gensler	12	4,126,392,270	26	5,362,533,581	16	7,810,736,624
Justin T. Gerbereux	1	811,160,191	—	—	—	—
David R. Giroux	3	16,218,605,638	1	101,673,792	1	340,951,237
M. Campbell Gunn	1	198,089,601	2	195,672,431	3	1,994,635,980
Charles B. Hill	3	3,405,881,375	2	346,172,060	11	1,483,836,453
Steven C. Huber	1	136,533,140	—	—	—	—
Thomas J. Huber	4	4,183,041,965	1	201,062,327	—	—
Leigh Innes	1	772,523,168	1	11,187,936	—	—
Kris H. Jenner	5	2,987,390,518	—	—	—	51,896,342
Paul A. Karpers	4	1,577,422,460	4	1,088,810,613	11	2,766,850,881
Ian D. Kelson	4	4,492,957,863	13	852,589,723	1	751,925
John H. Laporte	2	4,238,068,702	3	194,848,652	9	594,450,745
Robert M. Larkins	1	615,171,674	3	1,419,899,060	11	1,112,145,325
David M. Lee	4	3,558,156,029	—	—	3	95,518,197
Wyatt A. Lee	1	1,574,711,359	—	—	—	—
John D. Linehan	3	905,377,274	4	1,196,427,730	19	1,156,064,403
Anh Lu	1	5,265,100,066	3	623,984,679	6	569,659,694
Joseph K. Lynagh	11	30,208,569,016	—	—	8	308,508,537
Konstantine B. Mallas	5	4,634,079,864	—	—	4	89,120,831
Daniel Martino	1	1,933,372,411	—	—	—	—
Paul M. Massaro	1	811,160,191	—	—	—	—
Jonathan H.W. Matthews	1	3,494,107,674	1	136,077,853	—	—
Susanta Mazumdar	—	—	—	—	3	79,387,657
Andrew C. McCormick	5	1,962,212,234	—	—	3	69,213,429
Gregory A. McCrickard	4	7,332,409,079	2	269,683,892	4	516,835,977
Michael J. McGonigle	1	136,533,140	—	—	—	—
Hugh D. McGuirk	3	2,702,366,125	—	—	9	327,420,504
Joseph M. Milano	2	1,438,422,053	—	—	—	—
Raymond A. Mills	5	2,864,295,672	1	137,127,681	2	656,915,496
James M. Murphy	1	1,765,896,397	—	—	—	—
Sudhir Nanda	1	133,534,740	—	—	—	—
Edmund M. Notzon III	18	18,365,316,387	6	1,693,171,670	7	59,042,500
Gonzalo Pangaro	6	5,385,915,882	3	1,383,612,358	1	115,278,923
Timothy E. Parker	3	7,166,263,889	1	225,044,488	9	1,099,422,490
Donald J. Peters	7	1,643,685,977	—	—	18	1,318,589,108
Larry J. Puglia	10	18,301,850,367	1	79,652,154	14	2,430,254,777
Joseph Rohm	2	327,980,117	1	34,471,926	—	—
Brian C. Rogers	12	29,710,218,883	2	621,056,028	17	2,001,130,429
Jeffrey Rottinghaus	3	132,352,204	2	287,720,385	—	—
Federico Santilli	1	7,552,239	—	—	—	—
Daniel O. Shackelford	8	15,430,118,822	1	1,727,399,323	5	1,261,767,440
Robert W. Sharps	8	5,767,241,836	6	4,485,586,792	38	11,539,307,246
Charles M. Shriver(a)	—	—	—	—	—	—
Neil Smith	1	437,387,747	1	147,117,919	—	—
Robert W. Smith	3	6,889,215,500	1	156,866,045	1	4,684,468
David Stanley	1	136,533,140	2	27,440,550	2	7,835,204
Dean Tenerelli	1	721,827,924	2	23,908,714	—	—
Justin Thomson	1	2,630,300,309	—	—	—	—
David A. Tiberii	3	817,122,149	1	92,226,721	8	1,862,763,542
Ken D. Uematsu	4	1,073,401,615	4	1,348,182,311	—	—
Mark J. Vaselkiv	7	7,953,640,156	7	1,857,690,158	20	3,390,985,451
Eric L. Veiel	1	354,169,465	—	—	—	—
David J. Wallack	3	10,560,849,482	1	67,909,393	3	451,457,033
Edward A. Wiese	6	9,378,201,867	2	348,302,488	9	2,760,842,776
Ernest C. Yeung	1	2,630,278,520	—	—	—	—

(a)    This individual assumed co-portfolio management responsibility of mutual funds on

May 1, 2011. The information on accounts managed is not yet available.

Conflicts of Interest

Portfolio managers at T. Rowe Price and its affiliates typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations), offshore funds and commingled trust accounts. Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices, and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio. T. Rowe Price and its affiliates have adopted brokerage and trade allocation policies and procedures which they believe are reasonably designed to address any potential conflicts associated with managing multiple accounts for multiple clients. Also, as disclosed under the “Portfolio Manager Compensation” section, our portfolio managers’ compensation is determined in the same manner with respect to all portfolios managed by the portfolio manager. Please see the “Portfolio Transactions” section of this SAI for more information on our brokerage and trade allocation policies.

T. Rowe Price funds may, from time to time, own shares of Morningstar, Inc. Morningstar is a provider of investment research to individual and institutional investors, and publishes ratings on mutual funds, including the Price Funds. T. Rowe Price manages the Morningstar retirement plan and T. Rowe Price and its affiliates pay Morningstar for a variety of products and services. In addition, Morningstar may provide investment consulting and investment management services to clients of T. Rowe Price or its affiliates.

 PRINCIPAL HOLDERS OF SECURITIES

As of the date indicated, the directors and officers of the funds, as a group, owned less than 1% of the outstanding shares of any fund, except for the funds shown in the following table.

Fund	%*
Capital Opportunity	1.1
Diversified Mid-Cap Growth	1.9
Global Large-Cap Stock	19.7
Global Stock	1.2
Maryland Short-Term Tax-Free Bond	2.2
Maryland Tax-Free Money	5.9
Summit Cash Reserves	1.4
Tax-Efficient Equity	2.8
Tax-Exempt Money	1.4
U.S. Large-Cap Core	4.6

*      Based on December 31, 2010 data.

As of March 31, 2011, the following shareholders of record owned more than 5% of the outstanding shares of the indicated funds and/or classes.

Fund	Shareholder	%
Africa & Middle East

Charles Schwab & Company, Inc.

Reinvest Account

Attn.: Mutual Fund Department

101 Montgomery Street

San Francisco, California 94104

National Financial Services for the Exclusive Benefit of

Our Customers

200 Liberty Street

One World Financial Center, 5th Floor

New York, New York 10281

University of Arkansas Foundation, Inc.

535 Research Center Boulevard, Suite 120

Fayetteville , Arkansas 72701

6.42 6.43 6.48
Balanced	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department P.O. Box 17215 Baltimore, Maryland 21297	43. 42(c)
Blue Chip Growth

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

201 Progress Parkway

Maryland Heights, Missouri 63043

National Financial Services for the Exclusive Benefit of

Our Customers

Pirateline & Company

T. Rowe Price Associates

Attn.: Fund Accounting Department

100 East Pratt Street

Baltimore, Maryland 21202

T. Rowe Price Retirement Plan Services TR

Blue Chip Growth Fund

Attn.: Asset Reconciliations

P.O. Box 17215

Baltimore, Maryland 21297

10.34 7.30 5. 27 17. 76
Blue Chip Growth–Advisor Class

Charles Schwab & Company, Inc.

Reinvest Account

National Financial Services for the Exclusive Benefit of

Our Customers

Reliance Trust Company FBO

Retirement Plans Serviced by MetLife

8515 East Orchard Road 2T2

Greenwood Village, Colorado 80111

Union Central Life Insurance Company

Attn.: Retirement Plans

1876 Waycross Road

Cincinnati, Ohio 45240

Vanguard Fiduciary Trust Company

T. Rowe Price Advisor Class Funds

Attn.: Outside Funds

P.O. Box 2900

Valley Forge, Pennsylvania 19482

6.08 23.75 5. 34 8. 78 7. 06
Blue Chip Growth–R Class

American United Life

Separate Account II

Attn.: Dan Schluge

P.O. Box 1995

Indianapolis, Indiana 46206

Massachusetts Mutual Life Insurance Company

1295 State Street

Fund Operations/N255

Springfield, Massachusetts 01111

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

P.O. Box 182029

Columbus, Ohio 43218

State Street Corporation Trustee

FBO ADP Access

1 Lincoln Street

Boston, Massachusetts 02111

13. 40 8.16 13. 95 14.15
California Tax-Free Bond	Charles Schwab & Company, Inc. Reinvest Account	6. 21
California Tax-Free Money	Georgette O’Connor Day TR Georgette O’Connor Day Trust Los Angeles, California	12. 10
Capital Appreciation	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	8.79 9.76
Capital Appreciation–Advisor Class

Ameritas Life Insurance Corporation

Separate Account G

5900 O Street

Lincoln, Nebraska 68510

Charles Schwab & Company, Inc.

Reinvest Account

JPMorgan Chase Bank NA Trustee/Custodian

For TIAA-CREF Retirement Plans

3 Metrotech Center, 5th Floor

Brooklyn, New York 11245

National Financial Services for the Exclusive Benefit of

Our Customers

12. 09 13. 02 7.50 27.39(a)
Capital Opportunity	McWood & Company P.O. Box 29522 Raleigh, North Carolina 27626 T. Rowe Price Associates Attn.: Financial Reporting Department 100 East Pratt Street Baltimore, MD 21202	47.42(a) 6. 65
Capital Opportunity Fund–Advisor Class

Charles Schwab & Company, Inc.

Reinvest Account

National Financial Services for the Exclusive Benefit of

Our Customers

Reliance Trust Company Custodian

FBO Lima Memorial Health System 401(k)

8515 East Orchard Road 2T2

Greenwood Village , Colorado 80111

44. 65(a) 25.81(a) 25.19(a)
Capital Opportunity Fund–R Class

M. Catherine H. Barre FBO

Parametric Solutions Inc. 401(k)

Profit Sharing Plan & Trust

900 East Indiantown Road, Suite 200

Jupiter , Florida 33477

Charles Schwab & Company, Inc.

Reinvest Account

Counsel Trust DBA MATC

FBO Light Age Inc. 401(k) Profit Sharing Plan & Trust

1251 Waterfront Place, Suite 525

Pittsburgh, Pennsylvania 15222

FIIOC as Agent

FBO A/R Packaging Corporation 401(k) Salary

Reduction Plan & Trust

100 Magellan Way (KW1C)

Covington, Kentucky 41015

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

Reliance Trust Company FBO

MTRMLS Inc.

P.O. Box 48529

Atlanta, Georgia 30362

6.96 37.79(a) 6.91 10.06 14. 92 5. 29
Corporate Income

MLPF&S for the Sole Benefit of Its Customers

4800 Deerlake Drive East, 3rd Floor

Jacksonville, Florida 32246

Yachtcrew & Company

T. Rowe Price Associates

Attn.: Fund Accounting Department

100 East Pratt Street

Baltimore , Maryland 21202

17.49 44.41(d)
Dividend Growth

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

MLPF&S for the Sole Benefit of Its Customers

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Trust Company

Dividend Growth Fund (DGF)

Attn.: Asset Reconciliation

21.22 13.57 8.26 7. 36
Dividend Growth Fund–Advisor Class

FIIOC as Agent

FBO J.M. Smith Corporation

100 Magellan Way (KW1C)

Covington , Kentucky 41015

National Financial Services for the Exclusive Benefit of

Our Customers

Wells Fargo Bank

FBO Various Retirement Plans

1525 West WT Harris Boulevard

Charlotte, North Carolina 28288

6.10 71.83(a) 11.54
Emerging Europe & Mediterranean	National Financial Services for the Exclusive Benefit of Our Customers	10. 23
Emerging Markets Bond

Charles Schwab & Company, Inc.

Reinvest Account

Retirement Portfolio 2010

T. Rowe Price Associates

Attn.: Fund Accounting Department

Retirement Portfolio 2015

T. Rowe Price Associates

Attn.: Fund Accounting Department

Retirement Portfolio 2020

T. Rowe Price Associates

Attn.: Fund Accounting Department

Retirement Portfolio 2030

T. Rowe Price Associates

Attn.: Fund Accounting Department

Yachtcrew & Company

5. 52 7. 25 6. 74 12.02 5. 60 17. 03
Emerging Markets Stock	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Associates TR Default 2030-RETIP PSP T. Rowe Price Associates TR Attn.: Fund Accounting Department PSP	14. 34 5. 34 5. 58
Equity Income

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Trust Company

Attn.: TRPS Institutional Control Department

7. 93 5.93 14.94
Equity Income Fund–Advisor Class

Citigroup Global Markets Inc.

333 West 34th Street, 3rd Floor

New York, New York 10001

John Hancock Life Insurance USA

RPS SEG Funds and Accounting ET-7

601 Congress Street

Boston, Massachusetts 02210

National Financial Services for the Exclusive Benefit of

Our Customers

6. 35 18.71 40.17(a)
Equity Income Fund–R Class

American United Life

Separate Account II

DCGT as Trustee and/or Custodian

FBO Principal Financial Group

Qualified Prin. Advtg. Omnibus

Attn.: NPI0 Trade Desk

711 High Street

Des Moines, Iowa 50309

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

P.O. Box 2999

Hartford , Connecticut 06104

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

Wachovia Bank

FBO Various Retirement Plans

1525 West W.T. Harris Boulevard

Charlotte, North Carolina 28288

17.06 5. 92 5.16 10.09 7. 20
Equity Index 500	Retirement Portfolio 2010 Retirement Portfolio 2015 Retirement Portfolio 2020 Retirement Portfolio 2025 T. Rowe Price Associates Attn.: Fund Accounting Department Retirement Portfolio 2030	11. 12 9. 77 17. 17 6. 94 8. 58
European Stock	Bobstay & Company T. Rowe Price Associates Attn.: Fund Accounting Department Charles Schwab & Company, Inc. Reinvest Account	19. 19 6.86
Extended Equity Market Index	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	15. 05
Financial Services	T. Rowe Price Retirement Plan Services, Inc. New Business Group for #117	6. 11
Georgia Tax-Free Bond	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	12.96 12.25
Global Infrastructure	T. Rowe Price Associates Attn.: Financial Reporting Department	14. 10
Global Infrastructure Fund–Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Associates Attn.: Financial Reporting Department	13.34 71.03(e)
Global Large-Cap Stock	T. Rowe Price Associates Attn.: Financial Reporting Department Trustees of T. Rowe Price U.S. Retirement Program Attn.: Financial Reporting Department P.O. Box 89000 Baltimore, Maryland 21289	15. 13 8.80
Global Large-Cap Stock Fund–Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Associates Attn.: Financial Reporting Department	18. 95 69.98(e)
Global Real Estate	T. Rowe Price Associates Attn.: Financial Reporting Department	21.76
Global Real Estate Fund–Advisor Class

Avon Dental Group Trustee FBO

c/o FASCORE LLC

Avon Dental Group RSP 401(k)

8515 East Orchard Road, 2T2

Greenwood Village, Colorado 80111

FIIOC as Agent

FBO Sierra Nevada

100 Magellan Way (KW1C)

Covington , Kentucky 41015

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Associates

Attn.: Financial Reporting Department

5.81 14.06 15.56 60.14(e)
Global Stock

Charles Schwab & Company, Inc.

Reinvest Account

JPMorgan as Directed Trustee for Ernest & Young Defined

Benefit Retirement Plan Trust

Attn.: Phyllis Mancini

4 New York Plaza, Floor 15

New York, New York 10004

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Retirement Plan Services, Inc.

Omnibus Plan

5. 01 14. 40 6. 22 6.93
Global Stock Fund–Advisor Class

DCGT as Trustee and/or Custodian

FBO Principal Financial Group

Qualified Prin. Advtg. Omnibus

DWS Trust Company Trustee/Custodian

FBO ADP Enterprise Product 401(k)

Attn.: Share Reconciliation Department

P.O. Box 1757

Salem, New Hampshire 03079

National Financial Services for the Exclusive Benefit of

Our Customers

UMB Bank NA SFR

FBO Fiduciary for Tax Deferred Accounts Group

1 SW Security Benefit Place

Topeka, Kansas 66636

15.26 52.01(a) 16.22 9. 87
Global Technology	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	9. 88 13. 01
GNMA	Yachtcrew & Company	36.43(d)
TRP Government Reserve Investment

Barnaclesail

c/o T. Rowe Price Associates

Attn.: Mid-Cap Growth Fund

Met Investor Series Trust

TRP Mid-Cap Growth Portfolio

State Street Bank & Trust Company

Attn.: Christian Coleman

2 Avenue de Lafayette

Boston, Massachusetts 02111

T. Rowe Price Retirement Plan Services, Inc.

Attn.: RPS Cash Group

69.67(d) 6.50 10. 31
Growth & Income	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	7.94
Growth Stock

National Financial Services for the Exclusive Benefit of

Our Customers

Retirement Portfolio 2020

Retirement Portfolio 2025

Retirement Portfolio 2030

Retirement Portfolio 2040

T. Rowe Price Associates

Attn.: Fund Accounting Department

T. Rowe Price Trust Company

Attn.: TRPS Institutional Control Department

7. 61 7. 64 5.04 9. 56 7.06 8. 72
Growth Stock Fund–Advisor Class

ICMA Retirement Trust

777 North Capitol Street NE, Suite 600

Washington, D.C. 20002

National Financial Services for the Exclusive Benefit of

Our Customers

U.S. Bank

FBO Private Asset Department

OA Platform

P.O. Box 1787

Milwaukee, Wisconsin 53201

5.99 27. 04(a) 6. 34
Growth Stock Fund–R Class

American United Life

Separate Account II

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

State Street Corporation Trustee

FBO ADP Access

5. 09 6. 83 8. 03 6. 96
Health Sciences	Charles Schwab & Company, Inc. Reinvest Account John Hancock Life Insurance Company USA RPS SEG Funds and Accounting ET-7 National Financial Services for the Exclusive Benefit of Our Customers	7. 30 9. 62 9. 17
High Yield	Retirement Portfolio 2020 Yachtcrew & Company	5. 95 18. 31
High Yield Fund–Advisor Class

Genworth Financial Trust Company

FBO Genworth Financial WMGT & Mutual Clients & FBO

Other Custodial Clients

3200 North Central Avenue, Floor 6

Phoenix, Arizona 85012

National Financial Services for the Exclusive Benefit of

Our Customers

9. 65 83. 33(a)
Inflation Focused Bond

T. Rowe Price Associates

Short-Term Income Fund

Attn.: Fund Accounting Department

T. Rowe Price Services, Inc.

FBO Education Trust of Alaska

Portfolio 2009-2012

Attn.: Dawn Wagner Fixed Income

100 East Pratt Street, 7th Floor

Baltimore, Maryland 21202

85.00(e) 5. 70
Inflation Protected Bond	T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Inflation Protected Bond	9.73
Institutional Africa & Middle East

Crystal Bridges Museum of American Art Inc.

P.O. Box 1169

Bentonville, Arkansas 72712

John S. and James L. Knight Foundation

Wachovia Financial Center, Suite 3300

200 South Biscayne Boulevard

Miami, Florida 33131

Mac & Company

Attn.: Mutual Fund Operations

P.O. Box 3198

Pittsburgh, Pennsylvania 15230

National Financial Services for the Exclusive Benefit of

Our Customers

SEI Private Trust Company

C/O ID 747 Choate Hall & Stewart

Attn.: Mutual Funds Administrator

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

11.14 16.78 19.14 10.83 29.53(a)
Institutional Concentrated International Equity	T. Rowe Price Associates Attn.: Financial Reporting Department	100.00(e)
Institutional Core Plus

JPMorgan Chase Bank Trustee for

The State of California Savings Plus Program

4 New York Plaza, Floor 15

New York, New York 10004

Janette Stump, James Carney & Howard Kline, TRS

Special Metals Corporation Retiree Benefit Trust

60 Boulevard of the Allies, Floor 5

Pittsburgh, Pennsylvania 15222

National Financial Services for the Exclusive Benefit of

Our Customers

The Church Foundation

240 South 4th Street

Philadelphia, Pennsylvania 19106

T. Rowe Price Associates

Attn.: Financial Reporting Department

20.77 19.28 13.48 22. 42 12.81
Institutional Core Plus–F Class	T. Rowe Price Associates Attn.: Financial Reporting Department	100.00(e)
Institutional Emerging Markets Bond

Ladybird & Company

c/o T. Rowe Price Associates

Attn.: Personal Strategy Income Fund

Ladybug & Company

c/o T. Rowe Price Associates

Attn.: Personal Strategy Balanced Fund

Lakeside & Company

c/o T. Rowe Price Associates

Attn.: Personal Strategy Growth Fund

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Associates

Attn.: Financial Reporting Department

30.08(d) 33. 24(d) 10. 44 6. 66 5. 56
Institutional Emerging Markets Equity

Charles Schwab & Company, Inc.

Special Custody A/C

FBO Customers

Attn.: Mutual Fund Department

101 Montgomery Street

San Francisco, California 94104

MLPF&S for the Sole Benefit of Its Customers

National Financial Services for the Exclusive Benefit of

Our Customers

Wells Fargo Bank NA

FBO Omnibus Account Cash/Cash

P.O. Box 1533

Minneapolis, Minnesota 55480

5. 91 17. 14 8. 65 10. 52
Institutional Floating Rate

Delaware Public Employee’s

Retirement System Institutional Floating Rate

Attn.: Linda Drew

Ashford Consulting Group

1 Walkers Mill Road

P.O. Box 4644

Wilmington , Delaware 19807

Genworth Financial Trust Company

FBO Genworth Financial WMGT & Mutual Clients & FBO

Other Custodial Clients

Seamile & Company

c/o T. Rowe Price Associates

Attn.: Capital Appreciation Fund

Taskforce & Company

c/o T. Rowe Price Associates

Attn.: Equity Income Fund

Tuna & Company

c/o T. Rowe Price Associates

Attn.: New Income Fund

7. 20 14.01 21.79 13.26 28.86(d)
Institutional Floating Rate–F Class	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	33.37(a) 62.75(a)
Institutional Global Equity

Mac & Company

Attn.: Mutual Fund Operations

SEI Private Trust Company

c/o SunTrust Bank

State Street Bank & Trust Company

Trustee for Riverside Health System Retirement Income Plan

125 Sunnynoll Court, Suite 200

Winston Salem, North Carolina 27106

U.S. Bank Trustee

FBO NREL/MRI

Mutual Fund Trading

P.O. Box 1787

Milwaukee, Wisconsin 53201

51.98(a) 6. 85 21. 84 5.63
Institutional Global Large-Cap Equity

Croda Inc. Defined Benefit Plan Master TR

c/o State Street Bank and Trust Company

801 Pennsylvania Avenue

Tower 1 - 5th Floor

Attn.: Steve Chiles

Kansas City, Missouri 64105

SEI Private Trust Company

c/o Gibraltar Bank

Attn.: Mutual Fund Administration

State Street Bank & Trust Company

Trustee for Master Trust for Defined Benefit Plans

of Syngenta Corporation

T. Rowe Price Associates

Attn.: Financial Reporting Department

10. 61 18.21 50.32(a) 16. 51
Institutional High Yield

Bread & Company

c/o T. Rowe Price Associates

Attn.: Balanced Fund

Charles Schwab & Company, Inc.

Reinvest Account

Ladybug & Company

National Financial Services for the Exclusive Benefit of

Our Customers

State Street Bank & Trust Company Custodian

Citigroup 401(k) Plan

105 Rosemont Avenue

Westwood, Massachusetts 02090

Tuna & Company

10. 23 7. 21 5. 26 12.10 5. 29 6.78
Institutional International Bond	Charles Schwab & Company, Inc. Special Custody A/C FBO Customers Ladybird & Company Ladybug & Company Lakeside & Company	28.90(a) 23. 78 26.10(d) 8.12
Institutional International Core Equity	Dekalb County Pension Plan 1300 Commerce Drive , 4th Floor Decatur , Georgia 30030 T. Rowe Price Associates Attn.: Financial Reporting Department	93.75(a) 6.25
Institutional International Growth Equity

National Financial Services for the Exclusive Benefit of

Our Customers

Saxon & Company

P.O. Box 7780-1888

Philadelphia, Pennsylvania 19182

State Street Bank & Trust Company Custodian

Houston Metro Transit Authority Fund–MTA Union

805 Pennsylvania Avenue

Tower 2 - 5th Floor

Kansas City, Missouri 64105

State Street Bank & Trust Company Custodian

Houston Metro Transit Authority Fund–MTA Non-Union

805 Pennsylvania Avenue

Tower 2 - 5th Floor

Kansas City, Missouri 64105

The Church Foundation

6. 26 17. 23 35. 00(a) 26. 73(a) 8. 52
Institutional Large-Cap Core Growth

National Financial Services for the Exclusive Benefit of

Our Customers

SEI Private Trust Company

Attn.: Mutual Funds

c/o Harris

State Street Corporation TR

FBO Hallmark Cards, Inc.

105 Rosemont Avenue

Westwood, Massachusetts 02090

40. 23(a) 11.33 24. 98
Institutional Large-Cap Growth

Charles Schwab & Company, Inc.

Reinvest Account

National Financial Services for the Exclusive Benefit of

Our Customers

Mercer Trust Company Trustee

FBO Savannah River Nuclear Solutions

LLC Defined Contribution Plan

1 Investors Way

Attn.: D.C. Plan Admin.

Norwood, Massachusetts 02062

SEI Private Trust Company

c/o SunTrust Bank

9. 59 11. 52 5. 32 9.53
Institutional Large-Cap Value

Charles Schwab & Company, Inc.

Reinvest Account

JPMorgan Chase Bank NA Trustee

Carpenter Technology Corp. DB Plan

4 New York Plaza

New York, New York 10004

National Financial Services for the Exclusive Benefit of

Our Customers

Prudential Bank & Trust

FSB Trustee New York Metro Transit Authority

Attn.: Andrew F. Levesque

280 Trumbull Street

One Commercial Plaza

Hartford, Connecticut 06103

The Harry and Jeanette Weinberg Foundation, Inc.

7 Park Center Court

Owings Mills, Maryland 21117

23.80 6.98 23.95 14. 28 6. 79
Institutional Mid-Cap Equity Growth

Charles Schwab & Company, Inc.

Reinvest Account

Kentucky Public Employees Deferred Compensation Plan

ING as Custodian/Recordkeeper

1 Heritage Drive

North Quincy, Massachusetts 02171

Mac & Company

Attn.: Mutual Fund Operations

National Financial Services for the Exclusive Benefit of

Our Customers

State Street Corporation TR

FBO Hallmark Cards, Inc.

Vanguard Fiduciary Trust Company

T. Rowe Institutional Class

Attn.: Outside Funds/Scott Gellert

P.O. Box 2600 L-24

Valley Forge, Pennsylvania 19482

6.12 9. 46 15.47 17.13 8.59 12.01
Institutional Small-Cap Stock	Mac & Company Attn.: Mutual Fund Operations National Financial Services for the Exclusive Benefit of Our Customers Wells Fargo Bank NA FBO Pinnacol Assurance Equity Mutual Funds	5. 73 64.29(a) 5. 75
Institutional U.S. Structured Research

National Financial Services for the Exclusive Benefit of

Our Customers

Northern Trust Company Custodian

FBO ALSAC

P.O. Box 92956

Chicago, Illinois 60675

The Harry and Jeanette Weinberg Foundation, Inc.

Wells Fargo Bank NA

FBO PHP - T. Rowe Price Institutional Structured Research

P.O. Box 1533

Minneapolis, Minnesota 55480

20.45 7.07 6. 88 11.05
International Bond

Charles Schwab & Company, Inc.

Reinvest Account

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

National Financial Services for the Exclusive Benefit of

Our Customers

Retirement Portfolio 2020

Yachtcrew & Company

6. 08 14. 77 10. 76 7.18 16.86
International Bond Fund–Advisor Class	Citigroup Global Markets Inc. National Financial Services for the Exclusive Benefit of Our Customers	15.04 11.55
International Discovery

Charles Schwab & Company, Inc.

Reinvest Account

National Financial Services for the Exclusive Benefit of

Our Customers

State Street Bank & Trust Company

Trustee for the Ford Motor Company

Master Trust

T. Rowe Price Retirement Plan Services, Inc.

Attn.: Asset Reconciliation

Vanguard Fiduciary Trust Company

T. Rowe Price Retail Class Funds

Attn.: Outside Funds

5. 32 8. 12 10. 35 5. 23 10. 29
International Equity Index	T. Rowe Price Retirement Plan Services, Inc. Omnibus New Business Conv. Assets	17. 90
International Growth & Income

Pirateline & Company

Retirement Portfolio 2015

Retirement Portfolio 2020

Retirement Portfolio 2025

Retirement Portfolio 2030

Retirement Portfolio 2035

T. Rowe Price Associates

Attn.: Fund Accounting Department

Retirement Portfolio 2040

7. 55 5. 74 13.96 7.71 13.14 5. 71 9.02
International Growth & Income Fund–Advisor Class	State Street Corporation Trustee FBO ADP Access U.S. Bank FBO Private Asset Department OA Platform	17.24 29.21(a)
International Growth & Income Fund–R Class

American United Life

Separate Account II

DCGT as Trustee and/or Custodian

FBO Principal Financial Group

Qualified Prin. Advtg. Omnibus

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

State Street Corporation Trustee

FBO ADP Access

19.62 7.25 8. 28 15.84
International Stock	Retirement Portfolio 2020 Retirement Portfolio 2030 Retirement Portfolio 2040 T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	7.81 7.49 5.25 7.64
International Stock Fund–Advisor Class

Morgan Stanley Smith Barney

Harborside Financial Center

Plaza 2, 3rd Floor

Jersey City, New Jersey 07311

National Financial Services for the Exclusive Benefit of

Our Customers

U.S. Bank

FBO Private Asset Department

OA Platform

16.33 63.98(a) 5. 24
International Stock Fund–R Class	American United Life American Unit Trust American United Life Separate Account II Nationwide Trust Company FSB c/o IPO Portfolio Accounting	7. 70 37.73(a) 10.31
Japan	Bobstay & Company Charles Schwab & Company, Inc. Reinvest Account RCAB Collective Investment Partnership 66 Brooks Drive Braintree, Massachusetts 02184	17.03 7.07 6.16
Latin America	Charles Schwab & Company, Inc. Reinvest Account	8. 47
Maryland Short-Term Tax-Free Bond	Charles Schwab & Company, Inc. Reinvest Account	11. 53
Maryland Tax-Free Money	T. Rowe Price Associates Attn.: Financial Reporting Department	10.54
Media & Telecommunications	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company Media & Telecommunications Fund	6. 97 5. 92 8. 38
Mid-Cap Growth	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company Attn.: Asset Reconciliations	6. 59 13. 10 17. 94
Mid-Cap Growth Fund–Advisor Class	MLPF&S for the Sole Benefit of its Customers National Financial Services for the Exclusive Benefit of Our Customers	6. 18 25.22(a)
Mid-Cap Growth Fund–R Class	American United Life Separate Account II ING Life Insurance & Annuity Company 1 Orange Way B3N Windsor, Connecticut 06095 Nationwide Trust Company FSB c/o IPO Portfolio Accounting	8. 25 16.42 15. 73
Mid-Cap Value	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account New Business Group	15. 58 8.10
Mid-Cap Value Fund–Advisor Class	Morgan Stanley Smith Barney National Financial Services for the Exclusive Benefit of Our Customers Saxon & Company U.S. Bank FBO Private Asset Department OA Platform	8. 07 37.46(a) 6. 92 6. 41
Mid-Cap Value Fund–R Class	ING Life Insurance & Annuity Company Nationwide Trust Company FSB c/o IPO Portfolio Accounting State Street Corporation Trustee FBO ADP Access	8. 16 15.92 31. 70(a)
New America Growth	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	7.96 9.47 11.25
New America Growth Fund–Advisor Class

Charles Schwab & Company, Inc.

Reinvest Account

MLPF&S for the Sole Benefit of Its Customers

National Financial Services for the Exclusive Benefit of

Our Customers

New York Life Trust Company

Client Account

169 Lackawanna Avenue

Parsippany, New Jersey 07054

6.89 23. 77 24.17 20.97
New Asia	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	6.05 9. 96
New Era	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	8. 40 9. 25
New Horizons	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	6.08 18. 30
New Income

National Financial Services for the Exclusive Benefit of

Our Customers

Retirement Portfolio 2010

Retirement Portfolio 2015

Retirement Portfolio 2020

Retirement Portfolio 2025

Retirement Portfolio 2030

Yachtcrew & Company

14. 30 8.90 8.08 14.39 5. 77 6. 68 9. 19
New Income Fund–Advisor Class

Capital Bank & Trust Company Trustee

Clear Springs Foods Inc. 401(k)

8515 East Orchard Road, 2T2

Greenwood Village, Colorado 80111

National Financial Services for the Exclusive Benefit of

Our Customers

7.99 7.79
New Income Fund–R Class

DWS Trust Company Trustee

Biery Cheese Company Employee PSP

Emjay Corporation Custodian

FBO Plans of RPSA Customers

c/o Great West

8515 East Orchard Road 2T2

Greenwood Village, Colorado 80111

Nationwide Trust Company FSB

c/o IPO Portfolio Accounting

NFS LLC FEBO

Marshall & Ilsley Trust Company NA

FBO Bank 98 Daily Recordkeeping

Attn.: Mutual Funds

11270 West Park Place, Suite 400

Milwaukee, Wisconsin 53224

Wachovia Bank

FBO Various Retirement Plans

Wilmington Trust Company Trustee

FBO Mueller Inc. 401(k) Plan

c/o Mutual Funds

P.O. Box 8880

Wilmington, Delaware 19899

11. 61 6. 51 15.91 11. 45 18.97 9. 73
New Jersey Tax-Free Bond	PFPC Inc. as Agent for PFPC Trust FBO JJB Hilliard WL Lyons Inc. 760 Moore Road King of Prussia, Pennsylvania 19406	12. 39
New York Tax-Free Bond	National Financial Services for the Exclusive Benefit of Our Customers	5.04
New York Tax-Free Money	H. Mark Glasberg Paula D. Glasberg Joint Tenants New York , New York	9. 91
Overseas Stock	Retirement Portfolio 2010 Retirement Portfolio 2015 Retirement Portfolio 2020 Retirement Portfolio 2025 Retirement Portfolio 2030 Retirement Portfolio 2035 Retirement Portfolio 2040	5. 47 6.64 16.06 8.83 15.04 6.57 10.43
Personal Strategy Balanced

Mac & Company

Attn.: Mutual Fund Operations

National Financial Services for the Exclusive Benefit of

Our Customers

State Street Bank & Trust Company

FBO UBS Savings and Investment Plan

105 Rosemont Avenue

Westwood , Massachusetts 02090

T. Rowe Price Trust Company TR

Balanced

Attn.: Asset Reconciliation

5.14 7.50 5.33 31.38(c)
Personal Strategy Growth	State Street Bank & Trust Company FBO UBS Savings and Investment Plan T. Rowe Price Trust Company TR Attn.: Growth Asset	6.33 22.75
Personal Strategy Income	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company TR Income Attn.: Asset Reconciliation	5.16 16.59
Prime Reserve	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	10 .99
Real Assets	Retirement Portfolio 2010 Retirement Portfolio 2015 Retirement Portfolio 2020 Retirement Portfolio 2025 Retirement Portfolio 2030 Retirement Portfolio 2035 Retirement Portfolio 2040	6.92 8. 57 20.73 11.52 19.62 8.54 13.55
Real Estate

Charles Schwab & Company, Inc.

Reinvest Account

Prudential Investment Management Service

FBO Mutual Funds Clients

Attn.: Pruchoice Unit

Mail Stop 194-201

194 Wood Avenue South

Iselin , New Jersey 08830

T. Rowe Price Retirement Plan Services, Inc.

Omniplan Account Fund 122

5.24 8.13 6. 29
Real Estate Fund–Advisor Class

GPC Securities Inc. Agent for Reliance Trust Company

FBO Plexus Corporation 401(k) Savings Plan

P.O. Box 79377

Atlanta , Georgia 30357

National Financial Services for the Exclusive Benefit of

Our Customers

7. 20 69.89(a)
TRP Reserve Investment

Seamile & Company

State Street Bank & Trust Company

Agent for T. Rowe Price Institutional Funds

1 Lincoln Street

3rd Floor

Boston , Massachusetts 02111

T. Rowe Price Associates, Inc.

T. Rowe Price Managed GIC

Stable Value Fund

Taskforce & Company

Tuna & Company

10.82 7.66 6.90 7.42 8.18
Retirement 2005 Fund– Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers Reliance Trust Company FBO Retirement Plans Serviced by MetLife 8515 East Orchard Road 2T2 Greenwood Village , Colorado 80111	49.38(a) 5.77
Retirement 2005 Fund–R Class	NFS LLC FEBO State Street Bank & Trust Company Trustee Various Retirement Plans 440 Mamaroneck Avenue Harrison , New York 10528	93.51(a)
Retirement 2010	National Financial Services for the Exclusive Benefit of Our Customers T . Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement 2010	6. 02 40.54(b)
Retirement 2010 Fund– Advisor Class

Charles Schwab & Company, Inc.

Reinvest Account

Massachusetts Mutual Life Insurance Company

Attn.: RS Fund Operations

National Financial Services for the Exclusive Benefit of

Our Customers

Taynik & Company

c/o Investors Bank & Trust

P.O. Box 9130

Boston, Massachusetts 02117

5.69 9.07 18.34 6. 30
Retirement 2010 Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

Attn.: RS Fund Operations

Saxon & Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

1200 Crown Colony Drive

Quincy , Massachusetts 02169

7.56 6.46 5. 87 16.52 7.02
Retirement 2015	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	6.11 50.34(b)
Retirement 2015 Fund– Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers Reliance Trust Company FBO Retirement Plans Serviced by MetLife	26.02(a) 12.29
Retirement 2015 Fund–R Class

ING Life Insurance & Annuity Company

NFS LLC FEBO State Street Bank & Trust Company Trustee

Various Retirement Plans

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Taynik & Company

c/o State Street Bank

11.46 22.61 11.16 5.32
Retirement 2020	National Financial Services for the Exclusive Benefit of Our Customers T . Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement 2020	7. 16 50.36(b)
Retirement 2020 Fund– Advisor Class	Massachusetts Mutual Life Insurance Company Attn.: RS Fund Operations National Financial Services for the Exclusive Benefit of Our Customers Taynik & Company c/o Investors Bank & Trust	10.95 18.83 7. 15
Retirement 2020 Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

Attn.: RS Fund Operations

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Saxon & Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

9.41 7.41 5.24 5.31 20.27 6. 98
Retirement 2025	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	6.58 56.41(b)
Retirement 2025 Fund– Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers New York Life Trust Company Client Account Reliance Trust Company FBO Retirement Plans Serviced by MetLife	26.28(a) 5. 52 9.75
Retirement 2025 Fund–R Class

DCGT as Trustee and/or Custodian

FBO Principal Financial Group Qualified Prin. Advtg. Omnibus

Attn.: NPIO Trade Desk

ING Life Insurance & Annuity Company

NFS LLC FEBO State Street Bank & Trust Company Trustee

Various Retirement Plans

Orchard Trust Company Trustee

Employee Benefits Clients

8515 East Orchard Road 2T2

Greenwood Village , Colorado 80111

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Wachovia Bank

FBO Various Retirement Plans

6. 37 16.92 19.45 5.13 10.55 6.13
Retirement 2030	National Financial Services for the Exclusive Benefit of Our Customers T . Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement 2030	7.20 52.40(b)
Retirement 2030 Fund– Advisor Class	Massachusetts Mutual Life Insurance Company National Financial Services for the Exclusive Benefit of Our Customers Taynik & Company c/o Investors Bank & Trust	11.83 15.30 8. 30
Retirement 2030 Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

8.76 8.11 25.12(a) 7.24
Retirement 2035	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	6.86 56.83(b)
Retirement 2035 Fund– Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers Reliance Trust Company FBO Retirement Plans Serviced by MetLife	30.49(a) 7.20
Retirement 2035 Fund–R Class

DCGT as Trustee and/or Custodian

FBO Principal Financial Group Qualified Prin. Advtg. Omnibus

Attn.: NPIO Trade Desk

ING Life Insurance & Annuity Company

NFS LLC FEBO State Street Bank & Trust Company Trustee

Various Retirement Plans

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Wachovia Bank

FBO Various Retirement Plans

5.05 21.39 17.67 11.89 8.15
Retirement 2040	National Financial Services for the Exclusive Benefit of Our Customers T . Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement 2040	7.55 53.16(b)
Retirement 2040 Fund– Advisor Class

Massachusetts Mutual Life Insurance Company

National Financial Services for the Exclusive Benefit of

Our Customers

Taynik & Company

c/o Investors Bank & Trust

Wachovia Bank

FBO Various Retirement Plans

11.88 15.71 8. 15 5.07
Retirement 2040 Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

7.88 7.77 26.59(a) 6. 62
Retirement 2045	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	7.36 60.58(b)
Retirement 2045 Fund– Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers Reliance Trust Company FBO Retirement Plans Serviced by MetLife	31.49 (a) 8.45
Retirement 2045 Fund–R Class

ING Life Insurance & Annuity Company

NFS LLC FEBO State Street Bank & Trust Company Trustee

Various Retirement Plans

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Wachovia Bank

FBO Various Retirement Plans

27.48(a) 15.15 11.14 11.67
Retirement 2050	National Financial Services for the Exclusive Benefit of Our Customers T . Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	8.15 57.60(b)
Retirement 2050 Fund– Advisor Class	Massachusetts Mutual Life Insurance Company National Financial Services for the Exclusive Benefit of Our Customers Taynik & Company c/o Investors Bank & Trust	12. 16 21.47 9.44
Retirement 2050 Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

Saxon & Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

11.33 6. 85 5.15 32.49(a) 8.00
Retirement 2055	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement	6.90 51.68(b)
Retirement 2055 Fund– Advisor Class	Massachusetts Mutual Life Insurance Company National Financial Services for the Exclusive Benefit of Our Customers Orchard Trust Company Trustee Employee Benefits Clients	8. 70 22.66 20.34
Retirement 2055 Fund–R Class

DCGT as Trustee and/or Custodian

FBO Principal Financial Group Qualified Prin. Advtg. Omnibus

Attn.: NPIO Trade Desk

Emjay Corporation Custodian

FBO Plans of RPSA Customers

ING Life Insurance & Annuity Company

Massachusetts Mutual Life Insurance Company

NFS LLC FEBO State Street Bank & Trust Company Trustee

Various Retirement Plans

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

6.94 21.09 18 .03 6.52 10.75 9.46
Retirement Income	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Retirement Plan Services, Inc. Omnibus Account Retirement Income	8.44 27.67(b)
Retirement Income Fund– Advisor Class

Massachusetts Mutual Life Insurance Company

National Financial Services for the Exclusive Benefit of

Our Customers

Reliance Trust Company

FBO Retirement Plans Serviced by MetLife

Taynik & Company

c/o Investors Bank

& Trust

9.18 21.04 5. 36 7. 73
Retirement Income Fund–R Class

Hartford Life Insurance Company

Separate Account

Attn.: UIT Operations

Massachusetts Mutual Life Insurance Company

State Street Corporation Trustee

FBO ADP Access

Taynik & Company

c/o State Street Bank

Wachovia Bank

FBO Various Retirement

Plans

5. 32 5.52 24.76 7.03 6.71
Science & Technology

JP Morgan Chase Bank as Directed TR

c/o JP Morgan AM Century Retirement Services

Super Saver Capital Accumulation Plan for Employees of

AMR Corp. Subsidiaries

P.O. Box 419784

Kansas City , Missouri 64141

T. Rowe Price Retirement Plan Services, Inc.

Omnibus Plan

New Business Group Conv. Assets

6.02 19.01
Science & Technology–Advisor Class	John Hancock Life Insurance Company USA RPS Seg. Funds and Accounting ET-7	86.27(a)
Short-Term Bond	National Financial Services for the Exclusive Benefit of Our Customers Prudential Investment Management Services Attn.: Pruchoice Unit Yachtcrew & Company	7.76 8.96 9.70
Short-Term Bond Fund–Advisor Class	Genworth Financial Trust Company FBO Genworth Financial WMGT & Mutual Clients & FBO Other Custodial Clients National Financial Services for the Exclusive Benefit of Our Customers	6 2.15(a) 29.69 (a)
Small-Cap Stock

Minnesota State Retirement System

Defined Contribution Plans

60 Empire Drive, Suite 300

Saint Paul, Minnesota 55103

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Trust Company

T. Rowe Price OTC Fund

Attn.: RPS Control Department

Vanguard Fiduciary Trust Company

T. Rowe Price Retail Class Funds

6.36 10.73 13. 69 6.73
Small-Cap Stock Fund–Advisor Class

Fifth Third Bank TR

FBO Cintas Partners Plan

Attn.: Michelle Hodgeman, M.D.

38 Fountain Square Plaza

Cincinnati , Ohio 45263

Horace Mann Life Insurance Company

Separate Account

1 Horace Mann Plaza

Springfield , Illinois 62715

Minnesota Life

401 Robert Street North

Saint Paul , Minnesota 55101

Morgan Stanley Smith Barney

National Financial Services for the Exclusive Benefit of

Our Customers

Vanguard Fiduciary Trust Company

T. Rowe Price Advisor Class Funds

12.88 6.67 26.99(a) 8.14 8.32 11.19
Small-Cap Value	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	10.81 22.99
Small-Cap Value Fund–Advisor Class	ICMA Retirement Trust John Hancock Life Insurance Company USA RPS Seg. Funds and Accounting ET-7 National Financial Services for the Exclusive Benefit of Our Customers	30.18(a) 16.74 12. 09
Spectrum Growth	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	12.77
Spectrum Income	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	20.23
Spectrum International	T. Rowe Price Retirement Plan Services, Inc. Omniplan Account New Business Group	5.00
Strategic Income	National Financial Services for the Exclusive Benefit of Our Customers T. Rowe Price Associates Attn.: Financial Reporting Department	12.08 14.03
Strategic Income–Advisor Class	Ameritrade, Inc. FBO P.O. Box 2226 Omaha , Nebraska 68103 T. Rowe Price Associates Attn.: Financial Reporting Department	6.78 49.19(e)
Summit Cash Reserves	T. Rowe Price Associates Attn.: Financial Reporting Department T. Rowe Price Trust Company Attn.: Asset Reconciliations	13.61 12. 01
Summit Municipal Income	Edward D. Jones & Company Shareholder Accounting Attn.: Mutual Fund National Financial Services for the Exclusive Benefit of Our Customers Saxon & Company	9. 88 12.36 20.37
Summit Municipal Intermediate

Charles Schwab & Company, Inc.

Reinvest Account

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

MLPF&S for the Sole Benefit of Its Customers

4800 Deerlake Drive E , 3rd Floor

Jacksonville , Florida 32246

National Financial Services for the Exclusive Benefit of

Our Customers

Prudential Investment Management Services

FBO Mutual Funds Clients

Attn.: Pruchoice Unit

Saxon & Company

5.99 25.56(a) 6.81 7.64 9.84 5.08
Summit Municipal Money Market	T. Rowe Price Associates Attn.: Financial Reporting Department	11.61
Tax-Exempt Money

Edward D. Jones & Company

Shareholder Accounting

Attn.: Mutual Fund

Pershing LLC for Exclusive Benefit of

TRP Money Fund Customer Accounts

Susan A. Feith

Wisconsin Rapids , Wisconsin

T. Rowe Price Associates

Attn.: Financial Reporting Department

10. 68 5.56 5.24 12.26
Tax-Free High Yield	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers Wells Fargo Bank NA FBO Omnibus Account Cash/Cash	6.59 7.80 9.80
Tax-Free Income Fund–Advisor Class	National Financial Services for the Exclusive Benefit of Our Customers	97.24(a)
Tax-Free Short-Intermediate	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers Prudential Investment Management Services Attn.: Pruchoice Unit	8.23 11.09 14.59
Total Equity Market Index	Maryland College Investment Plan Total Equity Market Index Attn.: Fund Accounting	8.20
U.S. Bond Index

Education Trust of Alaska

ACT Portfolio

Attn.: Dawn Wagner Fixed Income

c/o T. Rowe Price Associates

National Financial Services for the Exclusive Benefit of

Our Customers

T. Rowe Price Retirement Plan Services, Inc.

Omnibus Plan

New Business Group Conv. Asset

6.07 7.68 11.51
U.S. Large-Cap Core	T. Rowe Price Associates Attn.: Financial Reporting Department	24.23
U.S. Large-Cap Core–Advisor Class	T. Rowe Price Associates Attn.: Financial Reporting Department	99.15(e)
U.S. Treasury Intermediate	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	13.02
U.S. Treasury Long-Term	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department Yachtcrew & Company	7.51 20.48
U.S. Treasury Money	T. Rowe Price Trust Company Attn.: TRPS Institutional Control Department	9. 80
Value	Retirement Portfolio 2020 Retirement Portfolio 2025 Retirement Portfolio 2030 Retirement Portfolio 2035 Retirement Portfolio 2040	14.46 9.52 18.06 8.43 13. 35
Value–Advisor Class	Citigroup Global Markets, Inc. ING Life Insurance & Annuity Company ING National Trust National Financial Services for the Exclusive Benefit of Our Customers	8.89 9.74 13.00 46.42(a)
Virginia Tax-Free Bond	Charles Schwab & Company, Inc. Reinvest Account National Financial Services for the Exclusive Benefit of Our Customers	6.34 6.47

(a)    At the level of ownership indicated, the shareholder would be able to determine the outcome of most issues that are submitted to shareholders for vote.

(b)    T. Rowe Price Retirement Plan Services, Inc., is a wholly owned subsidiary of T. Rowe Price Associates, Inc., which is a wholly owned subsidiary of T. Rowe Price Group, Inc., each a Maryland corporation. T. Rowe Price Retirement Plan Services is not the beneficial owner of these shares. Such shares are held of record by T. Rowe Price Retirement Plan Services and are normally voted by various retirement plans and retirement plan participants.

(c)    T. Rowe Price Trust Company is a wholly owned subsidiary of T. Rowe Price Associates, Inc., which is a wholly owned subsidiary of T. Rowe Price Group, Inc., each a Maryland corporation. T. Rowe Price Trust Company is not the beneficial owner of these shares. Such shares are held of record by T. Rowe Price Trust Company and are normally voted by various retirement plans and retirement plan participants.

(d)    The indicated percentage of the outstanding shares of this fund are owned by another T. Rowe Price fund and held in the nominee name indicated. Shares of the fund are “echo-voted” by the T. Rowe Price fund that owns the shares in the same proportion that the shares of the underlying fund are voted by other shareholders.

(e)    T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., each a Maryland corporation. Securities owned by T. Rowe Price Associates are the result of contributions to the fund at the fund’s inception in order to provide the fund with sufficient capital to invest in accordance with its investment program. At the level of ownership indicated, T. Rowe Price Associates would be able to determine the outcome of most issues that were submitted to shareholders for vote.

 INVESTMENT MANAGEMENT AGREEMENTS

T. Rowe Price is the investment adviser for all of the Price Funds and has executed an Investment Management Agreement with each fund. For certain Price Funds, T. Rowe Price has entered into an investment sub-advisory agreement with T. Rowe Price International, Price Hong Kong, and/or Price Singapore. T. Rowe Price, T. Rowe Price International, Price Hong Kong, and Price Singapore are hereinafter referred to collectively as “Investment Managers.” T. Rowe Price is a wholly owned subsidiary of T. Rowe Price Group, Inc. T. Rowe Price International is a wholly owned subsidiary of T. Rowe Price. Price Hong Kong and Price Singapore are wholly owned subsidiaries of T. Rowe Price International.

Services

Under the Investment Management Agreements, T. Rowe Price is responsible for supervising and overseeing investments of the funds in accordance with the funds’ investment objectives, programs, and restrictions as provided in the funds’ prospectuses and this SAI. In addition, T. Rowe Price provides the funds with certain corporate administrative services, including: maintaining the funds’ corporate existence and corporate records; registering and qualifying fund shares under federal laws; monitoring the financial, accounting, and administrative functions of the funds; maintaining liaison with the agents employed by the funds such as the funds’ custodian and transfer agent; assisting the funds in the coordination of such agent’s activities; and permitting employees of the Investment Managers to serve as officers, directors, and committee members of the funds without cost to the funds. For those Price Funds for which T. Rowe Price has not entered into a sub-advisory agreement, T. Rowe Price is responsible for making discretionary investment decisions on behalf of the funds and is generally responsible for effecting all security transactions, including the negotiation of commissions and the allocation of principal business and portfolio brokerage.

With respect to the Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Stock, European Stock, Institutional Africa & Middle East, Institutional Concentrated International Equity, Institutional Emerging Markets Equity, Institutional International Growth Equity, Institutional International Bond, International Bond, International Discovery, International Growth & Income, International Equity Index, International Stock, Japan, Latin America, New Asia, Spectrum International, and Strategic Income Funds, T. Rowe Price has entered into a sub-advisory agreement with T. Rowe Price International under which, subject to the supervision of T. Rowe Price, T. Rowe Price International is authorized to trade securities and make discretionary investment decisions on behalf of each fund. Under the sub-advisory agreement, T. Rowe Price International is responsible for effecting all securities transactions on behalf of the funds, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. For the Strategic Income Fund, T. Rowe Price International’s discretionary investment decisions and trading execution are limited to the fund’s international investment-grade fixed income investments in developed markets.

With respect to the Japan Fund and the Japanese investments of the International Discovery Fund, T. Rowe Price has entered into a sub-advisory agreement with the Tokyo Branch of T. Rowe Price International (“TRPI-Tokyo”) under which, subject to the supervision of T. Rowe Price, TRPI-Tokyo is authorized to trade Japanese securities and make discretionary investment decisions on behalf of each fund’s Japanese investments. A substantially similar sub-advisory agreement is in place with respect to the Institutional International Growth Equity and International Stock Funds which permits TRPI-Tokyo personnel to trade Asian securities and make limited discretionary investment decisions on behalf of the funds at times when the portfolio manager is unavailable.

With respect to the International Discovery and New Asia Funds, T. Rowe Price has entered into a sub-advisory agreement with Price Hong Kong (in addition to their sub-advisory agreement with T. Rowe Price International) under which, subject to the supervision of T. Rowe Price and T. Rowe Price International, Price Hong Kong is authorized to trade securities and make certain discretionary investment decisions on behalf of each fund. Under the sub-advisory agreement, Price Hong Kong is responsible for selecting the fund’s investments in the Asia-Pacific region and effecting security transactions on behalf of the funds, including the negotiation of commissions and the allocation of principal business and portfolio brokerage.

With respect to the Global Infrastructure Fund, T. Rowe Price has entered into a sub-advisory agreement with Price Singapore under which, subject to the supervision of T. Rowe Price, Price Singapore is authorized to make discretionary investment decisions on behalf of the fund and to facilitate the trading of the fund’s securities under the sub-advisory agreement, Price Singapore may delegate trading execution to T. Rowe Price, T. Rowe Price International, or Price Hong Kong.

The Investment Management Agreements also provide that T. Rowe Price, and its directors, officers, employees, and certain other persons performing specific functions for the funds, will be liable to the funds only for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of duty. The sub-advisory agreements have a similar provision limiting the liability of the investment sub-adviser for errors, mistakes, and losses other than those caused by its willful misfeasance, bad faith, or gross negligence.

Under the Investment Management Agreements and sub-advisory agreements, the Investment Managers are permitted to utilize the services or facilities of others to provide them or the funds with statistical and other factual information, advice regarding economic factors and trends, advice as to occasional transactions in specific securities, and such other information, advice, or assistance as the Investment Managers may deem necessary, appropriate, or convenient for the discharge of their obligations under the Investment Management Agreements (and sub-advisory agreement, if applicable) or otherwise helpful to the funds.

Management Fees

All funds except Index, Institutional, TRP Reserve Investment, Retirement, Spectrum, Summit Income, and Summit Municipal Funds

The funds pay T. Rowe Price a fee (“Fee”) which consists of two components: a Group Management Fee (“Group Fee”) and an Individual Fund Fee (“Fund Fee”). The Fee is paid monthly to T. Rowe Price on the first business day of the next succeeding calendar month and is calculated as described next.

The monthly Group Fee (“Monthly Group Fee”) is the sum of the daily Group Fee accruals (“Daily Group Fee Accruals”) for each month. The Daily Group Fee Accrual for any particular day is computed by multiplying the Price Funds’ group fee accrual as determined below (“Daily Price Funds’ Group Fee Accrual”) by the ratio of the Price Funds’ net assets for that day to the sum of the aggregate net assets of the Price Funds for that day. The Daily Price Funds’ Group Fee Accrual for any particular day is calculated by multiplying the fraction of one (1) over the number of calendar days in the year by the annualized Daily Price Funds’ Group Fee Accrual for that day as determined in accordance with the following schedule:

0.480%	First $1 billion	0. 350%	Next $2 billion	0. 300%	Next $ 40 billion
0.450%	Next $1 billion	0. 340%	Next $ 5 billion	0. 295%	Next $ 40 billion
0.420%	Next $1 billion	0. 330%	Next $ 10 billion	0. 290%	Next $ 60 billion
0.390%	Next $1 billion	0. 320%	Next $10 billion	0. 285%	Next $ 80 billion
0.370%	Next $1 billion	0. 310%	Next $ 16 billion	0. 280%	Thereafter
0.360%	Next $2 billion	0.305%	Next $30 billion

For the purpose of calculating the Group Fee, the Price Funds include all the mutual funds distributed by Investment Services (excluding the Retirement Funds, Spectrum Funds, TRP Reserve Investment Funds, and any Index or private label mutual funds). For the purpose of calculating the Daily Price Funds’ Group Fee Accrual for any particular day, the net assets of each Price Fund are determined in accordance with each fund’s prospectus as of the close of business on the previous business day on which the fund was open for business.

The monthly Fund Fee (“Monthly Fund Fee”) is the sum of the daily Fund Fee accruals (“Daily Fund Fee Accruals”) for each month. The Daily Fund Fee Accrual for any particular day is computed by multiplying the fraction of one (1) over the number of calendar days in the year by the individual fund fee. The product of this calculation is multiplied by the net assets of the fund for that day, as determined in accordance with the fund’s prospectus as of the close of business on the previous business day on which the fund was open for business. The individual fund fees are listed in the following tables:

Fund	Fee %
Africa & Middle East	0.75
Balanced	0.15
Blue Chip Growth	0.30(a)
California Tax-Free Bond	0.10
California Tax-Free Money	0.10
Capital Appreciation	0.30
Capital Opportunity	0.20
Corporate Income	0.15
Diversified Mid-Cap Growth	0.35
Diversified Small-Cap Growth	0.35
Dividend Growth	0.20
Emerging Europe & Mediterranean	0.75
Emerging Markets Bond	0.45
Emerging Markets Stock	0.75
Equity Income	0.25(b)
European Stock	0.50
Financial Services	0.35
GNMA	0.15
Georgia Tax-Free Bond	0.10
Global Infrastructure	0.50
Global Large-Cap Stock	0.35
Global Real Estate	0. 40
Global Stock	0.35
Global Technology	0.45
Growth & Income	0.25
Growth Stock	0.25
Health Sciences	0.35
High Yield	0.30
Inflation Protected Bond	0.05
International Bond	0.35
International Discovery	0.75
International Growth & Income	0.35
International Stock	0.35
Japan	0.50
Latin America	0.75
Maryland Short-Term Tax-Free Bond	0.10
Maryland Tax-Free Bond	0.10
Maryland Tax-Free Money	0.10
Media & Telecommunications	0.35
Mid-Cap Growth	0.35
Mid-Cap Value	0.35
New America Growth	0.35
New Asia	0.50
New Era	0.25
New Horizons	0.35
New Income	0.15
New Jersey Tax-Free Bond	0.10
New York Tax-Free Bond	0.10
New York Tax-Free Money	0.10
Overseas Stock	0.35
Personal Strategy Balanced	0.25
Personal Strategy Growth	0.30
Personal Strategy Income	0.15
Prime Reserve	0.05
Real Assets	0.30
Real Estate	0.30
Science & Technology	0.35
Short-Term Bond	0.10
Small-Cap Stock	0.45
Small-Cap Value	0.35
Strategic Income	0.20
Tax-Efficient Equity	0.35
Tax-Exempt Money	0.10
Tax-Free High Yield	0.30
Tax-Free Income	0.15
Tax-Free Short-Intermediate	0.10
U.S. Large-Cap Core	0.25
U.S. Treasury Intermediate	0.00
U.S. Treasury Long-Term	0.00
U.S. Treasury Money	0.00
Value	0.35
Virginia Tax-Free Bond	0.10

(a)    On assets up to $15 billion and 0.255% on assets above $15 billion.

(b)   On assets up to $15 billion and 0.21 25% on assets above $15 billion.

(c)    On assets up to $15 billion and 0. 2975% on assets above $15 billion.

Index, Institutional, Summit Income, and Summit Municipal Funds

The following funds pay T. Rowe Price an annual investment management fee in monthly installments of the amount listed below based on the average daily net asset value of the fund.

Fund	Fee %
Equity Index 500	0.10
Institutional Africa & Middle East	1.00
Institutional Concentrated International Equity	0.65
Institutional Global Equity	0.65
Institutional Global Large-Cap Equity	0.65
Institutional International Core Equity	0.65
Institutional International Growth Equity	0.70
Institutional Large-Cap Core Growth	0.55
Institutional Large-Cap Growth	0.55
Institutional Large-Cap Value	0.55
Institutional Mid-Cap Equity Growth	0.60
Institutional Small-Cap Stock	0.65
Institutional U.S. Structured Research	0.50

The following funds (“Single Fee Funds”) pay T. Rowe Price a single annual investment management fee in monthly installments of the amount listed below based on the average daily net asset value of the fund.

Fund	Fee %
Extended Equity Market Index	0.40
Inflation Focused Bond	0.50
Institutional Core Plus	0.45
Institutional Emerging Markets Bond	0.70
Institutional Emerging Markets Equity	1.10
Institutional Floating Rate	0.55
Institutional High Yield	0.50
Institutional International Bond	0.55
International Equity Index	0.50
Summit Cash Reserves	0.45
Summit GNMA	0.60
Summit Municipal Money Market	0.45
Summit Municipal Intermediate	0.50
Summit Municipal Income	0.50
Total Equity Market Index	0.40
U.S. Bond Index	0.30

The Investment Management Agreement between each Single Fee Fund and T. Rowe Price provides that T. Rowe Price will pay all expenses of each fund’s operations, except interest, taxes, brokerage commissions, and other charges incident to the purchase, sale, or lending of the fund’s portfolio securities, and such non-recurring or extraordinary expenses that may arise, including the costs of actions, suits, or proceedings to which the fund is a party and the expenses the fund may incur as a result of its obligation to provide indemnification to its officers, directors, and agents. However, the Boards for the funds reserve the right to impose additional fees against shareholder accounts to defray expenses which would otherwise be paid by T. Rowe Price under the Investment Management Agreement. The Boards do not anticipate levying such charges; such a fee, if charged, may be retained by the funds or paid to the Investment Managers.

The Fee is paid monthly to T. Rowe Price on the first business day of the next succeeding calendar month and is the sum of the Daily Fee accruals for each month. The Daily Fee accrual for any particular day is calculated by multiplying the fraction of one (1) over the number of calendar days in the year by the appropriate Fee. The product of this calculation is multiplied by the net assets of the fund for that day, as determined in accordance with each fund’s prospectus as of the close of business on the previous business day on which the fund was open for business.

TRP Government Reserve Investment, TRP Reserve Investment, Retirement, and Spectrum Funds

None of these funds pays T. Rowe Price an investment management fee.

Investment Sub-advisory Agreements

Pursuant to each of the sub-advisory agreements that T. Rowe Price has entered into on behalf of a Price Fund, T. Rowe Price may pay the investment subadviser up to 60% of the management fee that T. Rowe Price receives from that fund.

Management Fee Compensation

The following table sets forth the total management fees, if any, paid to the Investment Managers by each fund, during the fiscal years indicated:

Fund	Fiscal Year Ended
	2/28/10	2/28/09	2/29/08
California Tax-Free Bond	$1,297,000	$1,288,000	$1,266,000
California Tax-Free Money	460,000	545,000	489,000
Georgia Tax-Free Bond	615,000	536,000	526,000
Maryland Short-Term Tax-Free Bond	965,000	679,000	589,000
Maryland Tax-Free Bond	6,542,000	5,877,000	5,888,000
Maryland Tax-Free Money	794,000	959,000	905,000
New Jersey Tax-Free Bond	938,000	894,000	871,000
New York Tax-Free Bond	1,276,000	1,171,000	1,134,000
New York Tax-Free Money	531,000	616,000	540,000
Tax-Efficient Equity	324,000	225,000	265,000
Tax-Exempt Money	3,876,000	4,208,000	4,070,000
Tax-Free High Yield	9,343,000	8,193,000	9,250,000
Tax-Free Income(a)	9,444,000	8,174,000	8,413,000
Tax-Free Short-Intermediate	3,645,000	2,308,000	2,059,000
Virginia Tax-Free Bond	2,827,000	2,389,000	2,260,000

(a)      The fund has two classes of shares. The management fee is allocated to each class based on relative net assets.

Fund	Fiscal Year Ended
	5/31/10	5/31/09	5/31/08
Corporate Income	$2,503,000	$1,351,000	$1,004,000
GNMA	6,719,000	6,290,000	6,066,000
TRP Government Reserve Investment	(a)	(a)	(a)
High Yield	40,525,000	29,591,000	31,095,000
Inflation Focused Bond(c)	8,580,000	6,418,000	6,158,000
Inflation Protected Bond	1,049,000	857,000	488,000
Institutional Core Plus(c)	475,000	416,000	351,000
Institutional Floating Rate(c)	4,278,000	3,501,000	763,000
Institutional High Yield(c)	5,963,000	3,091,000	2,377,000
New Income(e)	43,027,000	33,374,000	32,498,000
Personal Strategy Balanced	7,584,000	6,609,000	8,280,000
Personal Strategy Growth	6,088,000	5,482,000	7,393,000
Personal Strategy Income	3,626,000	3,125,000	3,396,000
Prime Reserve	21,106,000	23,484,000	21,268,000
TRP Reserve Investment	(a)	(a)	(a)
Retirement 2005	(a)	(a)	(a)
Retirement 2010	(a)	(a)	(a)
Retirement 2015	(a)	(a)	(a)
Retirement 2020	(a)	(a)	(a)
Retirement 2025	(a)	(a)	(a)
Retirement 2030	(a)	(a)	(a)
Retirement 2035	(a)	(a)	(a)
Retirement 2040	(a)	(a)	(a)
Retirement 2045	(a)	(a)	(a)
Retirement 2050	(a)	(a)	(a)
Retirement 2055	(a)	(a)	(a)
Retirement Income	(a)	(a)	(a)
Short-Term Bond(b)	15,543,000	8,029,000	6,261,000
Strategic Income(b)	609,000	113,000	(d)
U.S. Treasury Intermediate	1,586,000	655,000	861,000
U.S. Treasury Long-Term	827,000	593,000	1,350,000
U.S. Treasury Money	5,796,000	5,876,000	3,588,000

(a)    The fund does not pay an investment management fee.

(b)    The fund has two classes of shares. The management fee is allocated to each class based on relative net assets.

(c)    The fee includes investment and administrative expenses.

(d)    Prior to commencement of operations.

(e)    The fund has three classes of shares. The management fee is allocated to each class based on relative net assets.

Fund	Fiscal Year Ended
	10/31/10	10/31/09	10/31/08
Africa & Middle East	$2,221,000	$2,071,000	$5,764,000
Emerging Europe & Mediterranean	7,448,000	4,338,000	15,506,000
Emerging Markets Stock	48,683,000	32,265,000	47,426,000
European Stock	5,431,000	4,687,000	7,919,000
Global Infrastructure(a)	140,000	(b)	(b)
Global Large-Cap Stock(a)	249,000	121,000	1,000
Global Stock(a)	4,866,000	4,090,000	6,579,000
Institutional Africa & Middle East	827,000	524,000	420,000
Institutional Concentrated International Equity	12,000	(b)	(b)
Institutional Emerging Markets Equity(c)	5,432,000	3,172,000	4,375,000
Institutional Global Equity	1,226,000	882,000	590,000
Institutional Global Large-Cap Equity	223,000	50,000	0
Institutional International Core Equity	0	(b)	(b)
Institutional International Growth Equity	434,000	345,000	700,000
International Discovery	23,915,000	16,235,000	26,803,000
International Equity Index(c)	2,049,000	1,697,000	2,589,000
International Growth & Income(d)	20,526,000	14,634,000	18,380,000
International Stock(d)	38,050,000	28,577,000	41,493,000
Japan	1,626,000	1,773,000	2,706,000
Latin America	29,710,000	18,537,000	35,622,000
New Asia	34,468,000	19,857,000	33,489,000
Overseas Stock	14,361,000	9,892,000	9,698,000
Summit Cash Reserves(c)	25,005,000	28,319,000	27,033,000
Summit GNMA(c)	1,060,000	804,000	493,000
Summit Municipal Income(c)	2,394,000	1,765,000	2,089,000
Summit Municipal Intermediate(c)	7,054,000	4,429,000	3,496,000
Summit Municipal Money Market(c)	1,119,000	1,371,000	1,534,000
U.S. Bond Index	1,616,000	1,097,000	857,000

(a)    The fund has two classes of shares. The management fee is allocated to each class based on relative net assets.

(b)    Prior to commencement of operations.

(c)    The fee includes investment management fees and administrative expenses.

(d)    The fund has three classes of shares. The management fee is allocated to each class based on relative net assets.

Fund	Fiscal Year Ended
	12/31/ 10	12/31/ 09	12/31/ 08
Balanced	$ 12,708,000	$ 10,384,000	$ 12,449,000
Blue Chip Growth(a)	63,531,000	53,303,000	64,712,000
Capital Appreciation(b)	59,332,000	47,301,000	55,950,000
Capital Opportunity(a)	1, 219,000	1, 015,000	1, 128,000
Diversified Mid-Cap Growth	726,000	536,000	662,000
Diversified Small-Cap Growth	608,000	422,000	498,000
Dividend Growth	6,125,000	4,034,000	3,931,000
Emerging Markets Bond	17,780,000	8,069,000	5,093,000
Equity Income(a)	99,044,000	81,940,000	105,615,000
Equity Index 500	14,104,000	13,656,000	14,160,000
Extended Equity Market Index(c)	1, 364,000	1, 052,000	1, 342,000
Financial Services	2,290,000	1,954,000	2, 164,000
Global Real Estate(b)	172,000	82,000	9,000
Global Technology	2,274,000	1, 186,000	1, 101,000
Growth & Income	5, 773,000	5,001,000	6,536,000
Growth Stock(a)	117,595,000	94,838,000	118,143,000
Health Sciences	14,942,000	12,095,000	13,735,000
Institutional Emerging Markets Bond(c)	1,304,000	614,000	179,000
Institutional International Bond (c)	1,138,000	455,000	341,000
Institutional Large-Cap Core Growth	901,000	575,000	599,000
Institutional Large-Cap Growth	10,932,000	6,888,000	7,437,000
Institutional Large-Cap Value	2,432,000	1, 674,000	1, 684,000
Institutional Mid-Cap Equity Growth	3,548,000	2, 368,000	2, 697,000
Institutional Small-Cap Stock	2,285,000	1,644,000	2, 400,000
Institutional U.S. Structured Research	1,860,000	644,000	615,000
International Bond	28,277,000	19, 301,000	19,258,000
Media & Telecommunications	10,578,000	7,603,000	9,646,000
Mid-Cap Growth(a)	111,365,000	79,530,000	92,941,000
Mid-Cap Value(a)	54,182,000	37,085,000	41,155,000
New America Growth	6,519,000	4, 493,000	4,806,000
New Era	27,355,000	22,381,000	34,039,000
New Horizons	41,117,000	30,750,000	38,581,000
Real Assets	2,069,000	(d)	(d)
Real Estate(b)	15,086,000	10,445,000	12,540,000
Science & Technology(b)	17,947,000	14,663,000	16,219,000
Small-Cap Stock(b)	42,729,000	31,647,000	39,706,000
Small-Cap Value(b)	39,801,000	29,616,000	32,423,000
Spectrum Growth	(e)	(e)	(e)
Spectrum Income	(e)	(e)	(e)
Spectrum International	(e)	(e)	(e)
Total Equity Market Index (c)	1,887,000	38,000	(d)
U.S. Large-Cap Core(b)	1 04,000	1, 555,000	1,825,000
Value(b)	65,819,000	48,229,000	47,909,000

(a)    The fund has three classes of shares. The management fee is allocated to each class based on relative net assets.

(b)    The fund has two classes of shares. The management fee is allocated to each class based on relative net assets.

(c)    The fee includes investment management fees and administrative expenses.

(d)    Prior to commencement of operations.

(e)    The fund does not pay an investment management fee.

Expense Limitations and Reimbursements

The following chart sets forth contractual expense ratio limitations and the periods for which they are effective. For each fund, the Investment Managers have agreed to bear any fund expenses (other than interest, taxes, brokerage, and other expenditures that are capitalized in accordance with generally accepted accounting principles, extraordinary expenses, and acquired fund fees) which would cause the funds’ ratio of expenses to average net assets to exceed the indicated percentage limitation. The expenses borne by the Investment Managers are subject to reimbursement by the funds through the indicated reimbursement date, provided no reimbursement will be made if it would result in the funds’ expense ratios exceeding their applicable limitations.

Fund	Limitation Period	Expense Ratio Limitation %	Reimbursement Date
Africa & Middle East	September 4, 2007 – February 28, 2010	1.75	(a)
California Tax-Free Money(b)	July 1, 2009 – June 30, 2011	0.55	(a)
Capital Opportunity Fund–Advisor Class(c)	May 1, 2010 – April 30, 2012	1.10	April 30, 2014(d)
Capital Opportunity Fund–R Class(e)	May 1, 2010 – April 30, 2012	1.35	April 30, 2014(d)

Diversified Small-Cap Growth(f)	May 1, 2010 – April 30, 2012	1.25	April 30, 2014(d)
Dividend Growth Fund–Advisor Class	May 1, 2008 – April 30, 2010	1.05	April 30, 2012(d)
Emerging Europe & Mediterranean	May 1, 2009 – February 28, 2011	2.00	(a)
Equity Index 500(g)	May 1, 2010 – April 30, 2012	0.30	April 30, 2014(d)
Global Infrastructure	January 27, 2010 – February 29, 2012	1.10	(a)
Global Infrastructure Fund–Advisor Class	January 27, 2010 – February 29, 2012	1.20	(a)
Global Large-Cap Stock(h)	October 31, 2010 – February 28, 2013	1.00	(a)
Global Large-Cap Stock Fund–Advisor Class(i)	October 31, 2010 – February 28, 2013	1.10	(a)
Global Real Estate (j)	May 1, 2011 – April 30, 2013	1.05	(a)
Global Real Estate Fund–Advisor Class (k)	May 1, 2011 – April 30, 2013	1.15	(a)
Global Stock Fund–Advisor Class( l)	March 1, 2010 – February 29, 2012	1.15	February 28, 2014(d)
Inflation Protected Bond( m)	October 1, 2010 – September 30, 2012	0.50	September 30, 2014(d)
Institutional Africa & Middle East( n)	October 31, 2010 – February 28, 2013	1.25	(a)
Institutional Concentrated International Equity	July 27, 2010 – February 28, 2013	0.75	(a)
Institutional Global Equity( o)	October 31, 2010 – February 28, 2013	0.75	(a)
Institutional International Core Equity	October 28, 2010 – February 28, 2013	0.75	(a)
Institutional Global Large-Cap Equity( p)	October 31, 2010 – February 28, 2013	0.75	(a)
Institutional International Growth Equity( q)	November 1, 2009 - February 29, 2012	0.75	(a)
Institutional Large-Cap Core Growth( r)	May 1, 2011 – April 30, 2013	0.65	April 30, 2015(d)
Institutional U.S. Structured Research(s)	May 1, 2010 – April 30, 2012	0. 55	(a)
International Growth & Income Fund– R Class	March 1, 2008 – February 28, 2010	1.40	February 29, 2012(d)
International Stock Fund–Advisor Class	March 1, 2008 – February 28, 2010	1.15	(a)
International Stock Fund–R Class( t)	March 1, 2010 – February 29, 2012	1.40	(a)
New America Growth Fund–Advisor Class( u)	May 1, 2010 – April 30, 2012	1.10	(a)
New Income Fund–Advisor Class	October 1, 2008 – September 30, 2010	0.90	(a)
New Income Fund–R Class( v)	October 1, 2010 – September 30, 2012	1.15	(a)
New York Tax-Free Money( w)	July 1, 2009 – June 30, 2011	0.55	(a)
Real Assets	July 27, 2010 – April 30, 2013	1.10	(a)
Short-Term Bond( x)	October 1, 2009 – September 30, 2011	0.55	(a)
Short-Term Bond Fund–Advisor Class( y)	October 1, 2009 – September 30, 2011	0.85	(a)
Strategic Income Fund	December 15, 2008 – September 30, 2011	0.80	(a)
Strategic Income Fund–Advisor Class	December 15, 2008 – September 30, 2011	0.95	(a)
Tax-Efficient Equity( z)	July 1, 2010 – June 30, 2012	1.25	June 30, 2014(d)
U.S. Large-Cap Core Fund	June 26, 2009 – April 30, 2012	1.15	(a)
U.S. Large-Cap Core Fund–Advisor Class	June 26, 2009 – April 30, 2012	1.20	(a)
U.S. Treasury Intermediate Fund	November 1, 2009 – September 30, 2012	0.55	(a)
U.S. Treasury Long-Term Fund	November 1, 2009 – September 30, 2012	0.55	(a)

(a)    No reimbursement will be made more than three years after any waiver or payment.

(b)    The California Tax-Free Money Fund previously operated under a 0.55% expense limitation that expired June 30, 2009.

(c)    The Capital Opportunity Fund–Advisor Class previously operated under a l.10% expense limitation that expired April 30, 2010. The reimbursement period for this limitation extends through April 30, 2012.

(d)    No reimbursement will be made after the reimbursement date or three years after any waiver or payment, whichever is sooner.

(e)    The Capital Opportunity Fund–R Class previously operated under a 1.35% expense limitation that expired April 30, 2010. The reimbursement period for this limitation extends through April 30, 2012.

(f)     The Diversified Small-Cap Growth Fund previously operated under a 1.25% expense limitation that expired April 30, 2010. The reimbursement period for this limitation extends through April 30, 2012.

(g)    The Equity Index 500 Fund previously operated under a 0.35% expense limitation that expired April 30, 2010. The reimbursement period for this limitation extends through April 30, 2012.

(h)    The Global Large-Cap Stock Fund previously operated under a 1.00% expense limitation that expired February 28, 2011.

(i)     The Global Large-Cap Stock Fund–Advisor Class previously operated under a 1.10% expense limitation that expired February 28, 2011.

(j)     The Global Real Estate Fund previously operated under a 1.05% expense limitation.

(k)    The Global Real Estate Fund–Advisor Class previously operated under a 1.15% expense limitation.

(l)     The Global Stock Fund–Advisor Class previously operated under a 1.15% expense limitation that expired February 28, 2010. The reimbursement period for this limitation extends through February 28, 2012.

( m) The Inflation Protected Bond Fund previously operated under a 0.50% expense limitation that expired September 30, 2010. The reimbursement period for this limitation extends through September 30, 2012.

( n)   The Institutional Africa & Middle East Fund previously operated under a 1.25% expense limitation that expired February 28, 2011.

( o) The Institutional Global Equity Fund previously operated under a 0.75% expense limitation that expired February 28, 2009.

( p)  The Institutional Global Large-Cap Equity Fund previously operated under a 0.75% expense limitation that expired February 28, 2011.

( q)  The Institutional International Growth Equity Fund previously operated under a 1.50% expense limitation. Effective November 1, 2009, the expense limitation was lowered to 0.75%.

( r)   The Institutional Large-Cap Core Growth Fund previously operated under a 0.65% expense limitation that expired April 30, 2011.

The reimbursement period for this limitation extends through April 30, 2013.

( s)   The Institutional U.S. Structured Research Fund previously operated under a 0.55% expense limitation that expired on April 30, 2010.

( t)   The International Stock Fund–R Class previously operated under a 1.40% expense limitation that expired February 28, 2010.

( u)   The New America Growth Fund–Advisor Class previously operated under a l.10% expense limitation that expired April 30, 2010.

( v)  The New Income Fund–R Class previously operated under a 1.15% expense limitation that expired September 30, 2010.

( w) The New York Tax-Free Money Fund previously operated under a 0.55% expense limitation that expired June 30, 2009.

( x) The Short-Term Bond Fund previously operated under a 0.55% expense limitation that expired September 30, 2009.

( y)  The Short-Term Bond Fund–Advisor Class previously operated under a 0.85% expense limitation that expired September 30, 2009.

( z)  The Tax-Efficient Equity Fund previously operated under a 1.25% expense limitation that expired June 30, 2010. The reimbursement period for this limitation extends through June 30, 2012.

The Investment Management Agreements between the funds and the Investment Managers provide that each fund will bear all expenses of its operations not specifically assumed by the Investment Managers.

For the purpose of determining whether a fund is entitled to expense limitation, the expenses of a fund are calculated on a monthly basis. If a fund is entitled to expense limitation, that month’s advisory fee will be reduced or postponed, with any adjustment made after the end of the year.

Except for the California and New York Funds, each of the above-referenced funds’ Investment Management Agreement also provides that one or more additional expense limitation periods (of the same or different time periods) may be implemented after the expiration of the current expense limitation, and that with respect to any such additional limitation period, the funds may reimburse the Investment Managers, provided the reimbursement does not result in the funds’ aggregate expenses exceeding the additional expense limitation. No reimbursement may be made by the California and New York Funds unless approved by shareholders.

California Tax-Free Money Fund  At February 28, 2010, management fees in the amount of $62,000 were waived. Including these amounts, management fees waived in the amount of $220,000 remain subject to repayment.

Capital Opportunity Fund, Capital Opportunity Fund–Advisor and R Classes  At December 31, 2010, expenses in the amount of $ 2,000 were repaid to the manager. Including these amounts, expenses previously reimbursed by the manager in the amount of $ 9,000 remain subject to repayment.

Diversified Small-Cap Growth Fund  At December 31, 2010, management fees in the amount of $ 70,000 were waived. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $

107,000 remain subject to repayment.

Equity Index 500 Fund  At December 31, 2010, management fees in the amount of $ 742,000 were waived. Including these amounts, management fees waived in the amount of $ 4,584,000 remain subject to repayment.

Global Large-Cap Stock Fund and Global Large-Cap Stock Fund–Advisor Class  At October 31, 2010, management fees in the amount of $152,000 were waived and expenses in the amount of $81,000 were reimbursed by the manager. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $495,000 remain subject to repayment.

Global Real Estate Fund and Global Real Estate Fund–Advisor Class  At December 31, 2010, management fees in the amount of $ 166,000 were waived and expenses in the amount of $ 152,000 were reimbursed by the manager. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $ 756,000 remain subject to repayment.

Global Stock Fund–Advisor Class  At October 31, 2010, expenses in the amount of $1,000 were repaid to the manager. Including these amounts, expenses previously reimbursed by the manager in the amount of $15,000 remain subject to repayment.

Inflation Protected Bond Fund  At May 31, 2010, management fees in the amount of $335,000 were waived and expenses previously reimbursed by the manager in the amount of $1,123,000 remain subject to repayment.

Institutional Africa & Middle East Fund  At October 31, 2010, management fees in the amount of $117,000 were waived. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $396,000 remain subject to repayment.

Institutional Concentrated International Equity Fund  At October 31, 2010, management fees in the amount of $12,000 were waived and expenses in the amount of $28,000 were reimbursed by the manager. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $40,000 remain subject to repayment.

Institutional Global Equity Fund  At October 31, 2010, management fees in the amount of $129,000 were waived. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $526,000 remain subject to repayment.

Institutional Global Large-Cap Equity Fund  At October 31, 2010, management fees in the amount of $182,000 were waived and expenses in the amount of $40,000 were reimbursed. Including these amounts, management fees waived and expenses previously reimbursed in the amount of $465,000 remain subject to repayment.

Institutional International Growth Equity Fund  At October 31, 2010, management fees in the amount of $254,000 were waived. Including these amounts, management fees waived in the amount of $254,000 remain subject to repayment.

Institutional Large-Cap Core Growth Fund  At December 31, 2010, management fees in the amount of $ 86,000 were waived. Including these amounts, management fees waived and expenses previously reimbursed in the amount of $ 375,000 remain subject to repayment.

Institutional

U.S. Structured Research Fund  At December 31, 2010, management fees in the amount of $ 106,000 were waived. Including these amounts, management fees waived in the amount of $ 541,000 remain subject to repayment.

International Stock Fund– R Class  At October 31, 2010, expenses in the amount of $1,000 were repaid to the manager. Including these amounts, expenses previously reimbursed by the manager in the amount of $11,000 remain subject to repayment.

New America Growth Fund–Advisor Class  At December 31, 2010, expenses in the amount of $ 4,000 were repaid to the manager. There are no amounts subject to repayment. The Advisor Class operated below its expense limit.

New Income Fund–Advisor and R Classes  At May 31, 2010, expenses in the amount of $2,000 were repaid to the manager. Including these amounts, expenses previously reimbursed by the manager in the amount of $5,000 remain subject to repayment.

New York Tax-Free Money Fund  At February 28, 2010, management fees in the amount of $41,000 were waived. Including these amounts, management fees waived in the amount of $162,000 remain subject to repayment.

Short-Term Bond Fund and Short-Term Bond Fund–Advisor Class  At May 31, 2010, management fees in the amount of $557,000 were repaid to the manager. Including these amounts, expenses previously reimbursed by the manager in the amount of $1,165,000 remain subject to repayment.

Strategic Income Fund and Strategic Income Fund–Advisor Class  At May 31, 2010, management fees in the amount of $45,000 were waived and expenses in the amount of $105,000 were reimbursed by the manager. Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $147,000 remain subject to repayment.

Tax-Efficient Equity Fund  At February 28, 2010, expenses in the amount of $1,000 were reimbursed by the manager. Including these amounts, management fees waived in the amount of $101,000 remain subject to repayment.

U.S. Large-Cap Core and U.S. Large-Cap Core Growth –Advisor Class  At December 31, 2010, management fees in the amount of $ 87,000 were waived and expenses in the amount of $ 116,000 were reimbursed by the manager . Including these amounts, management fees waived and expenses previously reimbursed by the manager in the amount of $326,000 remain subject to repayment.

Management Related Services

In addition to the management fee, the funds (other than the Single-Fee Funds) pay for the following: shareholder service expenses; custodial, accounting, legal, and audit fees; costs of preparing and printing prospectuses and reports sent to shareholders; registration fees and expenses; proxy and annual meeting expenses (if any); and directors’ fees and expenses.

T. Rowe Price Services, Inc. (“Services”), a wholly owned subsidiary of T. Rowe Price, acts as the funds’ transfer and dividend disbursing agent and provides shareholder and administrative services. T. Rowe Price Retirement Plan Services, Inc. (“RPS”), also a wholly owned subsidiary, provides recordkeeping, sub-transfer agency, and administrative services for certain types of retirement plans investing in the funds. The fees paid by the funds to Services are based on the costs to Services of providing these services plus a return on capital employed in support of the services.

The fees paid to RPS are based on the percentage of Price Fund assets for which RPS provides recordkeeping and sub-transfer agency services. The fees paid to Services and RPS are set forth in each fund’s shareholder report under “Related Party Transactions.” The address for Services and RPS is 100 East Pratt Street, Baltimore, Maryland 21202.

T. Rowe Price, under a separate agreement with the funds, provides accounting services to the funds. The funds paid the expenses shown in the following table during the fiscal years indicated to T. Rowe Price for accounting services.

Fund	Fiscal Year Ended
	2/28/10	2/28/09	2/29/08
California Tax-Free Bond	$65,000	$103,000	$96,000
California Tax-Free Money	65,000	103,000	96,000
Georgia Tax-Free Bond	65,000	103,000	96,000
Maryland Short-Term Tax-Free Bond	65,000	103,000	96,000
Maryland Tax-Free Bond	93,000	135,000	125,000
Maryland Tax-Free Money	65,000	103,000	96,000
New Jersey Tax-Free Bond	65,000	103,000	96,000
New York Tax-Free Bond	65,000	103,000	96,000
New York Tax-Free Money	65,000	103,000	96,000
Tax-Efficient Equity	65,000	103,000	96,000
Tax-Exempt Money	93,000	135,000	125,000
Tax-Free High Yield	124,000	169,000	155,000
Tax-Free Income	103,000	152,000	139,000
Tax-Free Income Fund–Advisor Class	29,000	32,000	31,000
Tax-Free Short-Intermediate	65,000	103,000	96,000
Virginia Tax-Free Bond	65,000	103,000	96,000

Fund	Fiscal Year Ended
	5/31/10	5/31/09	5/31/08
Corporate Income	$124,000	$164,000	$159,000
GNMA	109,000	164,000	159,000
TRP Government Reserve Investment	65,000	98,000	98,000
High Yield	128,000	166,000	161,000
High Yield Fund–Advisor Class	38,000	47,000	44,000
Inflation Focused Bond	124,000	164,000	159,000
Inflation Protected Bond	124,000	144,000	128,000
Institutional Core Plus	153,000	198,000	173,000
Institutional Core Plus–F Class	(a)	(a)	(a)
Institutional Floating Rate	163,000	198,000	68,000
Institutional Floating Rate–F Class	(a)	(a)	(a)
Institutional High Yield	153,000	198,000	190,000
New Income	176,000	230,000	225,000
New Income Fund–Advisor Class	2,000	(b)	(b)
New Income Fund–R Class	(b)	(b)	(b)
Personal Strategy Balanced	153,000	199,000	191,000
Personal Strategy Growth	153,000	199,000	191,000
Personal Strategy Income	153,000	198,000	191,000
Prime Reserve	92,000	130,000	128,000
TRP Reserve Investment	124,000	144,000	128,000
Retirement 2005	(c)	(c)	(c)
Retirement 2005 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2005 Fund–R Class	(c)	(c)	(c)
Retirement 2010	(c)	(c)	(c)
Retirement 2010 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2010 Fund–R Class	(c)	(c)	(c)
Retirement 2015	(c)	(c)	(c)
Retirement 2015 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2015 Fund–R Class	(c)	(c)	(c)
Retirement 2020	(c)	(c)	(c)
Retirement 2020 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2020 Fund–R Class	(c)	(c)	(c)
Retirement 2025	(c)	(c)	(c)
Retirement 2025 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2025 Fund–R Class	(c)	(c)	(c)
Retirement 2030	(c)	(c)	(c)
Retirement 2030 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2030 Fund–R Class	(c)	(c)	(c)
Retirement 2035	(c)	(c)	(c)
Retirement 2035 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2035 Fund–R Class	(c)	(c)	(c)
Retirement 2040	(c)	(c)	(c)
Retirement 2040 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2040 Fund–R Class	(c)	(c)	(c)
Retirement 2045	(c)	(c)	(c)
Retirement 2045 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2045 Fund–R Class	(c)	(c)	(c)
Retirement 2050	(c)	(c)	(c)
Retirement 2050 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2050 Fund–R Class	(c)	(c)	(c)
Retirement 2055	(c)	(c)	(c)
Retirement 2055 Fund–Advisor Class	(c)	(c)	(c)
Retirement 2055 Fund–R Class	(c)	(c)	(c)
Retirement Income	(c)	(c)	(c)
Short-Term Bond	128,000	179,000	174,000
Short-Term Bond–Advisor Class	9,000	(b)	(b)
Strategic Income	176,000	95,000	(a)
Strategic Income–Advisor Class	(b)	(b)	(a)
U.S. Treasury Intermediate	65,000	98,000	98,000
U.S. Treasury Long-Term	65,000	98,000	98,000
U.S. Treasury Money	65,000	98,000	98,000

(a)    Prior to commencement of operations.

(b)    Less than $1,000.

(c)    Paid by underlying Price funds pursuant to the Special Servicing Agreement.

Fund	Fiscal Year Ended
	10/31/10	10/31/09	10/31/08
Africa & Middle East	$174,000	$167,000	$199,000
Emerging Europe & Mediterranean	108,000	104,000	134,000
Emerging Markets Stock	174,000	165,000	165,000
European Stock	109,000	106,000	135,000
Global Infrastructure	120,000	(a)	(a)
Global Infrastructure Fund–Advisor Class	3,000	(a)	(a)
Global Large-Cap Stock	120,000	125,000	2,000
Global Large-Cap Stock Fund–Advisor Class	2,000	3,000	(b)
Global Stock	119,000	116,000	147,000
Global Stock–Advisor Class	2,000	2,000	2,000
Institutional Africa & Middle East	174,000	178,000	102,000
Institutional Concentrated International Equity	29,000	(a)	(a)
Institutional Emerging Markets Equity	143,000	136,000	161,000
Institutional Global Equity	108,000	104,000	133,000
Institutional Global Large-Cap Equity	108,000	114,000	1,000
Institutional International Core Equity	2,000	(a)	(a)
Institutional International Growth Equity	108,000	104,000	133,000
International Discovery	144,000	141,000	165,000
International Equity Index	170,000	137,000	167,000
International Growth & Income	124,000	123,000	142,000
International Growth & Income–Advisor Class	9,000	12,000	23,000
International Growth & Income–R Class	2,000	2,000	3,000
International Stock	138,000	172,000	202,000
International Stock–Advisor Class	1,000	1,000	2,000
International Stock–R Class	(b)	(b)	(b)
Japan	80,000	75,000	102,000
Latin America	109,000	100,000	104,000
New Asia	143,000	142,000	167,000
Overseas Stock	143,000	136,000	166,000
Summit Cash Reserves	108,000	104,000	133,000
Summit GNMA	108,000	104,000	133,000
Summit Municipal Income	80,000	74,000	102,000
Summit Municipal Intermediate	80,000	74,000	102,000
Summit Municipal Money Market	108,000	104,000	133,000
U.S. Bond Index	108,000	104,000	133,000

(a)    Prior to commencement of operations.

(b)    Less than $1,000.

Fund	Fiscal Year Ended
	12/31/ 10	12/31/ 09	12/31/ 08
Balanced	$ 180,000	$ 159,000	$ 286,000
Blue Chip Growth	101,000	86,000	149,000
Blue Chip Growth Fund–Advisor Class	8,000	9,000	18,000
Blue Chip Growth Fund–R Class	1,000	(a)	1,000
Capital Appreciation	189,000	138,000	214,000
Capital Appreciation Fund–Advisor Class	4,000	2,000	3,000
Capital Opportunity	133,000	118,000	208,000
Capital Opportunity Fund–Advisor Class	5,000	5,000	1,000
Capital Opportunity Fund–R Class	(a)	(a)	(a)
Diversified Mid-Cap Growth	83,000	68,000	145,000
Diversified Small-Cap Growth	83,000	68,000	149,000
Dividend Growth	94,000	81,000	152,000
Dividend Growth Fund–Advisor Class	2,000	(a)	(a)
Emerging Markets Bond	180,000	157,000	244,000
Equity Income	99,000	87,000	149,000
Equity Income Fund–Advisor Class	10,000	10,000	19,000
Equity Income Fund Fund–R Class	1,000	1,000	2,000
Equity Index 500	143,000	147,000	228,000
Extended Equity Market Index	148,000	128,000	308,000
Financial Services	83,000	68,000	139,000
Global Real Estate	189,000	177,000	42,000
Global Real Estate Fund–Advisor Class	4,000	5,000	2,000
Global Technology	112,000	96,000	167,000
Growth & Income	83,000	69,000	137,000
Growth Stock	122,000	107,000	168,000
Growth Stock Fund–Advisor Class	12,000	13,000	26,000
Growth Stock Fund–R Class	4,000	4,000	7,000
Health Sciences	181,000	157,000	217,000
Institutional Emerging Markets Bond	180,000	157,000	231,000
Institutional International Bond	180,000	157,000	235,000
Institutional Large-Cap Core Growth	83,000	68,000	138,000
Institutional Large-Cap Growth	83,000	68,000	135,000
Institutional Large-Cap Value	83,000	68,000	135,000
Institutional Mid-Cap Equity Growth	83,000	69,000	140,000
Institutional Small-Cap Stock	83,000	68,000	147,000
Institutional U.S. Structured Research	112,000	96,000	171,000
International Bond	170,000	144,000	217,000
International Bond Fund–Advisor Class	23,000	27,000	42,000
Media & Telecommunications	112,000	96,000	169,000
Mid-Cap Growth	102,000	95,000	163,000
Mid-Cap Growth Fund–Advisor Class	5,000	4,000	6,000
Mid-Cap Growth Fund–R Class	1,000	1,000	2,000
Mid-Cap Value	96,000	85,000	151,000
Mid-Cap Value Fund–Advisor Class	9,000	6,000	12,000
Mid-Cap Value Fund–R Class	4,000	4,000	8,000
New America Growth	93,000	81,000	150,000
New America Fund–Advisor Class	3,000	1,000	1,000
New Era	83,000	69,000	139,000
New Horizons	112,000	96,000	184,000
Real Assets	63,000	(b)	(b)
Real Estate	154,000	106,000	146,000
Real Estate Fund–Advisor Class	7,000	4,000	3,000
Science & Technology	109,000	113,000	186,000
Science & Technology Fund–Advisor Class	18,000	18,000	31,000
Small-Cap Stock	92,000	77,000	151,000
Small-Cap Stock Fund–Advisor Class	4,000	5,000	13,000
Small-Cap Value	139,000	124,000	183,000
Small-Cap Value Fund–Advisor Class	23,000	17,000	23,000
Spectrum Growth	(c)	(c)	(c)
Spectrum Income	(c)	(c)	(c)
Spectrum International	(c)	(c)	(c)
Total Equity Market Index	148,000	128,000	290,000
U.S. Large-Cap Core	94,000	39,000	(b)
U.S. Large-Cap Core–Advisor Class	2,000	( a)	(b)
Value	93,000	77,000	131,000
Value Fund–Advisor Class	3,000	9,000	24,000

(a)    Less than $1,000.

(b)    Prior to commencement of operations.

(c)    Paid by underlying Price funds pursuant to the Special Servicing Agreement.

 other Shareholder Services

The funds (other than the Inflation Focused Bond Fund, Institutional Funds (except for their F Class shares), and TRP Reserve Investment Funds) have adopted an administrative fee payment (“AFP”) program that authorizes the funds to make payments for services provided on behalf of the funds. Under the AFP program, payments by a fund (of up to 0.15% of its average daily net assets per year ) may be made to retirement plans, retirement plan recordkeepers, insurance companies, banks, and broker-dealers for transfer agency, recordkeeping, and other administrative services. These services include, but are not limited to: transmitting net purchase and redemption orders; maintaining separate records for shareholders reflecting purchases, redemptions, and share balances; mailing shareholder confirmations and periodic statements; processing dividend payments; and telephone services in connection with the above. Under the AFP program, the funds paid the amounts set forth below in calendar year 2010.

Fund	Payment
Africa & Middle East	$35,589
Balanced	600,101
Blue Chip Growth	4,287,633
California Tax-Free Bond	27,373
California Tax-Free Money	1,562
Capital Appreciation	2,727,189
Capital Opportunity	44,297
Corporate Income	94,577
Diversified Mid-Cap Growth	9,171
Diversified Small-Cap Growth	3,166
Dividend Growth	480,371
Emerging Europe & Mediterranean	92,103
Emerging Markets Bond	227,533
Emerging Markets Stock	1,209,145
Equity Income	4,867,826
Equity Index 500	139,860
European Stock	41,935
Extended Equity Market Index	23,740
Financial Services	79,738
Georgia Tax-Free Bond	23,238
GNMA	59,923
TRP Government Reserve Investment	(a)
Global Infrastructure	938
Global Large-Cap Stock	461
Global Real Estate	1,055
Global Stock	88,739
Global Technology	58,355
Growth & Income	41,978
Growth Stock	5,945,279
Health Sciences	826,971
High Yield	1,018,345
Inflation Focused Bond	(a)
Inflation Protected Bond	35,900
Institutional Africa & Middle East	(a)
Institutional Concentrated International Equity	(a)
Institutional Core Plus	(a)
Institutional Core Plus Fund–F Class	0
Institutional Emerging Markets Bond	(a)
Institutional Emerging Markets Equity	(a)
Institutional Floating Rate	(a)
Institutional Floating Rate Fund–F Class	0
Institutional Global Equity	(a)
Institutional Global Large-Cap Equity	(a)
Institutional High Yield	(a)
Institutional International Bond	(a)
Institutional International Core Equity	(a)
Institutional International Growth Equity	(a)
Institutional Large-Cap Core Growth	(a)
Institutional Large-Cap Growth	(a)
Institutional Large-Cap Value	(a)
Institutional Mid-Cap Equity Growth	(a)
Institutional Small-Cap Stock	(a)
Institutional U.S. Structured Research	(a)
International Bond	944,456
International Discovery	1,237,719
International Equity Index	41,112
International Growth & Income	229,337
International Stock	394,621
Japan	14,894
Latin America	580,156
Maryland Short-Term Tax-Free Bond	29,417
Maryland Tax-Free Bond	184,638
Maryland Tax-Free Money	966
Media & Telecommunications	250,709
Mid-Cap Growth	8,271,272
Mid-Cap Value	2,723,237
New America Growth	179,225
New Asia	1,358,400
New Era	1,032,592
New Horizons	1,771,312
New Income	723,222
New Jersey Tax-Free Bond	16,459
New York Tax-Free Bond	21,355
New York Tax-Free Money	73
Overseas Stock	40,399
Personal Strategy Balanced	580,939
Personal Strategy Growth	334,659
Personal Strategy Income	220,916
Prime Reserve	51,419
Real Assets	(a)
Real Estate	930,704
TRP Reserve Investment	(a)
Retirement 2005	(b)
Retirement 2010	(b)
Retirement 2015	(b)
Retirement 2020	(b)
Retirement 2025	(b)
Retirement 2030	(b)
Retirement 2035	(b)
Retirement 2040	(b)
Retirement 2045	(b)
Retirement 2050	(b)
Retirement 2055	(b)
Retirement Income	(b)
Science & Technology	387,119
Short-Term Bond	1,156,170
Small-Cap Stock	3,378,396
Small-Cap Value	1,283,355
Spectrum Growth	(b)
Spectrum Income	(b)
Spectrum International	(b)
Strategic Income	9,104
Summit Cash Reserves	9,265
Summit GNMA	3,430
Summit Municipal Income	221,298
Summit Municipal Intermediate	776,854
Summit Municipal Money Market	240
Tax-Efficient Equity	1,909
Tax-Exempt Money	92,710
Tax-Free High Yield	184,323
Tax-Free Income	161,441
Tax-Free Short-Intermediate	453,955
Total Equity Market Index	38,706
U.S. Bond Index	75,004
U.S. Large-Cap Core	26
U.S. Treasury Intermediate	122,351
U.S. Treasury Long-Term	27,170
U.S. Treasury Money	193,814
Value	634,582
Virginia Tax-Free Bond	121,518

(a)    Did not participate in AFP program.

(b)   Paid by underlying Price funds pursuant to the Special Servicing Agreement.

Each Advisor and R Class has adopted an AFP program under which various third parties, including third parties receiving 12b-1 payments, may receive payments from the class in addition to 12b-1 fees for providing various recordkeeping, transfer agency, and administrative services to the classes and/or shareholders thereof. These services include, but are not limited to: transmitting net purchase and redemption orders; maintaining separate records for shareholders reflecting purchases, redemptions, and share balances; mailing shareholder confirmations and periodic statements; processing dividend payments; and telephone services in connection with the above. Under this AFP program, the funds paid the amounts set forth below in calendar year 2010.

Fund	Payment
Blue Chip Growth Fund–Advisor Class	$984,514
Blue Chip Growth Fund–R Class	133,468
Capital Appreciation Fund–Advisor Class	259,317
Capital Opportunity Fund–Advisor Class	9,828
Capital Opportunity Fund–R Class	1,429
Dividend Growth Fund–Advisor Class	37,887
Equity Income Fund–Advisor Class	1,815,647
Equity Income Fund–R Class	295,982
Global Infrastructure Fund–Advisor Class	213
Global Large-Cap Stock Fund–Advisor Class	117
Global Real Estate Fund–Advisor Class	81
Global Stock Fund–Advisor Class	15,922
Growth Stock Fund–Advisor Class	2,270,874
Growth Stock Fund–R Class	980,244
High Yield Fund–Advisor Class	1,812,719
International Bond Fund–Advisor Class	432,045
International Growth & Income Fund–Advisor Class	248,798
International Growth & Income Fund–R Class	55,973
International Stock Fund–Advisor Class	53,665
International Stock Fund–R Class	4,111
Mid-Cap Growth Fund–Advisor Class	1,208,622
Mid-Cap Growth Fund–R Class	351,334
Mid-Cap Value Fund–Advisor Class	775,950
Mid-Cap Value Fund–R Class	473,123
New America Growth Fund–Advisor Class	39,456
New Income Fund–Advisor Class	180,275
New Income Fund–R Class	16,247
Real Estate Fund–Advisor Class	120,043
Retirement 2005 Fund–Advisor Class	(a)
Retirement 2005 Fund–R Class	(a)
Retirement 2010 Fund–Advisor Class	(a)
Retirement 2010 Fund–R Class	(a)
Retirement 2015 Fund–Advisor Class	(a)
Retirement 2015 Fund–R Class	(a)
Retirement 2020 Fund–Advisor Class	(a)
Retirement 2020 Fund–R Class	(a)
Retirement 2025 Fund–Advisor Class	(a)
Retirement 2025 Fund–R Class	(a)
Retirement 2030 Fund–Advisor Class	(a)
Retirement 2030 Fund–R Class	(a)
Retirement 2035 Fund–Advisor Class	(a)
Retirement 2035 Fund–R Class	(a)
Retirement 2040 Fund–Advisor Class	(a)
Retirement 2040 Fund–R Class	(a)
Retirement 2045 Fund–Advisor Class	(a)
Retirement 2045 Fund–R Class	(a)
Retirement 2050 Fund–Advisor Class	(a)
Retirement 2050 Fund–R Class	(a)
Retirement 2055 Fund–Advisor Class	(a)
Retirement 2055 Fund–R Class	(a)
Retirement Income Fund–Advisor Class	(a)
Retirement Income Fund–R Class	(a)
Science & Technology Fund–Advisor Class	568,549
Short-Term Bond Fund–Advisor Class	641,112
Small-Cap Stock Fund–Advisor Class	303,733
Small-Cap Value Fund–Advisor Class	1,162,739
Strategic Income Fund–Advisor Class	139
Tax-Free Income Fund–Advisor Class	919,709
U.S. Large-Cap Core Fund–Advisor Class	1
Value Fund–Advisor Class	359,004

(a)    Paid by underlying Price funds pursuant to the Special Servicing Agreement.

529 Plans

T. Rowe Price is the investment manager of several college savings plans established by states under section 529 of the Code. Each plan has a number of portfolios that invest in underlying Price Funds including Blue Chip Growth, Emerging Markets Stock, Equity Index 500, Extended Equity Market Index, Inflation Focused Bond, International Growth & Income, International Stock, Mid-Cap Growth, Mid-Cap Value, New Income, Overseas Stock, Short-Term Bond, Small-Cap Stock, Spectrum Income, Summit Cash Reserves, Total Equity Market Index, U.S. Bond Index, U.S. Treasury Money, and Value Funds. Each portfolio establishes an omnibus account in the underlying Price Funds. Transfer agent and recordkeeping expenses incurred by the portfolios as a result of transactions by participants in the 529 plans that invest in the Price Funds are paid for by the underlying Price Funds under their agreement with their transfer agent, T. Rowe Price Services, Inc. The expenses borne by each underlying Price Fund are set forth in the shareholder report of the underlying fund under “Related Party Transactions.”

Control of Investment Adviser

T. Rowe Price Group, Inc. (“Group”) is a publicly owned company and owns 100% of the stock of T. Rowe Price Associates, Inc., which in turn owns 100% of T. Rowe Price International Ltd, which in turn owns 100% each of T. Rowe Price Hong Kong Limited and T . Rowe Price Singapore Private Ltd. Group was formed in 2000 as a holding company for the T. Rowe Price-affiliated companies.

Distributor for the Funds

Investment Services, a Maryland corporation formed in 1980 as a wholly owned subsidiary of T. Rowe Price, serves as distributor for all T. Rowe Price mutual funds on a continuous basis. Investment Services is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Investment Services is located at the same address as the funds and T. Rowe Price–100 East Pratt Street, Baltimore, Maryland 21202.

Investment Services serves as distributor to the funds, pursuant to an Underwriting Agreement (“Underwriting Agreement”), which provides that the funds (other than the Single-Fee Funds) will pay all fees and expenses in connection with necessary state filings; preparing, setting in type, printing, and mailing of prospectuses and reports to shareholders; and issuing shares, including expenses of confirming purchase orders. For the Single-Fee Funds, the Underwriting Agreement provides that Investment Services will pay, or will arrange for others to pay, of these fees and expenses.

The Underwriting Agreement also provides that Investment Services will pay all fees and expenses in connection with printing and distributing prospectuses and reports for use in offering and selling fund shares; preparing, setting in type, printing, and mailing all sales literature and advertising; Investment Services’ federal and state registrations as a broker-dealer; and offering and selling shares for each fund, except for those fees and expenses specifically assumed by the funds. Investment Services’ expenses are paid by T. Rowe Price.

Investment Services acts as the agent of the funds, in connection with the sale of fund shares in the various states in which Investment Services is qualified as a broker-dealer. Under the Underwriting Agreement, Investment Services accepts orders for fund shares at net asset value. Other than as described below with respect to the Advisor and R Class shares, no sales charges are paid by investors or the funds and no compensation is paid to Investment Services.

Advisor and R Class

Distribution and Shareholder Services Plan

The funds’ directors adopted a plan pursuant to Rule 12b-1 with respect to each Advisor and R Class ( the “Class”). Each plan provides that the Class may compensate Investment Services or such other persons as the funds or Investment Services designates, to finance any or all of the distribution, shareholder servicing, maintenance of shareholder accounts, and/or other administrative services with respect to Class shares. It is expected that most, if not all, payments under each plan will be made (either directly, or indirectly through Investment Services) to intermediaries other than Investment Services such as broker-dealers, banks, insurance companies, and retirement plan recordkeepers. Under each plan, the Advisor Class pays a fee at the annual rate of up to 0.25% of that class’s average daily net assets and the R Class pays a fee at the annual rate of up to 0.50% of that class’s average net daily assets. Normally, the full amount of the fee is paid to the intermediary on shares sold through that intermediary; however, a lesser amount may be paid. In addition, the fee may be split among intermediaries based on the level of services provided by each. Intermediaries may use the payments for, among other purposes, compensating employees engaged in sales and/or shareholder servicing of the Class, as well as for a wide variety of other purposes associated with supporting, distributing, and servicing Class shares. The amount of fees paid by a Class during any year may be more or less than the cost of distribution and other services provided to the Class and its investors. FINRA rules limit the amount of annual distribution and service fees that may be paid by a mutual fund and impose a ceiling on the cumulative distribution fees paid. The plan complies with these rules.

The plan requires that Investment Services provide, or cause to be provided, a quarterly written report identifying the amounts expended by each Class and the purposes for which such expenditures were made to the fund directors for their review.

Prior to approving the plan, the funds considered various factors relating to the implementation of the plan and determined that there is a reasonable likelihood that the plan will benefit each fund, its Class, and the Class’s shareholders. The fund directors noted that to the extent the plan allows a fund to sell Class shares in markets to which it would not otherwise have access, the plan may result in additional sales of fund shares. This may enable a fund to achieve economies of scale that could reduce expenses. In addition, certain ongoing shareholder services may be provided more effectively by intermediaries with which shareholders have an existing relationship.

The plan is renewable from year to year with respect to each fund, so long as its continuance is approved at least annually (1) by the vote of a majority of the fund directors and (2) by a vote of the majority of the funds’ independent directors cast in person at a meeting called for the purpose of voting on such approval. The plan may not be amended to increase materially the amount of fees paid by any Class thereunder unless such amendment is approved by a majority vote of the outstanding shares of such Class and by the fund directors in the manner prescribed by Rule 12b-1 under the 1940 Act. The plan is terminable with respect to a Class at any time by a vote of a majority of the independent directors or by a majority vote of the outstanding shares in the Class.

Payments under the 12b-1 plans will still normally be made for funds that are closed to new investors. Such payments are made for the various services provided to existing investors by the intermediaries receiving such payments.

The following payments for the fiscal year indicated were made to intermediaries, including broker-dealers and insurance companies, for the distribution, shareholder servicing, maintenance of shareholder accounts, and/or other administrative services under the plan.

Fund	Fiscal Year Ended 2/28/10
Tax-Free Income Fund–Advisor Class	$1,168,000

Fund	Fiscal Year Ended 5/31/10
High Yield Fund–Advisor Class	$3,794,000
New Income Fund–Advisor Class	235,000
New Income Fund–R Class	45,000
Retirement 2005 Fund–Advisor Class	42,000
Retirement 2005 Fund–R Class	245,000
Retirement 2010 Fund–Advisor Class	1,481,000
Retirement 2010 Fund–R Class	1,953,000
Retirement 2015 Fund–Advisor Class	424,000
Retirement 2015 Fund–R Class	167,000
Retirement 2020 Fund–Advisor Class	3,011,000
Retirement 2020 Fund–R Class	3,674,000
Retirement 2025 Fund–Advisor Class	535,000
Retirement 2025 Fund–R Class	168,000
Retirement 2030 Fund–Advisor Class	2,427,000
Retirement 2030 Fund–R Class	3,029,000
Retirement 2035 Fund–Advisor Class	370,000
Retirement 2035 Fund–R Class	107,000
Retirement 2040 Fund–Advisor Class	1,645,000
Retirement 2040 Fund–R Class	1,943,000
Retirement 2045 Fund–Advisor Class	174,000
Retirement 2045 Fund–R Class	48,000
Retirement 2050 Fund–Advisor Class	220,000
Retirement 2050 Fund–R Class	286,000
Retirement 2055 Fund–Advisor Class	21,000
Retirement 2055 Fund–R Class	5,000
Retirement Income Fund–Advisor Class	466,000
Retirement Income Fund–R Class	525,000
Short-Term Bond Fund–Advisor Class	601,000
Strategic Income Fund–Advisor Class	1,000

Fund	Fiscal Year Ended 10/31/10
Global Infrastructure Fund–Advisor Class	$1,000
Global Large-Cap Stock Fund–Advisor Class	1,000
Global Stock Fund–Advisor Class	29,000
International Growth & Income Fund–Advisor Class	537,000
International Growth & Income Fund–R Class	182,000
International Stock Fund–Advisor Class	120,000
International Stock Fund–R Class	16,000

Fund	Fiscal Year Ended 12/31/10
Blue Chip Growth Fund–Advisor Class	$1, 800,000
Blue Chip Growth Fund–R Class	419,000
Capital Appreciation Fund–Advisor Class	527,000
Capital Opportunity Fund–Advisor Class	20,000
Capital Opportunity Fund–R Class	5,000
Dividend Growth Fund–Advisor Class	72,000
Equity Income Fund–Advisor Class	3, 831,000
Equity Income Fund–R Class	1,003,000
Global Real Estate Fund–Advisor Class	1,000
Growth Stock Fund–Advisor Class	4, 533,000
Growth Stock Fund–R Class	3,290,000
International Bond Fund–Advisor Class	1, 281,000
Mid-Cap Growth Fund–Advisor Class	2,112,000
Mid-Cap Growth Fund–R Class	1,182,000
Mid-Cap Value Fund–Advisor Class	1,613,000
Mid-Cap Value Fund–R Class	1, 582,000
New America Growth Fund–Advisor Class	80,000
Real Estate Fund–Advisor Class	267,000
Science & Technology Fund–Advisor Class	956,000
Small-Cap Stock Fund–Advisor Class	555,000
Small-Cap Value Fund–Advisor Class	2,217,000
U.S. Large-Cap Core Fund–Advisor Class	1,000
Value Fund–Advisor Class	840,000

 Portfolio Transactions

Investment or Brokerage Discretion

Decisions with respect to the selection, purchase, and sale of portfolio securities on behalf of the international Price Funds are generally made by T. Rowe Price International, Price Hong Kong, or Price Singapore. Decisions with respect to the selection, purchase, and sale of portfolio securities on behalf of all other Price Funds are generally made by T. Rowe Price. T. Rowe Price, T. Rowe Price International, and Price Hong Kong are responsible for implementing these decisions for the Price Funds, including, where applicable, the negotiation of commissions, the allocation of portfolio brokerage and principal business, and the use of affiliates to assist in routing orders for execution.

How Broker-Dealers Are Selected

With respect to equity and debt securities, T. Rowe Price, T. Rowe Price International, or Price Hong Kong may effect principal transactions on behalf of a fund with a broker-dealer that furnishes brokerage and/or research services; designate any such broker-dealer to receive selling concessions, discounts, or other allowances; or otherwise deal with any such broker-dealer in connection with the acquisition of securities in underwritings. T. Rowe Price, T. Rowe Price International, or Price Hong Kong may receive research services in connection with brokerage transactions, including designations in fixed-price offerings.

Debt Securities

In purchasing and selling debt securities, T. Rowe Price, T. Rowe Price International, and Price Hong Kong ordinarily place transactions with the issuer or a primary market-maker acting as principal for the securities on a net basis, with no brokerage commission being paid by the client (although the price usually includes undisclosed compensation) and may involve the designation of selling concessions. Debt securities may also be purchased from underwriters at prices which include underwriting fees. Any transactions placed through broker-dealers serving as primary market-makers reflect the spread between the bid and ask prices. Funds that invest exclusively or primarily in debt securities may nonetheless benefit from research and services received through the use of commissions generated by funds investing in equity securities.

Equity Securities

In purchasing and selling equity securities, T. Rowe Price, T. Rowe Price International, and Price Hong Kong seek to obtain quality execution at favorable security prices through responsible broker-dealers and, in the case of agency transactions, at competitive commission rates. However, under certain conditions, higher brokerage commissions may be paid in return for a mix of brokerage and research services.

In selecting broker-dealers to execute the Price Funds’ portfolio transactions, consideration is given to such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, general execution, and operational capabilities of competing broker-dealers, their expertise in particular markets, and brokerage and research services provided by them. It is not the policy of T. Rowe Price, T. Rowe Price International, or Price Hong Kong to seek the lowest available commission rate where it is believed that a broker-dealer charging a higher commission rate would offer greater reliability or provide better price or execution.

As a general practice, transactions involving U.S. equity securities are executed in the primary market with market-makers, or through an electronic communications network (“ECN”) or Alternative Trading System. In selecting from among these options, T. Rowe Price generally seeks to select the broker-dealers or electronic venue it believes to be actively and effectively trading the security being purchased or sold. In an effort to obtain quality execution, orders for foreign equity securities may be placed through T. Rowe Price International’s or Price Hong Kong’s trading desk. Executions of orders may be directed to an affiliated trading desk that is best situated to execute a particular order.

Transactions on stock exchanges involve the payment of brokerage commissions. In transactions on stock exchanges in the U.S., these commissions are negotiated. Traditionally, commission rates have generally not been negotiated on stock markets outside the U.S. However, an increasing number of overseas stock markets have adopted a system of negotiated rates or ranges of rates, although a small number of markets continue to be subject to an established schedule of minimum commission rates. It is expected that equity securities will ordinarily be purchased in the primary markets, whether over-the-counter (“OTC”) or listed, and that listed securities may be purchased in the OTC market if such market is deemed the primary market. In the case of securities traded on the OTC markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup. In underwritten offerings, the price includes a disclosed, fixed commission or discount.

Evaluating the Overall Reasonableness of Brokerage Commissions Paid

On a continuing basis, T. Rowe Price, T. Rowe Price International, and Price Hong Kong seek to determine what levels of commission rates are reasonable in the marketplace for transactions executed on behalf of mutual funds and other institutional clients. In evaluating the reasonableness of commission rates, T . Rowe Price, T. Rowe Price International, and Price Hong Kong may consider any or all of the following: (a) rates quoted by broker-dealers; (b) the size of a particular transaction, in terms of the number of shares, dollar amount, and number of clients involved; (c) the complexity of a particular transaction in terms of both execution and settlement; (d) the level and type of business done with a particular firm over a period of time; (e) the extent to which the broker-dealer has capital at risk in the transaction; (f) historical commission rates; and (g) rates paid by other institutional investors based on available public information.

Commissions Paid to Broker-Dealers for Research

T. Rowe Price, T. Rowe Price International, and Price Hong Kong receive a wide range of research services from broker-dealers. The services provide domestic and international perspectives and may cover investment opportunities throughout the world. These services include information on the economy, industries, groups of securities, individual companies, statistics, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, performance analysis, credit analysis, risk measurement analysis, and analysis of corporate responsibility issues. Research services are received primarily in the form of written reports, e-mails, computer-generated services, telephone contacts, and personal meetings with security analysts. Such services may also be provided through meetings arranged with corporate management, industry spokespersons, economists, academicians, and government representatives. Some research may be incorporated into firm-wide systems or communications. Therefore, T. Rowe Price, T. Rowe Price International, or Price Hong Kong may have access to research obtained through commissions generated by one another.

Certain broker-dealers that provide quality brokerage and execution services may also furnish proprietary research services to T. Rowe Price, T. Rowe Price International, and Price Hong Kong. Proprietary research may also include research provided by an affiliate of the broker-dealer. With regard to the payment of brokerage commissions and receipt of proprietary research, T. Rowe Price, T. Rowe Price International, and Price Hong Kong have adopted brokerage allocation policies which embody the concepts of Section 28(e) of the 1934 Act and which are in accordance with the Conduct of Business Rules of the United Kingdom Financial Services Authority. Section 28(e) permits an investment adviser to cause its accounts or clients to pay a higher commission to a broker-dealer that furnishes research services than what might be charged by another broker-dealer that does not furnish research services (or that furnishes brokerage and research services deemed to be of lesser value). The adviser must determine in good faith that the commission is reasonable in relation to the value of the research services (and any brokerage services) provided. The determination may be viewed in terms of either that particular transaction or the overall responsibilities of the adviser with respect to the accounts over which it exercises investment discretion. As a result, research may not necessarily benefit all accounts paying commissions to such broker-dealers.

Except as set forth in the following section on “Directed Brokerage,” T. Rowe Price, T . Rowe Price International, and Price Hong Kong have policies of not allocating brokerage business in return for products or services other than brokerage or research services, although from time to time each receives third-party vendor services and products serving both research and non-research functions in accordance with the provisions of Section 28(e). T. Rowe Price, T. Rowe Price International, and Price Hong Kong cannot always readily determine the extent to which commissions charged by broker-dealers reflect the value of their research services. However, in accordance with regulations issued by the United Kingdom Financial Services Authority, T. Rowe Price International makes a good faith determination of the amount of its clients’ commissions attributable to research.

T. Rowe Price, T. Rowe Price International, and Price Hong Kong may receive proprietary research from broker-dealers in connection with brokerage transactions, including selling concessions and designations in fixed-price offerings in which a Price Fund or non-ERISA client participates.

Research services received from broker-dealers are supplemental to the research efforts of T. Rowe Price, T. Rowe Price International, and Price Hong Kong and, when utilized, are subject to internal analysis before being incorporated into their investment processes. As a practical matter, it would not be possible to take into consideration all of the information and varied opinions presently provided by broker-dealers. Independent third-party research is an important component of the Price Funds’ investment selection process and may be paid for directly by T. Rowe Price, T. Rowe Price International, or Price Hong Kong, obtained through commission sharing arrangements (“CSAs”), or acquired through “step-out” transactions.

T. Rowe Price, T. Rowe Price International, and Price Hong Kong may obtain third-party research from broker-dealers or non-broker-dealers by entering into CSAs. Under a CSA, the executing broker-dealer agrees that part of the commissions it earns on certain equity trades for the Price Funds will be allocated to one or more research providers, as directed by T. Rowe Price, T. Rowe Price International, and Price Hong Kong, as payment for research. The use of CSAs allows T. Rowe Price, T. Rowe Price International, and Price Hong Kong to direct broker-dealers to pool commissions that are generated from orders executed at that broker-dealer (for equity transactions on behalf of the Price Funds and other client accounts), and then periodically direct the broker-dealer to pay third party research providers for research. All such uses of CSAs by T . Rowe Price, T. Rowe Price International, and Price Hong Kong shall be subject to applicable law and their best execution obligations.

In addition, proprietary research and services may be acquired or received either directly from executing brokers-dealers or indirectly through other brokers-dealers in step-out transactions or similar arrangements. A “step-out” is an arrangement by which an investment manager executes a trade through one broker-dealer but instructs that entity to step-out all or a portion of the trade to another broker-dealer. This second broker-dealer will clear, settle, and receive commissions for, the stepped-out portion. T. Rowe Price, T. Rowe Price International, and Price Hong Kong may use a step-out to compensate broker-dealers who provide valuable proprietary research services to the Price Funds. T. Rowe Price may also use full service broker-dealers that provide “bundled” proprietary research, either directly or through step-out transactions with other brokers. All such uses of brokerage by T. Rowe Price, T. Rowe Price International, and Price Hong Kong to acquire research shall be subject to applicable law and their best execution obligations. Lower commissions may be available from other broker-dealers that do not provide research.

While receipt of research services from brokerage firms has not reduced normal research activities by T . Rowe Price, T. Rowe Price International, or Price Hong Kong, the expenses of either could be materially increased if it attempted to generate such additional information through its own staff. To the extent that research services of value are provided by broker-dealers, T. Rowe Price, T. Rowe Price International, and Price Hong Kong are relieved of expenses which they might otherwise bear.

Directed Brokerage

The Price Funds that invest in U.S. equity securities have adopted a commission recapture program. Under the program, a percentage of commissions generated by the portfolio transactions of those funds is rebated to the funds by the broker-dealers and credited to short-term security gain/loss.

At the present time, the Price Funds do not recapture commissions, underwriting discounts, or selling group concessions in connection with debt securities acquired in underwritten offerings. T. Rowe Price, T . Rowe Price International, and Price Hong Kong may, however, have the opportunity to designate a portion of the underwriting spread to broker-dealers that participate in the offering.

Allocation of Brokerage Commissions

T. Rowe Price, T. Rowe Price International, and Price Hong Kong have policies of not pre-committing a specific amount of business to any broker-dealer over any specific time period. Historically, brokerage placement has been determined, as appropriate, by the needs of a specific transaction such as market-making, availability of a buyer or seller of a particular security, or specialized execution skills. T. Rowe Price, T. Rowe Price International, and Price Hong Kong may choose to allocate brokerage among several broker-dealers that are able to meet the needs of the transaction.

Each year, T. Rowe Price, T. Rowe Price International, and Price Hong Kong assess the contributions of the equity brokerage and research services provided by broker-dealers and create a ranking of broker-dealers in response to these assessments. Portfolio managers, research analysts, and the trading department each evaluate the brokerage, execution, and research services they receive from broker-dealers and make judgments as to the quality of such services. Actual business received by a particular firm may not directly reflect its ranking in the voting process. It may be less than the suggested target but can, and often does, exceed the suggestions because the total business is allocated on the basis of all the considerations described above. Allocation of brokerage business is monitored on a periodic basis by the Equity and Fixed Income Brokerage and Trading Control Committees. In no event is a broker-dealer excluded from receiving business from T . Rowe Price, T. Rowe Price International, or Price Hong Kong because it has not been identified as providing research services. Discount or execution-only brokers, as well as ECNs, are used where deemed appropriate.

Trade Allocation Policies

T. Rowe Price, T. Rowe Price International, and Price Hong Kong have developed written trade allocation guidelines for their trading desks. Generally, when the amount of securities available in a public offering or the secondary markets is insufficient to satisfy the volume or price requirements for the participating client portfolios, the guidelines require a pro-rata allocation based upon the relative sizes of the participating client portfolios or the relative sizes of the participating client orders, depending upon the market involved. In allocating trades made on a combined basis, the trading desks seek to achieve the same net unit price of the securities for each participating client. Because a pro-rata allocation may not always adequately accommodate all facts and circumstances, the guidelines provide for exceptions to allocate trades on an adjusted basis, which may include a system-generated random allocation. For example, adjustments may be made: (i) to eliminate de minimis positions; (ii) to give priority to accounts with specialized investment policies and objectives; and (iii) to reallocate in light of a participating portfolio’s characteristics (e.g., available cash, industry or issuer concentration, duration, credit exposure). With respect to any private placement transactions, conditions imposed by the issuer may limit availability of allocations to client accounts.

Miscellaneous

The brokerage allocation policies for T. Rowe Price, T. Rowe Price International, and Price Hong Kong are generally applied to all of their fully discretionary accounts, which represent a substantial majority of all assets under management. Research services furnished by broker-dealers through which T. Rowe Price, T . Rowe Price International, or Price Hong Kong effect securities transactions may be used in servicing all accounts (including non-Price Funds) managed by T. Rowe Price, T. Rowe Price International, or Price Hong Kong. Therefore, research services received from broker-dealers that execute transactions for a particular fund will not necessarily be used by T. Rowe Price, T. Rowe Price International, or Price Hong Kong in connection with the management of that fund. The Price Funds do not allocate business to any broker-dealer on the basis of its sales of the funds’ shares. However, this does not mean that broker-dealers who purchase fund shares for their clients will not receive business from the fund.

Since certain clients of T. Rowe Price, T. Rowe Price International, and Price Hong Kong could have similar investment objectives and programs to those of a particular Price Fund, T. Rowe Price, T . Rowe Price International, or Price Hong Kong may make recommendations to other clients that result in their purchasing or selling securities simultaneously with the fund. As a result, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is the policy of T. Rowe Price, T. Rowe Price International, and Price Hong Kong not to favor one client over another in making recommendations or in placing orders. T. Rowe Price frequently follows the practice of grouping orders of various clients for execution. T. Rowe Price International and Price Hong Kong may also follow this practice. Clients should be aware, however, that the grouping of their orders with other clients’ orders may sometimes result in a more favorable price and at other times may result in a less favorable price than if the client orders had not been grouped. Where an aggregate order is executed in a series of transactions at various prices on a given day, each participating client’s proportionate share of such order will reflect the average price paid or received with respect to the total order.

T. Rowe Price may also include orders on behalf of the T. Rowe Price Associates Foundation, Inc. and the T. Rowe Price Program for Charitable Giving, Inc., not for profit entities, and the T. Rowe Price Savings Bank in aggregated orders from time to time.

T. Rowe Price, T. Rowe Price International, and Price Hong Kong may give advice and take action for clients, including the Price Funds, which differs from advice given or the timing or nature of action taken for other clients. T. Rowe Price, T. Rowe Price International, and Price Hong Kong are not obligated to initiate transactions for clients in any security that their principals, affiliates, or employees may purchase or sell for their own accounts or for other clients.

Purchase and sale transactions may be effected directly among and between non-ERISA client accounts (including affiliated mutual funds), provided no commission is paid to any broker-dealer, the security traded has readily available market quotations, and the transaction is effected at the independent current market price.

The T. Rowe Price Equity and Fixed Income Brokerage and Trading Control Committees are responsible for developing and monitoring brokerage policies and resolving questions relating to those policies.

T. Rowe Price and its affiliated investment advisers have established a general investment policy that they will ordinarily not make additional purchases of a common stock for their clients (including the Price funds) if, as a result of such purchases, 10% or more of the outstanding common stock of the issuer would be held by clients in the aggregate. In certain limited instances, however, T. Rowe Price and its affiliated investment advisers may increase aggregate ownership to a maximum of 18%. All aggregate ownership decisions are reviewed by the appropriate oversight committee. For purposes of monitoring both of these limits, securities held by clients and clients of affiliated advisers are included.

Total Brokerage Commissions

For the fiscal years indicated, the total brokerage commissions paid by each fund, including the discounts received by securities dealers in connection with underwritings, and the percentage of these commissions paid to firms which provided research, statistical, or other services to T. Rowe Price, T. Rowe Price International, or Price Hong Kong in connection with the management of each fund that invests in equity securities, are shown below.

Fund	Fiscal Year Ended
	2/28/10%		2/28/09%		2/29/08%
California Tax-Free Bond	$260,000	(a)	$228,000	(a)	$255,000	(a)
California Tax-Free Money	0	(a)	8,000	(a)	0	(a)
Georgia Tax-Free Bond	161,000	(a)	75,000	(a)	60,000	(a)
Maryland Short-Term Tax-Free Bond	32,000	(a)	36,000	(a)	35,000	(a)
Maryland Tax-Free Bond	517,000	(a)	319,000	(a)	390,000	(a)
Maryland Tax-Free Money	0	(a)	11,000	(a)	2,000	(a)
Tax-Efficient Equity	0	0.0	14,000	1.7	11,000	1.4
Tax-Exempt Money	0	(a)	13,000	(a)	2,000	(a)
Tax-Free High Yield	1,717,000	(a)	1,564,000	(a)	1,256,000	(a)
Tax-Free Income	2,753,000	(a)	1,676,000	(a)	1,136,000	(a)
Tax-Free Short-Intermediate	547,000	(a)	283,000	(a)	96,000	(a)
Virginia Tax-Free Bond	715,000	(a)	300,000	(a)	261,000	(a)

(a)      Percentages are not required for funds that do not invest in equity securities.

Fund	Fiscal Year Ended
	5/31/10%		5/31/09%		5/31/08%
Corporate Income	$876,000	83.6	$823,000	86.6	$415,000	95.7
GNMA	41,000	(a)	11,000	(a)	85,000	(a)
TRP Government Reserve Investment	(b)	(b)	(b)	(b)	(b)	(b)
High Yield	37,151,000	81.0	15,219,000	78.2	6,936,000	92.1
Inflation Focused Bond	912,000	(a)	345,000	(a)	550,000	(a)
Inflation Protected Bond	10,000	(a)	5,000	(a)	4,000	(a)
Institutional Core Plus	46,000	76.1	38,000	90.5	43,000	96.2
Institutional Floating Rate	4,585,000	(a)	1,033,000	(a)	(b)	(b)
Institutional High Yield	7,642,000	85.4	2,414,000	76.0	1,063,000	90.9
New Income	5,305,000	84.2	3,102,000	94.9	3,519,000	96.2
Personal Strategy Balanced	726,000	9.5	957,000	23.6	873,000	15.5
Personal Strategy Growth	678,000	10.2	855,000	26.1	817,000	18.4
Personal Strategy Income	333,000	8.6	636,000	14.2	370,000	13.0
Prime Reserve	(b)	(b)	(b)	(b)	(b)	(b)
TRP Reserve Investment	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2005	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2010	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2015	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2020	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2025	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2030	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2035	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2040	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2045	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2050	(b)	(b)	(b)	(b)	(b)	(b)
Retirement 2055	(b)	(b)	(b)	(b)	(b)	(b)
Retirement Income	(b)	(b)	(b)	(b)	(b)	(b)
Short-Term Bond	2,763,000	(a)	1,262,000	(a)	658,000	(a)
Strategic Income	161,000	64.9	125,000	81.9	(c)	(c)
U.S. Treasury Intermediate	23,000	(a)	58,000	(a)	8,000	(a)
U.S. Treasury Long-Term	14,000	(a)	39,000	(a)	20,000	(a)
U.S. Treasury Money	(b)	(b)	(b)	(b)	(b)	(b)

(a)    Percentages are not required for funds that do not invest in equity securities.

(b)    Not applicable.

(c)    Prior to commencement of operations.

Fund	Fiscal Year Ended
	10/31/10%		10/31/09%		10/31/08%
Africa & Middle East	$940,000	38.9	$932,000	1.6	$4,194,000	0.2
Emerging Europe & Mediterranean	862,000	24.6	687,000	4.0	2,516,000	1.1
Emerging Markets Stock	4,575,000	38.5	4,855,000	32.5	7,467,000	31.2
European Stock	1,042,000	26.4	1,227,000	6.7	3,064,000	1.3
Global Infrastructure	27,000	18.1	(a)	(a)	(a)	(a)
Global Large-Cap Stock	87,000	32.6	130,000	2.6	3,000	23.0
Global Stock	1,127,000	22.4	1,610,000	18.0	3,705,000	28.8
Institutional Africa & Middle East	364,000	39.6	547,000	1.0	523,000	0.4
Institutional Concentrated International Equity	4,000	8.9	(a)	(a)	(a)	(a)
Institutional Emerging Markets Equity	505,000	36.7	458,000	33.3	911,000	31.5
Institutional Global Equity	282,000	21.8	195,000	26.7	433,000	31.4
Institutional Global Large-Cap Equity	81,000	34.3	312,000	0.5	2,000	23.4
Institutional International Core Equity	2,000	1.5	(a)	(a)	(a)	(a)
Institutional International Growth Equity	94,000	41.0	90,000	27.8	215,000	20.0
International Discovery	4,165,000	39.2	3,039,000	29.6	5,598,000	19.8
International Equity Index	36,000	0.9	344,000	0.2	135,000	1.1
International Growth & Income	2,011,000	30.4	1,777,000	10.9	1,544,000	16.8
International Stock	8,578,000	43.6	7,836,000	28.0	11,743,000	26.8
Japan	270,000	52.2	546,000	59.3	809,000	48.6
Latin America	2,589,000	33.7	1,752,000	38.3	3,657,000	51.7
New Asia	9,715,000	56.3	5,776,000	46.5	9,508,000	40.4
Overseas Stock	1,113,000	33.6	700,000	21.8	1,371,000	21.7
Summit Cash Reserves	0	(b)	0	(b)	0	(b)
Summit GNMA	7,000	(b)	2,000	(b)	2,000	(b)
Summit Municipal Income	392,000	(b)	370,000	(b)	323,000	(b)
Summit Municipal Intermediate	878,000	(b)	634,000	(b)	368,000	(b)
Summit Municipal Money Market	0	(b)	4,000	(b)	0	(b)
U.S. Bond Index	127,000	(b)	217,000	(b)	111,000	(b)

(a)    Prior to commencement of operations.

(b)    Percentages are not required for funds that do not invest in equity securities.

Fund	Fiscal Year Ended
	12/31/ 10%		12/31/ 09%		12/31/ 08%
Balanced	$1, 294,000	5.3	$1, 738,000	15.6	$ 1,791,000	26.5
Blue Chip Growth	5,311,000	2.6	8, 282,000	35.4	8,826,000	45.3
Capital Appreciation	11,154,000	0.6	17,381,000	9.2	13,893,000	24.3
Capital Opportunity	153,000	1 .8	264,000	13.9	301,000	35.9
Diversified Mid-Cap Growth	49,000	0.3	79,000	0.3	46,000	5.2
Diversified Small-Cap Growth	34,000	0.0	31,000	7.6	24,000	12.8
Dividend Growth	499,000	0.4	363,000	12.5	499,000	34.9
Emerging Markets Bond	6,000	(b)	(a)	(b)	(a)	(b)
Equity Income	4,254,000	1 .7	5,217,000	17.2	13,095,000	26.0
Equity Index 500	761,000	0. 0	1, 617,000	0. 3	1,200,000	0.8
Extended Equity Market Index	51,000	0. 0	57,000	0.5	43,000	3.5
Financial Services	901,000	0.2	1, 312,000	9.1	1, 681,000	16.1
Global Real Estate	569,000	0.4	3 28,000	17.8	3,000	13.1
Global Technology	992,000	18. 4	575,000	18.2	314,000	46.7
Growth & Income	5,849,000	6.9	12,917,000	13.2	614,000	36.5
Growth Stock	9,070,000	1.8	10,844,000	5.4	19,995,000	36.3
Health Sciences	1,639,000	3.0	2,638,000	0 .9	3,463,000	21.0
Institutional Emerging Markets Bond	(a)	(b)	(a)	(b)	0	(b)
Institutional International Bond	(a)	(b)	(a)	(b)	0	(b)
Institutional Large-Cap Core Growth	77,000	3 .2	94,000	30.9	121,000	31.2
Institutional Large-Cap Growth	1, 610,000	0.3	1, 280,000	8.5	1, 408,000	34.4
Institutional Large-Cap Value	146,000	1 .4	193,000	15.0	186,000	13.8
Institutional Mid-Cap Equity Growth	555,000	0.9	648,000	9.5	382,000	27.2
Institutional Small-Cap Stock	499,000	1 .2	455,000	10.0	456,000	23.5
Institutional U.S. Structured Research	279,000	1 .3	200,000	10.8	177,000	33.6
International Bond	(a)	(b)	(a)	(b)	(a)	(b)
Media & Telecommunications	5,074,000	3.2	3, 025,000	21.9	3,017,000	26.1
Mid-Cap Growth	11,744,000	0.2	16,707,000	8.8	12,067,000	29. 0
Mid-Cap Value	11,430,000	1 .4	20,713,000	16.9	12,194,000	58.0
New America Growth	901,000	0.8	1,173,000	13.1	794,000	40.4
New Era	2, 625,000	8.8	2,571,000	16.3	3,027,000	28.8
New Horizons	13,013,000	1.3	8,728,000	9.9	7,356,000	31.6
Real Assets	903,000	9.8	(c)	(c)	(c)	(c)
Real Estate	3,658,000	0.6	4,863,000	7.1	1, 251,000	52.5
Science & Technology	4,218,000	2.2	5,789,000	12.9	4,719,000	39.8
Small-Cap Stock	7, 812,000	1 .3	7,431,000	10.5	5,894,000	26.7
Small-Cap Value	5, 206,000	0.1	5,791,000	2.4	3,460,000	15.7
Spectrum Growth	(d)	(d)	(d)	(d)	(d)	(d)
Spectrum Income	(d)	(d)	(d)	(d)	(d)	(d)
Spectrum International	(d)	(d)	(d)	(d)	(d)	(d)
Total Equity Market Index	38,000	0. 0	85,000	0 .3	63,000	2.0
U.S. Large-Cap Core	9,000	0. 0	7,000	0.8	(c)	(c)
Value	7, 044,000	1 .2	7,069,000	13.2	6,498,000	14.3

(a)    Less than $1,000.

(b)    Percentages are not required for funds that do not invest in equity securities.

(c)    Prior to commencement of operations.

(d)    Not applicable.

Fund Holdings in Securities of Brokers and Dealers

The following lists the funds’ holdings in securities of its regular brokers and dealers as of the end of the fiscal years indicated.

		Fiscal Year Ended 2/28/10
Fund	Broker	Value of Stock Holdings	Value of Bond Holdings
California Tax-Free Bond
	Banc of America Securities Goldman Sachs Merrill Lynch	— — —	$2,165,000 1,605,000 2,015,000
California Tax-Free Money
	JPMorgan Chase	—	1,675,000
Maryland Tax-Free Money
	Banc of America Securities	—	7,500,000
New York Tax-Free Bond
	Goldman Sachs	—	2,969,000
New York Tax-Free Money
	Banc of America Securities JPMorgan Chase	— —	1,180,000 5,200,000
Tax-Efficient Equity
	JPMorgan Chase	$265,000	—
Tax-Exempt Money
	Banc of America Securities Barclays Capital JPMorgan Chase Merrill Lynch, Pierce, Fenner & Smith	— — — —	39,395,000 6,865,000 23,380,000 7,405,000
Tax-Free High Yield
	Banc of America Securities Goldman Sachs Merrill Lynch, Pierce, Fenner & Smith	— — —	5,452,000 32,648,000 19,352,000
Tax-Free Income
	Goldman Sachs Merrill Lynch, Pierce, Fenner & Smith	— —	25,196,000 9,666,000
Tax-Free Short-Intermediate
	Goldman Sachs JPMorgan Chase Merrill Lynch, Pierce, Fenner & Smith	— — —	17,000 1,000 9,000

Fiscal Year Ended 5/31/10
Fund	Broker	Value of Stock Holdings	Value of Bond Holdings
Corporate Income
	Banc of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley Wells Fargo Securities	— — — — — — — — —	$18,232,000 3,201,000 15,543,000 2,985,000 564,000 23,210,000 16,975,000 19,582,000 5,090,000
GNMA
	Greenwich Capital Markets JPMorgan Chase Morgan Stanley UBS Securities, Inc.	— — — —	3,791,000 3,631,000 17,671,000 5,299,000
TRP Government Reserve Investment
	Banc of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank JPMorgan Chase UBS Securities, Inc.	— — — — — — —	72,385,000 47,000,000 169,740,000 106,523,000 80,00,000 62,746,000 67,000,000
High Yield
	Banc of America Merrill Lynch Citigroup Global Markets	— —	27,844,000 25,021,000
Inflation Focused Bond

Banc of America Merrill Lynch

Barclays Capital

Citigroup Global Markets

CS First Boston

Deutsche Bank

Goldman Sachs

Greenwich Capital Markets

JPMorgan Chase

Morgan Stanley

UBS Securities, Inc.

Wells Fargo Securities

		— — — — — — — — — — —	$14,146,000 9,627,000 30,938,000 15,747,000 8,473,000 11,420,000 6,470,000 22,173,000 24,356,000 15,295,000 5,518,000
Inflation Protected Bond
	CS First Boston JPMorgan Chase	— —	1,706,000 950,000
Institutional Core Plus
	Banc of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley UBS Securities, Inc. Wells Fargo Securities	— — — — — — — — — —	1,737,000 211,000 1,509,000 938,000 624,000 1,372,000 2,511,000 2,066,000 351,000 338,000
Institutional High Yield
	Banc of America Merrill Lynch Citigroup Global Markets	— —	4,664,000 4,274,000
New Income
	Banc of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs Greenwich Capital Markets JPMorgan Chase Morgan Stanley Wells Fargo Securities	— — — — — — — — — —	185,685,000 26,677,000 162,088,000 117,257,000 18,842,000 146,846,000 11,609,000 196,898,000 305,394,000 26,328,000
Personal Strategy Balanced
	Banc of America Merrill Lynch Barclays Capital BNP Paribas Securities Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley UBS Investment Bank	$9,600,000 1,614,000 1,872,000 4,007,000 1,627,000 1,009,000 5,424,000 13,998,000 6,487,000 —	6,679,000 298,000 — 3,772,000 4,722,000 645,000 4,100,000 7,417,000 5,086,000 277,000
Personal Strategy Growth
	Banc of America Merrill Lynch Barclays Capital BNP Paribas Securities Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley UBS Investment Bank	8,703,000 1,472,000 1,706,000 4,607,000 1,497,000 921,000 5,006,000 12,800,000 5,905,000 —	3,026,000 221,000 — 908,000 2,373,000 — 1,392,000 2,393,000 1,727,000 730,000
Personal Strategy Income
	Banc of America Merrill Lynch Barclays Capital BNP Paribas Securities Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley UBS Investment Bank	3,818,000 644,000 746,000 3,267,000 642,000 403,000 2,077,000 5,640,000 2,638,000 —	4,215,000 463,000 — 1,309,000 2,936,000 1,309,000 2,851,000 5,379,000 4,041,000 1,111,000
Prime Reserve
	Banc of America Merrill Lynch Citigroup Global Markets JPMorgan Chase	— — —	49,633,000 118,845,000 98,128,000
TRP Reserve Investment
	Bank of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston JPMorgan Chase	— — — — —	6,775,000 14,620,000 49,985,000 85,652,000 153,204,000
Short-Term Bond

Banc of America Merrill Lynch

Barclays Capital

Citigroup Global Markets

CS First Boston

Deutsche Bank

Goldman Sachs

Greenwich Capital Markets

JPMorgan Chase

Morgan Stanley

UBS Securities

Wells Fargo Securities

		— — — — — — — — — — —	52,322,000 21,404,000 46,919,000 21,534,000 20,725,000 30,486,000 7,667,000 62,686,000 72,716,000 39,617,000 11,965,000
Strategic Income

Bank of America Merrill Lynch

Barclays Capital

Citigroup Global Markets

CS First Boston

Deutsche Bank

Goldman Sachs

Greenwich Capital Markets

HSBC Securities

JPMorgan Chase

Morgan Stanley

Wells Fargo Securities

		— — — — — — — — — — 415,000	1,817,000 398,000 2,441,000 1,366,000 622,000 1,258,000 185,000 363,000 1,832,000 2,958,000 —
U.S. Treasury Money
	Banc of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs JPMorgan Chase Morgan Stanley UBS Securities	— — — — — — — — —	160,506,000 93,000,000 258,320,000 93,000,000 90,000,000 4,413,000 92,079,000 90,000,000 90,000,000

Fiscal Year Ended 10/31/10
Fund	Broker	Value of Stock Holdings	Value of Bond Holdings
Africa & Middle East
	Deutsche Bank HSBC Brokerage Morgan Stanley	$11,007,000 21,845,000 11,440,000	— — —
European Stock
	CS First Boston HSBC Brokerage	13,049,000 12,566,000	$4,241,000 —
Global Large-Cap Stock
	Citigroup Global Markets CS First Boston JPMorgan Chase Macquarie Equities USA	364,000 380,000 549,000 186,000	— — — —
Global Stock
	CS First Boston JPMorgan Chase Goldman Sachs	— 31,985,000 17,705,000	912,000 — —
Institutional Africa & Middle East
	Deutsche Bank EFG Hermes HSBC Brokerage Morgan Stanley	4,385,000 4,066,000 8,731,000 4,654,000	— — — —
Institutional Concentrated International Equity
	Credit Suisse Group HSBC Brokerage	162,000 165,000	— —
Institutional Emerging Markets Equity
	EFG Hermes	1,734,000	—
Institutional Global Equity
	Goldman Sachs JPMorgan Chase	4,845,000 8,741,000	— —
Institutional Global Large-Cap Equity
	Citigroup CS First Boston JPMorgan Chase	417,000 458,000 654,000	— — —
Institutional International Core Equity
	Credit Suisse Group Deutsche Bank	30,000 29,000	— —
Institutional International Growth Equity
	Credit Suisse Group	1,052,000	86,000
International Discovery
	CS First Boston	—	10,978,000
International Equity Index
	Barclays Capital CS First Boston HSBC Brokerage Mitsubishi UFJ Trust & Banking Nomura Securities International UBS Investment Bank	1,874,000 1,659,000 6,486,000 5,832,000 — 2,275,000	— 1,400,000 — — 842,000 —
International Growth & Income
	CS First Boston Deutsche Bank HSBC Brokerage Macquarie Equities USA	40,935,000 41,078,000 26,035,000 21,383,000	1,411,000 — — —
International Stock
	CS First Boston Macquarie Equities USA	95,124,000 26,588,000	19,913,000 —
Japan
	CS First Boston	—	428,000
Latin America
	CS First Boston	—	2,015,000
New Asia
	CS First Boston	—	5,201,000
Overseas Stock
	CS First Boston Deutsche Bank Macquarie Equities USA	18,989,000 18,007,000 14,431,000	7,932,000 — —
Summit Cash Reserves
	Bank of America Merrill Lynch Barclays Capital Citigroup Global Markets JPMorgan Chase	— — — —	62,655,000 49,750,000 47,000,000 213,235,000
Summit GNMA
	Bank of America Merrill Lynch Citigroup Deutsche Bank Greenwich Capital Markets JPMorgan Chase Morgan Stanley Wells Fargo Securities	— — — — — — —	220,000 811,000 811,000 114,000 587,000 1,236,000 25,000
Summit Municipal Income
	Banc of America Securities Goldman Sachs	— —	2,294,000 1,068,000
Summit Municipal Intermediate
	Goldman Sachs	—	13,623,000
Summit Municipal Money Market
	Bank of America Merrill Lynch Barclays Capital JPMorgan Chase	— — —	5,790,000 3,500,000 9,540,000
U.S. Bond Index

Bank of America Merrill Lynch

Barclays Capital

Citigroup Global Markets

CS First Boston

Deutsche Bank

Goldman Sachs

Greenwich Capital Markets

JPMorgan Chase

Merrill Lynch

Morgan Stanley

UBS Securities

Wells Fargo Securities

		— — — — — — — — — — — —	6,125,000 869,000 4,583,000 2,226,000 1,958,000 5,604,000 1,274,000 5,078,000 1,208,000 7,835,000 2,545,000 1,470,000

Fiscal Year Ended 12/31/ 10
Fund	Broker	Value of Stock Holdings	Value of Bond Holdings
Balanced
	Banc of America Securities Barclays Capital Citigroup Global Markets CS First Boston Deutsche Bank Goldman Sachs Jeffries & Company JPMorgan Chase Merrill Lynch Morgan Stanley UBS Investment Bank	$ 12,395,000 3, 682,000 15,752,000 3,893,000 2, 568,000 12,056,000 — 27,646,000 — 7,669,000 —	$7, 257,000 911,000 16,014,000 7,959,000 630,000 5, 173,000 998,000 12,713,000 4,247,000 6, 263,000 810,000
Blue Chip Growth
	Credit Suisse Group Goldman Sachs JPMorgan Chase	8,058,000 84,080,000 151,227,000	— — —
Capital Appreciation
	Citigroup Global Markets JPMorgan Chase	11,270,000 140,505,000	— —
Capital Opportunity
	Banc of America Securities Citigroup Global Markets Goldman Sachs JPMorgan Chase Morgan Stanley PNC Securities	2,646,000 3,301,000 2, 287,000 4, 259,000 1,048,000 1, 026,000	— — — — — —
Dividend Growth
	Goldman Sachs JPMorgan Chase Morgan Stanley	9, 653,000 27,077,000 4,112,000	— — —
Emerging Markets Bond
	Citigroup Global Markets	—	2,792
Equity Income
	Bank of America Merrill Lynch JPMorgan Chase Morgan Stanley	330,479,000 577,807,000 67,829,000	— — —
Equity Index 500
	Bank of America Merrill Lynch Citigroup Global Markets Goldman Sachs JPMorgan Chase Morgan Stanley PNC Securities	153,388,000 156,662,000 98,025,000 189,444,000 46,836,000 35,768,000	— — — — —
Extended Equity Market Index
	Investment Technology (ITG) Stifel Nicolaus	157,000 353,000	— —
Financial Services
	Bank of America Merrill Lynch Citigroup Global Markets CS First Boston Corp Goldman Sachs JPMorgan Chase Morgan Stanley	5,507,000 16,482,000 3,742,000 11,721,000 19,390,000 12,704,000	— — — — — —
Growth & Income
	Bank of America Merrill Lynch Goldman Sachs JPMorgan Chase Morgan Stanley Wells Fargo Van Kasper	6,019,000 8,173,000 19,539,000 5, 273,000 8,764	— — — — —
Growth Stock
	JPMorgan Chase	316,420,000	—
Institutional International Bond
	Banc of America Securities Barclays Capital Citigroup Global Markets CS First Boston Corp Deutsche Bank Goldman Sachs HSBC Securities JPMorgan Chase Morgan Stanley UBS Securities	— — — — — — — — — —	648,000 1, 628,000 976,000 712,000 479,000 910,000 1,890,000 677,000 885,000 511,000
Institutional Large-Cap Core Growth
	CS First Boston Corp Goldman Sachs JPMorgan Chase	174,000 1,480,000 2, 588,000	— — —
Institutional Large-Cap Growth
	JPMorgan Chase	62,239,000	—
Institutional Large-Cap Value
	Bank of America Merrill Lynch Citigroup Global Markets Goldman Sachs JPMorgan Chase Morgan Stanley	1 3,639,000 3,332,000 3,262,000 17,145,000 8,596,000	— — — — —
Institutional U.S. Structured Research
	Bank of America Merrill Lynch Citigroup Global Markets Goldman Sachs JPMorgan Chase Morgan Stanley	5,308,000 6,551,000 4,566,000 8,552,000 2,125,000	— — — — —
International Bond
	Bank of America Merrill Lynch Barclays Capital Citigroup Global Markets CS First Boston Corp Deutsche Bank Goldman Sachs HSBC Securities JPMorgan Chase Morgan Stanley UBS Securities	— — — — — — — — — —	15,553,000 39,394,000 20,124,000 14,524,000 10,192,000 17,208,000 31,001,000 11,341,000 18,063,000 11,309,000
New America Growth
	Morgan Stanley	7,483,000	—
Small-Cap Stock
	Piper Jaffray	17,505,000	—
Small-Cap Value
	Stifel Nicolaus	30,710,000	—
Total Equity Market Index
	Bank of America Merrill Lynch Citigroup Global Markets Goldman Sachs Investment Technology (ITG) JPMorgan Chase Morgan Stanley PNC Securities Stifel Nicolaus	4,878,000 4,936,000 3, 020,000 106,000 6,061,000 1, 350,000 1 ,111,000 127,000	— — — — — — — —
U.S. Large-Cap Core
	JPMorgan Chase	673,000	—
Value
	Bank of America Merrill Lynch Citigroup Global Markets Goldman Sachs JPMorgan Chase Morgan Stanley	149,935,000 192,762,000 78,026,000 259,610,000 118,908,000	— — — — —

Portfolio Turnover

The portfolio turnover rates for the funds (if applicable) for the fiscal years indicated are as follows:

Fund	Fiscal Year Ended
	2/28/10	2/28/09	2/29/08
California Tax-Free Bond	16.1%	22.5%	18.1%
California Tax-Free Money	(a)	(a)	(a)
Georgia Tax-Free Bond	10.8	28.2	19.7
Maryland Short-Term Tax-Free Bond	19.8	23.0	29.4
Maryland Tax-Free Bond	7.9	21.9	22.9
Maryland Tax-Free Money	(a)	(a)	(a)
Tax-Efficient Equity	67.6	35.5	21.3
Tax-Exempt Money	(a)	(a)	(a)
Tax-Free High Yield	16.5	28.7	31.2
Tax-Free Income	16.7	41.4	29.9
Tax-Free Short-Intermediate	7.8	24.9	43.2
Virginia Tax-Free Bond	14.1	27.1	26.4

(a)    Money funds are not required to show portfolio turnover.

Fund	Fiscal Year Ended
	5/31/10	5/31/09		5/31/08
Corporate Income	37.7%	36.3%		38.9%
GNMA	79.0	108.3	(a)	89.6	(a)
TRP Government Reserve Investment	(b)	(b)		(b)
High Yield	81.8	54.4		68.9
Inflation Focused Bond	53.2	26.7		59.0
Inflation Protected Bond	11.2	33.6	(d)	7.5
Institutional Core Plus	89.8	92.7		146.7
Institutional Floating Rate	95.8	74.8		70.8	(c)
Institutional High Yield	89.7	46.4		61.9
New Income	69.0	81.5	(a)	128.3	(a)
Personal Strategy Balanced	44.4	62.4		73.3
Personal Strategy Growth	44.1	55.7		57.7
Personal Strategy Income	43.9	67.1		81.4
Prime Reserve	(b)	(b)		(b)
TRP Reserve Investment	(b)	(b)		(b)
Retirement 2005	18.2	37.0		15.3
Retirement 2010	19.5	26.6		7.8
Retirement 2015	15.0	24.2		7.6
Retirement 2020	14.0	18.0		6.7
Retirement 2025	10.6	17.3		5.9
Retirement 2030	8.5	12.4		5.6
Retirement 2035	6.9	10.8		5.4
Retirement 2040	6.6	9.7		7.3
Retirement 2045	8.5	11.9		6.4
Retirement 2050	8.1	8.0		13.4
Retirement 2055	11.2	19.0		17.0
Retirement Income	13.7	31.8		7.8
Short-Term Bond	27.9	32.0		58.8
Strategic Income	112.2	88.6		(e)
U.S. Treasury Intermediate	37.2	101.5		101.1
U.S. Treasury Long-Term	33.3	84.1		64.9
U.S. Treasury Money	(b)	(b)		(b)

(a)    The portfolio turnover rate calculation includes purchases and sales from mortgage dollar roll transactions.

(b)    Money funds are not required to show portfolio turnover.

(c)    Annualized.

(d)    The increase in the fund’s portfolio turnover rate from fiscal 2008 to fiscal 2009 was due to efforts to reposition the portfolio as a result of the unprecedented market conditions in the second half of 2008 and into 2009.

(e)    Prior to commencement of operations.

Fund	Fiscal Year Ended
	10/31/10	10/31/09		10/31/08
Africa & Middle East	91.2%	93.2%		77.3%
Emerging Europe & Mediterranean	27.7	39.7		36.0
Emerging Markets Stock	26.6	37.0		30.9
European Stock	61.1	88.3		105.9
Global Infrastructure	18.6	(a)		(a)
Global Large-Cap Stock	120.9	122.0	(b)	5.5
Global Stock	83.3	90.2		145.6
Institutional Africa & Middle East	83.6	121.7	(b)	37.9
Institutional Concentrated International Equity	14.5	(a)		(a)
Institutional Emerging Markets Equity	21.6	43.5		37.5
Institutional Global Equity	88.7	91.1		168.3
Institutional Global Large-Cap Equity	107.7	128.5	(b)	5.5
Institutional International Core Equity	2.8	(a)		(a)
Institutional International Growth Equity	63.8	61.4		71.9
International Discovery	54.8	64.5		66.7
International Equity Index	12.8	23.4		29.5
International Growth & Income	31.3	16.6		23.8
International Stock	54.8	65.0		63.7
Japan	62.0	121.5		105.3
Latin America	14.1	21.2		19.7
New Asia	49.4	59.6		55.4
Overseas Stock	24.8	20.9		34.2
Summit Cash Reserves	(c)	(c)		(c)
Summit GNMA	112.1	61.0		130.0
Summit Municipal Income	12.1	25.1		36.8
Summit Municipal Intermediate	8.2	8.9		23.9
Summit Municipal Money Market	(c)	(c)		(c)
U.S. Bond Index	33.9	25.7		66.2

(a)    Prior to commencement of operations.

(b)    The increase in the fund’s portfolio turnover rate from fiscal 2008 to fiscal 2009 was due to the fund only being in operation for a portion of fiscal 2008.

(c)    Money funds are not required to show portfolio turnover.

Fund	Fiscal Year Ended
	12/31/ 10	12/31/ 09	12/31/ 08
Balanced	44.5%	43.1%	58.2%
Blue Chip Growth	46.8	60.0	53.8
Capital Appreciation	66.3	86.0	94.3
Capital Opportunity	37.6	43.2	64.1
Diversified Mid-Cap Growth	27.5	31.3	37.8
Diversified Small-Cap Growth	18.5	27.7	30.2
Dividend Growth	15.9	14.3	23.1
Emerging Markets Bond	35.3	37.0	57.1
Equity Income	12.4	13.5	31.6
Equity Index 500	8.2	4.8	7.0
Extended Equity Market Index	14.2	18.2	19.6
Financial Services	55.7	83.5	122.6
Global Real Estate	6.5	12.4	0.3
Global Technology	135.3	109.9	95.8
Growth & Income	7.5	17.7	20.1
Growth Stock	42.2	59.0	55.6
Health Sciences	36.4	33.4	47.4
Institutional Emerging Markets Bond	57.6	31.3	116.5
Institutional International Bond	82.2	68.6	93.6
Institutional Large-Cap Core Growth	44.8	60.2	61.8
Institutional Large-Cap Growth	60.1	60.9	65.5
Institutional Large-Cap Value	16.6	15.3	17.8
Institutional Mid-Cap Equity Growth	36.7	45.1	40.8
Institutional Small-Cap Stock	28.9	36.9	37.3
Institutional U.S. Structured Research	40.5	41.2	67.6
International Bond	61.5	57.6	69.2
Media & Telecommunications	41.8	68.9	72.0
Mid-Cap Growth	30.1	30.7	32.7
Mid-Cap Value	46.4	58.1	74.3
New America Growth	60.3	67.7	88.0
New Era	26.7	20.5	21.0
New Horizons	46.1	26.6	25.8
Real Assets	12.5	(a)	(a)
Real Estate	12.8	19.5	14.9
Science & Technology	68.3	110.9	93.7
Small-Cap Stock	19.5	28.2	24.2
Small-Cap Value	11.7	7.8	13.2
Spectrum Growth	7.4	10.3	14.8
Spectrum Income	13.4	16.0	24.0
Spectrum International	8.7	15.7	5.1
Total Equity Market Index	8.1	9.0	5.9
U.S. Large-Cap Core	60.7	37.1	(a)
Value	29.5	20.2	19.9

(a)    Prior to commencement of operations.

 Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 1900, Baltimore, Maryland 21202, is the independent registered public accounting firm to the funds.

The financial statements and Report of Independent Registered Public Accounting Firm of the funds included in each fund’s annual report are incorporated into this SAI by reference. A copy of the annual report of each fund with respect to which an inquiry is made will accompany this SAI.

PART II – TABLE OF CONTENTS

Page

Investment Objectives and Policies              155

Risk Factors                                                      155

Portfolio Securities                                          172

Derivatives                                                        189

Portfolio Management Practices                   206

Investment Restrictions                                  208

Custodian                                                         214

Code of Ethics                                                  214

Disclosure of Fund Portfolio
Information                                                      215

Pricing of Securities                                        217

Net Asset Value Per Share                              218

Dividends and Distributions                          220

Page

In-Kind Redemptions and Purchases           220

Tax Status                                                         220

Capital Stock                                                    223

Organization of the Funds                             228

Proxy Voting – Process and Policies            229

Federal Registration of Shares                       232

Legal Counsel                                                   233

Ratings of Commercial Paper                        233

Ratings of Corporate and Municipal
Debt Securities                                                 233

Ratings of Municipal Notes and
Variable Rate Securities                                  235

Index                                                                 236

 PART II

Part II of this SAI describes risks, policies, and practices that apply to the funds in the T. Rowe Price family of funds.

 INVESTMENT OBJECTIVES AND POLICIES

The following information supplements the discussion of the funds’ investment objectives and policies discussed in the funds’ prospectuses. You should refer to each fund’s prospectus to determine the types of securities in which the fund invests. You will then be able to review additional information set forth herein on those types of securities and their risks.

Shareholder approval is required to substantively change fund objectives. Unless otherwise specified, the investment programs and restrictions of the funds are not fundamental policies. The funds’ operating policies are subject to change by the funds’ Boards without shareholder approval. The funds’ fundamental policies may not be changed without the approval of at least a majority of the outstanding shares of the funds or, if it is less, 67% of the shares represented at a meeting of shareholders at which the holders of more than 50% of the shares are represented.

 RISK FACTORS

You may also refer to the sections entitled “Portfolio Securities” and “Portfolio Management Practices” for discussions of the risks associated with the investments and practices described therein as they apply to the funds.

Risk Factors of Investing in Foreign Securities

General

Foreign securities include U.S. dollar-denominated and non-U.S. dollar-denominated securities of foreign issuers.

There are special risks in foreign investing. Certain of these risks are inherent in any mutual fund investing in foreign securities while others relate more to the countries in which the funds will invest. Many of the risks are more pronounced for investments in developing or emerging market countries, such as many of the countries of Africa, Asia, Eastern Europe, Latin America, the Middle East, and Russia. There is no universally accepted definition of an emerging market country, but the funds generally use the classification made by MSCI Barra, an independent party provider of investment tools and data services for institutions worldwide.

•    Political and Economic Factors  Foreign investments involve risks unique to the local political, economic, and regulatory structures in place, as well as the potential for social instability, military unrest, or diplomatic developments that could prove adverse to the interests of U.S. investors. Individual foreign economies can differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. In addition, significant external political and economic risks currently affect some foreign countries. For example, both Taiwan and China still claim sovereignty over one another and there is a demilitarized border and hostile relations between North and South Korea. War and terrorism affect many countries, especially those in Africa and the Middle East. Many countries throughout the world are dependent on a healthy U.S. economy and are adversely affected when the U.S. economy weakens or its markets decline. For example, in 2007 and 2008, the meltdown in the U.S. subprime mortgage market quickly spread throughout global credit markets, triggering a liquidity crisis that affected fixed-income and equity markets around the world. European countries can be significantly affected by the tight fiscal and monetary controls that the European Economic and Monetary Union (“EMU”) imposes for membership. Europe’s economies are diverse, its governments are decentralized, and its cultures vary widely. In 2010, several EU countries, including Greece, Ireland, Italy, Spain, and Portugal, began to face budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the euro and the accompanying coordination of fiscal and wage policy among EMU member countries. Member countries are required to maintain tight control over inflation, public debt, and budget deficit to qualify for membership in the EMU. These requirements can severely limit EMU member countries’ ability to implement monetary policy to address regional economic conditions.

Governments in certain foreign countries continue to participate to a significant degree, through ownership interest or regulation, in their respective economies. Action by these governments could have a significant effect on market prices of securities and payment of dividends. The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by protective trade barriers and economic conditions of their trading partners. The enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

•    Currency Fluctuations  Investments in foreign securities will normally be denominated in foreign currencies. Accordingly, a change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the funds’ assets denominated in that currency. Such changes will also affect the funds’ income. Generally, when a given currency appreciates against the U.S. dollar (the U.S. dollar weakens), the value of the funds’ securities denominated in that currency will rise. When a given currency depreciates against the U.S. dollar (the U.S. dollar strengthens), the value of the funds’ securities denominated in that currency will decline.

•    Investment and Repatriation Restrictions  Foreign investment in the securities markets of certain foreign countries is restricted or controlled to varying degrees. These restrictions limit and, at times, preclude investment in such countries and increase the cost and expenses of the funds. Investments by foreign investors are subject to a variety of restrictions in many developing countries. These restrictions may take the form of prior governmental approval, limits on the amount or type of securities held by foreigners, and limits on the types of companies in which foreigners may invest. Additional or different restrictions may be imposed at any time by these or other countries in which the funds invest. In addition, the repatriation of both investment income and capital from several foreign countries is restricted and controlled under certain regulations, including in some cases the need for certain government consents.

•    Market Characteristics  Foreign securities markets are generally not as developed or efficient as, and more volatile than, those in the United States. While growing in volume, they usually have substantially less volume than U.S. markets and the funds’ foreign portfolio securities may be less liquid and subject to more rapid and erratic price movements than securities of comparable U.S. companies. Foreign securities may trade at price/earnings multiples higher than comparable U.S. securities and such levels may not be sustainable. Commissions on foreign securities trades are generally higher than commissions on U.S. exchanges, and while there are an increasing number of overseas securities markets that have adopted a system of negotiated rates, a number are still subject to an established schedule of minimum commission rates. There is generally less government supervision and regulation of foreign securities exchanges, brokers, and listed companies than in the United States. Moreover, settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses to the funds.

•    Depositary Receipts  It is expected that most foreign securities will be purchased in OTC markets or on securities exchanges located in the countries in which the issuers of the various securities are located, provided that is the best available market. However, the funds may also purchase American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”), which are certificates evidencing ownership of underlying foreign securities, as alternatives to directly purchasing the foreign securities in their local markets and currencies. An advantage of ADRs and GDRs is that investors do not have to buy shares through the issuing company’s home exchange, which may be difficult or expensive. ADRs and GDRs are subject to many of the same risks associated with investing directly in foreign securities.

Generally, ADRs are denominated in U.S. dollars and are designed for use in the U.S. securities markets. The depositaries that issue ADRs are usually U.S. financial institutions, such as a bank or trust company, but the underlying securities are issued by a foreign issuer.

GDRs may be issued in U.S. dollars or other currencies and are generally designed for use in securities markets outside the United States. GDRs represent shares of foreign securities that can be traded on the exchanges of the depositary’s country. The issuing depositary, which may be a foreign or a U.S. entity, converts dividends and the share price into the shareholder’s home currency.

For purposes of a fund’s investment policies, investments in ADRs and GDRs are deemed to be investments in the underlying securities. For example, an ADR representing ownership of common stock will be treated as common stock.

•    Participation Notes  The funds may gain exposure to securities in certain foreign markets through investments in participation notes (“P-notes”). P-notes may be used while a fund is awaiting approval from a foreign exchange to trade securities directly or to invest in foreign markets that restrict foreign investors. For instance, foreign investors such as the funds are restricted from investing directly in individual stocks traded on the Saudi stock exchange, but are permitted to access the Saudi Arabian market by purchasing P-notes. P-notes are generally issued by banks or broker-dealers and are designed to offer a return linked to a particular underlying equity security. An investment in a P-note involves additional risks beyond the risks normally associated with a direct investment in the underlying security and the P-note’s performance may differ from the underlying security’s performance. While the holder of a P-note is entitled to receive from the broker-dealer or bank any dividends paid by the underlying security, the holder is not entitled to the same rights (e.g., voting rights) as an owner of the underlying stock. P-notes are considered general unsecured contractual obligations of the banks or broker-dealers that issue them as the counterparty. As such, the funds must rely on the creditworthiness of the counterparty for its investment returns on the P-notes and would have no rights against the issuer of the underlying security. There is also no assurance that there will be a secondary trading market for a P-note or that the trading price of a P-note will equal the value of the underlying security. Additionally, issuers of P-notes and the calculation agent may have broad authority to control the foreign exchange rates related to the P-notes and discretion to adjust the P-note’s terms in response to certain events.

•    Investment Funds  The funds may invest in investment funds which have been authorized by the governments of certain countries specifically to permit foreign investment in securities of companies listed and traded on the stock exchanges in these respective countries. Investment in these funds is subject to the provisions of the 1940 Act. If the funds invest in such investment funds, shareholders will bear not only their proportionate share of the expenses of the fund (including operating expenses and the fees of the investment manager), but also will indirectly bear similar expenses of the underlying investment funds. In addition, the securities of these investment funds may trade at a premium over their net asset value.

•    Information and Supervision  There is generally less publicly available information about foreign companies comparable to reports and ratings that are published about companies in the United States. Foreign companies are also generally not subject to uniform accounting, auditing and financial reporting standards, practices, and requirements comparable to those applicable to U.S. companies. It also is often more difficult to keep currently informed of corporate actions which affect the prices of portfolio securities.

•    Taxes  The dividends and interest payable on certain of the funds’ foreign portfolio securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to the funds’ shareholders. In addition, some governments may impose a tax on purchases by foreign investors of certain securities that trade in their country.

•    Costs  Investors should understand that the expense ratios of a fund investing primarily in foreign securities can be expected to be higher than investment companies investing in domestic securities, since the cost of maintaining the custody of foreign securities and the rate of advisory fees paid by the fund is higher.

•    Other  With respect to certain foreign countries, especially developing and emerging ones, there is the possibility of adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the funds, political or social instability, or diplomatic developments which could affect investments by U.S. persons in those countries.

•    Small Companies  Small companies may have less experienced management and fewer management resources than larger firms. A smaller company may have greater difficulty obtaining access to capital markets and may pay more for the capital it obtains. In addition, smaller companies are more likely to be involved in fewer market segments, making them more vulnerable to any downturn in a given segment. Some of these factors may also apply, to a lesser extent, to medium-sized companies.

•    Emerging Europe, Middle East, and Africa

Political Instability  Many formerly communist, eastern European countries have experienced significant political and economic reform in recent years, and the eastward expansion of the European Union could help anchor this reform process. However, the democratization process is still relatively new in a number of the smaller states and political turmoil and popular uprisings remain threats. Russia has made advances in establishing a new political outlook and a market economy, but political risk remains high. Many Middle Eastern economies have little or no democratic tradition and are led by family structures. Opposition parties are often banned, leading to dissidence and militancy. Despite a growing trend toward a democratic process, many African nations have a history of dictatorship, military intervention, and corruption. In all regions, such developments, if they were to recur, could reverse favorable trends toward economic and market reform, privatization, and removal of trade barriers, and result in significant disruptions in securities markets.

Foreign Currency  Certain countries in the region may have managed currencies which are pegged to the U.S. dollar or the euro, rather than at levels determined by the market. This type of system can lead to sudden and large adjustments in the currency, which may, in turn, have a disruptive and negative effect on investors. There is no significant foreign exchange market for certain currencies, and it would, as a result, be difficult for the funds to engage in foreign currency transactions designed to protect the value of the funds’ interests in securities denominated in such currencies.

Energy/Resources  Russia, the Middle East, and many African nations are highly reliant on income from oil sales. Oil prices can have a major impact on the domestic economy. Other commodities such as base and precious metals are also important to these economies. Fluctuating supply and demand can significantly impact the price of such commodities.

•    Latin America

Inflation  Most Latin American countries have experienced, at one time or another, severe and persistent levels of inflation, including, in some cases, hyperinflation. This has, in turn, led to high interest rates, extreme measures by governments to keep inflation in check, and a generally debilitating effect on economic growth. Although inflation in many countries has lessened, there is no guarantee it will remain at lower levels.

Political Instability  The political history of certain Latin American countries has been characterized by political uncertainty, intervention by the military in civilian and economic spheres, and political corruption. Such developments, if they were to recur, could reverse favorable trends toward market and economic reform, privatization, and removal of trade barriers, and result in significant disruption in securities markets.

Foreign Currency  Certain Latin American countries may experience sudden and large adjustments in their currency which, in turn, can have a disruptive and negative effect on foreign investors. Certain Latin American countries may impose restrictions on the free conversion of their currency into foreign currencies, including the U.S. dollar. There is no significant foreign exchange market for many currencies and it would, as a result, be difficult for the funds to engage in foreign currency transactions designed to protect the value of the funds’ interests in securities denominated in such currencies.

Sovereign Debt  A number of Latin American countries have been among the largest debtors of developing countries. There have been moratoria on, and reschedulings of, repayment with respect to these debts. Such events can restrict the flexibility of these debtor nations in the international markets and result in the imposition of onerous conditions on their economies.

•    Japan

Japan has experienced natural disasters, such as earthquakes and tidal waves , of varying degrees of severity . The risks of such phenomena, and damage resulting therefrom, continue to exist and could have a severe and negative impact on a fund’s holdings in Japanese securities. Japan also has one of the world’s highest population densities. A significant percentage of the total population of Japan is concentrated in the metropolitan areas of Tokyo, Osaka, and Nagoya. Therefore, a natural disaster centered in or very near to one of these cities could have a particularly devastating effect on Japan’s financial markets.

Energy  Japan has historically depended on oil for most of its energy requirements. Almost all of its oil is imported, the majority from the Middle East. In the past, oil prices have had a major impact on the domestic economy, but more recently Japan has worked to reduce its dependence on oil by encouraging energy conservation and use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from basic industries to processing and assembly type industries, has contributed to the reduction of oil consumption. However, there is no guarantee that this favorable trend will continue.

Foreign Trade  Overseas trade is important to Japan’s economy. Japan has few natural resources and must export to pay for its imports of these basic requirements. Because of the concentration of Japanese exports in highly visible products such as automobiles, machine tools, and semiconductors and the large trade surpluses ensuing therefrom, Japan has had difficult relations with its trading partners, particularly the U.S. It is possible that trade sanctions or other protectionist measures could impact Japan adversely in both the short term and long term.

•    Asia (ex-Japan)

Political Instability  The political history of some Asian countries has been characterized by political uncertainty, intervention by the military in civilian and economic spheres, and political corruption. Such developments, if they continue to occur, could reverse favorable trends toward market and economic reform, privatization, and removal of trade barriers, and could result in significant disruption to securities markets.

Foreign Currency  Certain Asian countries may have managed currencies which are maintained at artificial levels to the U.S. dollar rather than at levels determined by the market. This type of system can lead to sudden and large adjustments in the currency which, in turn, can have a disruptive and negative effect on foreign investors. Certain Asian countries also may restrict the free conversion of their currency into foreign currencies, including the U.S. dollar. There is no significant foreign exchange market for certain currencies, and it would, as a result, be difficult for the funds to engage in foreign currency transactions designed to protect the value of the funds’ interests in securities denominated in such currencies.

Economy  A number of Asian companies are highly dependent on foreign loans for their operation, some of which may impose strict repayment term schedules and require significant economic and financial restructuring. The economies of many countries in the region are heavily dependent on international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners. China has had an increasingly significant and positive impact on the global economy, but its continued success depends on its ability to retain the legal and financial policies on that have fostered economic freedom and market expansion.

China A-Shares The China Securities Regulatory Commission (“CSRC”) may grant qualified foreign institutional investor (“QFII”) licenses, which allow foreign investments in A-shares on the Shanghai and Shenzhen Stock Exchanges and certain other securities historically not eligible for investment by non-Chinese investors. Each QFII is authorized to invest in China A-shares only up to a specified quota established by the Chinese State Administration of Foreign Exchange (“SAFE”). T. Rowe Price International has received a QFII license permitting it to invest a portion of the assets of the Emerging Markets Stock, Institutional Emerging Markets Equity, International Discovery, and New Asia Funds in local Chinese securities. Although the laws of China permit the use of nominee accounts for clients of investment managers who are QFIIs, the Chinese regulators require the securities trading and settlement accounts to be maintained in the name of the QFII. It has been made clear to Chinese regulators, through T. Rowe Price International’s investment plan and compliance filings, that T. Rowe Price International is acting as investment manager only and that any assets invested in A-shares belong to the funds. The funds’ custodian bank will maintain a specific sub-account for the A-share investments in the name of each fund. However, there is a risk that creditors of T. Rowe Price International may assert that T. Rowe Price International, and not the individual fund, is the legal owner of the securities and other assets in the accounts. If a court upholds such an assertion, creditors of T. Rowe Price International could seek payment from the funds’ A-share investments.

Additional risks include a potential lack of liquidity, greater price volatility, and restrictions on the repatriation of invested capital. Because of low trading volume and various restrictions on the free flow of capital into the A-share market, the A-share market could be less liquid and trading prices of A-shares could be more volatile than other local securities markets. In addition, net realized profits on fund investments in A-shares may only be repatriated under certain conditions and upon the approval of SAFE.

Risk Factors of Investing in Taxable Debt Obligations

General

Yields on short-, intermediate-, and long-term securities are dependent on a variety of factors, including the general conditions of the money, bond, and foreign exchange markets; the size of a particular offering; the maturity of the obligation; and the rating of the issue. Debt securities with longer maturities tend to carry higher yields and are generally subject to greater capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market prices of debt securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments. The ability of funds investing in debt securities to achieve their investment objectives is also dependent on the continuing ability of the issuers of the debt securities in which the funds invest to meet their obligations for the payment of interest and principal when due.

After purchase by the funds, a debt security may cease to be rated or its rating may be reduced below the minimum required for purchase by the funds. Neither event will require a sale of such security by the funds. However, such events will be considered in determining whether the funds should continue to hold the security. To the extent that the ratings given by Moody’s, S&P, or others may change as a result of changes in such organizations or their rating systems, the funds will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the prospectus. The ratings of Moody’s, S&P, and others represent their opinions as to the quality of securities that they undertake to rate. Ratings are not absolute standards of quality. When purchasing unrated securities, T. Rowe Price, under the supervision of the funds’ Boards, determines whether the unrated security is of a quality comparable to that which the funds are allowed to purchase.

Full Faith and Credit Securities

Securities backed by the full faith and credit of the United States (for example, GNMA and U.S. Treasury securities) are generally considered to be among the most, if not the most, creditworthy investments available. While the U.S. government has honored its credit obligations continuously for the last 200 years, political events have, at times, called into question whether the United States would default on its obligations. Such an event would be unprecedented and there is no way to predict its results on the securities markets or the funds. However, it is very likely that default by the United States would result in losses to the funds.

Mortgage Securities

Mortgage-backed securities, including Government National Mortgage Association (“Ginnie Mae” or “GNMA”) securities differ from conventional bonds in that principal is paid back over the life of the security rather than at maturity. As a result, the holder of a mortgage-backed security (i.e., a fund) receives monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing prepayments on the underlying mortgages. Therefore, GNMA securities may not be an effective means of “locking in” long-term interest rates due to the need for the funds to reinvest scheduled and unscheduled principal payments. The incidence of unscheduled principal prepayments is also likely to increase in mortgage pools owned by the funds when prevailing mortgage loan rates fall below the mortgage rates of the securities underlying the individual pool. The effect of such prepayments in a falling rate environment is to (1) cause the funds to reinvest principal payments at the then lower prevailing interest rate, and (2) reduce the potential for capital appreciation beyond the face amount of the security and adversely affect the return to the funds. Conversely, in a rising interest rate environment such prepayments can be reinvested at higher prevailing interest rates which will reduce the potential effect of capital depreciation to which bonds are subject when interest rates rise. When interest rates rise and prepayments decline, GNMA securities become subject to extension risk or the risk that the price of the securities will fluctuate more. In addition, prepayments of mortgage securities purchased at a premium (or discount) will cause such securities to be paid off at par, resulting in a loss (gain) to the funds. T. Rowe Price will actively manage the funds’ portfolios in an attempt to reduce the risk associated with investment in mortgage-backed securities.

The market value of adjustable rate mortgage securities (“ARMs”), like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. Because of their periodic adjustment feature, ARMs should be more sensitive to short-term interest rates than long-term rates. They should also display less volatility than long-term mortgage-backed securities. Thus, while having less risk of a decline during periods of rapidly rising rates, ARMs may also have less potential for capital appreciation than other investments of comparable maturities. Interest rate caps on mortgages underlying ARMs may prevent income on the ARMs from increasing to prevailing interest rate levels and cause the securities to decline in value. In addition, to the extent ARMs are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holders’ principal investment to the extent of the premium paid. On the other hand, if ARMs are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will be taxable as ordinary income.

High-Yield Securities

Special Risks of Investing in Junk Bonds  The following special considerations are additional risk factors of funds investing in lower-rated securities.

•    Lower-Rated Debt Securities  An economic downturn or increase in interest rates is likely to have a greater negative effect on this market, the value of lower-rated debt securities in the funds’ portfolios, the funds’ net asset value and the ability of the bonds’ issuers to repay principal and interest, meet projected business goals, and obtain additional financing than on higher-rated securities. These circumstances also may result in a higher incidence of defaults than with respect to higher-rated securities. Investment in funds which invest in lower-rated debt securities is more risky than investment in shares of funds which invest only in higher-rated debt securities.

•    Sensitivity to Interest Rate and Economic Changes  Prices of lower-rated debt securities may be more sensitive to adverse economic changes or corporate developments than higher-rated investments. Debt securities with longer maturities, which may have higher yields, may increase or decrease in value more than debt securities with shorter maturities. Market prices of lower-rated debt securities structured as zero-coupon or pay-in-kind securities are affected to a greater extent by interest rate changes and may be more volatile than securities which pay interest periodically and in cash. Where it deems it appropriate and in the best interests of fund shareholders, the funds may incur additional expenses to seek recovery on a debt security on which the issuer has defaulted and to pursue litigation to protect the interests of security holders of its portfolio companies.

•    Liquidity and Valuation  Because the market for lower-rated securities may be thinner and less active than for higher-rated securities, there may be market price volatility for these securities and limited liquidity in the resale market. Nonrated securities are usually not as attractive to as many buyers as rated securities are, a factor which may make nonrated securities less marketable. These factors may have the effect of limiting the availability of the securities for purchase by the funds and may also limit the ability of the funds to sell such securities at their fair value either to meet redemption requests or in response to changes in the economy or the financial markets.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market. To the extent the funds own or may acquire illiquid or restricted lower-rated securities, these securities may involve special registration responsibilities, liabilities, costs, and liquidity and valuation difficulties. Changes in values of debt securities which the funds own will affect its net asset value per share. If market quotations are not readily available for the funds’ lower-rated or nonrated securities, these securities will be valued by a method that the funds’ Boards believe accurately reflects fair value. Judgment plays a greater role in valuing lower-rated debt securities than with respect to securities for which more external sources of quotations and last sale information are available.

•    Taxation  Special tax considerations are associated with investing in lower-rated debt securities structured as zero-coupon or pay-in-kind securities. The funds accrue income on these securities prior to the receipt of cash payments. The funds must distribute substantially all of its income to its shareholders to qualify for pass-through treatment under the tax laws and may, therefore, have to dispose of portfolio securities to satisfy distribution requirements.

Risk Factors of Investing in Municipal Securities

General

Yields on municipal securities are dependent on a variety of factors, including the general conditions of the money market and the municipal bond market, the size of a particular offering, the maturity of the obligations, and the rating of the issue. Municipal securities with longer maturities tend to produce higher yields and are generally subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market prices of municipal securities usually vary, depending upon available yields. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments. The ability of all the funds to achieve their investment objectives is also dependent on the continuing ability of the issuers of municipal securities in which the funds invest to meet their obligations for the payment of interest and principal when due. The ratings of Moody’s, S&P, and Fitch IBCA, Inc. (“Fitch”) represent their opinions as to the quality of municipal securities which they undertake to rate. Ratings are not absolute standards of quality; consequently, municipal securities with the same maturity, coupon, and rating may have different yields. There are variations in municipal securities, both within a particular classification and between classifications, depending on numerous factors. Moody’s and Fitch recently recalibrated their ratings of municipal securities so they could use a single ratings scale for both municipal and corporate debt securities. This resulted in upgrades to ratings of certain municipal issuers based on the change in methodology and not on improvements in credit quality. It should also be pointed out that, unlike other types of investments, offerings of municipal securities have traditionally not been subject to regulation by, or registration with, the SEC, although there have been proposals which would provide for regulation in the future.

The federal bankruptcy statutes relating to the debts of political subdivisions and authorities of states of the United States provide that, in certain circumstances, such subdivisions or authorities may be authorized to initiate bankruptcy proceedings without prior notice to or consent of creditors, which proceedings could result in material and adverse changes in the rights of holders of their obligations.

Proposals have been introduced in Congress to restrict or eliminate the federal income tax exemption for interest on municipal securities, and similar proposals may be introduced in the future. Proposed “Flat Tax” and “Value Added Tax” proposals would also have the effect of eliminating the tax preference for municipal securities. Some of the past proposals would have applied to interest on municipal securities issued before the date of enactment, which would have adversely affected their value to a material degree. If such a proposal were enacted, the availability of municipal securities for investment by the funds and the value of a fund’s portfolio would be affected and, in such an event, the funds would reevaluate their investment objectives and policies. Also, recent changes to tax laws broadly lowering tax rates, including lower tax rates on dividends and capital gains, could have a negative impact on the desirability of owning municipal securities.

Although the banks and securities dealers with which the funds will transact business will be banks and securities dealers that T. Rowe Price believes to be financially sound, there can be no assurance that they will be able to honor their obligations to the funds with respect to such transactions.

Municipal Bond Insurance The funds may purchase insured bonds from time to time. Municipal bond insurance provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond. The guarantee is purchased from a private, nongovernmental insurance company.

There are two types of insured securities that may be purchased by the funds: bonds carrying either (1) new issue insurance; or (2) secondary insurance. New issue insurance is purchased by the issuer of a bond in an effort to improve the bond’s credit rating. By meeting the insurer’s standards and paying an insurance premium based on the bond’s principal value, the issuer may be able to obtain a higher credit rating for the bond. The credit rating assigned to an insured municipal bond will usually reflect the financial strength of the issuer or insurer, whichever is higher. Once purchased, municipal bond insurance cannot be canceled, and the protection it affords continues as long as the bonds are outstanding and the insurer remains solvent.

The funds may also purchase bonds that carry secondary insurance purchased by an investor after a bond’s original issuance. Such policies insure a security for the remainder of its term. Generally, the funds expect that portfolio bonds carrying secondary insurance will have been insured by a prior investor. However, the funds may, on occasion, purchase secondary insurance on their own behalf.

Each of the municipal bond insurance companies has established reserves to cover estimated losses. Both the method of establishing these reserves and the amount of the reserves vary from company to company. The risk that a municipal bond insurance company may experience a claim extends over the life of each insured bond. Municipal bond insurance companies are obligated to pay a bond’s interest and principal when due if the issuing entity defaults on the insured bond. Defaults on insured municipal bonds have been fairly low to date, but certain of these insurers’ ratings have been downgraded and they are no longer insuring newly issued bonds. It is possible that there could be additional insurer downgrades and that default rates on insured bonds could increase substantially, which could further deplete an insurer’s loss reserves and adversely affect the ability of a municipal bond insurer to pay claims to holders of insured bonds, such as the funds. The inability of an insurer to pay a particular claim, or a downgrade of the insurer’s rating, could adversely affect the values of all the bonds it insures despite the quality of the underlying issuer. The number of municipal bond insurers is relatively small and, therefore, a significant amount of a municipal bond fund’s assets may be insured by a single issuer.

High-Yield Securities Lower-quality bonds, commonly referred to as “junk bonds,” are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Because investment in low- and lower-medium-quality bonds involves greater investment risk, to the extent the funds invest in such bonds, achievement of their investment objectives will be more dependent on T. Rowe Price’s credit analysis than would be the case if the funds were investing in higher-quality bonds. High-yield bonds may be more susceptible to real or perceived adverse economic conditions than investment-grade bonds. A projection of an economic downturn or higher interest rates, for example, could cause a decline in high-yield bond prices because the advent of such events could lessen the ability of highly leveraged issuers to make principal and interest payments on their debt securities. In addition, the secondary trading market for high-yield bonds may be less liquid than the market for higher-grade bonds, which can adversely affect the ability of the funds to dispose of their portfolio securities. Bonds for which there is only a “thin” market can be more difficult to value inasmuch as objective pricing data may be less available, and judgment may play a greater role in the valuation process.

Risk Factors of Investing in Taxable and Tax-Free Money Market Funds

The T. Rowe Price money market funds will limit their purchases of portfolio instruments to those U.S. dollar-denominated securities which the funds’ Boards determine present minimal credit risk and which are eligible securities as defined in Rule 2a-7 under the 1940 Act. Eligible securities are generally securities which have been rated (or whose issuer has been rated or whose issuer has comparable securities rated) in one of the two highest short-term rating categories (which may include sub-categories) by nationally recognized statistical rating organizations (“NRSROs”) or, in the case of any instrument that is not so rated, is of comparable high quality as determined by T. Rowe Price pursuant to written guidelines established under the supervision of the funds’ Boards. In addition, the funds may treat variable and floating rate instruments with demand features as short-term securities pursuant to Rule 2a-7 under the 1940 Act.

There can be no assurance that the funds will achieve their investment objectives or be able to maintain their net asset values per share at $1.00. The price of the funds is not guaranteed or insured by the U.S. government and their yields are not fixed. While the funds invest in high-grade money market instruments, investment in the funds is not without risk even if all portfolio instruments are paid in full at maturity. An increase in interest rates could reduce the value of the funds’ portfolio investments, and a decline in interest rates could increase the value.

State Tax-Free Funds

The following information about the state tax-free funds is updated in June of each year. More current information is available in shareholder reports for these funds.

California Tax-Free Bond and California Tax-Free Money Funds

Risk Factors Associated with a California Portfolio

The funds’ concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The funds invest in municipal bonds and other municipal debt instruments issued by the state of California and its various political subdivisions and agencies. The issuers of these debt obligations include the state of California and its agencies and authorities, counties and municipalities and their agencies and authorities, various California public institutions of higher education, and certain California not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

Debt is issued for a wide variety of public purposes, including transportation, housing, education, electric power, and healthcare. The state of California, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. However, bonds issued by certain counties, municipalities, and agencies of the state and local government are not backed by the full faith and credit of the state. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. As part of its cash management program, the state regularly issues short-term notes to meet its disbursement requirements in advance of the receipt of revenues. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge. Local governments also raise capital through the use of Mello-Roos, 1915 Act Bonds, and Tax Increment Bonds, all of which are generally riskier than general obligation debt as they often rely on tax revenues to be generated by future development for their support.

The funds may also invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied.

Political and Legislative Conditions  Certain provisions of the California state constitution and state statutes limit the taxing and spending authority of California governmental entities, thus affecting their ability to meet debt service obligations. For example, the constitution limits ad valorem taxes on real property to 1% of “full cash value” and restricts the ability of taxing entities to increase real property taxes. It also prohibits the state from spending revenues beyond its annually adjusted “appropriations limit.” Yet another provision further restricts the ability of local governments to levy and collect existing and future taxes, assessments, and fees. In addition to limiting the financial flexibility of local governments in the state, the provision also increases the possibility of voter-determined tax rollbacks and repeals.

One effect of the tax and spending limitations in California has been a broad scale shift by local governments away from general obligation debt requiring voter approval and pledging of future tax revenues toward lease revenue financing that is subject to abatement and does not require voter approval. Lease-backed debt is generally viewed as a less secure form of borrowing and therefore entails greater credit risk.

Future initiatives, if proposed and adopted, or future court decisions could create renewed pressure on California governments and their ability to raise revenues. Although Orange County notably filed for protection under the U.S. Bankruptcy Code in 1994, overall the state and its underlying governments have displayed flexibility in overcoming the negative effects of past initiatives.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolios is dependent upon the financial strength of the state of California, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. While California’s economy has been diverse and resilient, and is typically the largest among the 50 states, the state of California is also normally among the most highly indebted states in the nation. The state has historically experienced more extreme swings in employment levels and property values relative to the rest of the country. In addition, California is more prone to earthquakes, which can result in sudden economic downturns and the unexpected inability of issuers to meet their obligations. More detailed information regarding economic conditions and the financial strength of California is available in the funds’ annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the funds’ assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and uncertain as to how long they will continue.

The funds may from time to time invest in electric revenue issues. The financial performance of these utilities was impacted by the industry’s moves toward deregulation and increased competition. California’s original electric utility restructuring plan proved to be flawed as it placed over-reliance on the spot market for power purchases during a period of substantial supply and demand imbalance. Now that deregulation has been suspended, municipal utilities face a more traditional set of challenges. In particular, some electric revenue issuers have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Other risks include unexpected outages, plant shutdowns, and more stringent environmental regulations.

Georgia Tax-Free Bond Fund

Risk Factors Associated with a Georgia Portfolio

The fund’s concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The fund invests in municipal bonds and other municipal debt instruments issued by the state of Georgia and its various political subdivisions and agencies. The issuers of these debt obligations include the state of Georgia and its agencies and authorities, counties and municipalities and their agencies and authorities, various Georgia public institutions of higher education, and certain Georgia not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

The state of Georgia, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. However, bonds issued by certain counties, municipalities, and agencies of the state and local government are not backed by the full faith and credit of the state and may or may not be subject to annual appropriations from the state’s general fund. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.

The Georgia Constitution imposes certain debt limits and controls. The state’s general obligation debt service cannot exceed 10% of total revenue receipts less refunds of the state treasury and state-issued general obligation bonds have a 25-year maturity limit. The state also established “debt affordability” limits which provide that outstanding debt will not exceed 2.7% of personal income or that maximum annual debt service will not exceed 5% of the prior year’s revenues.

The fund may also invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolio is dependent upon the financial strength of the state of Georgia, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. While local governments in Georgia are primarily reliant on independent revenue sources, such as property taxes, they are not immune to budget shortfalls caused by cutbacks in state aid. More detailed information regarding economic conditions and the financial strength of Georgia is available in the fund’s annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the fund’s assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and uncertain as to how long they will continue.

The fund may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance, or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

The fund may invest in issues related to life care, which includes nursing homes, assisted living facilities, and continuing care retirement communities. These bonds are typically issued with longer-term maturities, although they are usually callable by the issuer on prescribed dates before maturity. Many life care municipal bonds are considered below investment-grade or are not rated by a credit rating agency. Reasons for the higher credit risk include uncertainty over future regulations and Medicaid funding, increased competition, and a lack of affordability.

Maryland Short-Term Tax-Free Bond, Maryland Tax-Free Bond, and Maryland Tax-Free Money Funds

Risk Factors Associated with a Maryland Portfolio

The funds’ concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The funds invest in municipal bonds and other municipal debt instruments issued by the state of Maryland and its various political subdivisions and agencies. The issuers of these debt obligations include the state of Maryland and its agencies and authorities, counties and municipalities and their agencies and authorities, various Maryland public institutions of higher education, and certain Maryland not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

The state of Maryland, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. However, many counties, municipalities, and agencies of the state and local government are authorized to borrow money under laws expressly providing that the loan obligations are not debts or pledges of the full faith and credit of the state. The state constitution imposes a 15-year maturity limit on state-issued general obligation bonds. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.

The funds may also invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolios is dependent upon the financial strength of the state of Maryland, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. More detailed information regarding economic conditions and the financial strength of Maryland is available in the funds’ annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the funds’ assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and of uncertain duration.

The funds may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance, or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

The funds may invest in issues related to life care, which includes nursing homes, assisted living facilities, and continuing care retirement communities. These bonds are typically issued with longer-term maturities, although they are usually callable by the issuer on prescribed dates before maturity. Many life care municipal bonds are considered below investment-grade or are not rated by a credit rating agency. Reasons for the higher credit risk include uncertainty over future regulations and Medicaid funding, increased competition, and a lack of affordability.

New Jersey Tax-Free Bond Fund

Risk Factors Associated with a New Jersey Portfolio

The fund’s concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The fund invests in municipal bonds and other municipal debt instruments issued by the state of New Jersey and its various political subdivisions and agencies. The issuers of these debt obligations include the state of New Jersey and its agencies and authorities, counties and municipalities and their agencies and authorities, various New Jersey public institutions of higher education, and certain New Jersey not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

The state of New Jersey, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. However, many counties, municipalities, and agencies of the state and local government are authorized to borrow money under laws expressly providing that the loan obligations are not debts or pledges of the full faith and credit of the state. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.

The majority of the state’s debt is “appropriation-backed.” This means that the debt service payments on these obligations must be funded annually by the state legislature, but the legislature has no legal obligation to continue to make such appropriations.

The fund may also invest in private activity bond issues for corporate and nonprofit borrowers. These issues are sold through various governmental conduits, such as the New Jersey Economic Development Authority and various local issuers, and are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied. In the past, a number of New Jersey Economic Development Authority issues have defaulted as a result of borrower financial difficulties.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolio is dependent upon the financial strength of the state of New Jersey, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. More detailed information regarding economic conditions and the financial strength of New Jersey is available in the fund’s annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the fund’s assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and uncertain as to how long they will continue.

The fund may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance, or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

The fund may invest in issues related to life care, which includes nursing homes, assisted living facilities, and continuing care retirement communities. These bonds are typically issued with longer-term maturities, although they are usually callable by the issuer on prescribed dates before maturity. Many life care municipal bonds are considered below investment-grade or are not rated by a credit rating agency. Reasons for the higher credit risk include uncertainty over future regulations and Medicaid funding, increased competition, and a lack of consumer affordability.

New York Tax-Free Bond and New York Tax-Free Money Funds

Risk Factors Associated with a New York Portfolio

The funds’ concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The funds invest in municipal bonds and other municipal debt instruments issued by the state of New York and its various political subdivisions and agencies. The issuers of these debt obligations include: the state of New York, New York City, and their agencies and authorities; counties, other municipalities, and their agencies and authorities; various New York public institutions of higher education; and certain New York not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

The state of New York, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. However, bonds issued by certain counties, municipalities, and agencies of the state and local government are not backed by the full faith and credit of the state of New York or New York City. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.

The majority of the state’s debt is “appropriation-backed.” This means that the debt service payments on these obligations must be funded annually by the state legislature, but the legislature has no legal obligation to continue to make such appropriations.

The funds may also invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolios is dependent upon the financial strength of the state of New York, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. The state of New York is typically among the most highly indebted states in the nation and New York City is typically one of the most indebted U.S. cities. More detailed information regarding economic conditions and the financial strength of New York is available in the funds’ annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the funds’ assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and uncertain as to how long they will continue.

The funds may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance, or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

The funds may invest in issues related to life care, which includes nursing homes, assisted living facilities, and continuing care retirement communities. These bonds are typically issued with longer-term maturities, although they are usually callable by the issuer on prescribed dates before maturity. Many life care municipal bonds are considered below investment-grade or are not rated by a credit rating agency. Reasons for the higher credit risk include uncertainty over future regulations and Medicaid funding, increased competition, and a lack of consumer affordability.

Virginia Tax-Free Bond Fund

Risk Factors Associated with a Virginia Portfolio

The fund’s concentration in the debt obligations of a single state carries a higher risk than a portfolio that is more geographically diversified.

Types of Municipal Debt  The fund invests in municipal bonds and other municipal debt instruments issued by the commonwealth of Virginia and its various political subdivisions and agencies. The issuers of these debt obligations include the commonwealth of Virginia and its agencies and authorities, counties and municipalities and their agencies and authorities, various Virginia public institutions of higher education, and certain Virginia not-for-profit organizations (e.g., hospitals, private colleges, and nursing homes). The credit quality and risks of these investments will vary according to each security’s structure and underlying economics.

Debt is issued for a wide variety of public purposes, including transportation, housing, education, healthcare, and industrial development. The commonwealth of Virginia, and its local governments, agencies and authorities, issue two basic types of debt: general obligation bonds and revenue bonds. General obligation bonds are backed by the unlimited taxing power of the issuer. Under Virginia law, general obligation debt is limited to 1.15 times the average of the preceding three years’ income tax and sales and use collections. However, bonds issued by many counties, municipalities, and agencies of the commonwealth and local government are not backed by the full faith and credit of the commonwealth but instead are subject to annual appropriations from the commonwealth’s general fund. Revenue bonds are typically secured by specific pledged fees or charges for a related project, such as fees generated from the use of facilities or enterprises financed by the bonds. Included within the revenue bond sector are tax-exempt lease obligations that are subject to annual appropriations of a governmental body, usually with no implied tax or specific revenue pledge.

The fund may also invest in private activity bond issues for corporate and nonprofit borrowers. Sold through various governmental conduits, these issues are backed solely by the revenues pledged by the respective borrowing corporations. No governmental support is provided or implied.

Economic and Financial Conditions  To a large degree, the credit risk of the portfolio is dependent upon the financial strength of the commonwealth of Virginia, its localities and agencies. Financial strength is, in turn, influenced by changing economic conditions which affect the level of taxes collected and revenues earned. While local governments in Virginia are primarily reliant on independent revenue sources, such as property taxes, they are not immune to budget shortfalls caused by cutbacks in state aid. More detailed information regarding economic conditions and the financial strength of Virginia is available in the fund’s annual and semi-annual shareholder reports.

Sectors  Investment concentration in a particular sector can present unique risks. For example, a significant portion of the fund’s assets may be invested in issues related to health care providers. The hospital industry has been under significant pressure to reduce expenses and shorten length of hospital stays, a phenomenon that has negatively affected the financial health of some hospitals. All hospitals are dependent on third-party reimbursement mechanisms that are typically complex, subject to numerous conditions, and uncertain as to how long they will continue.

The fund may from time to time invest in electric revenue issues that have exposure to or participate in nuclear power plants, which could affect the issuer’s financial performance. Such risks include delay in construction and operation due to increased regulation, unexpected outages or plant shutdowns, increased Nuclear Regulatory Commission surveillance, or inadequate rate relief. In addition, the financial performance of electric utilities may be impacted by increased competition and deregulation of the industry.

The fund may invest in issues related to life care, which includes nursing homes, assisted living facilities, and continuing care retirement communities. These bonds are typically issued with longer-term maturities, although they are usually callable by the issuer on prescribed dates before maturity. Many life care municipal bonds are considered below investment-grade or are not rated by a credit rating agency. Reasons for the higher credit risk include uncertainty over future regulations and Medicaid funding, increased competition, and a lack of affordability.

All State Tax-Free Funds

Puerto Rico  From time to time, the funds may invest in obligations of the commonwealth of Puerto Rico and its public corporations, the interest of which may be exempt from U.S. federal, state, and local income taxes. As of May 28, 2010, the general obligation debt of Puerto Rico was rated A3 by Moody’s and BBB- by S&P. Both agencies have assigned stable outlooks to the ratings. The credit ratings reflect, in part, their concerns regarding a weak economy, structural budget imbalance, and rising debt burden.

Debt  As of June 30, 2009, the outstanding debt of Puerto Rico borrowers totaled $53 billion. This includes bonds supported by the commonwealth’s general obligation pledge, appropriations or guarantee; public corporations such as highways, water and sewer, and electric power, and municipalities.

Guaranteed direct obligations of the commonwealth supported by a general obligation pledge are subject to strict limitations imposed by the commonwealth’s constitution. Debts of its municipalities are typically supported by property taxes and municipal license taxes, with support from the commonwealth, if necessary. Debts of its public corporations are generally supported by the entity’s revenues or by the commonwealth appropriations or taxes.

Though different measures suggest Puerto Rico’s debt burden is high relative to a U.S. state, the commonwealth issues or supports bonds on behalf of municipalities and other governmental units. In many cases, this type of debt would be issued by local government or public agencies which are independent entities in the U.S. One measure to monitor the commonwealth debt levels is by comparing the rate of growth of its debt to the rate of growth of its gross domestic product (“GDP”). For the five-year period that ended in June 2009, total public sector debt increased by 44%, whereas nominal-GDP rose by 17%.

Economy  Puerto Rico’s economy is closely linked to the United States. Like the United States, the commonwealth has been experiencing an economic recession. Government officials estimate that the economy (as measured by real GNP) contracted 2.8% in 2008 and 3.7% in 2009 and will probably stabilize somewhat over the next two years due to U.S. and local stimulus plans.

Manufacturing, especially pharmaceuticals, is very important to the local economy. Manufacturing accounted for 45% of GDP in 2009, and 10% of non-farm payroll employment. Services are another component of the local economy, and represented 42% of GDP and 55% of employment. Tourism is an important sub-sector of services, and an important driver of the Puerto Rico’s economy. While the number of tourists decreased 5.7% between 2005 and 2009, visitors’ expenditures increased 7.2% over this period.

For many years, U.S. companies operating in Puerto Rico were eligible to receive special tax treatment. Since 1976, Section 936 of the U.S. tax code entitled certain corporations to credit income derived from business activities in the commonwealth against their United States corporate income tax and spurred significant expansion in capital intensive manufacturing, particularly large pharmaceutical firms. The tax benefits, however, were eliminated beginning with the 2006 tax year. While the ultimate impact of the phase outs is being evaluated, indications are that major pharmaceutical, instrument, and electronic manufacturing firms have not exited the market, but employment in this sector is trending downward.

Financial  Government officials estimate that general fund revenues were $7.8 billion and expenditures were $11.3 billion in fiscal year 2009 (yielding a deficit of $3.5 billion). A new governor for the commonwealth was elected in November 2008. The governor and his administration are implementing various fiscal measures, including borrowings and stimulus plans and expense re-structuring and payroll cuts in an effort to reduce the gap over the next few years. A balanced budget is projected for fiscal year 2013.

 PORTFOLIO SECURITIES

Types of Securities

Set forth below is additional information about certain of the investments described in the funds’ prospectuses.

Equity Securities

Common and preferred stocks both represent an equity or ownership interest in an issuer. Common stock typically entitles the owner to vote on the election of directors and other important matters while preferred stock does not ordinarily carry voting rights. In the event an issuer is liquidated or declares bankruptcy, the claims of secured and unsecured creditors and owners of bonds take precedence over the claims of those who own preferred stock, and the owners of preferred stock take precedence over the claims of those who own common stock.

Although owners of common stock are typically entitled to receive any dividends on such stock, owners of common stock participate in company profits on a pro-rata basis. Profits may be paid out in dividends or reinvested in the company to help it grow. Because increases and decreases in earnings are usually reflected in a company’s stock price, common stocks generally have the greatest appreciation and depreciation potential of all corporate securities.

Preferred stock, unlike common stock, often has a stated dividend rate payable from the corporation’s earnings. Preferred stock dividends may be cumulative or non-cumulative, participating or non-participating, or adjustable rate. Cumulative dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer’s common stock, while a passed dividend on non-cumulative preferred stock is generally gone forever. Participating preferred stock may be entitled to a dividend exceeding the declared dividend in certain cases, while non-participating preferred stock is limited to the stipulated dividend. Adjustable rate preferred stock pays a dividend that is adjustable, usually quarterly, based on changes in certain interest rates. Convertible preferred stock is exchangeable for a specified number of common stock shares and is typically more volatile than non-convertible preferred stock, which tends to behave more like a bond.

Stock may be purchased on a “when-issued” basis, which is used to refer to a security that has not yet been issued but that will be issued in the future. The term may be used for new stocks and stocks that have split but have not yet started trading.

Debt Securities

•    U.S. Government Obligations  Bills, notes, bonds, and other debt securities issued by the U.S. Treasury and backed by the full faith and credit of the U.S. government. These are direct obligations of the U.S. government and differ mainly in the length of their maturities. U.S. Treasury Obligations may also include, among other things, the separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ( “STRIPS” ), as well as Treasury inflation-protected securities ( “TIPS” ) whose principal value is periodically adjusted according to the rate of inflation.

•    U.S. Government Agency Securities  Issued or guaranteed by U.S. government-sponsored enterprises and federal agencies. These include securities issued by the Federal National Mortgage Association (“Fannie Mae” or “FNMA”), GNMA, Federal Home Loan Bank, Federal Land Banks, Farmers Home Administration, Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Bank, Farm Credit Banks, the Small Business Association, and the Tennessee Valley Authority. Some of these securities are supported by the full faith and credit of the U.S. Treasury; the remainder are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the U.S. Treasury. These also include securities issued by eligible private depository institutions and guaranteed by the Federal Deposit Insurance Corporation (FDIC) under its Temporary Liquidity Guarantee Program.

•    Bank Obligations  Certificates of deposit, banker’s acceptances, and other short-term debt obligations. Certificates of deposit are short-term obligations of commercial banks. A banker’s acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with international commercial transactions. Certificates of deposit may have fixed or variable rates. The funds may invest in U.S. banks, foreign branches of U.S. banks, U.S. branches of foreign banks, and foreign branches of foreign banks.

•    Savings and Loan Obligations  Negotiable certificates of deposit and other short-term debt obligations of savings and loan associations.

•    Supranational Agencies  Securities of certain supranational entities, such as the International Development Bank.

•    Corporate Debt Securities  Outstanding corporate debt securities (e.g., bonds and debentures). Corporate notes may have fixed, variable, or floating rates.

•    Short-Term Corporate Debt Securities  Outstanding nonconvertible corporate debt securities (e.g., bonds and debentures) which have one year or less remaining to maturity. Corporate notes may have fixed, variable, or floating rates.

•    Commercial Paper and Commercial Notes  Short-term promissory notes issued by corporations primarily to finance short-term credit needs. Certain notes may have floating or variable rates and may contain options, exercisable by either the buyer or the seller, that extend or shorten the maturity of the note.

•    Foreign Government Securities  Issued or guaranteed by a foreign government, province, instrumentality, political subdivision, or similar unit thereof.

•    Funding Agreements  Obligations of indebtedness negotiated privately between the funds and an insurance company. Often such instruments will have maturities with unconditional put features, exercisable by the funds, requiring return of principal within one year or less.

There are, of course, other types of securities that are or may become available that are similar to the foregoing, and the funds may invest in these securities.

Mortgage-Related Securities

•    Mortgage-Backed Securities  Mortgage-backed securities are securities representing an interest in a pool of mortgages. The mortgages may be of a variety of types, including adjustable rate, conventional 30-year and 15-year fixed rate, and graduated payment mortgages. Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the funds. This is in contrast to traditional bonds where principal is normally paid back at maturity in a lump sum. Unscheduled prepayments of principal shorten the securities’ weighted average life and may lower their total return. (When a mortgage in the underlying mortgage pool is prepaid, an unscheduled principal prepayment is passed through to the funds. This principal is returned to the funds at par. As a result, if a mortgage security were trading at a premium, its total return would be lowered by prepayments, and if a mortgage security were trading at a discount, its total return would be increased by prepayments.) The value of these securities also may change because of changes in the market’s perception of the creditworthiness of the federal agency that issued them or a downturn in housing prices. In addition, the mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.

•    U.S. Government Agency Mortgage-Backed Securities  These are obligations issued or guaranteed by the U.S. government or one of its agencies or instrumentalities, such as GNMA, FNMA, the Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FHLMC”), and the Federal Agricultural Mortgage Corporation (“Farmer Mac” or “FAMC”). FNMA, FHLMC, and FAMC obligations are not backed by the full faith and credit of the U.S. government as GNMA certificates are, but they are supported by the instrumentality’s right to borrow from the U.S. Treasury. On September 7, 2008, FNMA and FHLMC were placed under conservatorship of the Federal Housing Finance Agency, an independent federal agency. U.S. Government Agency Mortgage-Backed Certificates provide for the pass-through to investors of their pro-rata share of monthly payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Each of GNMA, FNMA, FHLMC, and FAMC guarantees timely distributions of interest to certificate holders. GNMA and FNMA guarantee timely distributions of scheduled principal. FHLMC has in the past guaranteed only the ultimate collection of principal of the underlying mortgage loan; however, FHLMC now issues mortgage-backed securities (FHLMC Gold PCS) which also guarantee timely payment of monthly principal reductions.

•    GNMA Certificates  GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the “Housing Act”), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration under the Housing Act, or Title V of the Housing Act of 1949 (“FHA Loans”), or guaranteed by the Department of Veterans Affairs under the Servicemen’s Readjustment Act of 1944, as amended (“VA Loans”), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the U.S. government is pledged to the payment of all amounts that may be required to be paid under any guaranty. In order to meet its obligations under such guaranty, GNMA is authorized to borrow from the U.S. Treasury with no limitations as to amount.

•    FNMA Certificates  FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act of 1938. FNMA Certificates represent a pro-rata interest in a group of mortgage loans purchased by FNMA. FNMA guarantees the timely payment of principal and interest on the securities it issues. The obligations of FNMA are not backed by the full faith and credit of the U.S. government.

•    FHLMC Certificates  FHLMC is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (“FHLMC Act”). FHLMC Certificates represent a pro-rata interest in a group of mortgage loans purchased by FHLMC. FHLMC guarantees timely payment of interest and principal on certain securities it issues and timely payment of interest and eventual payment of principal on other securities it issues. The obligations of FHLMC are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. government.

•    FAMC Certificates  FAMC is a federally chartered instrumentality of the United States established by Title VIII of the Farm Credit Act of 1971, as amended (“Charter Act”). FAMC was chartered primarily to attract new capital for financing of agricultural real estate by making a secondary market in certain qualified agricultural real estate loans. FAMC provides guarantees of timely payment of principal and interest on securities representing interests in, or obligations backed by, pools of mortgages secured by first liens on agricultural real estate. Similar to FNMA and FHLMC, FAMC Certificates are not supported by the full faith and credit of the U.S. government; rather, FAMC may borrow from the U.S. Treasury to meet its guaranty obligations.

As discussed above, prepayments on the underlying mortgages and their effect upon the rate of return of a mortgage-backed security is the principal investment risk for a purchaser of such securities, like the funds. Over time, any pool of mortgages will experience prepayments due to a variety of factors, including (1) sales of the underlying homes (including foreclosures), (2) refinancings of the underlying mortgages, and (3) increased amortization by the mortgagee. These factors, in turn, depend upon general economic factors, such as level of interest rates and economic growth. Thus, investors normally expect prepayment rates to increase during periods of strong economic growth or declining interest rates, and to decrease in recessions and rising interest rate environments. Accordingly, the life of the mortgage-backed security is likely to be substantially shorter than the stated maturity of the mortgages in the underlying pool. Because of such variation in prepayment rates, it is not possible to predict the life of a particular mortgage-backed security, but FHA statistics indicate that 25- to 30-year single family dwelling mortgages have an average life of approximately 12 years. The majority of GNMA Certificates are backed by mortgages of this type, and, accordingly, the generally accepted practice treats GNMA Certificates as 30-year securities which prepay in full in the 12th year. FNMA and FHLMC Certificates may have differing prepayment characteristics.

Fixed-rate mortgage-backed securities bear a stated “coupon rate” which represents the effective mortgage rate at the time of issuance, less certain fees to GNMA, FNMA, and FHLMC for providing the guarantee, and the issuer for assembling the pool and for passing through monthly payments of interest and principal.

Payments to holders of mortgage-backed securities consist of the monthly distributions of interest and principal less the applicable fees. The actual yield to be earned by a holder of mortgage-backed securities is calculated by dividing interest payments by the purchase price paid for the mortgage-backed securities (which may be at a premium or a discount from the face value of the certificate).

Monthly distributions of interest, as contrasted to semiannual distributions which are common for other fixed interest investments, have the effect of compounding and thereby raising the effective annual yield earned on mortgage-backed securities. Because of the variation in the life of the pools of mortgages which back various mortgage-backed securities, and because it is impossible to anticipate the rate of interest at which future principal payments may be reinvested, the actual yield earned from a portfolio of mortgage-backed securities will differ significantly from the yield estimated by using an assumption of a certain life for each mortgage-backed security included in such a portfolio as described above.

•    Commercial Mortgage-Backed Securities (“CMBS”)  These are securities created from a pool of commercial mortgage loans, such as loans for hotels, restaurants, shopping centers, office buildings, and apartment buildings. Interest and principal payments from the underlying loans are passed through to the funds according to a schedule of payments. CMBS are structured similarly to mortgage-backed securities in that both are backed by mortgage payments. However, CMBS involve loans related to commercial property, whereas mortgage-backed securities are based on loans relating to residential property. Because commercial mortgages tend to be structured with prepayment penalties, CMBS generally carry less prepayment risk than loans backed by residential mortgages. Credit quality depends primarily on the quality of the loans themselves and on the structure of the particular deal. However, the value of these securities may change because of actual or perceived changes in the creditworthiness of the individual borrowers, their tenants, and servicing agents, or due to deterioration in the general state of commercial real estate or overall economic conditions.

•    Collateralized Mortgage Obligations (“CMOs”)  CMOs are bonds that are collateralized by whole loan mortgages or mortgage pass-through securities. The bonds issued in a CMO deal are divided into groups, and each group of bonds is referred to as a “tranche.” Under the traditional CMO structure, the cash flows generated by the mortgages or mortgage pass-through securities in the collateral pool are used to first pay interest and then pay principal to the CMO bondholders. The bonds issued under such a CMO structure are retired sequentially as opposed to the pro-rata return of principal found in traditional pass-through obligations. Subject to the various provisions of individual CMO issues, the cash flow generated by the underlying collateral (to the extent it exceeds the amount required to pay the stated interest) is used to retire the bonds. Under the CMO structure, the repayment of principal among the different tranches is prioritized in accordance with the terms of the particular CMO issuance. The “fastest-pay” tranche of bonds, as specified in the prospectus for the issuance, would initially receive all principal payments. When that tranche of bonds is retired, the next tranche, or tranches, in the sequence, as specified in the prospectus, receive all of the principal payments until they are retired. The sequential retirement of bond groups continues until the last tranche, or group of bonds, is retired. Accordingly, the CMO structure allows the issuer to use cash flows of long maturity, monthly pay collateral to formulate securities with short, intermediate, and long final maturities and expected average lives.

In recent years, new types of CMO tranches have evolved. These include floating-rate CMOs, planned amortization classes, accrual bonds, and CMO residuals. These newer structures affect the amount and timing of principal and interest received by each tranche from the underlying collateral. Under certain of these new structures, given classes of CMOs have priority over others with respect to the receipt of prepayments on the mortgages. Therefore, depending on the type of CMOs in which the funds invest, the investment may be subject to a greater or lesser risk of prepayment than other types of mortgage-related securities.

The primary risk of any mortgage security is the uncertainty of the timing of cash flows. For CMOs, the primary risk results from the rate of prepayments on the underlying mortgages serving as collateral and from the structure of the deal (priority of the individual tranches). An increase or decrease in prepayment rates (resulting from a decrease or increase in mortgage interest rates) will affect the yield, average life, and price of CMOs. The prices of certain CMOs, depending on their structure and the rate of prepayments, can be volatile. Some CMOs may also not be as liquid as other securities.

•    U.S. Government Agency Multi-Class Pass-Through Securities  Unlike CMOs, U.S. Government Agency Multi-Class Pass-Through Securities, which include FNMA Guaranteed Real Estate Mortgage Investment Conduit Pass-Through Certificates and FHLMC Multi-Class Mortgage Participation Certificates, are ownership interests in a pool of mortgage assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through securities.

•    Multi-Class Residential Mortgage Securities  Such securities represent interests in pools of mortgage loans to residential home buyers made by commercial banks, savings and loan associations, or other financial institutions. Unlike GNMA, FNMA, and FHLMC securities, the payment of principal and interest on Multi-Class Residential Mortgage Securities is not guaranteed by the U.S. government or any of its agencies. Accordingly, yields on Multi-Class Residential Mortgage Securities have been historically higher than the yields on U.S. government mortgage securities. However, the risk of loss due to default on such instruments is higher since they are not guaranteed by the U.S. government or its agencies. Additionally, pools of such securities may be divided into senior or subordinated segments. Although subordinated mortgage securities may have a higher yield than senior mortgage securities, the risk of loss of principal is greater because losses on the underlying mortgage loans must be borne by persons holding subordinated securities before those holding senior mortgage securities.

•    Privately Issued Mortgage-Backed Certificates  These are pass-through certificates issued by nongovernmental issuers. Pools of conventional residential or commercial mortgage loans created by such issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payment. Timely payment of interest and principal of these pools is, however, generally supported by various forms of insurance or guarantees, including individual loan, title, pool, and hazard insurance. The insurance and guarantees are issued by government entities, private insurance, or the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the funds’ quality standards. The funds may buy mortgage-related securities without insurance or guarantees if through an examination of the loan experience and practices of the poolers, the investment manager determines that the securities meet the funds’ quality standards.

•    Stripped Mortgage-Backed Securities  These instruments are a type of potentially high-risk derivative. They represent interests in a pool of mortgages, the cash flow of which has been separated into its interest and principal components. Interest only securities (“IOs”) receive the interest portion of the cash flow while principal only securities (“POs”) receive the principal portion. IOs and POs are usually structured as tranches of a CMO. Stripped Mortgage-Backed Securities may be issued by U.S. government agencies or by private issuers similar to those described above with respect to CMOs and privately issued mortgage-backed certificates. As interest rates rise and fall, the value of IOs tends to move in the same direction as interest rates. The value of the PO, as with other mortgage-backed securities described herein, and other debt instruments, will tend to move in the opposite direction compared to interest rates. Under the Code, POs may generate taxable income from the current accrual of original issue discount, without a corresponding distribution of cash to the funds.

The cash flows and yields on IO and PO classes are extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. In the case of IOs, prepayments affect the amount of cash flows provided to the investor. In contrast, prepayments on the mortgage pool affect the timing of cash flows received by investors in POs. For example, a rapid or slow rate of principal payments may have a material adverse effect on the prices of IOs or POs, respectively. If the underlying mortgage assets experience greater than anticipated prepayments of principal, investors may fail to fully recoup their initial investment in an IO class of a stripped mortgage-backed security, even if the IO class is rated AAA or Aaa or is derived from a full faith and credit obligation. Conversely, if the underlying mortgage assets experience slower than anticipated prepayments of principal, the price on a PO class will be affected more severely than would be the case with a traditional mortgage-backed security.

The staff of the SEC has advised the funds that it believes the funds should treat IOs and POs, other than government-issued IOs or POs backed by fixed-rate mortgages, as illiquid securities and, accordingly, limit their investments in such securities, together with all other illiquid securities, to 15% of the funds’ net assets. Under the staff’s position, the determination of whether a particular government-issued IO or PO backed by fixed-rate mortgages is liquid may be made on a case by case basis under guidelines and standards established by the funds’ Boards. The funds’ Boards have delegated to T. Rowe Price the authority to determine the liquidity of these investments based on the following guidelines: the type of issuer; type of collateral, including age and prepayment characteristics; rate of interest on coupon relative to current market rates and the effect of the rate on the potential for prepayments; complexity of the issue’s structure, including the number of tranches; and size of the issue and the number of dealers who make a market in the IO or PO.

•    Adjustable Rate Mortgage Securities (“ARMs”)  ARMs, like fixed-rate mortgages, have a specified maturity date, and the principal amount of the mortgage is repaid over the life of the mortgage. Unlike fixed-rate mortgages, the interest rate on ARMs is adjusted at regular intervals based on a specified, published interest rate “index” such as a Treasury rate index. The new rate is determined by adding a specific interest amount, the “margin,” to the interest rate of the index. Investment in ARMs allows the funds to participate in changing interest rate levels through regular adjustments in the coupons of the underlying mortgages, resulting in more variable current income and lower price volatility than longer-term fixed-rate mortgage securities. ARMs are a less effective means of locking in long-term rates than fixed-rate mortgages since the income from adjustable rate mortgages will increase during periods of rising interest rates and decline during periods of falling rates.

•    Other Mortgage-Related Securities  Governmental, government-related, or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed-rate mortgages. As new types of mortgage-related securities are developed and offered to investors, the investment manager will, consistent with the funds’ objectives, policies, and quality standards, consider making investments in such new types of securities.

Asset-Backed Securities

Background  The asset-backed securities (“ABS”) market has been one of the fastest growing sectors of the U.S. fixed-income market since its inception in late 1985. Although initial ABS transactions were backed by auto loans and credit card receivables, today’s market has evolved to include a variety of asset types including home equity loans, student loans, equipment leases, stranded utility costs, and collateralized bond/loan obligations. For investors, securitization typically provides an opportunity to invest in high-quality securities with higher credit ratings and less downgrade/event risk than corporate bonds. Unlike mortgages, prepayments on ABS collateral are less sensitive to changes in interest rates. They can also be structured into classes that meet the market’s demand for various maturities and credit quality.

Structure  Asset-backed securities are bonds that represent an ownership interest in a pool of receivables sold by originators into a special purpose vehicle (“SPV”). The collateral types can vary, so long as they are secured by homogeneous assets with relatively predictable cash flows. Assets that are transferred through a sale to a SPV are legally separated from those of the seller/servicer, which insulates investors from bankruptcy or other event risk associated with the seller/servicer of those assets. Most senior tranches of ABS are structured to a triple-A rated level through credit enhancement; however, ABS credit ratings range from AAA to non-investment-grade. Many ABS transactions are structured to include payout events/performance triggers which provide added protection against deteriorating credit quality.

ABS structures are generally categorized by two distinct types of collateral. Amortizing assets (such as home equity loans, auto loans, and equipment leases) typically pass through principal and interest payments directly to investors, while revolving assets (such as credit card receivables, home equity lines of credit, and dealer floor-plan loans) typically reinvest principal and interest payments in new collateral for a specified period of time. The majority of amortizing transactions are structured as straight sequential-pay transactions. In these structures, all principal amortization and prepayments are directed to the shortest maturity class until it is retired, then to the next shortest class and so on. The majority of revolving assets are structured as bullets, whereby investors receive periodic interest payments and only one final payment of principal at maturity.

Underlying Assets  The asset-backed securities that may be purchased include securities backed by pools of mortgage-related receivables known as home equity loans, or of consumer receivables such as automobile loans or credit card loans. Other types of ABS may also be purchased. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit support provided to the securities. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets, which in turn may be affected by a variety of economic and other factors. As a result, the yield and return on any asset-backed security is difficult to predict with precision and actual return or yield to maturity may be more or less than the anticipated return or yield to maturity.

Methods of Allocating Cash Flows  While some asset-backed securities are issued with only one class of security, many asset-backed securities are issued in more than one class, each with different payment terms. Multiple class asset-backed securities are issued for two main reasons. First, multiple classes may be used as a method of providing credit support. This is accomplished typically through creation of one or more classes whose right to payments on the asset-backed security is made subordinate to the right to such payments of the remaining class or classes. Second, multiple classes may permit the issuance of securities with payment terms, interest rates, or other characteristics differing both from those of each other and from those of the underlying assets. Asset-backed securities in which the payment streams on the underlying assets are allocated in a manner different than those described above may be issued in the future. The funds may invest in such asset-backed securities if the investment is otherwise consistent with the fund’s investment objectives, policies, and restrictions.

Types of Credit Support  Asset-backed securities are typically backed by a pool of assets representing the obligations of a diversified pool of numerous obligors. To lessen the effect of failures by obligors on the ability of underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two classes: liquidity protection and protection against ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies, or letters of credit obtained from third parties, “external credit enhancement,” through various means of structuring the transaction, “internal credit enhancement,” or through a combination of such approaches. Examples of asset-backed securities with credit support arising out of the structure of the transaction include:

•    Excess Spread  Typically, the first layer of protection against losses, equal to the cash flow from the underlying receivables remaining after deducting the sum of the investor coupon, servicing fees, and losses.

•    Subordination  Interest and principal that would have otherwise been distributed to a subordinate class is used to support the more senior classes. This feature is intended to enhance the likelihood that the holder of the senior class certificate will receive regular payments of interest and principal. Subordinate classes have a greater risk of loss than senior classes.

•    Reserve Funds  Cash that is deposited and/or captured in a designated account that may be used to cover any shortfalls in principal, interest, or servicing fees.

•    Overcollateralization  A form of credit enhancement whereby the principal amount of collateral used to secure a given transaction exceeds the principal of the securities issued. Overcollateralization can be created at the time of issuance or may build over time.

•    Surety Bonds  Typically consist of third-party guarantees to irrevocably and unconditionally make timely payments of interest and ultimate repayment of principal in the event there are insufficient cash flows from the underlying collateral.

The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments. Depending upon the type of assets securitized, historical information on credit risk and prepayment rates may be limited or even unavailable. Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security. There is no guarantee that the amount of any type of credit enhancement available will be sufficient to protect against future losses on the underlying collateral.

Some of the specific types of ABS that the funds may invest in include the following:

•    Home Equity Loans  These ABS typically are backed by pools of mortgage loans made to subprime borrowers or borrowers with blemished credit histories. The underwriting standards for these loans are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. In addition, they may not have the documentation required to qualify for a standard mortgage loan.

As a result, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure, and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the mortgaged properties, as well as changes in interest rates, may have a greater effect on the delinquency, foreclosure, bankruptcy, and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner.

With respect to first lien mortgage loans, the underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator’s first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan, which subordinate financing would reduce the equity the mortgagor would otherwise appear to have in the related mortgaged property as indicated in the loan-to-value ratio.

Risk regarding mortgage rates

The pass-through rates on the adjustable-rate certificates may adjust monthly and are generally based on one-month LIBOR. The mortgage rates on the mortgage loans are either fixed or adjusted semiannually based on six-month LIBOR, which is referred to as a mortgage index. Because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in the movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. As a result, the interest payable on the related interest-bearing certificates may be reduced because of the imposition of a pass-through rate cap called the “net rate cap.”

Yield and reinvestment could be adversely affected by unpredictability of prepayments

No one can accurately predict the level of prepayments that an asset-backed mortgage pool may experience. Factors which influence prepayment behavior include general economic conditions, the level of prevailing interest rates, the availability of alternative financing, the applicability of prepayment charges, and homeowner mobility. Reinvestment risk results from a faster or slower rate of principal payments than expected. A rising interest rate environment and the resulting slowing of prepayments could result in greater volatility of these securities. A falling interest rate environment and the resulting increase in prepayments could require reinvestment in lower yielding securities.

Credit Card-Backed Securities  These ABS are backed by revolving pools of credit card receivables. Due to the revolving nature of these assets, the credit quality could change over time. Unlike most other asset-backed securities, credit card receivables are unsecured obligations of the cardholder and payments by cardholders are the primary source of payment on these securities. The revolving nature of these card accounts generally provides for monthly payments to the trust. In order to issue securities with longer dated maturities, most Credit Card-Backed Securities are issued with an initial “revolving” period during which collections are reinvested in new receivables. The revolving period may be shortened upon the occurrence of specified events which may signal a potential deterioration in the quality of the assets backing the security.

Automobile Loans  These ABS are backed by receivables from motor vehicle installment sales contracts or installment loans secured by motor vehicles. These securities are primarily discrete pools of assets which pay down over the life of the ABS. The securities are not obligations of the seller of the vehicle, or servicer of the loans. The primary source of funds for payments on the securities comes from payment on the underlying trust receivables as well as from credit support.

Term Asset-Backed Securities Loan Facility

Certain funds that may purchase ABS and CMBS also have indirect exposure to the Term Asset-Backed Securities Loan Facility (“TALF”), provided by the Federal Reserve Bank of New York (“FRBNY”). TALF provides eligible borrowers with non-recourse funding secured by eligible ABS and CMBS owned by the borrower or acquired with the proceeds from the loans. “TALF-eligible securities” include certain ABS and CMBS as determined by the FRBNY, and may change from time to time. TALF loans are considered non-recourse because, if the fund does not repay the principal and interest on the loans, the FRBNY may generally enforce its rights only against the pledged collateral and not against other assets of the fund.

Under TALF, a fund is able to borrow from the FRBNY to purchase TALF-eligible securities by pledging such securities as collateral for the loan, paying an up-front haircut amount that usually ranges from 5-15% of the value of the TALF-eligible securities that serve as collateral, and paying an administrative fee to the FRBNY. The terms of TALF loans are generally three or five years depending upon the type of collateral pledged by the fund.

The FRBNY receives interest and principal payments on the collateral, which are applied to repayment of the TALF loan, and any amounts remaining are paid to the fund. The fund remains responsible for any principal loss on a TALF-eligible security purchased by the fund. If, however, the fund determines that the principal loss is in an amount equal to or greater than the fund’s haircut for the related TALF loan, the fund may choose to exercise its rights under TALF to put such TALF-eligible security back to the FRBNY in complete satisfaction of the fund’s obligations under the related TALF loan. Thus, a fund should not be at risk, except in very limited circumstances, for losses in excess of its haircut because of the non-recourse nature of the TALF loan and the fund’s ability to put back the collateral to cancel the loan.

Borrowing money from the FRBNY under the TALF involves leverage because the fund will reinvest the proceeds from the TALF loan in other assets. Borrowings may amplify the effect on the Fund’s net asset value of any increase or decrease in the value of the security purchased with the borrowings. However, since the TALF loans are non-recourse and the fund may surrender collateral pledged at any time in full satisfaction of its obligation, this may minimize some of the risks of leverage.

While not anticipated, if the periodic interest and principal payments due on a TALF loan exceed the amounts received on the pledged TALF-eligible security, the fund may be required to pay such additional amounts from its other portfolio assets which could cause the fund to sell other holdings at times when it might not otherwise choose to do so. The fund may, however, surrender the collateral and terminate the TALF loan.

Although TALF was closed for new loan extensions on June 30, 2010, certain funds have gained exposure to TALF by investing in a T. Rowe Price-managed pooled vehicle that participated directly in TALF. There will be no additional management fees charged to the investing funds as a result of their investments in the T. Rowe Price-managed pooled vehicle that focuses its investments in TALF loans.

Inflation-Linked Securities

Inflation-linked securities are income-generating instruments whose interest and principal payments are adjusted for inflation—a sustained increase in prices that erodes the purchasing power of money. TIPS, or Treasury inflation-protected securities, are inflation-linked securities issued by the U.S. government. Inflation-linked bonds are also issued by corporations, U.S. government agencies, states, and foreign countries. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index (CPI). A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of your investment. Because of this inflation-adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. Municipal inflation bonds generally have a fixed principal amount and the inflation component is reflected in the nominal coupon.

Inflation-protected bonds normally will decline in price when real interest rates rise. (A real interest rate is calculated by subtracting the inflation rate from a nominal interest rate. For example, if a 10-year Treasury note is yielding 5% and the rate of inflation is 2%, the real interest rate is 3%.) If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses for the fund.

Inflation adjustments or TIPS that exceed deflation adjustments for the year will be distributed by a fund as a short-term capital gain, resulting in ordinary income to shareholders. Net deflation adjustments for a year could result in all or a portion of dividends paid earlier in the year by a fund being treated as a return of capital.

Collateralized Bond or Loan Obligations

Collateralized Bond Obligations (“CBOs”) are bonds collateralized by corporate bonds, mortgages, or asset-backed securities and Collateralized Loan Obligations (“CLOs”) are bonds collateralized by bank loans. CBOs and CLOs are structured into tranches, and payments are allocated such that each tranche has a predictable cash flow stream and average life. CBOs are fairly recent entrants to the fixed-income market. Most CBOs issued to date have been collateralized by high-yield bonds or loans, with heavy credit enhancement.

Loan Participations and Assignments

Loan participations and assignments (collectively, “participations”) will typically be participating interests in loans made by a syndicate of banks, represented by an agent bank which has negotiated and structured the loan, to corporate borrowers to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buyouts, and other corporate activities. Such loans may also have been made to governmental borrowers, especially governments of developing countries which is referred to as Loans to Developing Countries debt (“LDC debt”). LDC debt will involve the risk that the governmental entity responsible for the repayment of the debt may be unable or unwilling to do so when due. The loans underlying such participations may be secured or unsecured, and the funds may invest in loans collateralized by mortgages on real property or which have no collateral. The loan participations themselves may extend for the entire term of the loan or may extend only for short “strips” that correspond to a quarterly or monthly floating-rate interest period on the underlying loan. Thus, a term or revolving credit that extends for several years may be subdivided into shorter periods.

The loan participations in which the funds will invest will also vary in legal structure. Occasionally, lenders assign to another institution both the lender’s rights and obligations under a credit agreement. Since this type of assignment relieves the original lender of its obligations, it is called a novation. More typically, a lender assigns only its right to receive payments of principal and interest under a promissory note, credit agreement, or similar document. A true assignment shifts to the assignee the direct debtor-creditor relationship with the underlying borrower. Alternatively, a lender may assign only part of its rights to receive payments pursuant to the underlying instrument or loan agreement. Such partial assignments, which are more accurately characterized as “participating interests,” do not shift the debtor-creditor relationship to the assignee, who must rely on the original lending institution to collect sums due and to otherwise enforce its rights against the agent bank which administers the loan or against the underlying borrower.

There may not be a recognizable, liquid public market for loan participations. To the extent this is the case, the funds would consider the loan participation as illiquid and subject to the funds’ restriction on investing no more than 15% of their net assets in illiquid securities.

Where required by applicable SEC positions, the funds will treat both the corporate borrower and the bank selling the participation interest as an issuer for purposes of its fundamental investment restriction on diversification.

Various service fees received by the funds from loan participations may be treated as non-interest income depending on the nature of the fee (commitment, takedown, commission, service, or loan origination). To the extent the service fees are not interest income, they will not qualify as income under Section 851(b) of the Code. Thus the sum of such fees plus any other nonqualifying income earned by the funds cannot exceed 10% of total income.

Zero-Coupon and Pay-in-Kind Bonds

A zero-coupon security has no cash coupon payments. Instead, the issuer sells the security at a substantial discount from its maturity value. The interest received by the investor from holding this security to maturity is the difference between the maturity value and the purchase price. The advantage to the investor is that reinvestment risk of the income received during the life of the bond is eliminated. However, zero-coupon bonds, like other bonds, retain interest rate and credit risk and usually display more price volatility than those securities that pay a cash coupon.

Pay-in-Kind (“PIK”) Instruments are securities that pay interest in either cash or additional securities, at the issuer’s option, for a specified period. PIKs, like zero-coupon bonds, are designed to give an issuer flexibility in managing cash flow. PIK bonds can be either senior or subordinated debt and trade flat (i.e., without accrued interest). The price of PIK bonds is expected to reflect the market value of the underlying debt plus an amount representing accrued interest since the last payment. PIKs are usually less volatile than zero-coupon bonds, but more volatile than cash pay securities.

For federal income tax purposes, these types of bonds will require the recognition of gross income each year even though no cash may be paid to the funds until the maturity or call date of the bond. The funds will nonetheless be required to distribute substantially all of this gross income each year to comply with the Code, and such distributions could reduce the amount of cash available for investment by the funds.

Trade Claims

Trade claims are non-securitized rights of payment arising from obligations other than borrowed funds. Trade claims typically arise when, in the ordinary course of business, vendors and suppliers extend credit to a company by offering payment terms. Generally, when a company files for bankruptcy protection, payments on these trade claims cease and the claims are subject to compromise along with the other debts of the company. Trade claims typically are bought and sold at a discount reflecting the degree of uncertainty with respect to the timing and extent of recovery. In addition to the risks otherwise associated with low-quality obligations, trade claims have other risks, including the possibility that the amount of the claim may be disputed by the obligor.

Many vendors are either unwilling or lack the resources to hold their claim through the extended bankruptcy process with an uncertain outcome and timing. Some vendors are also aggressive in establishing reserves against these receivables, so that the sale of the claim at a discount may not result in the recognition of a loss.

Trade claims can represent an attractive investment opportunity because these claims typically are priced at a discount to comparable public securities. This discount is a reflection of a less liquid market, a smaller universe of potential buyers, and the risks peculiar to trade claim investing. It is not unusual for trade claims to be priced at a discount to public securities that have an equal or lower priority claim.

As noted above, investing in trade claims does carry some unique risks which include:

•    Establishing the Amount of the Claim  Frequently, the supplier’s estimate of its receivable will differ from the customer’s estimate of its payable. Resolution of these differences can result in a reduction in the amount of the claim. This risk can be reduced by only purchasing scheduled claims (claims already listed as liabilities by the debtor) and seeking representations from the seller.

•    Defenses to Claims  The debtor has a variety of defenses that can be asserted under the bankruptcy code against any claim. Trade claims are subject to these defenses, the most common of which for trade claims relates to preference payments. (Preference payments are all payments made by the debtor during the 90 days prior to the filing. These payments are presumed to have benefited the receiving creditor at the expense of the other creditors. The receiving creditor may be required to return the payment unless it can show the payments were received in the ordinary course of business.) While none of these defenses can result in any additional liability of the purchaser of the trade claim, they can reduce or wipe out the entire purchased claim. This risk can be reduced by seeking representations and indemnification from the seller.

•    Documentation/Indemnification  Each trade claim purchased requires documentation that must be negotiated between the buyer and seller. This documentation is extremely important since it can protect the purchaser from losses such as those described above. Legal expenses in negotiating a purchase agreement can be fairly high. Additionally, it is important to note that the value of an indemnification depends on the seller’s credit.

•    Volatile Pricing Due to Illiquid Market  There are only a handful of brokers for trade claims and the quoted price of these claims can be volatile. Generally, it is expected that trade claims would be considered illiquid investments.

•    No Current Yield/Ultimate Recovery  Trade claims are almost never entitled to earn interest. As a result, the return on such an investment is very sensitive to the length of the bankruptcy, which is uncertain. Although not unique to trade claims, it is worth noting that the ultimate recovery on the claim is uncertain and there is no way to calculate a conventional yield to maturity on this investment. Additionally, the exit for this investment is a plan of reorganization which may include the distribution of new securities. These securities may be as illiquid as the original trade claim investment.

•    Tax Issue  Although the issue is not free from doubt, it is likely that trade claims would be treated as non-securities investments. As a result, any gains would be considered “nonqualifying” under the Code. The funds may have up to 10% of their gross income (including capital gains) derived from nonqualifying sources.

Municipal Securities

Subject to the investment objectives and programs described in the prospectus and the additional investment restrictions described in this SAI, the funds’ portfolios may consist of any combination of the various types of municipal securities described below or other types of municipal securities that may be developed. The amount of the funds’ assets invested in any particular type of municipal security can be expected to vary.

The term “municipal securities” means obligations issued by or on behalf of states, territories, and possessions of the United States and the District of Columbia and their political subdivisions, agencies, and instrumentalities, as well as certain other persons and entities, the interest from which is generally exempt from federal income tax. In determining the tax-exempt status of a municipal security, the funds rely on the opinion of the issuer’s bond counsel at the time of the issuance of the security. However, it is possible this opinion could be overturned, and, as a result, the interest received by the funds from a municipal security assumed to be tax-exempt might not be exempt from federal income tax.

Municipal securities are normally classified by maturity as notes, bonds, or adjustable rate securities. Municipal securities include the following:

Municipal notes generally are used to provide short-term operating or capital needs and generally have maturities of one year or less.

•    Tax Anticipation Notes  Tax anticipation notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenue, such as income, property, use, and business taxes, and are payable from these specific future taxes.

•    Revenue Anticipation Notes  Revenue anticipation notes are issued in expectation of receipt of revenues, such as sales taxes, toll revenues, or water and sewer charges, that are used to pay off the notes.

•    Bond Anticipation Notes  Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the notes.

•    Tax-Exempt Commercial Paper  Tax-exempt commercial paper is a short-term obligation with a stated maturity of 270 days or less. It is issued by state and local governments or their agencies to finance seasonal working capital needs or as short-term financing in anticipation of longer-term financing.

Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: general obligation bonds and revenue bonds. Additional categories of potential purchases include lease revenue bonds and prerefunded/escrowed to maturity bonds, private activity bonds, industrial development bonds, and participation interests.

•    General Obligation Bonds  Issuers of general obligation bonds include states, counties, cities, towns, and special districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, public buildings, highways and roads, and general projects not supported by user fees or specifically identified revenues. The basic security behind general obligation bonds is the issuer’s pledge of its full faith and credit and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to the rate or amount of special assessments. In many cases voter approval is required before an issuer may sell this type of bond.

•    Revenue Bonds  The principal security for a revenue bond is generally the net revenues derived from a particular facility or enterprise or, in some cases, the proceeds of a special charge or other pledged revenue source. Revenue bonds are issued to finance a wide variety of capital projects including: electric, gas, water, and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Revenue bonds are sometimes used to finance various privately operated facilities provided they meet certain tests established for tax-exempt status.

Although the principal security behind these bonds may vary, many provide additional security in the form of a mortgage or debt service reserve fund. Some authorities provide further security in the form of the state’s ability (without obligation) to make up deficiencies in the debt service reserve fund. Revenue bonds usually do not require prior voter approval before they may be issued.

•    Lease Revenue Bonds  Municipal borrowers may also finance capital improvements or purchases with tax-exempt leases. The security for a lease is generally the borrower’s pledge to make annual appropriations for lease payments. The lease payment is treated as an operating expense subject to appropriation risk and not a full faith and credit obligation of the issuer. Lease revenue bonds are generally considered less secure than a general obligation or revenue bond and often do not include a debt service reserve fund. To the extent the funds’ Boards determine such securities are illiquid, they will be subject to the funds’ limit on illiquid securities. There have also been certain legal challenges to the use of lease revenue bonds in various states.

The liquidity of such securities will be determined based on a variety of factors which may include, among others: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer; and (5) the rating assigned to the obligation by an established rating agency or T. Rowe Price.

•    Prerefunded/Escrowed to Maturity Bonds  Certain municipal bonds have been refunded with a later bond issue from the same issuer. The proceeds from the later issue are used to defease the original issue. In many cases the original issue cannot be redeemed or repaid until the first call date or original maturity date. In these cases, the refunding bond proceeds typically are used to buy U.S. Treasury securities that are held in an escrow account until the original call date or maturity date. The original bonds then become “prerefunded” or “escrowed to maturity” and are considered high-quality investments. While still tax-exempt, the security is the proceeds of the escrow account. To the extent permitted by the SEC and the Internal Revenue Service, a fund’s investment in such securities refunded with U.S. Treasury securities will, for purposes of diversification rules applicable to the funds, be considered an investment in U.S. Treasury securities.

•    Private Activity Bonds  Under current tax law, all municipal debt is divided broadly into two groups: governmental purpose bonds and private activity bonds. Governmental purpose bonds are issued to finance traditional public purpose projects such as public buildings and roads. Private activity bonds may be issued by a state or local government or public authority but principally benefit private users and are considered taxable unless a specific exemption is provided.

The tax code currently provides exemptions for certain private activity bonds such as not-for-profit hospital bonds, small-issue industrial development revenue bonds, and mortgage subsidy bonds, which may still be issued as tax-exempt bonds. Interest on tax exempt private activity bonds has generally been subject to alternative minimum tax (AMT). However, interest on all private activity bonds issued in 2009 or 2010 will be exempt from AMT. In addition, interest on private activity bonds that were issued after 2003, and refunded during 2009 or 2010, will be exempt from AMT.

•    Industrial Development Bonds  Industrial development bonds are considered municipal bonds if the interest paid is exempt from federal income tax. They are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility’s user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

•    Build America Bonds  The American Recovery and Reinvestment Act of 2009 created Build America Bonds, which allow state and local governments to issue taxable bonds to finance any capital expenditures for which they otherwise could issue tax-exempt governmental bonds. State and local governments receive a federal subsidy payment for a portion of their borrowing costs on these bonds equal to 35% of the total coupon interest paid to investors. The municipality can elect to either take the federal subsidy or it can pass a 35% tax credit along to bondholders. Investments in these bonds will result in taxable interest income and the funds may elect to pass through to shareholders any corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but those tax credits are generally not refundable.

•    Participation Interests  The funds may purchase from third parties participation interests in all or part of specific holdings of municipal securities. The purchase may take different forms: in the case of short-term securities, the participation may be backed by a liquidity facility that allows the interest to be sold back to the third party (such as a trust, broker, or bank) for a predetermined price of par at stated intervals. The seller may receive a fee from the funds in connection with the arrangement.

In the case of longer-term bonds, the funds may purchase interests in a pool of municipal bonds or a single municipal bond or lease without the right to sell the interest back to the third party.

The funds will not purchase participation interests unless a satisfactory opinion of counsel or ruling of the Internal Revenue Service has been issued that the interest earned from the municipal securities on which the funds hold participation interests is exempt from federal income tax to the funds. However, there is no guarantee the IRS would treat such interest income as tax-exempt.

When-Issued Securities

New issues of municipal securities are often offered on a when-issued basis; that is, delivery and payment for the securities normally takes place 15 to 45 days or more after the date of the commitment to purchase. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the buyer enters into the commitment. The funds will only make a commitment to purchase such securities with the intention of actually acquiring the securities. However, the funds may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy. The funds will maintain cash, high-grade marketable debt securities, or other suitable cover with its custodian bank equal in value to commitments for when-issued securities. Such securities either will mature or, if necessary, be sold on or before the settlement date. Securities purchased on a when-issued basis and the securities held in the funds’ portfolios are subject to changes in market value based upon the public perception of the creditworthiness of the issuer and changes in the level of interest rates (which will generally result in similar changes in value, i.e., both experiencing appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent the funds remain fully invested or almost fully invested at the same time that they have purchased securities on a when-issued basis, there will be greater fluctuations in their net asset value than if they solely set aside cash to pay for when-issued securities. In the case of the money funds, this could increase the possibility that the market value of the funds’ assets could vary from $1.00 per share. In addition, there will be a greater potential for the realization of capital gains, which are not exempt from federal income tax. When the time comes to pay for when-issued securities, the funds will meet their obligations from then-available cash flow, sale of securities, or, although it would not normally expect to do so, from sale of the when-issued securities themselves (which may have a value greater or less than the payment obligation). The policies described in this paragraph are not fundamental and may be changed by the funds upon notice to shareholders.

Forwards

In some cases, the funds may purchase bonds on a when-issued basis with longer-than-standard settlement dates, in some cases exceeding one to two years. In such cases, the funds must execute a receipt evidencing the obligation to purchase the bond on the specified issue date, and must segregate cash internally to meet that forward commitment. Municipal “forwards” typically carry a substantial yield premium to compensate the buyer for the risks associated with a long when-issued period, including: shifts in market interest rates that could materially impact the principal value of the bond, deterioration in the credit quality of the issuer, loss of alternative investment options during the when-issued period, changes in tax law or issuer actions that would affect the exempt interest status of the bonds and prevent delivery, failure of the issuer to complete various steps required to issue the bonds, and limited liquidity for the buyer to sell the escrow receipts during the when-issued period.

Residual Interest Bonds

Residual interest bonds are a type of high-risk derivative. The funds may purchase municipal bond issues that are structured as two-part, residual interest bond and variable rate security offerings. The issuer is obligated only to pay a fixed amount of tax-free income that is to be divided among the holders of the two securities. The interest rate for the holders of the short-term, variable rate securities will typically be determined by an index or auction process held approximately every seven to 35 days while the long-term bondholders will receive all interest paid by the issuer minus the amount given to the variable rate security holders and a nominal auction fee. Therefore, the coupon of the residual interest bonds, and thus the income received, will move inversely with respect to short-term, 7- to 35-day tax-exempt interest rates. There is no assurance that the auction will be successful and that the variable rate security will provide short-term liquidity. The issuer is not obligated to provide such liquidity. In general, these securities offer a significant yield advantage over standard municipal securities, due to the uncertainty of the shape of the yield curve (i.e., short-term versus long-term rates) and consequent income flows, but tend to be more volatile than other municipal securities of similar maturity and credit quality.

Unlike many adjustable rate securities, residual interest bonds are not necessarily expected to trade at par and in fact present significant market risks. In certain market environments, residual interest bonds may carry substantial premiums, trade at deep discounts, or have limited liquidity. Residual interest bonds entail varying degrees of leverage, which could result in greater volatility and losses greater than investing directly in the underlying municipal bond.

The funds may invest in other types of derivative instruments as they become available.

For the purpose of the funds’ investment restrictions, the identification of the “issuer” of municipal securities which are not general obligation bonds is made by T. Rowe Price, on the basis of the characteristics of the obligation as described above, the most significant of which is the source of funds for the payment of principal and interest on such securities.

There are, of course, other types of securities that are or may become available that are similar to the foregoing, and the funds may invest in these securities.

Adjustable Rate Securities

Generally, the maturity of a security is deemed to be the period remaining until the date (noted on the face of the instrument) on which the principal amount must be paid or, in the case of an instrument called for redemption, the date on which the redemption payment must be made. However, certain securities may be issued with demand features or adjustable interest rates that are reset periodically by predetermined formulas or indexes in order to minimize movements in the principal value of the investment in accordance with Rule 2a-7 under the 1940 Act. Such securities may have long-term maturities, but may be treated as a short-term investment under certain conditions. Generally, as interest rates decrease or increase, the potential for capital appreciation or depreciation on these securities is less than for fixed rate obligations. These securities may take a variety of forms, including variable rate, floating rate, and put option securities.

Variable Rate Securities  Variable rate instruments are those whose terms provide for the adjustment of their interest rates on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. A variable rate instrument, the principal amount of which is scheduled to be paid in 397 days or less, is deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A variable rate instrument which is subject to a demand feature entitles the purchaser to receive the principal amount of the underlying security or securities, either (i) upon notice of no more than 30 days or (ii) at specified intervals not exceeding 397 days and upon no more than 30 days’ notice, is deemed to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

Forward Commitment Contracts

The price of such securities, which may be expressed in yield terms, is fixed at the time the commitment to purchase is made, but delivery and payment take place at a later date. Normally, the settlement date occurs within 90 days of the purchase for when-issueds, but may be substantially longer for forwards. During the period between purchase and settlement, no payment is made by the funds to the issuer and no interest accrues to the funds. The purchase of these securities will result in a loss if their values decline prior to the settlement date. This could occur, for example, if interest rates increase prior to settlement. The longer the period between purchase and settlement, the greater the risks. At the time the funds make the commitment to purchase these securities, it will record the transaction and reflect the value of the security in determining its net asset value. The funds will cover these securities by maintaining cash, liquid, high-grade debt securities, or other suitable cover as permitted by the SEC with its custodian bank equal in value to its commitments for the securities during the time between the purchase and the settlement. Therefore, the longer this period, the longer the period during which alternative investment options are not available to the funds (to the extent of the securities used for cover). Such securities either will mature or, if necessary, be sold on or before the settlement date.

To the extent the funds remain fully or almost fully invested (in securities with a remaining maturity of more than one year) at the same time they purchase these securities, there will be greater fluctuations in the funds’ net asset value than if the funds did not purchase them.

Real Estate Investment Trusts (“REITs”)

Investments in REITs may experience many of the same risks involved with investing in real estate directly. These risks include: declines in real estate values, risks related to local or general economic conditions, particularly lack of demand, overbuilding and increased competition, increases in property taxes and operating expenses, changes in zoning laws, heavy cash flow dependency, possible lack of availability of mortgage funds, obsolescence, losses due to natural disasters, condemnation of properties, regulatory limitations on rents and fluctuations in rental income, variations in market rental rates, and possible environmental liabilities. REITs may own real estate properties ( “Equity REITs ”) and be subject to these risks directly, or may make or purchase mortgages ( “Mortgage REITs ”) and be subject to these risks indirectly through underlying construction, development, and long-term mortgage loans that may default or have payment problems.

Equity REITs can be affected by rising interest rates that may cause investors to demand a high annual yield from future distributions which, in turn, could decrease the market prices for the REITs. In addition, rising interest rates also increase the costs of obtaining financing for real estate projects. Since many real estate projects are dependent upon receiving financing, this could cause the value of the Equity REITs in which the funds invest to decline.

Mortgage REITs may hold mortgages that the mortgagors elect to prepay during periods of declining interest rates, which may diminish the yield on such REITs. In addition, borrowers may not be able to repay mortgages when due, which could have a negative effect on the funds.

Some REITs have relatively small market capitalizations which could increase their volatility. REITs tend to be dependent upon specialized management skills and have limited diversification so they are subject to risks inherent in operating and financing a limited number of properties. In addition, when the funds invest in REITs, a shareholder will bear his proportionate share of fund expenses and indirectly bear similar expenses of the REITs. REITs depend generally on their ability to generate cash flow to make distributions to shareholders. Certain REITS may be able to pay up to 90% of their dividends in the form of stock instead of cash. Even if a fund receives all or part of a REIT distribution in stock, the fund will still be deemed to have received 100% of the distribution in cash and the entire distribution will be part of the fund’s taxable income. In addition, both Equity and Mortgage REITs are subject to the risks of failing to qualify for tax-free status of income under the Code or failing to maintain their exemptions from the 1940 Act.

Illiquid or Restricted Securities

Some fund holdings may be considered illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold in the ordinary course of business at approximately the price at which the fund values them. The determination of whether a holding is considered liquid or illiquid involves a variety of factors. Certain restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the 1933 Act. Where registration is required, the fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the fund might obtain a less favorable price than that which prevailed when it decided to sell. Restricted securities will be priced at fair value as determined in accordance with procedures prescribed by the funds’ Boards. If, through the appreciation of illiquid securities or the depreciation of liquid securities, the funds should be in a position where more than the allowable amount of its net assets is invested in illiquid assets, including restricted securities, the funds will take appropriate steps to protect liquidity.

Notwithstanding the above, the funds may purchase securities which, while privately placed, are eligible for purchase and sale under Rule 144A under the 1933 Act. This rule permits certain qualified institutional buyers, such as the funds, to trade in privately placed securities even though such securities are not registered under the 1933 Act. The liquidity of these securities is monitored based on a variety of factors.

All Funds (other than the Money Funds)

Investments in Other Investment Companies

Unaffiliated Investment Companies  The funds may invest in other investment companies that are not sponsored by T. Rowe Price, which include open-end funds, closed-end funds, exchange-traded funds (“ETFs”), unit investment trusts, and other investment companies that have elected to be treated as business development companies under the 1940 Act.

The funds may purchase shares of another investment company to temporarily gain exposure to a portion of the market while awaiting purchase of securities or as an efficient means of gaining exposure to a particular asset class. The funds might also purchase shares of another investment company to gain exposure to the securities in the investment company’s portfolio at times when the fund may not be able to buy those securities directly. Any investment in another investment company would be consistent with a fund’s objective and investment program.

Investing in another investment company involves risks similar to those of investing directly in the investment company’s portfolio securities, including the risk that the values of the portfolio securities may fluctuate due to changes in the financial condition of the securities’ issuers and other market factors. An investment company may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the fund’s performance. In addition, because closed-end funds trade on a stock exchange or in the OTC market and ETFs trade on a securities exchange, their shares may trade at a substantial premium or discount to the actual net asset value of its portfolio securities and their potential lack of liquidity could result in greater volatility.

If a fund invests in a non-T. Rowe Price investment company, the fund must pay its proportionate share of that investment company’s fees and expenses, which are in addition to the management fee and other operational expenses incurred by the fund. The expenses associated with certain investment companies, such as business development companies, may be significant. The fund could also incur a sales charge or redemption fee in connection with purchasing or redeeming an investment company security.

The fund’s investments in non-T. Rowe Price registered investment companies are subject to the limits that apply to such investments under the 1940 Act. The 1940 Act generally provides that a fund may invest up to 10% of its total assets in securities of other investment companies. In addition, a fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the fund’s total assets may be in invested in a particular investment company.

Affiliated Investment Companies  The funds may also invest in certain other T. Rowe Price mutual funds as a means of gaining efficient and cost-effective exposure to specific asset classes, provided the investment is consistent with an investing fund’s investment program and policies. Such an investment could allow the fund to obtain the benefits of a more diversified portfolio than might otherwise be available through direct investments in the asset class, and will subject the fund to the risks associated with the particular asset class. Examples of asset classes in which other T. Rowe Price mutual funds invest include high yield bonds, floating rate loans, international bonds, emerging market bonds, and emerging market stocks. To ensure that the fund does not incur duplicate management fees as a result of its investment in another T. Rowe Price fund, the management fee paid by the fund will be reduced in an amount sufficient to offset the fees paid by the underlying fund related to the investment.

Money Funds

Determination of Maturity of Money Market Securities

The funds may only purchase securities which at the time of investment have remaining maturities of 397 calendar days or less, or adjustable rate government securities that may have maturities longer than 397 days but have interest rate resets within 397 days. The other funds may also purchase money market securities. In determining the maturity of money market securities, funds will follow the provisions of Rule 2a-7 under the 1940 Act.

First Tier Money Market Securities Defined

At least 97% of the funds’ total assets will be maintained in first tier money market securities. First tier money market securities are those which are described as First Tier Securities under Rule 2a-7 of the 1940 Act. These include any security with a remaining maturity of 397 days or less, and adjustable rate government securities with longer maturities but interest rate resets within 397 days, that are rated (or that has been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class that is comparable in priority and security with the security) by any two nationally recognized statistical rating organizations (or if only one NRSRO has issued a rating, that NRSRO) in the highest rating category for short-term debt obligations (within which there may be sub-categories). First Tier Securities also include unrated securities comparable in quality to rated securities, as determined by T. Rowe Price pursuant to written guidelines established in accordance with Rule 2a-7 under the 1940 Act under the supervision of the funds’ Boards.

 DERIVATIVES

The funds may use derivatives whose characteristics are consistent with the funds’ investment program.

A derivative is a financial instrument that has a value based on – or “derived from” – the value of other assets, reference rates, or indexes. Derivatives generally take the form of contracts under which the parties agree to payments between them based upon the performance of a wide variety of underlying references, such as stocks, bonds, commodities, interest rates, currency exchange rates, and various domestic and foreign indexes. The main types of derivatives are futures, options, forward contracts, swaps, and hybrid instruments.

Like most other fund investments, derivatives are subject to the risk that the market value of the underlying asset will change in a way detrimental to the funds’ interest. However, the risks associated with the use of derivatives are different from, and potentially much greater than, the risks associated with investing directly in the instruments on which the derivatives are based. Because some derivatives involve leverage, returns can be magnified, either positively or negatively, and adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the derivative itself.

Some derivatives are traded on exchanges, while other derivatives are privately negotiated and entered into in the OTC market. Exchange-traded derivatives are traded via specialized derivatives exchanges or other securities exchanges. The exchange acts as an intermediary to the transactions and the terms for each type of contract are generally standardized. OTC derivatives are traded between two parties directly without going through a regulated exchange. The terms of the contract are subject to negotiation by the parties to the contract.

OTC derivatives are subject to counterparty risk, whereas the exposure to default for exchange-traded derivatives is assumed by the exchange’s clearinghouse. Counterparty risk is the risk that a party to an OTC derivatives contract may fail to perform on its obligations. A loss may be sustained as a result of the insolvency or bankruptcy of the counterparty, or the failure of the counterparty to make required payments or comply with the terms of the contract. In the event of insolvency of the counterparty, the funds may be unable to liquidate a derivatives position. Because the purchase and sale of an OTC derivative does not have the guarantee of a central clearing organization, the creditworthiness of the counterparty is an additional risk factor that the funds need to consider and monitor.

Futures Contracts

Futures contracts are a type of potentially high-risk derivative.

Transactions in Futures

The funds may enter into futures contracts including stock index, interest rate, and currency futures (“futures”  or “futures contracts”).

Interest rate or currency futures contracts may be used as a hedge against changes in prevailing levels of interest rates or currency exchange rates in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by the funds. Interest rate or currency futures can be sold as an offset against the effect of expected increases in interest rates or currency exchange rates and purchased as an offset against the effect of expected declines in interest rates or currency exchange rates.

Futures can also be used as an efficient means of regulating the funds’ exposure to the market.

Index Funds may only enter into futures contracts that are appropriate for their investment programs to provide an efficient means of maintaining liquidity while being invested in the market, to facilitate trading, or to reduce transaction costs. Otherwise, the nature of such futures and the regulatory limitations and risks to which they are subject are the same as those described below.

Stock index futures contracts may be used to provide a hedge for a portion of the funds’ portfolios, as a cash management tool, or as an efficient way to implement either an increase or decrease in portfolio market exposure in response to changing market conditions. The funds may purchase or sell futures contracts with respect to any stock index. Nevertheless, to hedge the funds’ portfolios successfully, the funds must sell futures contracts with respect to indices or subindices whose movements will have a significant correlation with movements in the prices of the funds’ portfolio securities.

The funds will enter into futures contracts that are traded on national (or foreign) futures exchanges and are standardized as to maturity date and underlying financial instrument. A public market exists in futures contracts covering various taxable fixed-income securities as well as municipal bonds. Futures exchanges and trading in the United States are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission (“CFTC”). Although techniques other than the sale and purchase of futures contracts could be used for the above-referenced purposes, futures contracts offer an effective and relatively low cost means of implementing the funds’ objectives in these areas.

Limitations on Futures

If the funds purchase or sell futures contracts or related options which do not qualify as bona fide hedging under applicable CFTC rules, the aggregate initial margin deposits and premium required to establish those positions cannot exceed 5% of the liquidation value of the funds after taking into account unrealized profits and unrealized losses on any such contracts they have entered into, provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. For purposes of this policy, options on futures contracts and foreign currency options traded on a commodities exchange will be considered “related options.” This policy may be modified by the Boards without a shareholder vote and does not limit the percentage of the funds’ assets at risk to 5%.

In instances involving the purchase of futures contracts or the writing of call or put options thereon by the funds, an amount of cash, liquid assets, or other suitable cover as permitted by the SEC, equal to the market value of the futures contracts and options thereon (less any related margin deposits), will be identified by the funds to cover the position, or alternative cover (such as owning an offsetting position) will be employed. Assets used as cover or held in an identified account cannot be sold while the position in the corresponding option or future is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of the funds’ assets to cover or identified accounts could impede portfolio management or the funds’ ability to meet redemption requests or other current obligations.

If the CFTC or other regulatory authorities adopt different (including less stringent) or additional restrictions, the funds would comply with such new restrictions.

For funds that utilize futures contracts, a notice has been filed on behalf of the funds with the National Futures Association claiming an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended, and the rules of the CFTC promulgated thereunder. Accordingly, such funds are not subject to registration or regulation as CPOs.

Trading in Futures Contracts

A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument (e.g., units of a stock index) for a specified price, date, time, and place designated at the time the contract is made. Brokerage fees are incurred when a futures contract is bought or sold and margin deposits must be maintained. Entering into a contract to buy is commonly referred to as buying or purchasing a contract or holding a long position. Entering into a contract to sell is commonly referred to as selling a contract or holding a short position.

Unlike when the funds purchase or sell a security, no price would be paid or received by the funds upon the purchase or sale of a futures contract. Upon entering into a futures contract, and to maintain the funds’ open positions in futures contracts, the funds would be required to deposit in a segregated account with the clearing broker for the futures contract an amount of cash or liquid assets known as “initial margin.” The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract. Futures contracts are customarily purchased and sold on margins that may range upward from less than 5% of the value of the contract being traded.

Financial futures are valued daily at closing settlement prices. If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the clearing broker will require a payment by the funds (“variation margin”) to restore the margin account to the amount of the initial margin.

Subsequent payments (“mark-to-market payments”) to and from the futures clearing broker are made on a daily basis as the price of the underlying assets fluctuates, making the long and short positions in the futures contract more or less valuable. If the value of the open futures position increases in the case of a sale or decreases in the case of a purchase, the funds will pay the amount of the daily change in value to the clearing broker. However, if the value of the open futures position decreases in the case of a sale or increases in the case of a purchase, the clearing broker will pay the amount of the daily change in value to the funds.

Although certain futures contracts, by their terms, require actual future delivery of and payment for the underlying instruments, in practice, most futures contracts are usually closed out before the delivery date. Closing out an open futures contract purchase or sale is effected by entering into an offsetting futures contract sale or purchase, respectively, for the same aggregate amount of the identical securities and the same delivery date. If the offsetting purchase price is less than the original sale price, the funds realize a gain; if it is more, the funds realize a loss. Conversely, if the offsetting sale price is more than the original purchase price, the funds realize a gain; if it is less, the funds realize a loss. The transaction costs must also be included in these calculations. There can be no assurance, however, that the funds will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the funds are not able to enter into an offsetting transaction, the funds will continue to be required to maintain the margin deposits on the futures contract.

As an example of an offsetting transaction in which the underlying instrument is not delivered, the contractual obligations arising from the sale of one contract of September Treasury bills on an exchange may be fulfilled at any time before delivery of the contract is required (i.e., on a specified date in September, the “delivery month”) by the purchase of one contract of September Treasury bills on the same exchange. In such instance, the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for transaction costs, represents the profit or loss to the funds.

Settlement of a stock index futures contract may or may not be in the underlying security. If not in the underlying security, then settlement will be made in cash, equivalent over time to the difference between the contract price and the actual price of the underlying asset (as adjusted by a multiplier) at the time the stock index futures contract expires.

For example, the S&P 500 Stock Index is made up of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index assigns relative weightings to the common stocks included in the index, and the index fluctuates with changes in the market values of those common stocks. In the case of futures contracts on the S&P 500 Index, the contracts are to buy or sell 250 units. Thus, if the value of the S&P 500 Index were $150, one contract would be worth $37,500 (250 units x $150). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash occurs. Over the life of the contract, the gain or loss realized by the funds will equal the difference between the purchase (or sale) price of the contract and the price at which the contract is terminated. For example, if the funds enter into a futures contract to buy 250 units of the S&P 500 Index at a specified future date at a contract price of $150 and the S&P 500 Index is at $154 on that future date, the funds will gain $1,000 (250 units x gain of $4). If the funds enter into a futures contract to sell 250 units of the stock index at a specified future date at a contract price of $150 and the S&P 500 Index is at $152 on that future date, the funds will lose $500 (250 units x loss of $2).

It is possible that hedging activities of funds investing in municipal securities will occur through the use of U.S. Treasury bond futures.

All funds (other than the Money Funds)

Special Risks of Transactions in Futures Contracts

•    Volatility and Leverage  The prices of futures contracts are volatile and are influenced, among other things, by actual and anticipated changes in the market and interest rates, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

Most U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

Margin deposits required on futures trading are low. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract.

•    Liquidity  The funds may elect to close some or all of their futures positions at any time prior to their expiration. The funds would do so to reduce exposure represented by long futures positions or short futures positions. The funds may close their position by taking opposite positions, which would operate to terminate the funds’ position in the futures contracts. Final determinations of mark-to-market payments would then be made, additional cash would be required to be paid by or released to the funds, and the funds would realize a loss or a gain.

Futures contracts may be closed out only on the exchange or board of trade where the contracts were initially traded. Although the funds intend to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active market, there is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it might not be possible to close a futures contract, and in the event of adverse price movements, the funds would continue to be required to make daily mark-to-market and variation margin payments. However, in the event futures contracts have been used to hedge the underlying instruments, the funds would continue to hold the underlying instruments subject to the hedge until the futures contracts could be terminated. In such circumstances, an increase in the price of underlying instruments, if any, might partially or completely offset losses on the futures contract. However, as described next, there is no guarantee that the price of the underlying instruments will, in fact, correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

•    Hedging Risk  A decision whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market or economic events. There are several risks in connection with the use by the funds of futures contracts as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and movements in the prices of the underlying instruments which are the subject of the hedge. T. Rowe Price will, however, attempt to reduce this risk by entering into futures contracts whose movements, in its judgment, will have a significant correlation with movements in the prices of the funds’ underlying instruments sought to be hedged.

Successful use of futures contracts by the funds for hedging purposes is also subject to T. Rowe Price’s ability to correctly predict movements in the direction of the market. It is possible that, when the funds have sold futures to hedge their portfolios against a decline in the market, the index, indices, or instruments’ underlying futures might advance, and the value of the underlying instruments held in the funds’ portfolios might decline. If this were to occur, the funds would lose money on the futures and also would experience a decline in value in their underlying instruments. However, while this might occur to a certain degree, T. Rowe Price believes that over time the value of the funds’ portfolios will tend to move in the same direction as the market indices used to hedge the portfolio. It is also possible that, if the funds were to hedge against the possibility of a decline in the market (adversely affecting the underlying instruments held in their portfolios) and prices instead increased, the funds would lose part or all of the benefit of increased value of those underlying instruments that it had hedged because it would have offsetting losses in their futures positions. In addition, in such situations, if the funds have insufficient cash, it might have to sell underlying instruments to meet daily mark-to-market and variation margin requirements. Such sales of underlying instruments might be, but would not necessarily be, at increased prices (which would reflect the rising market). The funds might have to sell underlying instruments at a time when it would be disadvantageous to do so.

In addition to the possibility that there might be an imperfect correlation, or no correlation at all, between price movements in the futures contracts and the portion of the portfolio being hedged, the price movements of futures contracts might not correlate perfectly with price movements in the underlying instruments due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors might close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying instruments and futures markets. Second, the margin requirements in the futures market are less onerous than margin requirements in the securities markets and, as a result, the futures market might attract more speculators than the securities markets. Increased participation by speculators in the futures market might also cause temporary price distortions. Due to the possibility of price distortion in the futures market and also because of imperfect correlation between price movements in the underlying instruments and movements in the prices of futures contracts, even a correct forecast of general market trends by T. Rowe Price might not result in a successful hedging transaction over a very short time period.

Options on Futures Contracts

Options (another type of potentially high-risk derivative) on futures are similar to options on underlying instruments, except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put), rather than to purchase or sell the futures contract at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by the delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid. Options on futures contracts are valued daily at the last sale price on its primary exchange at the time at which the net asset value per share of the funds are computed (close of New York Stock Exchange , normally at 4 p.m. ET), or, in the absence of such sale, the mean of closing bid and ask prices.

Writing a put option on a futures contract serves as a partial hedge against an increase in the value of securities the funds intend to acquire. If the futures price at expiration of the option is above the exercise price, the funds will retain the full amount of the option premium, which provides a partial hedge against any increase that may have occurred in the price of the debt securities the funds intend to acquire. If the futures price when the option is exercised is below the exercise price, however, the funds will incur a loss, which may be wholly or partially offset by the decrease in the price of the securities the funds intend to acquire.

Funds investing in municipal securities may trade in municipal bond index option futures or similar options on futures developed in the future. In addition, the funds may trade in options on futures contracts on U.S. government securities and any U.S. government securities futures index contract which might be developed.

From time to time, a single order to purchase or sell futures contracts (or options thereon) may be made on behalf of a fund and other T. Rowe Price funds. Such aggregated orders would be allocated among the fund and the other T. Rowe Price funds in a fair and nondiscriminatory manner.

Call and put options may be purchased or written on financial indices as an alternative to options on futures.

Special Risks of Transactions in Options on Futures Contracts

The risks described under “Special Risks of Transactions in Futures Contracts” are substantially the same as the risks of using options on futures. If the funds were to write an option on a futures contract, it would be required to deposit initial margin and maintain mark-to-market payments in the same manner as a regular futures contract. In addition, where the funds seek to close out an option position by writing or buying an offsetting option covering the same index, underlying instrument, or contract and having the same exercise price and expiration date, their ability to establish and close out positions on such options will be subject to the maintenance of a liquid secondary market. Reasons for the absence of a liquid secondary market on an exchange include the following: (1) there may be insufficient trading interest in certain options; (2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (3) trading halts, suspensions, or other restrictions may be imposed with respect to particular classes or series of options, or underlying instruments; (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (5) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (6) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in the class or series of options) would cease to exist, although outstanding options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. There is no assurance that higher-than-anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of any of the clearing corporations inadequate, and thereby result in the institution by an exchange of special procedures, which may interfere with the timely execution of customers’ orders.

In the event no such market exists for a particular contract in which the funds maintain a position, in the case of a written option, the funds would have to wait to sell the underlying securities or futures positions until the option expires or is exercised. The funds would be required to maintain margin deposits on payments until the contract is closed. Options on futures are treated for accounting purposes in the same way as the analogous option on securities are treated.

In addition, the correlation between movements in the price of options on futures contracts and movements in the price of the securities hedged can only be approximate. This risk is significantly increased when an option on a U.S. government securities future or an option on some type of index future is used as a proxy for hedging a portfolio consisting of other types of securities. Another risk is that if the movements in the price of options on futures contracts and the value of the call increase by more than the increase in the value of the securities held as cover, the funds may realize a loss on the call, which is not completely offset by the appreciation in the price of the securities held as cover and the premium received for writing the call.

The successful use of options on futures contracts requires special expertise and techniques different from those involved in portfolio securities transactions. A decision whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest rate trends. During periods when municipal securities market prices are appreciating, the funds may experience poorer overall performance than if it had not entered into any options on futures contracts.

General Considerations  Transactions by the funds in options on futures will be subject to limitations established by each of the exchanges, boards of trade, or other trading facilities governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges, boards of trade, or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of contracts which the funds may write or purchase may be affected by contracts written or purchased by other investment advisory clients of T. Rowe Price. An exchange, boards of trade, or other trading facility may order the liquidations of positions found to be in excess of these limits, and it may impose certain other sanctions.

Additional Futures and Options Contracts

Although the funds have no current intention of engaging in futures or options transactions other than those described above, it reserves the right to do so. Such futures and options trading might involve risks which differ from those involved in the futures and options described above.

Foreign Futures and Options

Participation in foreign futures and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Neither the National Futures Association nor any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery, and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. For these reasons, when the funds trade foreign futures or foreign options contracts, it may not be afforded certain of the protective measures provided by the Commodity Exchange Act, the CFTC’s regulations, and the rules of the National Futures Association and any domestic exchange, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the National Futures Association or any domestic futures exchange. In particular, proceeds derived from foreign futures or foreign options transactions may not be provided the same protections as proceeds derived from transactions on U.S. futures exchanges. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon may be affected by any variance in the foreign exchange rate between the time the funds’ orders are placed and the time they are liquidated, offset, or exercised.

U.S. Treasury Intermediate and U.S. Treasury Long-Term Funds

Limitations on Futures and Options

The funds will not purchase a futures contract or option thereon if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such positions would exceed 5% of the funds’ net asset value. In addition, neither of the funds will enter into a futures transaction if it would be obligated to purchase or deliver amounts that would exceed 15% of the funds’ total assets.

The funds will not write a covered call or put option if, as a result, the aggregate market value of all portfolio securities covering call options or subject to delivery under put options exceeds 15% of the market value of the funds’ total assets.

The funds have no current intention of investing in options on individual securities. However, they reserve the right to do so in the future and could be subject to the following limitations: the funds may invest up to 15% of total assets in premiums on put options and 15% of total assets in premiums on call options. The total market value of the funds’ obligations under futures contracts and premiums on purchased options will not exceed 15% of each fund’s total assets.

All Funds

Foreign Currency Transactions

A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are principally traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. The funds may enter into forward contracts for a variety of purposes in connection with the management of the foreign securities portion of their portfolios. The funds’ use of such contracts would include, but not be limited to, the following:

First, when the funds enter into a contract for the purchase or sale of a security denominated in a foreign currency, they may desire to “lock in” the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transactions, the funds will be able to protect themselves against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

Second, when T. Rowe Price believes that one currency may experience a substantial movement against another currency, including the U.S. dollar, it may enter into a forward contract to sell or buy the amount of the former foreign currency, approximating the value of some or all of the funds’ portfolio securities denominated in such foreign currency. Alternatively, where appropriate, the funds may hedge all or part of their foreign currency exposure through the use of a basket of currencies or a proxy currency where such currency or currencies act as an effective proxy for other currencies. In such a case, the funds may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in such currency. The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in the funds. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under normal circumstances, consideration of the prospect for relative currency values will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, T. Rowe Price believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the funds will be served.

Third, the funds may use forward contracts when the funds wish to hedge out of the dollar into a foreign currency in order to create a synthetic bond or money market instrument–the security would be issued in U.S. dollars but the dollar component would be transformed into a foreign currency through a forward contract.

At the maturity of a forward contract, the funds may sell the portfolio security and make delivery of the foreign currency, or they may retain the security and either extend the maturity of the forward contract (by “rolling” that contract forward) or may initiate a new forward contract.

If the funds retain the portfolio security and engage in an offsetting transaction, the funds will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the funds engage in an offsetting transaction, they may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the funds’ entering into a forward contract for the sale of a foreign currency and the date they enter into an offsetting contract for the purchase of the foreign currency, the funds will realize a gain to the extent the price of the currency they have agreed to sell exceeds the price of the currency they have agreed to purchase. Should forward prices increase, the funds will suffer a loss to the extent the price of the currency they have agreed to purchase exceeds the price of the currency they have agreed to sell. A fund may net any offsetting positions when calculating its aggregate market exposure to a particular currency and in managing the portfolio within its limit on the use of foreign currency instruments. This may occur, for instance, where a fund has entered into two forward foreign currency exchange contracts with concurrent settlement dates, and one provides for delivery of currency A and receipt of currency B and the other contract provides for delivery of currency B and receipt of currency A.

The funds may also engage in non-deliverable forward transactions to manage currency risk as well as to gain exposure to a currency, whether or not the fund owns securities denominated in that currency. A non-deliverable forward is a transaction that represents an agreement between a fund and a counterparty to buy or sell a specified amount of a particular currency at an agreed upon foreign exchange rate on a future date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the fund and the counterparty agree to net the settlement by making a payment in U.S. dollars or another fully convertible currency that represents any difference between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date. When currency exchange rates do not move as anticipated, a fund could sustain losses on the non-deliverable forward transaction. This risk is heightened when the transactions involve currencies of emerging market countries.

The funds may enter into forward contracts for any purpose consistent with the funds’ investment objectives and programs. However, the funds will not enter into a forward contract, or maintain exposure to any such contract(s), if the amount of foreign currency required to be delivered thereunder would exceed the funds’ holdings of liquid, high-grade debt securities, currency available for cover of the forward contract(s), or other suitable cover as permitted by the SEC. In determining the amount to be delivered under a contract, the funds may net offsetting positions.

If the value of the assets being used as cover declines or the amount of the fund’s commitment increases because of changes in currency rates, the fund may need to provide additional cash or securities to satisfy its commitment under the forward agreement. The fund is also subject to the risk that it may be delayed or prevented from obtaining payments owed to it under the forward transaction as a result of the insolvency or bankruptcy of the counterparty or the failure of the counterparty to comply with the terms of the contract. There is no assurance that a fund would succeed in pursuing any contractual remedies available under the agreement.

The funds’ dealing in forward foreign currency exchange contracts will generally be limited to the transactions described above. However, the funds reserve the right to enter into forward foreign currency contracts for different purposes and under different circumstances. Of course, the funds are not required to enter into forward contracts with regard to their foreign currency-denominated securities and will not do so unless deemed appropriate by T. Rowe Price. It also should be realized that this method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result from an increase in the value of that currency.

Although the funds value their assets daily in terms of U.S. dollars, they do not intend to convert their holdings of foreign currencies into U.S. dollars on a daily basis. They will do so from time to time, and there are costs associated with currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the funds at one rate, while offering a lesser rate of exchange should the funds desire to resell that currency to the dealer.

Federal Tax Treatment of Options, Futures Contracts, and Forward Foreign Exchange Contracts

The funds may enter into certain options, futures, forward foreign exchange contracts, and swaps, including options and futures on currencies. Entering into such transactions can affect the timing and character of the income and gains realized by the funds and the timing and character of fund distributions.

Such contracts, if they qualify as Section 1256 contracts, will be considered to have been closed at the end of the funds’ taxable years and any gains or losses will be recognized for tax purposes at that time. Such gains or losses (as well as gains or losses from the normal closing or settlement of such transactions) will be characterized as 60% long-term capital gain (taxable at a maximum rate of 15%) or loss and 40% short-term capital gain or loss regardless of the holding period of the instrument (ordinary income or loss for foreign exchange contracts). The funds will be required to distribute net gains on such transactions to shareholders even though it may not have closed the transaction and received cash to pay such distributions. As a result of recent legislation, swaps are generally excluded from the definition of a Section 1256 contract.

Certain options, futures, forward foreign exchange contracts, and swaps, which offset another security in the fund, including options, futures, and forward exchange contracts on currencies, which offset a foreign dollar-denominated bond or currency position, may be considered straddles for tax purposes. Generally, a loss on any position in a straddle will be subject to deferral to the extent of any unrealized gain in an offsetting position. For securities that were held for one year or less at inception of the straddle, the holding period may be deemed not to begin until the straddle is terminated. If securities comprising a straddle have been held for more than one year at inception of the straddle, losses on offsetting positions may be treated as entirely long-term capital losses even if the offsetting positions have been held for less than one year. However, a fund may choose to comply with certain identification requirements for offsetting positions that are components of a straddle. Losses with respect to identified positions are not deferred, rather the basis of the identified position that offset the loss position is increased.

In order for the funds to continue to qualify for federal income tax treatment as regulated investment companies, at least 90% of their gross income for a taxable year must be derived from qualifying income, e.g., generally dividends, interest, income derived from loans of securities, and gains from the sale of securities or currencies. Tax regulations could be issued limiting the extent to which the net gain realized from options, futures, or forward foreign exchange contracts on currencies is qualifying income for purposes of the 90% requirement.

Entering into certain options, futures, forward foreign exchange contracts, or swaps may result in a “constructive sale” of offsetting stocks or debt securities of the funds. In such case the funds will be required to realize gain, but not loss, on the deemed sale of such positions as if the position were sold on that date.

For certain options, futures, forward foreign exchange contracts, or swaps, the IRS has not issued comprehensive rules relating to the timing and character of income and gains realized on such contracts. Although not anticipated, it is possible that final rules could result in changes to the amounts recorded by the funds, potentially resulting in tax consequences to the funds.

Options

Options are a type of potentially high-risk derivative.

Writing Covered Call Options

The funds may write (sell) American or European style “covered” call options and purchase options to close out options previously written. In writing covered call options, the funds expect to generate additional premium income, which should serve to enhance the funds’ total return and reduce the effect of any price decline of the security or currency involved in the option. Covered call options will generally be written on securities or currencies which, in T. Rowe Price’s opinion, are not expected to have any major price increases or moves in the near future but which, over the long term, are deemed to be attractive investments for the funds.

A call option gives the holder (buyer) the right to purchase, and the writer (seller) has the obligation to sell, a security or currency at a specified price (the exercise price) at expiration of the option (European style) or at any time until a certain date (the expiration date) (American style). So long as the obligation of the writer of a call option continues, he may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring him to deliver the underlying security or currency against payment of the exercise price. This obligation terminates upon the expiration of the call option or such earlier time at which the writer effects a closing purchase transaction by repurchasing an option identical to that previously sold. To secure his obligation to deliver the underlying security or currency in the case of a call option, a writer is required to deposit in escrow the underlying security or currency or other assets in accordance with the rules of a clearing corporation.

The funds generally will write only covered call options. This means that the funds will either own the security or currency subject to the option or an option to purchase the same underlying security or currency having an exercise price equal to or less than the exercise price of the “covered” option. From time to time, the funds will write a call option that is not covered as indicated above but where the funds will establish and maintain, with its custodian for the term of the option, an account consisting of cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as permitted by the SEC, having a value equal to the fluctuating market value of the optioned securities or currencies. While such an option would be “covered” with sufficient collateral to satisfy SEC prohibitions on issuing senior securities, this type of strategy would expose the funds to the risks of writing uncovered options, which could result in unlimited losses if a fund writes an uncovered call option.

Portfolio securities or currencies on which call options may be written will be purchased solely on the basis of investment considerations consistent with the funds’ investment objectives. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked or uncovered options, which the funds generally will not do) but capable of enhancing the funds’ total return. When writing a covered call option, the funds, in return for the premium, give up the opportunity for profit from a price increase in the underlying security or currency above the exercise price, but conversely retain the risk of loss should the price of the security or currency decline. Unlike one that owns securities or currencies not subject to an option, the funds have no control over when they may be required to sell the underlying securities or currencies, since they may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option the funds have written expires, the funds will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security or currency during the option period. If the call option is exercised, the funds will realize a gain or loss from the sale of the underlying security or currency. The funds do not consider a security or currency covered by a call to be “pledged” as that term is used in the funds’ policy, which limits the pledging or mortgaging of assets. If the fund writes an uncovered option as described above, it will bear the risk of having to purchase the security subject to the option at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the funds’ loss could be significant.

The premium received is the market value of an option. The premium the funds will receive from writing a call option will reflect, among other things, the current market price of the underlying security or currency, the relationship of the exercise price to such market price, the historical price volatility of the underlying security or currency, and the length of the option period. Once the decision to write a call option has been made, T. Rowe Price, in determining whether a particular call option should be written on a particular security or currency, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by the funds for writing covered call options will be recorded as a liability of the funds. This liability will be adjusted daily to the option’s current market value, which will be the latest sale price on its primary exchange at the time at which the net asset values per share of the funds are computed (close of the New York Stock Exchange , normally 4 p.m. ET) or, in the absence of such sale, the mean of closing bid and ask prices. The option will be terminated upon expiration of the option, the purchase of an identical option in a closing transaction, or delivery of the underlying security or currency upon the exercise of the option.

Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security or currency from being called, or to permit the sale of the underlying security or currency. Furthermore, effecting a closing transaction will permit the funds to write another call option on the underlying security or currency with either a different exercise price or expiration date or both. If the funds desire to sell a particular security or currency from their portfolios on which they have written a call option, or purchased a put option, they will seek to effect a closing transaction prior to, or concurrently with, the sale of the security or currency. There is, of course, no assurance that the funds will be able to effect such closing transactions at favorable prices. If the funds cannot enter into such a transaction, they may be required to hold a security or currency that they might otherwise have sold. When the funds write a covered call option, they run the risk of not being able to participate in the appreciation of the underlying securities or currencies above the exercise price, as well as the risk of being required to hold on to securities or currencies that are depreciating in value. This could result in higher transaction costs. The funds will pay transaction costs in connection with the writing of options to close out previously written options. Such transaction costs are normally higher than those applicable to purchases and sales of portfolio securities.

Call options written by the funds will normally have expiration dates of less than nine months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities or currencies at the time the options are written. From time to time, the funds may purchase an underlying security or currency for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security or currency from their portfolios. In such cases, additional costs may be incurred.

The funds will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by the funds.

The funds will not write a covered call option if, as a result, the aggregate market value of all portfolio securities or currencies covering written call or put options exceeds 25% of the market value of the funds’ total assets. In calculating the 25% limit, the funds will offset the value of securities underlying purchased calls and puts on identical securities or currencies with identical maturity dates.

Writing Covered Put Options

The funds may write American or European style covered put options and purchase options to close out options previously written by the funds. A put option gives the purchaser of the option the right to sell, and the writer (seller) has the obligation to buy, the underlying security or currency at the exercise price during the option period (American style) or at the expiration of the option (European style). So long as the obligation of the writer continues, he may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring him to make payment to the exercise price against delivery of the underlying security or currency. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options.

If the funds write put options, they will do so only on a covered basis. This means that the funds would maintain, in a segregated account, cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as determined by the SEC, in an amount not less than the exercise price. Alternatively, the funds will own an option to sell the underlying security or currency subject to the option having an exercise price equal to or greater than the exercise price of the “covered” option at all times while the put option is outstanding. (The rules of a clearing corporation currently require that such assets be deposited in escrow to secure payment of the exercise price.)

The funds would generally write covered put options in circumstances where T. Rowe Price wishes to purchase the underlying security or currency for the funds’ portfolios at a price lower than the current market price of the security or currency. In such event the funds would write a put option at an exercise price which, reduced by the premium received on the option, reflects the lower price it is willing to pay. Since the funds would also receive interest on debt securities or currencies maintained to cover the exercise price of the option, this technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying security or currency would decline below the exercise price, less the premiums received. Such a decline could be substantial and result in a significant loss to the funds. In addition, the funds, because they do not own the specific securities or currencies which they may be required to purchase in exercise of the put, cannot benefit from appreciation, if any, with respect to such specific securities or currencies.

The funds will not write a covered put option if, as a result, the aggregate market value of all portfolio securities or currencies covering put or call options exceeds 25% of the market value of the funds’ total assets. In calculating the 25% limit, the funds will offset the value of securities underlying purchased puts and calls on identical securities or currencies with identical maturity dates.

The premium received by the funds for writing covered put options will be recorded as a liability of the funds. This liability will be adjusted daily to the option’s current market value, which will be the latest sale price on its primary exchange at the time at which the net asset value per share of the funds is computed (close of the New York Stock Exchange , normally 4 p.m. ET), or, in the absence of such sale, the mean of the closing bid and ask prices.

Purchasing Put Options

The funds may purchase American or European style put options. As the holder of a put option, the funds have the right to sell the underlying security or currency at the exercise price at any time during the option period (American style) or at the expiration of the option (European style). The funds may enter into closing sale transactions with respect to such options, exercise them, or permit them to expire. The funds may purchase put options for defensive purposes in order to protect against an anticipated decline in the value of their securities or currencies.

The funds may purchase a put option on an underlying security or currency (a “protective put”) owned by the funds as a defensive technique in order to protect against an anticipated decline in the value of the security or currency. Such hedge protection is provided only during the life of the put option when the funds, as holder of the put option, are able to sell the underlying security or currency at the put exercise price regardless of any decline in the underlying security’s market price or currency’s exchange value. For example, a put option may be purchased in order to protect unrealized appreciation of a security or currency where T. Rowe Price deems it desirable to continue to hold the security or currency because of tax considerations. The premium paid for the put option and any transaction costs would reduce any capital gain otherwise available for distribution when the security or currency is eventually sold.

The funds may also purchase put options at a time when they do not own the underlying security or currency. By purchasing put options on a security or currency they do not own, the funds seek to benefit from a decline in the market price of the underlying security or currency. If the put option is not sold when it has remaining value and if the market price of the underlying security or currency remains equal to or greater than the exercise price during the life of the put option, the funds will lose their entire investment in the put option. In order for the purchase of a put option to be profitable, the market price of the underlying security or currency must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put option is sold in a closing sale transaction.

The funds will not commit more than 5% of total assets to premiums when purchasing put options. The premium paid by the funds when purchasing a put option will be recorded as an asset of the funds in the portfolio of investments. This asset will be adjusted daily to the option’s current market value, which will be the latest sale price on its primary exchange at the time at which the net asset values per share of the funds are computed (close of New York Stock Exchange , normally 4 p.m. ET) or, in the absence of such sale, the mean of closing bid and ask prices. This asset will be terminated upon expiration of the option, the selling (writing) of an identical option in a closing transaction, or the delivery of the underlying security or currency upon the exercise of the option.

Purchasing Call Options

The funds may purchase American or European style call options. As the holder of a call option, the funds have the right to purchase the underlying security or currency at the exercise price at any time during the option period (American style) or at the expiration of the option (European style). The funds may enter into closing sale transactions with respect to such options, exercise them, or permit them to expire. The funds may purchase call options for the purpose of increasing their current return or avoiding tax consequences which could reduce their current return. The funds may also purchase call options in order to acquire the underlying securities or currencies. Examples of such uses of call options are provided next.

Call options may be purchased by the funds for the purpose of acquiring the underlying securities or currencies for their portfolios. Utilized in this fashion, the purchase of call options enables the funds to acquire the securities or currencies at the exercise price of the call option plus the premium paid. At times the net cost of acquiring securities or currencies in this manner may be less than the cost of acquiring the securities or currencies directly. This technique may also be useful to the funds in purchasing a large block of securities or currencies that would be more difficult to acquire by direct market purchases. So long as the funds hold such a call option, rather than the underlying security or currency itself, the funds are partially protected from any unexpected decline in the market price of the underlying security or currency and in such event could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option.

The funds may also purchase call options on underlying securities or currencies they own in order to protect unrealized gains on call options previously written by them. A call option would be purchased for this purpose where tax considerations make it inadvisable to realize such gains through a closing purchase transaction. Call options may also be purchased at times to avoid realizing losses.

The funds will not commit more than 5% of total assets to premiums when purchasing call and put options. The premium paid by the funds when purchasing a call option will be recorded as an asset of the funds in the portfolio of investments. This asset will be adjusted daily to the option’s current market value, which will be the latest sale price on its primary exchange at the time at which the net asset values per share of the funds are computed (close of New York Stock Exchange , normally 4 p.m. ET), or, in the absence of such sale, the mean of closing bid and ask prices.

Dealer (Over-the-Counter) Options

The funds may engage in transactions involving dealer options. Certain risks, including credit risk and counterparty risk, are specific to dealer options. While the funds would look to a clearing corporation to exercise exchange-traded options, if the funds were to purchase a dealer option, they would rely primarily on the dealer from whom they purchased the option to perform if the option were exercised. Failure by the dealer to do so could result in the loss of the premium paid by the funds as well as loss of the expected benefit of the transaction.

Exchange-traded options generally have a continuous liquid market, while dealer options are less liquid or could have no liquidity. Consequently, the funds will generally be able to realize the value of a dealer option they have purchased only by exercising it or reselling it to the dealer who issued it. Under certain conditions, the funds may also be able to resell or assign a purchased dealer option to another dealer on substantially the same terms. Similarly, when the funds write a dealer option, unless they can assign the option to another dealer, they generally will be able to close out the option prior to its expiration only by entering into a closing purchase transaction with the dealer to which the funds originally wrote the option. While the funds will seek to enter into dealer options only with dealers who will agree to and are expected to be capable of entering into closing transactions with the funds, there can be no assurance that the dealers will consent to the closing transaction nor is it assured that the funds will realize a favorable price. Until the funds, as a covered dealer call option writer, are able to effect a closing purchase transaction, they will not be able to liquidate securities (or other assets) or currencies used as cover until the option expires or is exercised. In the event of insolvency of the counter-party, the funds may be unable to liquidate a dealer option. With respect to options written by the funds, the inability to enter into a closing transaction may result in material losses to the funds.

The staff of the SEC has taken the position that purchased dealer options and the assets used to secure the written dealer options are illiquid securities. The funds may treat the cover used for written OTC options as liquid if the dealer agrees that the funds may repurchase the OTC option they have written for a maximum price to be calculated by a predetermined formula. In such cases, the OTC option would be considered illiquid only to the extent the maximum repurchase price under the formula exceeds the intrinsic value of the option.

For certain types of OTC options that have substantially similar terms to exchange-traded options, the funds may treat such options, and the underlying cover used for written options, as liquid based on the following factors: (1) the frequency and availability of dealer quotes and the comparability to prices available on an options exchange; (2) the number of dealers willing to purchase or accept assignments of such OTC options; and (3) the nature of the OTC options, their settlement terms and their termination provisions (i.e., the time needed to close out or terminate an OTC position, method of soliciting offers, and mechanics of transfer).

Warrants

Warrants can be highly volatile and have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. Warrants basically are options to purchase securities at a specific price valid for a specific period of time. They do not represent ownership of the securities, but only the right to buy them. Warrants differ from call options in that warrants are issued by the issuer of the security which may be purchased on their exercise, whereas call options may be written or issued by anyone. The prices of warrants do not necessarily move parallel to the prices of the underlying securities.

There are, of course, other types of securities that are or may become available that are similar to the foregoing, and the funds may invest in these securities.

Hybrid Instruments

A hybrid instrument is a debt security, preferred stock, depository share, trust certificate, certificate of deposit, or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption, or retirement is determined by reference to prices, changes in prices, or differences between prices of securities, currencies, intangibles, goods, articles, or commodities (collectively, “underlying assets”) or by another objective index, economic factor, or other measure, such as interest rates, currency exchange rates, commodity indices, and securities indices (collectively, “benchmarks”). Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stock with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.

Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, the funds may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar-denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level, and payoffs of less than par if rates were above the specified level. Furthermore, the funds could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the funds the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transaction costs. Of course, there is no guarantee that the strategy will be successful, and the funds could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instruments.

The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures, and currencies. Thus, an investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument that has a fixed principal amount, is denominated in U.S. dollars, or bears interest either at a fixed rate or a floating rate determined by reference to a common, nationally published benchmark. The risks of a particular hybrid instrument will, of course, depend upon the terms of the instrument, but may include, without limitation, the possibility of significant changes in the benchmarks or the prices of underlying assets to which the instrument is linked. Such risks generally depend upon factors which are unrelated to the operations or credit quality of the issuer of the hybrid instrument and which may not be readily foreseen by the purchaser, such as economic and political events, the supply of and demand for the underlying assets, and interest rate movements. In recent years, various benchmarks and prices for underlying assets have been highly volatile, and such volatility may be expected in the future. Reference is also made to the discussion of futures, options, and forward contracts herein for a discussion of the risks associated with such investments.

Hybrid instruments are potentially more volatile and can carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in a benchmark may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the benchmark or underlying asset may not move in the same direction or at the same time.

Hybrid instruments may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). The latter scenario may result if “leverage” is used to structure the hybrid instrument. Leverage risk occurs when the hybrid instrument is structured so that a given change in a benchmark or underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.

Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor, and therefore, the number of investors that are willing and able to buy such instruments in the secondary market may be smaller than that for more traditional debt securities. In addition, because the purchase and sale of hybrid instruments could take place in an OTC market without the guarantee of a central clearing organization or in a transaction between the fund and the issuer of the hybrid instrument, the creditworthiness of the counterparty or issuer of the hybrid instrument would be an additional risk factor which the funds would have to consider and monitor. Hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of commodity futures by U.S. persons, the SEC, which regulates the offer and sale of securities by and to U.S. persons, or any other governmental regulatory authority.

Swap Agreements

A number of the funds may enter into interest rate, index, total return, credit, and, to the extent they may invest in foreign currency-denominated securities, currency rate swap agreements. The funds may also enter into options on swap agreements (“swaptions”) on the types of swaps listed above as well as swap forwards.

Swap agreements are typically two-party contracts entered into primarily by institutional investors for a specified period of time. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined investment, index, or currency. The gross returns to be exchanged or swapped between the parties are generally calculated with respect to a notional amount, i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a basket of securities representing a particular index. A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on specified terms. The funds may write (sell) and purchase put and call swaptions. A swap forward is an agreement to enter into a swap agreement at some point in the future, usually in 3 to 6 months.

One example of the use of swaps by the funds is to manage the interest rate sensitivity of the funds. The funds might receive or pay a fixed-rate interest rate of a particular maturity and pay or receive a floating rate in order to increase or decrease the duration of the funds. Or, the funds may buy or sell swaptions to effect the same result. The funds may also replicate a security by selling it, placing the proceeds in cash deposits, and receiving a fixed rate in the swap market.

Another example is the use of credit default swaps to buy or sell credit protection. A credit default swap is a contract that enables an investor to buy or sell protection against a predetermined issuer credit event. The seller of a credit default swap may enhance income by guaranteeing the creditworthiness of the debt issuer and the buyer is provided with protection against credit risks of the issuer. Market supply and demand factors may cause distortions between the cash securities market and the default swap market.

Most swap agreements entered into by the funds would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the funds’ current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The funds’ current obligations under a net swap agreement will be accrued daily (offset against any amounts owed to the funds) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by assets determined to be liquid by T. Rowe Price.

The use of swap agreements by the funds entails certain risks. Interest rate and currency swaps could result in losses if interest rate or currency changes are not correctly anticipated by the funds. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated by the funds. Credit default swaps could result in losses if the funds do not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

The funds will generally incur a greater degree of risk when it writes a swaption than when it purchases a swaption. When the funds purchase a swaption it risks losing only the amount of the premium they have paid should they decide to let the option expire unexercised. However, when the funds write a swaption they will become obligated, upon exercise of the option, according to the terms of the underlying agreement.

Because swaps are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the funds bear the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The funds will enter into swap agreements only with counterparties that meet certain standards of creditworthiness. The swaps market is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the funds’ ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

There are other types of securities that are or may become available that are similar to the foregoing, and the funds may invest in these securities.

 Portfolio Management Practices

Lending of Portfolio Securities

Securities loans are made to broker-dealers, institutional investors, or other persons pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the securities lent, marked to market on a daily basis. The collateral received will consist of cash, U.S. government securities, letters of credit, or such other collateral as may be permitted under the funds’ investment program. The collateral, in turn, is invested in short-term securities, including shares of the TRP Reserve Investment Funds. While the securities are being lent, the funds making the loan will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as a portion of the interest on the investment of the collateral. Normally, the funds employ an agent to implement their securities lending program and the agent receives a fee from the funds for its services. The funds have a right to call each loan and obtain the securities within such period of time that coincides with the normal settlement period for purchases and sales of such securities in the respective markets. The funds will not have the right to vote on securities while they are being lent, but they may call a loan in anticipation of any important vote, when practical. The risks in lending portfolio securities, as with other extensions of secured credit, consist of a possible default by the borrower, delay in receiving additional collateral or in the recovery of the securities, or possible loss of rights in the collateral, should the borrower fail financially. Loans will be made only to firms deemed by T. Rowe Price to be of good standing and will not be made unless, in the judgment of T. Rowe Price, the consideration to be earned from such loans would justify the risk. Additionally, the funds bear the risk that the reinvestment of collateral will result in a principal loss. Finally, there is also the risk that the price of the securities will increase while they are on loan and the collateral will not adequately cover their value.

Interfund Borrowing and Lending

The funds are parties to an exemptive order received from the SEC on December 8, 1998, amended on November 23, 1999, that permits them to borrow money from and/or lend money to other funds in the T. Rowe Price complex. All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans. All loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The program is subject to the oversight and periodic review of the Boards of the Price Funds.

Repurchase Agreements

The funds may enter into a repurchase agreement through which an investor (such as the funds) purchases securities (known as the “underlying security”) from well-established securities dealers or banks that are members of the Federal Reserve System. Any such dealer or bank will be on T. Rowe Price’s approved list. At that time, the bank or securities dealer agrees to repurchase the underlying security at the same price, plus specified interest. Repurchase agreements are generally for a short period of time, often less than a week. Repurchase agreements that do not provide for payment within seven days will be treated as illiquid securities. The funds will enter into repurchase agreements only where (1) the underlying securities are of the type (excluding maturity limitations) which the funds’ investment guidelines would allow them to purchase directly, (2) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (3) payment for the underlying security is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the funds could experience both delays in liquidating the underlying security and losses, including: (a) possible decline in the value of the underlying security during the period while the funds seek to enforce their rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing their rights.

Reverse Repurchase Agreements

Although the funds have no current intention of engaging in reverse repurchase agreements, they reserve the right to do so. Reverse repurchase agreements are ordinary repurchase agreements in which a fund is the seller of, rather than the investor in, securities and agrees to repurchase them at an agreed upon time and price. Use of a reverse repurchase agreement may be preferable to a regular sale and later repurchase of the securities because it avoids certain market risks and transaction costs. A reverse repurchase agreement may be viewed as a type of borrowing by the funds, subject to Investment Restriction (1). (See “Investment Restrictions.”)

Money Market Reserves

The funds may invest their cash reserves primarily in one or more money market funds established for the exclusive use of the T. Rowe Price family of mutual funds and other clients of T. Rowe Price. Currently, two such money market funds are in operation: T. Rowe Price Government Reserve Investment Fund (“GRF”) and T. Rowe Price Reserve Investment Fund (“RIF”), each a series of the T. Rowe Price Reserve Investment Funds, Inc. Additional series may be created in the future. These funds were created and operate under an exemptive order issued by the SEC.

Both funds must comply with the requirements of Rule 2a-7 under the 1940 Act governing money market funds. GRF invests primarily in a portfolio of U.S. government-backed securities, primarily U.S. Treasuries, and repurchase agreements thereon.

GRF and RIF provide a very efficient means of managing the cash reserves of the funds. While neither GRF nor RIF pays an advisory fee to T. Rowe Price, they will incur other expenses. However, GRF and RIF are expected by T. Rowe Price to operate at very low expense ratios. The funds will only invest in GRF or RIF to the extent consistent with their investment objectives and programs.

Neither fund is insured or guaranteed by the FDIC or any other government agency. Although the funds seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in them.

High Yield, Institutional Floating Rate, and Institutional High Yield Funds

Short Sales

The funds may make short sales for hedging purposes to protect them against companies whose credit is deteriorating. Short sales are transactions in which the funds sell a security they do not own in anticipation of a decline in the market value of that security. The funds’ short sales would be limited to situations where the funds own a debt security of a company and would sell short the common or preferred stock or another debt security at a different level of the capital structure of the same company. No securities will be sold short if, after the effect is given to any such short sale, the total market value of all securities sold short would exceed 2% of the value of the funds’ net assets.

To complete a short-sale transaction, the funds must borrow the security to make delivery to the buyer. The funds then are obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the fund. Until the security is replaced, the funds are required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the funds also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

Until the funds replace a borrowed security in connection with a short sale, the funds will: (a) maintain daily a segregated account, containing cash, U.S. government securities, or other suitable cover as permitted by the SEC, at such a level that (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short; or (b) otherwise cover its short position.

The funds will incur a loss as a result of the short sale if the price of the security sold short increases between the date of the short sale and the date on which the funds replace the borrowed security. The funds will realize a gain if the security sold short declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends, or interest the funds may be required to pay in connection with a short sale. Any gain or loss on the security sold short would be separate from a gain or loss on the funds’ security being hedged by the short sale.

The Taxpayer Relief Act of 1997 requires a mutual fund to recognize gain upon entering into a constructive sale of stock, a partnership interest, or certain debt positions occurring after June 8, 1997. A constructive sale is deemed to occur if the funds enter into a short sale, an offsetting notional principal contract, or a futures or forward contract which is substantially identical to the appreciated position. Some of the transactions in which the funds are permitted to invest may cause certain appreciated positions in securities held by the funds to qualify as a “constructive sale,” in which case it would be treated as sold and the resulting gain subjected to tax or, in the case of a mutual fund, distributed to shareholders. If this were to occur, the funds would be required to distribute such gains even though it would receive no cash until the later sale of the security. Such distributions could reduce the amount of cash available for investment by the funds. Because these rules do not apply to “straight” debt transactions, it is not anticipated that they will have a significant impact on the funds; however, the effect cannot be determined until the issuance of clarifying regulations.

 INVESTMENT RESTRICTIONS

Fundamental policies may not be changed without the approval of the lesser of (1) 67% of the funds’ shares present at a meeting of shareholders if the holders of more than 50% of the outstanding shares are present in person or by proxy or (2) more than 50% of the funds’ outstanding shares. Other restrictions in the form of operating policies are subject to change by the funds’ Boards without shareholder approval. Any investment restriction which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of, or borrowings by, the funds. With the exception of the diversification test required by the Code, calculation of the funds’ total assets for compliance with any of the following fundamental or operating policies or any other investment restrictions set forth in the funds’ prospectuses or SAI will not include collateral held in connection with securities lending activities. For purposes of the tax diversification test, calculation of the fund’s total assets will include investments made with cash received by the funds as collateral for securities loaned. The diversification test required by the Code is set forth in the prospectuses of the funds referred to by name in restrictions (8) and (9) below.

Fundamental Policies

As a matter of fundamental policy, the funds may not:

(1)        (a)    Borrowing (All funds except Spectrum Funds)  Borrow money, except that the funds may (i) borrow for non-leveraging, temporary, or emergency purposes; and (ii) engage in reverse repurchase agreements and make other investments or engage in other transactions, which may involve a borrowing, in a manner consistent with the funds’ investment objectives and programs, provided that the combination of (i) and (ii) shall not exceed 33⅓% of the value of the funds’ total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The funds may borrow from banks, other Price Funds, or other persons to the extent permitted by applicable law;

             (b)    Borrowing (Spectrum Funds)  Borrow money, except the funds may borrow from banks or other Price Funds as a temporary measure for extraordinary or emergency purposes, and then only in amounts not exceeding 30% of total assets valued at market. The funds will not borrow in order to increase income (leveraging), but only to facilitate redemption requests which might otherwise require untimely disposition of portfolio securities. Interest paid on any such borrowings will reduce net investment income;

(2)        (a)    Commodities (All funds except Real Assets, Spectrum Growth and Spectrum Income Funds)  Purchase or sell physical commodities, except that the funds (other than the Money Funds) may enter into futures contracts and options thereon;

             (b)    Commodities (Spectrum Growth and Spectrum Income Funds)  Purchase or sell commodities or commodity or futures contracts;

(3)        Equity Securities (Summit Municipal Funds)  Purchase equity securities or securities convertible into equity securities;

(4)        (a)    Industry Concentration (All funds except Equity Index 500, Extended Equity Market Index, Health Sciences, International Equity Index, Financial Services, Global Infrastructure, Global Real Estate, Prime Reserve, Real Estate, TRP Reserve Investment, Retirement, Spectrum, Summit Cash Reserves, Total Equity Market Index, and U.S. Bond Index Funds)  Purchase the securities of any issuer if, as a result, more than 25% of the value of the funds’ total assets would be invested in the securities of issuers having their principal business activities in the same industry;

             (b)    Industry Concentration (Financial Services, Global Infrastructure, Global Real Estate, Health Sciences, and Real Estate Funds)  Purchase the securities of any issuer if, as a result, more than 25% of the value of the funds’ total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that (i) the Health Sciences Fund will invest more than 25% of its total assets in the health sciences industry as defined in the fund’s prospectus; (ii) the Financial Services Fund will invest more than 25% of its total assets in the financial services industry as defined in the fund’s prospectus; (iii) the Global Infrastructure Fund will invest more than 25% of its total assets in the infrastructure industry as defined in the fund’s prospectus; and (iv) the Global Real Estate and Real Estate Funds will invest more than 25% of their total assets in the real estate industry as defined in the funds’ prospectuses;

             (c)    Industry Concentration (Equity Index 500, Extended Equity Market Index, International Equity Index, Total Equity Market Index, and U.S. Bond Index Funds)  Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund’s total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that the fund will invest more than 25% of the value of its total assets in issuers having their principal business activities in the same industry to the extent necessary to replicate the index that the fund uses as its benchmark as set forth in its prospectus;

             (d)    Industry Concentration (Prime Reserve, TRP Reserve Investment, and Summit Cash Reserves Funds)  Purchase the securities of any issuer if, as a result, more than 25% of the value of the funds’ total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that this limitation does not apply to securities of the banking industry including, but not limited to, certificates of deposit and banker’s acceptances;

             (e)    Concentration (Retirement and Spectrum Funds)  Concentrate in any industry, except that the funds will concentrate (invest more than 25% of total assets) in the mutual fund industry;

(5)        (a)    Loans (All funds except Retirement and Spectrum Funds)  Make loans, although the funds may (i) lend portfolio securities and participate in an interfund lending program with other Price Funds provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33⅓% of the value of the funds’ total assets; (ii) purchase money market securities and enter into repurchase agreements; and (iii) acquire publicly distributed or privately placed debt securities and purchase debt;

             (b)    Loans (Retirement and Spectrum Funds)  Make loans, although the funds may purchase money market securities and enter into repurchase agreements;

(6)        Margin (Spectrum Funds)  Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases of portfolio securities;

(7)        Mortgaging (Spectrum Funds)  Mortgage, pledge, hypothecate, or, in any manner, transfer any security owned by the funds as security for indebtedness, except as may be necessary in connection with permissible borrowings, in which event such mortgaging, pledging, or hypothecating may not exceed 30% of the funds’ total assets, valued at market;

(8)        Percent Limit on Assets Invested in Any One Issuer (All funds except Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Bond, Global Real Estate, Institutional Africa & Middle East, Institutional Concentrated International Equity, Institutional Emerging Markets Bond, Institutional International Bond, Institutional Large-Cap Growth, International Bond, Latin America, New Asia, Retirement, and Spectrum Funds, and the State Tax-Free Income Trust)  Purchase a security if, as a result, with respect to 75% of the value of the funds’ total assets, more than 5% of the value of the funds’ total assets would be invested in the securities of a single issuer, except securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities;

(9)        Percent Limit on Share Ownership of Any One Issuer (All funds except Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Bond, Global Real Estate, Institutional Africa & Middle East, Institutional Concentrated International Equity, Institutional Emerging Markets Bond, Institutional International Bond, Institutional Large-Cap Growth, International Bond, Latin America, New Asia, Retirement, and Spectrum Funds, and the State Tax-Free Income Trust)  Purchase a security if, as a result, with respect to 75% of the value of the funds’ total assets, more than 10% of the outstanding voting securities of any issuer would be held by the funds (other than obligations issued or guaranteed by the U.S. government, its agencies, or instrumentalities);

(10)     (a)    Real Estate (All funds except Retirement and Spectrum Funds)  Purchase or sell real estate, including limited partnership interests therein, unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the funds from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

             (b)    Real Estate (Retirement and Spectrum Funds)  Purchase or sell real estate, including limited partnership interests therein, unless acquired as a result of ownership of securities or other instruments (although the funds may purchase money market securities secured by real estate or interests therein, or issued by companies or investment trusts which invest in real estate or interests therein);

(11)     (a)    Senior Securities (All funds except Spectrum Funds)  Issue senior securities except in compliance with the 1940 Act;

             (b)    Senior Securities (Spectrum Funds)  Issue senior securities;

(12)     Short Sales (Spectrum Funds)  Effect short sales of securities;

(13)     Taxable Securities (California Tax-Free Income Trust, State Tax-Free Income Trust, and Tax-Free Funds)  During periods of normal market conditions, purchase any security if, as a result, less than 80% of the funds’ income would be exempt from federal and, if applicable, any state, city, or local income tax. Normally, the funds will not purchase a security if, as a result, more than 20% of the funds’ income would be subject to the AMT; or

(14)     Underwriting  Underwrite securities issued by other persons, except to the extent that the funds may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of fund portfolio securities in the ordinary course of pursuing their investment programs.

NOTES

             The following Notes should be read in connection with the above-described fundamental policies. The Notes are not fundamental policies.

             Money funds  With respect to investment restriction (1), the funds have no current intention of engaging in any borrowing transactions.

             All funds except Retirement and Spectrum Funds  With respect to investment restriction (2), the funds do not consider currency contracts or hybrid investments to be commodities.

             All funds except Retirement and Spectrum Funds  For purposes of investment restriction (4):

•                U.S., state, or local governments, or related agencies or instrumentalities, are not considered an industry.

•                Industries are determined by reference to the classifications of industries and sub-industries set forth in the Morgan Stanley Capital International/Standard & Poor’s (MSCI/S&P) Global Industry Classification Standard for the International Equity Funds (except for the Japan Fund), Tax-Efficient Equity, and Equity Funds except Financial Services, Global Infrastructure, Global Technology, Media & Telecommunications, New Era, Real Assets, and Science & Technology Funds. For the Japan Fund, industries are determined by reference to the industries and sub-industries set forth by the Tokyo Stock Price Index (TOPIX) industry structure. For Financial Services, Global Infrastructure, Global Technology, Media & Telecommunications, New Era, Real Assets, and Science & Technology Funds, industries are determined by reference to industry classifications set forth in their semiannual and annual reports. For the Corporate Income, Inflation Focused Bond, Inflation Protected Bond, Institutional Core Plus, New Income, Short-Term Bond, Strategic Income, and U.S. Bond Index Funds, and the fixed-income investments of the Balanced and Personal Strategy Funds, industries are determined by reference to the classifications of industries and sub-industries set forth in the Barclays Capital Global Aggregate Bond Index. However, for the Corporate Income Fund, an issuer that is classified by Barclays Capital as a banking company, but which has its principal business activities in a different industry, will be considered to belong to the industry in which it has its principal business activities. For the Emerging Markets Bond, GNMA, High Yield, Institutional Emerging Markets Bond, Institutional Floating Rate, Institutional High Yield, Institutional International Bond, International Bond, Prime Reserve, TRP Reserve Investment, Summit Income, and U.S. Treasury Funds, industries are determined by reference to industry classifications set forth in their semiannual and annual reports. Annual changes by MSCI/S&P , TOPIX, or Barclays Capital to their classifications will be implemented within 30 days after the effective date of the change. The Africa & Middle East Fund, Institutional Africa & Middle East Fund, and Latin America Fund consider telephone and banking companies of a single country to be separate industries from telephone and banking companies of any other country. It is the position of the staff of the SEC that foreign governments are industries for purposes of this restriction. For as long as this staff position is in effect, the International Bond Funds will not invest more than 25% of total assets in the securities of any single foreign governmental issuer. For purposes of this restriction, governmental entities are considered separate issuers.

             All funds except Summit Income and U.S. Bond Index Funds  For purposes of investment restriction (5), the funds will consider the acquisition of a debt security to include the execution of a note or other evidence of an extension of credit with a term of more than nine months.

             All funds except Spectrum Funds  For purposes of investment restrictions (8) and (9), the funds will treat bonds which are refunded with escrowed U.S. government securities as U.S. government securities.

             Taxable Bond and Money Funds  For purposes of investment restrictions (8) and (9), the funds will consider a repurchase agreement fully collateralized with U.S. government securities to be U.S. government securities.

             With respect to investment restriction (11), under the 1940 Act, an open-end investment company can borrow money from a bank provided that immediately after such borrowing there is asset coverage of at least 300% for all borrowings. If the asset coverage falls below 300%, the company must, within three business days, reduce the amount of its borrowings to satisfy the 300% requirement.

             For purposes of investment restriction (13), the funds measure the amount of their income from taxable securities, including AMT securities, over the course of the funds’ taxable year.

Operating Policies

As a matter of operating policy, the funds may not:

(1)        Borrowing  Purchase additional securities when money borrowed exceeds 5% of total assets (any borrowings under the TALF are not included within this 5% limitation);

(2)        Control of Portfolio Companies  Invest in companies for the purpose of exercising management or control;

(3)        Equity Securities (California Tax-Free Income Trust, State Tax-Free Income Trust, and Tax-Free Funds)  Purchase any equity security or security convertible into an equity security, provided that the funds (other than the Money Funds) may invest up to 10% of total assets in equity securities, which pay tax-exempt dividends and which are otherwise consistent with the funds’ investment objectives and, further provided, that Money Funds may invest up to 10% of total assets in equity securities of other tax-free open-end money market funds;

(4)        Forward Currency Contracts (Retirement and Spectrum Funds)  Purchase forward currency contracts, although the funds reserve the right to do so in the future;

(5)        (a)    Futures Contracts (All funds except Money Funds and Retirement and Spectrum Funds)  Purchase a futures contract or an option thereon if, with respect to positions in futures or options on futures which do not represent bona fide hedging, the aggregate initial margin and premiums on such options would exceed 5% of the funds’ net asset value;

             (b)    Futures (Retirement and Spectrum International Funds)  Purchase futures, although the funds reserve the right to do so in the future;

             (c)    Futures (Spectrum Growth and Spectrum Income Funds)  Invest in futures;

(6)        Illiquid Securities  Purchase illiquid securities if, as a result, more than 15% of net assets (10% of net assets for Spectrum Funds and 5% of total assets for Money Funds) would be invested in such securities;

(7)        Investment Companies (All funds except Retirement and Spectrum Funds)  Purchase securities of open-end or closed-end investment companies except (i) securities of the TRP Reserve Investment Funds (provided that the investing fund does not invest more than 25% of its net assets in such funds); (ii) securities of T. Rowe Price institutional funds; (iii) in the case of the Money Funds, only securities of other money market funds; or (iv) otherwise consistent with the 1940 Act;

(8)        Margin (All funds except Spectrum Funds)  Purchase securities on margin, except (i) for use of short-term credit necessary for clearance of purchases of portfolio securities and (ii) they may make margin deposits in connection with futures contracts or other permissible investments;

(9)        Mortgaging (All funds except Spectrum Funds)  Mortgage, pledge, hypothecate, or, in any manner, transfer any security owned by the funds as security for indebtedness, except as may be necessary in connection with permissible borrowings or investments, and then such mortgaging, pledging, or hypothecating may not exceed 33⅓% of the funds’ total assets at the time of borrowing or investment;

(10)     Oil and Gas Programs  Purchase participations or other direct interests in or enter into leases with respect to oil, gas, or other mineral exploration or development programs if, as a result thereof, more than 5% of the value of the total assets of the funds would be invested in such programs;

(11)     (a)    Options, etc. (All funds except Retirement and Spectrum Funds)  Invest in options in excess of the limits set forth in the funds’ prospectuses and this SAI;

             (b)    Options (Retirement Funds)  Invest in options although the funds reserve the right to do so in the future;

             (c)    Options (Spectrum Funds)  Invest in options;

(12)     (a)    Short Sales (All funds except High Yield, Institutional Floating Rate, and Institutional High Yield Funds)  Effect short sales of securities;

             (b)    Short Sales (High Yield, Institutional Floating Rate, and Institutional High Yield Funds)  Effect short sales of securities, other than as set forth in the funds’ prospectuses and SAI;

(13)     Warrants  Invest in warrants if, as a result, more than 10% of the value of the fund’s net assets would be invested in warrants, provided that, the Money, Retirement, Spectrum, State Tax-Free, Tax-Free, and Summit Municipal Funds will not invest in warrants; and

(14)     Commodities (Real Assets Fund)  Purchase or sell physical commodities, except that the fund reserves the right to do so in the future.

NOTES

The following Notes should be read in connection with the above-described operating policies. The Notes are not operating policies.

If a fund is subject to an 80% name test as set forth in its prospectus, it will be based on the fund’s net assets plus any borrowings for investment purposes. For purposes of determining whether a fund invests at least 80% of its net assets in a particular country or geographic region, the fund uses the country assigned to a security by MSCI Barra or another unaffiliated third-party data provider. The funds generally follow this same process with respect to the remaining 20% of assets but may occasionally make an exception after assessing various factors relating to a company.

Blue Chip Growth, Capital Opportunity, Diversified Small-Cap Growth, Financial Services, Global Technology, Health Sciences, High Yield, Institutional High Yield, Media & Telecommunications, Mid-Cap Value, Personal Strategy, Real Estate, Summit Income, Summit Municipal, U.S. Bond Index, and Value Funds

Notwithstanding anything in the previously listed fundamental and operating restrictions to the contrary, the funds listed above may invest all of their assets in a single investment company or a series thereof in connection with a “master-feeder” arrangement. Such an investment would be made where the funds (a “Feeder”), and one or more other funds with the same investment objective and program as the funds, sought to accomplish their investment objectives and programs by investing all of their assets in the shares of another investment company (the “Master”). The Master would, in turn, have the same investment objective and program as the funds. The funds would invest in this manner in an effort to achieve the economies of scale associated with having a Master fund make investments in portfolio companies on behalf of a number of Feeder funds.

Foreign Investments

In addition to the restrictions previously described, some foreign countries limit, or prohibit, all direct foreign investment in the securities of their companies. However, P-notes may sometimes be used to gain access to these markets. In addition, the governments of some countries have authorized the organization of investment funds to permit indirect foreign investment in such securities. For tax purposes, these funds may be known as Passive Foreign Investment Companies. The funds are subject to certain percentage limitations under the 1940 Act relating to the purchase of securities of investment companies, and may be subject to the limitation that no more than 10% of the value of the fund’s total assets may be invested in such securities.

Retirement and Spectrum Funds

There is no limit on the amount the funds may own of the total outstanding voting securities of registered investment companies which are members of the Price Funds. The funds, in accordance with their prospectuses, may invest more than 5% of their total assets in any one or more of the Price Funds. The funds may invest more than 10% of their total assets, collectively, in registered investment companies which are members of the Price Funds.

 CUSTODIAN

State Street Bank and Trust Company is the custodian for the funds’ U.S. securities and cash, but it does not participate in the funds’ investment decisions. Portfolio securities purchased in the U.S. are maintained in the custody of the bank and may be entered into the Federal Reserve Book Entry System, or the security depository system of the Depository Trust Corporation, or any central depository system allowed by federal law. In addition, funds investing in municipal securities are authorized to maintain certain of their securities, in particular, variable rate demand notes, in uncertificated form, in the proprietary deposit systems of various dealers in municipal securities. State Street Bank’s main office is at 225 Franklin Street, Boston, Massachusetts 02110. State Street Bank maintains shares of the Retirement and Spectrum Funds in the book entry system of the funds’ transfer agent, T. Rowe Price Services, Inc.

All funds that can invest in foreign securities have entered into a Custodian Agreement with JPMorgan Chase Bank, London, pursuant to which portfolio securities which are purchased outside the United States are maintained in the custody of various foreign branches of JPMorgan Chase Bank and such other custodians, including foreign banks and foreign securities depositories as are approved in accordance with regulations under the 1940 Act. The address for JPMorgan Chase Bank, London is Woolgate House, Coleman Street, London, EC2P 2HD, England.

 CODE OF ETHICS

The funds, their investment adviser and investment sub-adviser, if applicable , (T. Rowe Price, T. Rowe Price International, Price Hong Kong, or Price Singapore), and their principal underwriter (T. Rowe Price Investment Services) have a written Code of Ethics and Conduct which requires persons with access to investment information (“Access Persons”) to obtain prior clearance before engaging in most personal securities transactions. Transactions must be executed within three business days of their clearance. In addition, all Access Persons must report their personal securities transactions within 30 days after the end of the calendar quarter. Aside from certain limited transactions involving securities in certain issuers with high trading volumes, Access Persons are typically not permitted to effect transactions in a security if: there are pending client orders in the security; the security has been purchased or sold by a client within seven calendar days; the security is being considered for purchase for a client; a change has occurred in T. Rowe Price’s rating of the security within seven calendar days prior to the date of the proposed transaction; or the security is subject to internal trading restrictions. In addition, Access Persons are prohibited from profiting from short-term trading (e.g., purchases and sales involving the same security within 60 days). Any person becoming an Access Person must file a statement of personal securities holdings within 10 days of this date. All Access Persons are required to file an annual statement with respect to their personal securities holdings. Any material violation of the Code of Ethics is reported to the Boards of the funds. The Boards also review the administration of the Code of Ethics on an annual basis.

 disclosure of fund Portfolio information

Each fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual reports to shareholders as well as Form N-Q which is filed with the SEC within 60 days of a fund’s first and third fiscal quarter-end. In addition, the funds’ Boards have adopted policies and procedures with respect to the disclosure of the funds’ portfolio securities and the disclosure of portfolio commentary and statistical information about the funds’ portfolios and their securities. The policy on the general manner in which the funds’ portfolio securities are disclosed is set forth in the funds’ prospectuses. In addition, portfolio holdings with respect to periods prior to the most recent quarter-end may be disclosed upon request, subject to the sole discretion of T. Rowe Price.

This SAI sets forth details of the funds’ policy on portfolio holdings disclosure as well as the funds’ policy on disclosing information about the funds’ portfolios. In adopting the policies, the Boards of the funds took into account the views of the equity, fixed income and/or international steering committees of the funds’ investment advisers on what information should be disclosed and when and to whom it should be disclosed. The steering committees have oversight responsibilities for managing the T. Rowe Price funds. Each steering committee is comprised of senior investment management personnel of T. Rowe Price, T. Rowe Price International, Price Hong Kong, and/or Price Singapore. Each committee as a whole determines the funds’ policy on the disclosure of portfolio holdings and related information. The funds’ Boards believe the policies they have adopted are in the best interests of the funds and that they strike an appropriate balance between the desire of some persons for information about the funds’ portfolios and the need to protect the funds from potentially harmful disclosures.

From time to time, officers of the funds, the funds’ investment adviser (and investment sub-adviser, if applicable) or the funds’ distributor (collectively “TRP”) may express their views orally or in writing on one or more of the funds’ portfolio securities or may state that the funds have recently purchased or sold one or more securities. Such views and statements may be made to members of the press, shareholders in the funds, persons considering investing in the funds or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers and rating and ranking organizations such as Lipper Inc. and Morningstar, Inc. The nature and content of the views and statements provided to each of these persons may differ. The securities subject to these views and statements may be ones that were purchased or sold since the funds’ most recent quarter-end and therefore may not be reflected on the list of the funds’ most recent quarter-end portfolio holdings disclosed on the website.

Additionally, TRP may provide oral or written information (“portfolio commentary”) about the funds, including, but not limited to, how the funds’ investments are divided among various sectors, industries, countries, value and growth stocks, small-, mid-, and large-cap stocks, and among stocks, bonds, currencies, and cash, types of bonds, bond maturities, bond coupons, and bond credit quality ratings. This portfolio commentary may also include information on how these various weightings and factors contributed to fund performance. TRP may also provide oral or written information (“statistical information”) about various financial characteristics of the funds or their underlying portfolio securities including, but not limited to, alpha, beta, R-squared, duration, maturity, information ratio, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, weighted average quality, market capitalization, percent debt to equity, price to cash flow, dividend yield or growth, default rate, portfolio turnover, and risk and style characteristics. This portfolio commentary and statistical information about the funds may be based on the funds’ most recent quarter-end portfolio or on some other interim period such as month-end. The portfolio commentary and statistical information may be provided to members of the press, shareholders in the funds, persons considering investing in the funds or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers and rating and ranking organizations. The content and nature of the information provided to each of these persons may differ.

None of the persons described above will receive any of the information described above if, in the sole judgment of TRP, the information could be used in a manner that would be harmful to the funds. The T. Rowe Price Code of Ethics contains a provision to this effect.

TRP also discloses portfolio holdings in connection with the day-to-day operations and management of the funds. Full portfolio holdings are disclosed to the funds’ custodians and auditors. Portfolio holdings are disclosed to the funds’ pricing service vendors and other persons who provide systems or software support in connection with fund operations, including accounting, compliance support, and pricing. Portfolio holdings may also be disclosed to persons assisting the funds in the voting of proxies. In connection with managing the funds, the funds’ investment advisers and investment sub-advisers may use analytical systems provided by third parties who may have access to the funds’ portfolio holdings. In all of these situations, the funds or TRP have entered into an agreement with the outside party under which the party undertakes to maintain the funds’ portfolio holdings on a confidential basis and to refrain from trading on the basis of the information. TRP relies on these non-disclosure agreements in determining that such disclosures are not harmful to the funds. The names of these persons and the services they provide are set forth in the following table under “Fund Service Providers.” The policies and procedures adopted by the funds’ Boards require that any additions to the list of “Fund Service Providers” be approved by specified officers at TRP.

Additionally, when purchasing and selling its securities through broker-dealers, requesting bids on securities, obtaining price quotations on securities as well as in connection with litigation involving the funds’ portfolio securities, the funds may disclose one or more of their securities. The funds have not entered into formal non-disclosure agreements in connection with these situations; however, the funds would not continue to conduct business with a person who TRP believed was misusing the disclosed information.

Fund Service Providers

Service Provider	Service
Barclays Capital	Fixed Income Analytics
Bowne & Company	Systems Vendor
Broadridge	Mailing Vendor
Broadridge Systems	Systems Vendor
SAP	Systems Vendor
Charles River	Systems Vendor
Citigroup	Fixed Income Analytics
COR-FS Ltd.	Systems Vendor
DG3	Typesetting Vendor
DST Global Solutions	Systems Vendor
Eagle	Pricing and Systems Vendor
FactSet	Systems Vendor
Finix Business Strategies	Consultant
Fiserv	Systems Vendor
Interactive Data	Pricing and Systems Vendor
Investor Tools, Inc.	Fixed Income Analytics
ITG, Inc.	Systems Vendor
JPMorgan Chase	Custodian
Markit WSO Corporation	Systems Vendor
McArdle Printing Company	Printing and Mailing Vendor
Omgeo LLC	Systems Vendor
Portware, LLC	Systems Vendor
PricewaterhouseCoopers LLP	Independent Registered Public Accounting Firm
ISS	Proxy and Systems Vendor
RR Donnelley	Printing and Mailing Vendor
Serena	Systems Vendor
SmartStream Technologies	Systems Vendor
State Street Bank	Custodian
Sybase Inc.	Systems Vendor
Thomson Reuters	Pricing Vendor
WCI Consulting	Systems Vendor
Wilshire	Systems Vendor

 PRICING OF SECURITIES

All Price Funds (except Money Funds and Fund-of-Funds)

Equity securities listed or regularly traded on a securities exchange or in the OTC market are valued at the last quoted sale price or, for certain markets, the official closing price at the time the valuations are made, except for OTC Bulletin Board securities, which are valued at the mean of the latest bid and asked prices. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Listed securities not traded on a particular day are valued at the mean of the latest bid and asked prices for domestic securities and the last quoted sale price for international securities.

Debt securities are generally traded in the OTC market. Securities with remaining maturities of one year or more at the time of acquisition are valued using prices furnished by dealers who make markets in such securities or by an independent pricing service, which considers yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Securities with remaining maturities of less than one year at the time of acquisition generally use amortized cost in local currency to approximate fair value. However, if amortized cost is deemed not to reflect fair value or the fund holds a significant amount of such securities with remaining maturities of more than 60 days, the securities are valued at prices furnished by dealers who make markets in such securities, or by an independent pricing service.

Investments in mutual funds are valued at the mutual fund’s closing net asset value per share on the day of valuation. Purchased and written listed options, and OTC options with a listed equivalent, are valued at the mean of the closing bid and asked prices. Options on futures contracts are valued at the last sale price. Foreign currency forward contracts are valued using the prevailing forward exchange rate. Financial futures contracts are valued at closing settlement prices. Swaps are valued at prices furnished by independent swap dealers or by an independent pricing service.

Price Funds Investing in Foreign Securities

Assets, including investments, and liabilities denominated in foreign currencies are translated into U.S. dollar values each day at the prevailing exchange rate, using the mean of the bid and asked prices of such currencies against U.S. dollars as quoted by a major bank. Purchases and sales of securities, income, and expenses are translated into U.S. dollars at the prevailing exchange rate on the date of the transaction.

Trading in the portfolio securities of the funds may take place in various foreign markets on certain days (such as Saturday) when the funds are not open for business and do not calculate their net asset value. As a result, net asset values may be significantly affected by trading on days when shareholders cannot make transactions. In addition, trading in the funds’ portfolio securities may not occur on days when the funds are open.

If a fund determines that developments between the close of a foreign market and the close of the New York Stock Exchange (“NYSE ” ), normally 4 p.m. ET, will, in its judgment, materially affect the value of some or all of its portfolio securities, that fund will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of the close of the NYSE. The fund uses outside pricing services to provide it with closing prices and information to evaluate and/or adjust those prices. As a means of evaluating its security valuation process, the fund routinely compares closing prices, the next day’s opening prices in the same markets, and adjusted prices.

Money Funds

Securities are valued at amortized cost in accordance with Rule 2a-7 under the 1940 Act.

Fund-of-Funds

Investments in the underlying Price funds held by each fund are valued at their closing net asset value per share on the day of valuation.

All Price Funds

Other investments, including restricted securities, and those for which the above valuation procedures are inappropriate or are deemed not to reflect fair value are stated at fair value as determined in good faith by the T. Rowe Price Valuation Committee, established by the funds’ Boards.

 NET ASSET VALUE PER SHARE

The purchase and redemption price of the funds’ shares is equal to the funds’ net asset value per share or share price. The funds determine their net asset value per share by subtracting their liabilities (including accrued expenses and dividends payable) from their total assets (the market value of the securities the funds hold plus cash and other assets, including income accrued but not yet received) and dividing the result by the total number of shares outstanding. The net asset value per share of the funds is calculated as of the close of trading on the NYSE , normally 4 p.m. ET every day the NYSE is open for trading.

Determination of net asset value (and the offering, sale, redemption, and repurchase of shares) for the funds may be suspended at times (a) during which the NYSE is closed, other than customary weekend and holiday closings, (b) during which trading on the NYSE is restricted, (c) during which an emergency exists as a result of which disposal by the funds of securities owned by them is not reasonably practicable or it is not reasonably practicable for the funds fairly to determine the value of their net assets, or (d) during which a governmental body having jurisdiction over the funds may by order permit such a suspension for the protection of the funds’ shareholders, provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (b), (c), or (d) exist.

Money Funds

Maintenance of Money Funds’ Net Asset Value per Share at $1.00

It is the policy of the funds to attempt to maintain a net asset value of $1.00 per share by using the amortized cost method of valuation permitted by Rule 2a-7 under the 1940 Act. Under this method, securities are valued by reference to the funds’ acquisition costs as adjusted for amortization of premium or accumulation of discount, rather than by reference to their market value. Under Rule 2a-7:

(a)        The Boards must establish written procedures reasonably designed, taking into account current market conditions and the funds’ investment objectives, to stabilize the funds’ net asset value per share, as computed for the purpose of distribution, redemption, and repurchase, at a single value;

(b)        The funds must (i) maintain a dollar-weighted average portfolio maturity appropriate to their objective of maintaining a stable price per share; (ii) not purchase any instrument with a remaining maturity greater than 397 calendar days, except for certain adjustable rate government securities or other instruments that meet the requirements of Rule 2a-7; (iii) maintain a dollar-weighted average portfolio maturity of 60 days or less; (iv) maintain a dollar-weighted average life of 120 days or less; (v) not acquire any security other than a “weekly liquid asset,” as defined in Rule 2a-7, unless they hold at least 30% of their total assets in weekly liquid assets; and (vi) for the taxable funds, not acquire any security other than a “daily liquid asset,” as defined in Rule 2a-7, unless they hold at least 10% of their total assets in daily liquid assets.

(c)        The funds must limit their purchase of portfolio instruments, including repurchase agreements, to those U.S. dollar-denominated instruments which the funds’ Boards determine present minimal credit risks and which are eligible securities as defined by Rule 2a-7; and

(d)        The Boards must determine that (i) it is in the best interest of the funds and the shareholders to maintain a stable net asset value per share under the amortized cost method; and (ii) the funds will continue to use the amortized cost method only so long as the Boards believe that it fairly reflects the market-based net asset value per share.

Although the funds believe that they will be able to maintain their net asset value at $1.00 per share under most conditions, there can be no absolute assurance that they will be able to do so on a continuous basis. If the funds’ net asset value per share declined, or was expected to decline, below $1.00 (rounded to the nearest one cent), the Boards of the funds might temporarily reduce or suspend dividend payments in an effort to maintain the net asset value at $1.00 per share. As a result of such reduction or suspension of dividends, an investor would receive less income during a given period than if such a reduction or suspension had not taken place. Such action could result in an investor receiving no dividend for the period during which he holds his shares and in his receiving, upon redemption, a price per share lower than that which he paid. On the other hand, if the funds’ net asset value per share were to increase, or were anticipated to increase, above $1.00 (rounded to the nearest one cent), the Boards of the funds might supplement dividends in an effort to maintain the net asset value at $1.00 per share.

The funds may suspend redemptions and payment of redemption proceeds if: the funds’ Board determines that the deviation between a fund’s amortized cost price per share and its market-based net asset value per share may result in material dilution or unfair results; the Board has irrevocably approved the liquidation of the fund; and the fund notifies the SEC of its decision to liquidate prior to suspending redemptions.

Prime Reserve and TRP Reserve Investment Funds

Prime Money Market Securities Defined

Prime money market securities are those which are described as First Tier Securities under Rule 2a-7 of the 1940 Act. These include any security with a remaining maturity of 397 days or less, and adjustable rate government securities with longer maturities but interest rate resets within 397 days, that are rated (or that has been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class that is comparable in priority and security with the security) by any two nationally recognized statistical rating organizations (NRSROs) (or if only one NRSRO has issued a rating, that NRSRO) in the highest rating category for short-term debt obligations (within which there may be sub-categories). First Tier Securities also include unrated securities comparable in quality to rated securities, as determined by T. Rowe Price under the supervision of the funds’ Boards.

 DIVIDENDS AND DISTRIBUTIONS

Unless you elect otherwise, capital gain distributions, final quarterly dividends and annual dividends, if any, will be reinvested on the reinvestment date using the net asset values per share on that date. The reinvestment date normally precedes the payment date by one day, although the exact timing is subject to change and can be as great as 10 days.

 In-Kind Redemptions and Purchases

Redemptions In-Kind

Each Price Fund has filed with the SEC a notice of election under Rule 18f-1 of the 1940 Act. This election permits a fund to effect a redemption in-kind if, in any 90-day period, a shareholder redeems: (i) more than $250,000 from the fund; or (ii) redeems more than 1% of the fund’s net assets. If either of these conditions is met, the fund has the right to pay the difference between the redemption amount and the lesser of these two figures with securities from the fund’s portfolio rather than in cash.

In the unlikely event a shareholder receives an in-kind redemption of portfolio securities from a fund, it would be the responsibility of the shareholder to dispose of the securities. The shareholder would be subject to the risks that the value of the securities could decline prior to their sale, the securities could be difficult to sell, and brokerage fees could be incurred.

Issuance of Fund Shares for Securities

Transactions involving issuance of fund shares for securities or assets other than cash will be limited to (1) bona fide reorganizations; (2) statutory mergers; or (3) other acquisitions of portfolio securities that: (a) meet the investment objectives and policies of the funds; (b) are acquired for investment and not for resale except in accordance with applicable law; (c) have a value that is readily ascertainable via listing on or trading in a recognized United States or international exchange or market; and (d) are not illiquid.

 TAX STATUS

The funds intend to qualify as “regulated investment companies” under Subchapter M of the Code.

To be entitled to the special tax benefits applicable to regulated investment companies, the funds will be required to distribute the sum of 90% of their investment company taxable income and 90% of their net tax-exempt income, if any, each year. In order to avoid federal income tax, the funds must distribute all of their investment company taxable income and realized long-term capital gains for each fiscal year within 12 months after the end of the fiscal year. To avoid federal excise tax, the funds must declare dividends by December 31 of each year equal to at least 98% of ordinary income (as of December 31) and 98.2% of capital gains (as of October 31) and distribute such amounts prior to February 1 of the following calendar year. Shareholders are required to include such distributions in their income for federal income tax purposes whether dividends and capital gain distributions are paid in cash or in additional shares.

For individual shareholders, a portion of the funds’ ordinary dividends representing “qualified dividend income” may be subject to tax at the lower rate applicable to long-term capital gains, rather than ordinary income. Unless extended, this favorable provision will expire on December 31, 2012, and ordinary dividends will again be taxed at tax rates applicable to ordinary income. “Qualified dividend income” is composed of certain dividends received from domestic and qualified foreign corporations. It excludes dividends representing payments in lieu of dividends related to loaned securities, dividends received on certain hedged positions, dividends on non-qualified foreign corporations, and dividends on stocks the funds have not held for more than 60 days during the 121-day period beginning 60 days before the stock became ex-dividend (90 and 181 days for certain preferred stock). Individual shareholders can only apply the lower rate to the qualified portion of the funds’ dividends if they have held the shares in the funds on which the dividends were paid for the holding period surrounding the ex-dividend date of the funds’ dividends. Little, if any, of the ordinary dividends from the Tax-Free, Taxable Bond, and Taxable Money Funds is expected to qualify for this lower rate.

For corporate shareholders, a portion of the funds’ ordinary dividends may be eligible for the 70% deduction for dividends received by corporations to the extent the funds’ income consists of dividends paid by U.S. corporations. This deduction does not include dividends representing payments in lieu of dividends related to loaned securities, dividends received on certain hedged positions, dividends received from certain foreign corporations, and dividends on stocks the funds have not held for more than 45 days during the 90-day period beginning 45 days before the stock became ex-dividend (90 and 180 days for certain preferred stock). Corporate shareholders can only apply the lower rate to the qualified portion of the funds’ dividends if they have held the shares in the funds on which the dividends were paid for the holding period surrounding the ex-dividend date of the funds’ dividends. Little, if any, of the ordinary dividends from the Tax-Free, International (except Global Infrastructure, Global Large-Cap Stock, Global Stock, and Institutional Global Large-Cap Equity Funds), Taxable Bond, and Taxable Money Funds is expected to qualify for this deduction. Long-term capital gain distributions paid by the funds are not eligible for the dividends-received deduction.

At the time of your purchase of shares (except in Money Funds), the funds’ net asset value may reflect undistributed income, capital gains, or net unrealized appreciation of securities held by the funds. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable as either dividend or capital gain distributions. The funds may be able to reduce the amount of such distributions by utilizing their capital loss carry-overs, if any. For federal income tax purposes, the funds are permitted to carry forward any net realized capital losses for eight years for any such losses incurred in taxable years beginning on or before December 22, 2010 or indefinitely for any such losses incurred in taxable years beginning after December 22, 2010, and use such losses, subject to applicable limitations, to offset net capital gains up to the amount of such losses without being required to pay taxes on, or distribute, such gains.

However, the amount of capital losses that can be carried forward and used in any single year may be limited if a fund experiences an “ownership change” within the meaning of Section 382 of the Code. An ownership change generally results when the shareholders owning 5% or more of the fund increase their aggregate holdings by more than 50 percentage points over a three-year period. An ownership change could result in capital loss carry-overs from taxable years beginning on or before December 22, 2010 to expire unused, thereby reducing a fund’s ability to offset capital gains with those losses. Capital loss carryovers generated in years beginning after December 22, 2010 is also subject to ownership change limitation but will not expire. An increase in the amount of taxable gains distributed to the fund’s shareholders could result from an ownership change. The Price Funds undertake no obligation to avoid or prevent an ownership change, which can occur in the normal course of shareholder purchases and redemptions. Moreover, because of circumstances beyond a fund’s control, there can be no assurance that fund will not experience, or has not already experienced, an ownership change.

If, in any taxable year, a fund does not qualify as a regulated investment company under the Code: (1) the fund would be taxed at the normal corporate rates on the entire amount of its taxable income, if any, without a deduction for dividends or other distributions to shareholders; (2) the fund’s distributions, to the extent made out of the fund’s current or accumulated earnings and profits, would be taxable to shareholders as ordinary dividends regardless of whether they would otherwise have been considered capital gain dividends; (3) the fund may qualify for the 70% deduction for dividends received by corporations; and (4) foreign tax credits would not “pass through” to shareholders. A fund may avoid losing its qualification as a regulated investment company under certain circumstances by using remedies provided in recent legislation, but such remedies may still result in a significant tax penalty to the fund.

Beginning in 2013, a 3.8% Medicare contribution tax will be imposed on net investment income, including interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

Taxation of Foreign Shareholders

Foreign shareholders may be subject to U.S. tax on the sale of shares in any fund, or on distributions of ordinary income and/or capital gains realized by a fund, depending on a number of factors, including the foreign shareholder’s country of tax residence, its other U.S. operations (if any), and the nature of the distribution received. Foreign shareholders should consult their own tax adviser to determine the precise U.S. and local tax consequences to an investment in any fund.

Retirement and Spectrum Funds

Distributions by the underlying Price funds, redemptions of shares in the underlying Price funds, and changes in asset allocations may result in taxable distributions of ordinary income or capital gains. In addition, the funds will generally not be able to currently offset gains realized by one underlying Price fund in which the funds invest against losses realized by another underlying Price fund. These factors could affect the amount, timing, and character of distributions to shareholders.

State Tax-Free and Tax-Free Funds

The funds anticipate that substantially all of the dividends to be paid by each fund will be exempt from federal income taxes. It is possible that a portion of the funds’ dividends is not exempt from federal income taxes. You will receive a Form 1099-DIV, Form 1099-INT, or other IRS forms, as required, reporting the taxability of all dividends. The funds will also advise you of the percentage of your dividends, if any, which should be included in the computation of the alternative minimum tax. Social Security recipients who receive income dividends from tax-free funds may have to pay taxes on a portion of their Social Security benefits.

Because the income dividends of the funds are expected to be derived from tax-exempt interest on municipal securities, any interest on money you borrow that is directly or indirectly used to purchase fund shares is not deductible. Further, entities or persons that are “substantial users” (or persons related to “substantial users”) of facilities financed by industrial development bonds should consult their tax advisers before purchasing shares of these funds. The income from such bonds may not be tax-exempt for such substantial users.

Foreign Income Taxes

Income received by the funds from sources within various foreign countries may be subject to foreign income taxes. Under the Code, if more than 50% of the value of the funds’ total assets at the close of the taxable year comprises securities issued by foreign corporations or governments, the funds may file an election to “pass through” to the funds’ shareholders any eligible foreign income taxes paid by the funds. Certain funds of funds may also be able to pass through foreign taxes paid by other mutual funds in which they are invested.  There can be no assurance that the funds will be able to do so. Pursuant to this election, shareholders will be required to: (1) include in gross income, even though not actually received, their pro-rata share of foreign income taxes paid by the funds; (2) treat their pro-rata share of foreign income taxes as paid by them; and (3) either deduct their pro-rata share of foreign income taxes in computing their taxable income, or use it as a foreign tax credit against U.S. income taxes subject to certain limitations (but not both). A deduction for foreign income taxes may only be claimed by a shareholder who itemizes deductions.

Foreign Currency Gains and Losses

Foreign currency gains and losses, including the portion of gain or loss on the sale of debt securities attributable to foreign exchange rate fluctuations, are taxable as ordinary income. If the net effect of these transactions is a gain, the ordinary income dividend paid by the funds will be increased. If the result is a loss, the ordinary income dividend paid by the funds will be decreased, or, to the extent such dividend has already been paid, it may be classified as a return of capital. Adjustments to reflect these gains and losses will be made at the end of the funds’ taxable year.

Passive Foreign Investment Companies

The funds may purchase, directly or indirectly, the securities of certain foreign investment funds or trusts, called “passive foreign investment companies” for U.S. tax purposes. Sometimes such investments are the only or primary way to invest in companies in certain countries. Some or all of the capital gains on the sale of such holdings may be considered ordinary income regardless of how long the funds held the investment. In addition, the funds may be subject to corporate income tax and/or an interest charge on certain dividends and capital gains earned from these investments, regardless of whether such income and gains are distributed to shareholders.

To avoid such tax and/or interest, the funds may treat these securities, when possible, as sold on the last day of each of their fiscal years and to recognize any gains for tax purposes at that time; deductions for losses may be allowable only to the extent of any gains resulting from these deemed sales in prior taxable years. Such gains and losses will be treated as ordinary income or losses. The funds will be required to distribute any resulting income, even though they have not sold the security and received cash to pay such distributions.

Investing in Mortgage Entities

Special tax rules may apply to the funds’ investments in entities which invest in or finance mortgage debt. Such investments include residual interests in Real Estate Mortgage Investment Conduits and interests in a REIT which qualifies as a taxable mortgage pool under the Code or has a qualified REIT subsidiary that is a taxable mortgage pool under the Code. Although it is the practice of the funds not to make such investments, there is no guarantee that the funds will be able to sustain this practice or avoid an inadvertent investment.

Such investments may result in the funds receiving excess inclusion income (“EII”) in which case a portion of its distributions will be characterized as EII and shareholders receiving such distributions, including shares held through nominee accounts, will be deemed to have received EII. This can result in the funds being required to pay tax on the portion allocated to disqualified organizations: certain cooperatives, agencies or instrumentalities of a government or international organization, and tax-exempt organizations that are not subject to tax on unrelated business taxable income. In addition, such amounts will be treated as unrelated business taxable income to tax-exempt organizations that are not disqualified organizations, and will be subject to a 30% withholding tax for shareholders who are not U.S. persons, notwithstanding any exemptions or rate reductions in any relevant tax treaties.

 CAPITAL STOCK (MARYLAND CORPORATIONS)

All funds except Capital Appreciation, Equity Income, GNMA, and New America Growth Funds, and California Tax-Free Income Trust and State Tax-Free Income Trust

All of the funds, other than those listed immediately above, are organized as Maryland corporations (“Corporations”) or series thereof. The funds’ Charters authorize the Boards to classify and reclassify any and all shares which are then unissued, including unissued shares of capital stock into any number of classes or series; each class or series consisting of such number of shares and having such designations, such powers, preferences, rights, qualifications, limitations, and restrictions as shall be determined by the Boards subject to the 1940 Act and other applicable law. The shares of any such additional classes or series might therefore differ from the shares of the present class and series of capital stock and from each other as to preferences, conversions, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, subject to applicable law, and might thus be superior or inferior to the capital stock or to other classes or series in various characteristics. The Boards may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the funds have authorized to issue without shareholder approval.

Except to the extent that the funds’ Boards might provide that holders of shares of a particular class are entitled to vote as a class on specified matters presented for a vote of the holders of all shares entitled to vote on such matters, there would be no right of class vote unless and to the extent that such a right might be construed to exist under Maryland law. The directors have provided that as to any matter with respect to which a separate vote of any class is required by the 1940 Act, such requirement as to a separate vote by that class shall apply in lieu of any voting requirements established by the Maryland General Corporation Law. Otherwise, holders of each class of capital stock are not entitled to vote as a class on any matter. Accordingly, the preferences, rights, and other characteristics attaching to any class of shares might be altered or eliminated, or the class might be combined with another class or classes, by action approved by the vote of the holders of a majority of all the shares of all classes entitled to be voted on the proposal, without any additional right to vote as a class by the holders of the capital stock or of another affected class or classes.

Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of or removal of directors (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing directors unless and until such time as less than a majority of the directors holding office have been elected by shareholders, at which time the directors then in office will call a shareholders’ meeting for the election of directors. Except as set forth above, the directors shall continue to hold office and may appoint successor directors. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of directors can, if they choose to do so, elect all the directors of the funds, in which event the holders of the remaining shares will be unable to elect any person as a director. As set forth in the By-Laws of the Corporations, a special meeting of shareholders of the Corporations shall be called by the secretary of the Corporations on the written request of shareholders entitled to cast (a) in the case of a meeting for the purpose of removing a director, at least ten (10) percent and (b) in the case of a meeting for any other purpose, at least 25 percent, in each case of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on. Shareholders requesting such a meeting must pay to the Corporations the reasonably estimated costs of preparing and mailing the notice of the meeting. The Corporations, however, will otherwise assist the shareholders seeking to hold the special meeting in communicating to the other shareholders of the Corporations to the extent required by Section 16(c) of the 1940 Act.

The series (and classes) set forth in the following table have been established by the Boards under the Articles of Incorporation of the indicated Corporations. Each series represents a separate pool of assets of the Corporations’ shares and has different objectives and investment policies. Maryland law provides that the debts, liabilities, obligations, and expenses incurred with respect to a particular series or class are enforceable against the assets associated with that series or class only. The Articles of Incorporation also provide that the Boards may issue additional series of shares. Each share of each fund represents an equal proportionate share in that fund with each other share and is entitled to such dividends and distributions of income belonging to that fund as are declared by the directors. In the event of the liquidation of a fund, each share is entitled to a pro-rata share of the net assets of that fund. Classes represent separate shares in the funds but share the same portfolios as the indicated funds. Each fund is registered with the SEC under the 1940 Act as an open-end management investment company, commonly known as a “mutual fund.”

Maryland Corporations
T. Rowe Price Balanced Fund, Inc. (fund)
T. Rowe Price Blue Chip Growth Fund, Inc. (fund) T. Rowe Price Blue Chip Growth Fund–Advisor Class (class) T. Rowe Price Blue Chip Growth Fund–R Class (class)
T. Rowe Price Capital Opportunity Fund, Inc. (fund) T. Rowe Price Capital Opportunity Fund–Advisor Class (class) T. Rowe Price Capital Opportunity Fund–R Class (class)
T. Rowe Price Corporate Income Fund, Inc. (fund)
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc. (fund)
T. Rowe Price Diversified Small-Cap Growth Fund, Inc. (fund)
T. Rowe Price Dividend Growth Fund, Inc. (fund) T. Rowe Price Dividend Growth Fund–Advisor Class (class)
T. Rowe Price Financial Services Fund, Inc. (fund)
T. Rowe Price Global Real Estate Fund, Inc. (fund) T. Rowe Price Global Real Estate Fund–Advisor Class (class)
T. Rowe Price Global Technology Fund, Inc. (fund)
T. Rowe Price Growth & Income Fund, Inc. (fund)
T. Rowe Price Growth Stock Fund, Inc. (fund) T. Rowe Price Growth Stock Fund–Advisor Class (class) T. Rowe Price Growth Stock Fund–R Class (class)
T. Rowe Price Health Sciences Fund, Inc. (fund)
T. Rowe Price High Yield Fund, Inc. (fund) T. Rowe Price High Yield Fund–Advisor Class (class)

T. Rowe Price Index Trust, Inc. (corporation)

T. Rowe Price Equity Index 500 Fund (series)

T. Rowe Price Extended Equity Market Index Fund (series)

T. Rowe Price Total Equity Market Index Fund (series)

T. Rowe Price Inflation Focused Bond Fund, Inc. (fund)
T. Rowe Price Inflation Protected Bond Fund, Inc. (fund)

T. Rowe Price Institutional Equity Funds, Inc. (corporation)

T. Rowe Price Institutional Large-Cap Core Growth Fund (series)

T. Rowe Price Institutional Large-Cap Growth Fund (series)

T. Rowe Price Institutional Large-Cap Value Fund (series)

T. Rowe Price Institutional Mid-Cap Equity Growth Fund (series)

T. Rowe Price Institutional Small-Cap Stock Fund (series)

T. Rowe Price Institutional U.S. Structured Research Fund (series)

T. Rowe Price Institutional Income Funds, Inc. (corporation)

T. Rowe Price Institutional Core Plus Fund (series)

T. Rowe Price Institutional Core Plus Fund–F Class (class)

T. Rowe Price Institutional Floating Rate Fund (series)

T. Rowe Price Institutional Floating Rate Fund–F Class (class)

T. Rowe Price Institutional High Yield Fund (series)

T. Rowe Price Institutional International Funds, Inc. (corporation)

T. Rowe Price Institutional Africa & Middle East Fund (series)

T. Rowe Price Institutional Concentrated International Equity Fund (series)

T. Rowe Price Institutional Emerging Markets Bond Fund (series)

T. Rowe Price Institutional Emerging Markets Equity Fund (series)

T. Rowe Price Institutional Global Equity Fund (series)

T. Rowe Price Institutional Global Large-Cap Equity Fund (series)

T. Rowe Price Institutional International Bond Fund (series)

T. Rowe Price Institutional International Core Equity Fund (series)

T. Rowe Price Institutional International Growth Equity Fund (series)

T. Rowe Price International Funds, Inc. (corporation)

T. Rowe Price Africa & Middle East Fund (series)

T. Rowe Price Emerging Europe & Mediterranean Fund (series)

T. Rowe Price Emerging Markets Bond Fund (series)

T. Rowe Price Emerging Markets Stock Fund (series)

T. Rowe Price European Stock Fund (series)

T. Rowe Price Global Infrastructure Fund (series)

T. Rowe Price Global Infrastructure Fund–Advisor Class (class)

T. Rowe Price Global Large-Cap Stock Fund (series)

T. Rowe Price Global Large-Cap Stock Fund–Advisor Class (class)

T. Rowe Price Global Stock Fund (series)

T. Rowe Price Global Stock Fund–Advisor Class (class)

T. Rowe Price International Bond Fund (series)

T. Rowe Price International Bond Fund–Advisor Class (class)

T. Rowe Price International Discovery Fund (series)

T. Rowe Price International Growth & Income Fund (series)

T. Rowe Price International Growth & Income Fund–Advisor Class (class)

T. Rowe Price International Growth & Income Fund–R Class (class)

T. Rowe Price International Stock Fund (series)

T. Rowe Price International Stock Fund–Advisor Class (class)

T. Rowe Price International Stock Fund–R Class (class)

T. Rowe Price Japan Fund (series)

T. Rowe Price Latin America Fund (series)

T. Rowe Price New Asia Fund (series)

T. Rowe Price Overseas Stock Fund (series)

T. Rowe Price International Index Fund, Inc. (corporation) T. Rowe Price International Equity Index Fund (series)
T. Rowe Price Media & Telecommunications Fund, Inc. (fund)
T. Rowe Price Mid-Cap Growth Fund, Inc. (fund) T. Rowe Price Mid-Cap Growth Fund–Advisor Class (class) T. Rowe Price Mid-Cap Growth Fund–R Class (class)
T. Rowe Price Mid-Cap Value Fund, Inc. (fund) T. Rowe Price Mid-Cap Value Fund–Advisor Class (class) T. Rowe Price Mid-Cap Value Fund–R Class (class)
T. Rowe Price New Era Fund, Inc. (fund)
T. Rowe Price New Horizons Fund, Inc. (fund)
T. Rowe Price New Income Fund, Inc. (fund) T. Rowe Price New Income Fund–Advisor Class (class) T. Rowe Price New Income Fund–R Class (class)

T. Rowe Price Personal Strategy Funds, Inc. (corporation)

T. Rowe Price Personal Strategy Balanced Fund (series)

T. Rowe Price Personal Strategy Growth Fund (series)

T. Rowe Price Personal Strategy Income Fund (series)

T. Rowe Price Prime Reserve Fund, Inc. (fund)
T. Rowe Price Real Assets Fund, Inc. (fund)
T. Rowe Price Real Estate Fund, Inc. (fund) T. Rowe Price Real Estate Fund–Advisor Class (class)
T. Rowe Price Reserve Investment Funds, Inc. (corporation) T. Rowe Price Government Reserve Investment Fund (series) T. Rowe Price Reserve Investment Fund (series)

T. Rowe Price Retirement Funds, Inc. (corporation)

T. Rowe Price Retirement 2005 Fund (series)

T. Rowe Price Retirement 2005 Fund–Advisor Class (class)

T. Rowe Price Retirement 2005 Fund–R Class (class)

T. Rowe Price Retirement 2010 Fund (series)

T. Rowe Price Retirement 2010 Fund–Advisor Class (class)

T. Rowe Price Retirement 2010 Fund–R Class (class)

T. Rowe Price Retirement 2015 Fund (series)

T. Rowe Price Retirement 2015 Fund–Advisor Class (class)

T. Rowe Price Retirement 2015 Fund–R Class (class)

T. Rowe Price Retirement 2020 Fund (series)

T. Rowe Price Retirement 2020 Fund–Advisor Class (class)

T. Rowe Price Retirement 2020 Fund–R Class (class)

T. Rowe Price Retirement 2025 Fund (series)

T. Rowe Price Retirement 2025 Fund–Advisor Class (class)

T. Rowe Price Retirement 2025 Fund–R Class (class)

T. Rowe Price Retirement 2030 Fund (series)

T. Rowe Price Retirement 2030 Fund–Advisor Class (class)

T. Rowe Price Retirement 2030 Fund–R Class (class)

T. Rowe Price Retirement 2035 Fund (series)

T. Rowe Price Retirement 2035 Fund–Advisor Class (class)

T. Rowe Price Retirement 2035 Fund–R Class (class)

T. Rowe Price Retirement 2040 Fund (series)

T. Rowe Price Retirement 2040 Fund–Advisor Class (class)

T. Rowe Price Retirement 2040 Fund–R Class (class)

T. Rowe Price Retirement 2045 Fund (series)

T. Rowe Price Retirement 2045 Fund–Advisor Class (class)

T. Rowe Price Retirement 2045 Fund–R Class (class)

T. Rowe Price Retirement 2050 Fund (series)

T. Rowe Price Retirement 2050 Fund–Advisor Class (class)

T. Rowe Price Retirement 2050 Fund–R Class (class)

T. Rowe Price Retirement 2055 Fund (series)

T. Rowe Price Retirement 2055 Fund–Advisor Class (class)

T. Rowe Price Retirement 2055 Fund–R Class (class)

T. Rowe Price Retirement Income Fund (series)

T. Rowe Price Retirement Income Fund–Advisor Class (class)

T. Rowe Price Retirement Income Fund–R Class (class)

T. Rowe Price Science & Technology Fund, Inc. (fund) T. Rowe Price Science & Technology Fund–Advisor Class (class)
T. Rowe Price Short-Term Bond Fund, Inc. (fund) T. Rowe Price Short-Term Bond Fund–Advisor Class (class)
T. Rowe Price Small-Cap Stock Fund, Inc. (fund) T. Rowe Price Small-Cap Stock Fund–Advisor Class (class)
T. Rowe Price Small-Cap Value Fund, Inc. (fund) T. Rowe Price Small-Cap Value Fund–Advisor Class (class)
T. Rowe Price Spectrum Fund, Inc. (corporation) Spectrum Growth Fund (series) Spectrum Income Fund (series) Spectrum International Fund (series)
T. Rowe Price Strategic Income Fund, Inc. (fund) T. Rowe Price Strategic Income Fund–Advisor Class (class)
T. Rowe Price Summit Funds, Inc. (corporation) T. Rowe Price Summit Cash Reserves Fund (series) T. Rowe Price Summit GNMA Fund (series)

T. Rowe Price Summit Municipal Funds, Inc. (corporation)

T. Rowe Price Summit Municipal Money Market Fund (series)

T. Rowe Price Summit Municipal Intermediate Fund (series)

T. Rowe Price Summit Municipal Income Fund (series)

T. Rowe Price Tax-Efficient Funds, Inc. (corporation) T. Rowe Price Tax-Efficient Equity Fund (series)
T. Rowe Price Tax-Exempt Money Fund, Inc. (fund)
T. Rowe Price Tax-Free High Yield Fund, Inc. (fund)
T. Rowe Price Tax-Free Income Fund, Inc. (fund) T. Rowe Price Tax-Free Income Fund–Advisor Class (class)
T. Rowe Price Tax-Free Short-Intermediate Fund, Inc. (fund)
T. Rowe Price U.S. Bond Index Fund, Inc. (fund)
T. Rowe Price U.S. Large-Cap Core Fund, Inc. (fund) T. Rowe Price U.S. Large-Cap Core Fund–Advisor Class (class)
T. Rowe Price U.S. Treasury Funds, Inc. (corporation) U.S. Treasury Intermediate Fund (series) U.S. Treasury Long-Term Fund (series) U.S. Treasury Money Fund (series)
T. Rowe Price Value Fund, Inc. (fund) T. Rowe Price Value Fund–Advisor Class (class)

Balanced Fund

On August 31, 1992, the T. Rowe Price Balanced Fund acquired substantially all of the assets of the Axe-Houghton Fund B, a series of Axe-Houghton Funds, Inc. As a result of this acquisition, the SEC requires that the historical performance information of the Balanced Fund be based on the performance of Fund B. Therefore, all performance information of the Balanced Fund prior to September 1, 1992, reflects the performance of Fund B and investment managers other than T. Rowe Price. Performance information after August 31, 1992, reflects the combined assets of the Balanced Fund and Fund B.

Inflation Focused Bond Fund

Effective July 7, 2010, the fund’s name was changed from T. Rowe Price Short-Term Income Fund to the T. Rowe Price Inflation Focused Bond Fund.

Institutional International Growth Equity Fund

Effective June 1, 2010, the fund’s name was changed from T. Rowe Price Institutional Foreign Equity Fund to the T. Rowe Price Institutional International Growth Equity Fund.

Media & Telecommunications Fund

On July 28, 1997, the fund converted its status from a closed-end fund to an open-end mutual fund. Prior to the conversion the fund was known as New Age Media Fund, Inc.

Small-Cap Stock Fund

Effective May 1, 1997, the fund’s name was changed from the T. Rowe Price OTC Fund to the T. Rowe Price Small-Cap Stock Fund.

Equity Index 500 Fund

Effective January 30, 1998, the fund’s name was changed from T. Rowe Price Equity Index Fund to the T. Rowe Price Equity Index 500 Fund.

 Organization of the Funds (Massachusetts Business Trusts)

Capital Appreciation, Equity Income, GNMA, and New America Growth Funds, and California Tax-Free Income Trust and State Tax-Free Income Trust

For tax and business reasons, these funds were organized as Massachusetts business trusts (“Trusts”). Each fund is registered with the SEC under the 1940 Act as an open-end management investment company, commonly known as a “mutual fund.”

The Declaration of Trust permits the Boards to issue an unlimited number of full and fractional shares of a single class. The Declaration of Trust also provides that the Boards may issue additional series or classes of shares. Each share represents an equal proportionate beneficial interest in the funds. In the event of the liquidation of the funds, each share is entitled to a pro-rata share of the net assets of the funds.

Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of or removal of trustees (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing trustees unless and until such time as less than a majority of the trustees holding office have been elected by shareholders, at which time the trustees then in office will call a shareholders’ meeting for the election of trustees. Pursuant to Section 16(c) of the 1940 Act, holders of record of not less than two-thirds of the outstanding shares of the funds may remove a trustee by a vote cast in person or by proxy at a meeting called for that purpose. Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of trustees can, if they choose to do so, elect all the trustees of the Trusts, in which event the holders of the remaining shares will be unable to elect any person as a trustee. No amendments may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trusts.

Shares have no preemptive or conversion rights; the right of redemption and the privilege of exchange are described in the prospectus. Shares are fully paid and nonassessable, except as set forth below. The Trusts may be terminated (i) upon the sale of their assets to another open-end management investment company, if approved by the vote of the holders of two-thirds of the outstanding shares of the Trusts, or (ii) upon liquidation and distribution of the assets of the Trusts, if approved by the vote of the holders of a majority of the outstanding shares of the Trusts. If not so terminated, the Trusts will continue indefinitely.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the funds. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the funds and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the funds or trustees. The Declaration of Trust provides for indemnification from fund property for all losses and expenses of any shareholder held personally liable for the obligations of the funds. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the funds themselves would be unable to meet their obligations, a possibility which T. Rowe Price believes is remote. Upon payment of any liability incurred by the funds, the shareholders of the funds paying such liability will be entitled to reimbursement from the general assets of the funds. The trustees intend to conduct the operations of the funds in such a way as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of such funds.

The series and classes set forth in the following table have been established by the Boards under the Declaration of Trust of the indicated trusts.

Massachusetts Business Trusts
T. Rowe Price California Tax-Free Income Trust (trust) California Tax-Free Bond Fund (series) California Tax-Free Money Fund (series)
T. Rowe Price Capital Appreciation Fund (fund) T. Rowe Price Capital Appreciation Fund–Advisor Class (series)
T. Rowe Price Equity Income Fund (fund) T. Rowe Price Equity Income Fund–Advisor Class (series) T. Rowe Price Equity Income Fund–R Class (series)
T. Rowe Price GNMA Fund (fund)
T. Rowe Price New America Growth Fund (fund) T. Rowe Price New America Growth Fund–Advisor Class (series)

T. Rowe Price State Tax-Free Income Trust (trust)

Georgia Tax-Free Bond Fund (series)

Maryland Short-Term Tax-Free Bond Fund (series)

Maryland Tax-Free Bond Fund (series)

Maryland Tax-Free Money Fund (series)

New Jersey Tax-Free Bond Fund (series)

New York Tax-Free Bond Fund (series)

New York Tax-Free Money Fund (series)

Virginia Tax-Free Bond Fund (series)

 PROXY VOTING – PROCESS AND POLICIES

T. Rowe Price recognizes and adheres to the principle that one of the privileges of owning stock in a company is the right to vote on issues submitted to shareholder vote—such as election of directors and important matters affecting a company’s structure and operations. As an investment adviser with a fiduciary responsibility to its clients, T. Rowe Price analyzes the proxy statements of issuers whose stock is owned by the investment companies that it sponsors and serves as investment adviser. T. Rowe Price also is involved in the proxy process on behalf of its institutional and private counsel clients who have requested such service. For those private counsel clients who have not delegated their voting responsibility but who request advice, T. Rowe Price makes recommendations regarding proxy voting. T. Rowe Price reserves the right to decline to vote proxies in accordance with client-specific voting guidelines.

Proxy Administration

The T. Rowe Price Proxy Committee develops our firm’s positions on all major corporate and social responsibility issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect shareholders’ interests and make a company less attractive to own. In evaluating proxy policies each year, the Proxy Committee relies upon our own fundamental research, independent proxy research provided by third parties such as RiskMetrics Group (“RMG”) (formerly known as Institutional Shareholder Services) and Glass Lewis, and information presented by company managements and shareholder groups.

Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio manager decides how to vote on the proxy proposals of companies in his or her portfolio. Because portfolio managers may have differences of opinion on portfolio companies and their proxies, or their portfolios may have different investment objectives, these factors, among others, may lead to different votes between portfolios on the same proxies. When portfolio managers cast votes that are counter to the Proxy Committee’s guidelines, they are required to document their reasons in writing to the Proxy Committee. Annually, the Proxy Committee reviews T. Rowe Price’s proxy voting process, policies, and voting records.

T. Rowe Price has retained RMG, an expert in the proxy voting and corporate governance area, to provide proxy advisory and voting services. These services include in-depth research, analysis, and voting recommendations as well as vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibility and corporate governance-related efforts. While the Proxy Committee relies upon RMG research in establishing T. Rowe Price’s voting guidelines—many of which are consistent with RMG positions—T. Rowe Price deviates from RMG recommendations on some general policy issues and a number of specific proxy proposals.

Fiduciary Considerations

T. Rowe Price’s decisions with respect to proxy issues are made in light of the anticipated impact of the issue on the desirability of investing in the portfolio company. Proxies are voted solely in the interests of the client, Price Fund shareholders or, where employee benefit plan assets are involved, in the interests of plan participants and beneficiaries. Practicalities and costs involved with international investing may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance. For example, we might refrain from voting if we or our agents are required to appear in person at a shareholder meeting or if the exercise of voting rights results in the imposition of trading or other ownership restrictions.

Consideration Given Management Recommendations

One of the primary factors T. Rowe Price considers when determining the desirability of investing in a particular company is the quality and depth of its management. We recognize that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term direction and strategic planning, subject to the oversight of the company’s board of directors. Accordingly, our proxy voting guidelines are not intended to substitute our judgment for management’s with respect to the company’s day-to-day operations. Rather, our voting guidelines are designed to promote accountability of a company's management and board of directors to its shareholders, to align the interests of management with those of shareholders, and to encourage companies to adopt best practices in terms of their corporate governance. In addition to our voting guidelines, we rely on a company’s disclosures, its board’s recommendations, a company’s track record, country-specific best practices codes, our research providers and, most importantly, our investment professionals’ views, in making voting decisions.

T. Rowe Price Voting Policies

Specific voting guidelines have been established by the Proxy Committee for recurring issues that appear on proxies. The following is a summary of the more significant T. Rowe Price policies:

Election of Directors

T. Rowe Price generally supports slates with a majority of independent directors. We vote against outside directors that do not meet certain criteria relating to their independence but who serve on key board committees. We vote against directors who are unable to dedicate sufficient time to their board duties due to their commitment to other boards. We may vote against certain directors who have served on company boards where we believe there has been a gross failure in governance or oversight. T. Rowe Price also votes against inside directors serving on key board committees and directors who miss more than one-fourth of the scheduled board meetings. We may vote against directors for failing to establish a formal nominating committee, as well as compensation committee members who approve excessive compensation plans. We support efforts to elect all board members annually because boards with staggered terms act as deterrents to takeover proposals. To strengthen boards’ accountability to shareholders, T. Rowe Price generally supports proposals calling for a majority vote threshold for the election of directors.

Executive Compensation

Our goal is to assure that a company’s equity-based compensation plan is aligned with shareholders’ long-term interests. We evaluate plans on a case-by-case basis, using a proprietary, scorecard-based approach that employs a number of factors, including dilution to shareholders, problematic plan features, burn rate, and the equity compensation mix. Plans that are constructed to effectively and fairly align executives’ and shareholders’ incentives generally earn our approval. Conversely, we oppose compensation packages that provide what we view as excessive awards to few senior executives, contain the potential for excessive dilution relative to the company’s peers, or rely on an inappropriate mix of options and full-value awards. We also may oppose equity plans at any company where we deem the overall compensation practices to be problematic. We generally oppose plans that give a company the ability to reprice options or to grant options at below market prices, unless such plans appropriately balance shareholder and employee interests, and the retention of key personnel has become a genuine risk to the company’s business. For companies with particularly egregious pay practices, we may vote against compensation committee members. Finally, we vote in favor of proposals (either management or shareholder-sponsored) calling for shareholder ratification of a company’s executive compensation practices (“Say-on-Pay” proposals) a majority of the time.

Our goal is to assure that a company’s equity-based compensation plan is aligned with shareholders’ long-term interests. We evaluate plans on a case-by-case basis, using a proprietary, scorecard-based approach that employs a number of factors, including dilution to shareholders, problematic plan features, burn rate, and the equity compensation mix. Plans that are constructed to effectively and fairly align executives’ and shareholders’ incentives generally earn our approval. Conversely, we oppose compensation packages that provide what we view as excessive awards to few senior executives, contain the potential for excessive dilution relative to the company’s peers, or rely on an inappropriate mix of options and full-value awards. We also may oppose equity plans at any company where we deem the overall compensation practices to be problematic. We generally oppose plans that give a company the ability to reprice options or to grant options at below market prices, unless such plans appropriately balance shareholder and employee interests, and the retention of key personnel has become a genuine risk to the company’s business. For companies with particularly egregious pay practices, we may vote against compensation committee members. Finally, we vote in favor of proposals (either management or shareholder-sponsored) calling for shareholder ratification of a company’s executive compensation practices (“Say-on-Pay” proposals) a majority of the time.

Mergers and Acquisitions

T. Rowe Price considers takeover offers, mergers, and other extraordinary corporate transactions on a case-by-case basis to determine if they are beneficial to shareholders’ current and future earnings stream and to ensure that our Price Funds and clients are receiving fair compensation in exchange for their investment.

Anti-takeover, Capital Structure, and Corporate Governance Issues

T. Rowe Price generally opposes anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions. Such anti-takeover mechanisms include classified boards, supermajority voting requirements, dual share classes and poison pills. We also oppose proposals that give management a “blank check” to create new classes of stock with disparate rights and privileges. When voting on capital structure proposals, we will consider the dilutive impact to shareholders and the effect on shareholder rights. We generally support shareholder proposals that call for the separation of the Chairman and CEO positions unless there are sufficient governance safeguards already in place. With respect to proposals for the approval of a company’s auditor, we typically oppose auditors who have a significant non-audit relationship with the company.

Social and Corporate Responsibility Issues

T. Rowe Price generally votes with a company’s management on social, environmental, and corporate responsibility issues unless they have substantial investment implications for the company’s business and operations that have not been adequately addressed by management. T. Rowe Price supports well-targeted shareholder proposals on environmental and other public policy issues that are particularly relevant to a company’s businesses.

Monitoring and Resolving Conflicts of Interest

The Proxy Committee is also responsible for monitoring and resolving possible material conflicts between the interests of T. Rowe Price and those of its clients with respect to proxy voting. We have adopted safeguards to ensure that our proxy voting is not influenced by interests other than those of our fund shareholders. While membership on the Proxy Committee is diverse, it does not include individuals whose primary duties relate to client relationship management, marketing, or sales. Since our voting guidelines are predetermined by the Proxy Committee using recommendations from RMG, an independent third party, application of the T. Rowe Price guidelines to vote clients’ proxies should in most instances adequately address any possible conflicts of interest. However, for proxy votes inconsistent with T. Rowe Price guidelines, the Proxy Committee reviews all such proxy votes in order to determine whether the portfolio manager’s voting rationale appears reasonable. The Proxy Committee also assesses whether any business or other relationships between T. Rowe Price and a portfolio company could have influenced an inconsistent vote on that company’s proxy. Issues raising possible conflicts of interest are referred to designated members of the Proxy Committee for immediate resolution prior to the time T. Rowe Price casts its vote. With respect to personal conflicts of interest, T. Rowe Price’s Code of Ethics requires all employees to avoid placing themselves in a “compromising position” where their interests may conflict with those of our clients and restricts their ability to engage in certain outside business activities. Portfolio managers or Proxy Committee members with a personal conflict of interest regarding a particular proxy vote must recuse themselves and not participate in the voting decisions with respect to that proxy.

Index, Retirement, and Spectrum Funds

Voting of T. Rowe Price Group, Inc., common stock (sym: TROW) by certain T. Rowe Price index funds will be done in all instances in accordance with T. Rowe Price policy, and votes inconsistent with policy will not be permitted. The Retirement and Spectrum Funds own shares in underlying T. Rowe Price funds. If an underlying T. Rowe Price fund has a shareholder meeting, the Retirement and Spectrum Funds normally would vote their shares in the underlying fund in the same proportion as the votes of the other shareholders of the underlying fund. This is known as “echo voting” and is designed to avoid any potential for a conflict of interest. This same process would be followed with respect to any T. Rowe Price funds owning shares in other T. Rowe Price funds.

T. Rowe Price Proxy Vote Disclosure

T. Rowe Price funds make broad disclosure of their proxy votes on troweprice.com and on the SEC’s Internet site at http://www.sec.gov. All funds, regardless of their fiscal years, must file with the SEC by August 31, their proxy voting records for the most recent 12-month period ended June 30.

 federal registration of shares

The funds’ shares (except for TRP Government Reserve Investment and TRP Reserve Investment Funds) are registered for sale under the 1933 Act. Registration of the funds’ shares are not required under any state law, but the funds are required to make certain filings with and pay fees to the states in order to sell their shares in the states.

 legal counsel

Willkie Farr & Gallagher LLP, whose address is 787 Seventh Avenue, New York, New York 10019, is legal counsel to the funds.

 RATINGS OF COMMERCIAL PAPER

Moody’s Investors Service, Inc.  P-1 superior capacity for repayment. P-2  strong capacity for repayment. P-3  acceptable capacity for repayment of short-term promissory obligations.

Standard & Poor’s Corporation  A-1 highest category, degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation. A-2  satisfactory capacity to pay principal and interest. A-3  adequate capacity for timely payment, but are more vulnerable to adverse effects of changes in circumstances than higher-rated issues. B and C speculative capacity to pay principal and interest.

Fitch Ratings  F-1+ exceptionally strong credit quality, strongest degree of assurance for timely payment. F-1 very strong credit quality. F-2  good credit quality, having a satisfactory degree of assurance for timely payment. F-3  fair credit quality, assurance for timely payment is adequate, but adverse changes could cause the securities to be rated below investment grade.

Moody’s Investors Service, Inc.  The rating of Prime-1 is the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following: valuation of the management of the issuer; economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; evaluation of the issuer’s products in relation to competition and customer acceptance; liquidity; amount and quality of long-term debt; trend of earnings over a period of 10 years; financial strength of the parent company and the relationships which exist with the issuer; and recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. These factors are all considered in determining whether the commercial paper is rated P1, P2, or P3.

Standard & Poor’s Corporation  Commercial paper rated A (highest quality) by S&P has the following characteristics: liquidity ratios are adequate to meet cash requirements; long-term senior debt is rated “A” or better, although in some cases “BBB” credits may be allowed. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer’s industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. The relative strength or weakness of the above factors determines whether the issuer’s commercial paper is rated A1, A2, or A3.

Fitch Ratings Fitch  1–Highest grade Commercial paper assigned this rating is regarded as having the strongest degree of assurance for timely payment. Fitch 2–Very good grade Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issues.

 RATINGS OF CORPORATE DEBT SECURITIES

Moody’s Investors Service, Inc.

Aaa–Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.”

Aa–Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds.

A–Bonds rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations.

Baa–Bonds rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba–Bonds rated Ba are judged to have speculative elements: their futures cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B–Bonds rated B generally lack the characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa–Bonds rated Caa are of poor standing. Such issues may be in default, or there may be present elements of danger with respect to repayment of principal or payment of interest.

Ca–Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C–Bonds rated C represent the lowest rated and have extremely poor prospects of attaining investment standing.

Standard & Poor’s Corporation

AAA–This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA–Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong.

A–Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB–Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB, B, CCC, CC, C–Bonds rated BB, B, CCC, CC, and C are regarded on balance as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D–In default.

Fitch Ratings

AAA–High grade, broadly marketable, suitable for investment by trustees and fiduciary institutions, and liable to slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is the showing of earnings several times or many times interest requirements for such stability of applicable interest that safety is beyond reasonable question whenever changes occur in conditions. Other features may enter, such as wide margin of protection through collateral, security, or direct lien on specific property. Sinking funds or voluntary reduction of debt by call or purchase are often factors, while guarantee or assumption by parties other than the original debtor may influence the rating.

AA–Of safety virtually beyond question and readily salable. Their merits are not greatly unlike those of AAA class, but a bond so rated may be junior, though of strong lien, or the margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured, but influenced as to rating by the lesser financial power of the enterprise and more local type of market.

A–Bonds rated A are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB–Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB, B, CCC, CC, and C–Bonds rated BB, B, CCC, CC, and C are regarded on balance as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation for bond issues not in default. BB indicates the lowest degree of speculation and C the highest degree of speculation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, and the current and prospective financial condition and operating performance of the issuer.

 RATINGS OF MUNICIPAL NOTES AND VARIABLE RATE SECURITIES

Moody’s Investors Service, Inc.  VMIG1/MIG-1 the best quality. VMIG2/MIG-2  high quality, with margins of protection ample, though not so large as in the preceding group. VMIG3/MIG-3  favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established. SG  adequate quality, but there is specific risk.

Standard & Poor’s Corporation  SP-1 very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation. SP-2  satisfactory capacity to pay interest and principal. SP-3  speculative capacity to pay principal and interest.

Fitch Ratings  F-1+ exceptionally strong credit quality, strongest degree of assurance for timely payment. F-1  very strong credit quality. F-2  good credit quality, having a satisfactory degree of assurance for timely payment. F-3  fair credit quality, assurance for timely payment is adequate, but adverse changes could cause the securities to be rated below investment grade.

 INDEX

	Page		Page
Capital Stock	216	Organization of the Funds	221
Code of Ethics	207	Other Shareholder Services	117
Custodian	207	Part I	5
Derivatives	182	Part II	148
Disclosure of Fund Portfolio Information	208	Portfolio Management Practices	299
Distributor for the Funds	122	Portfolio Securities	165
Dividends and Distributions	212	Portfolio Transactions	126
Federal Registration of Shares	225	Pricing of Securities	210
Independent Registered Public Accounting Firm	147	Principal Holders of Securities	71
In-Kind Redemptions and Purchases	213	Proxy Voting –Process and Policies	222
Investment Management Agreements	99	Ratings of Commercial Paper	226
Investment Objectives and Policies	148	Ratings of Corporation and Municipal Debt Securities	226
Investment Restrictions	201	Ratings of Municipal Notes and Variable Rate Securities	228
Legal Counsel	225	Risk Factors	148
Management of the Funds	11	Tax Status	213
Net Asset Value Per Share	211